As filed with the Securities and Exchange Commission on February 24, 2017

Registration No. 333-214752

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

To

Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in Its Charter)

Advanced Semiconductor Engineering, Inc.

(Translation of Registrant’s name into English)

Republic of China	3674	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	26 Chin Third Road Nantze Export Processing Zone Nantze, Kaohsiung, Taiwan Republic of China

(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

National Corporate Research, Ltd. 10 E. 40th Street, 10th floor New York, NY 10016 1 (800) 221 0102
(Name, address, including Zip code, and telephone number, including area code, of agent for service)

矽品精密工業股份有限公司

(Exact Name of Registrant as Specified in Its Charter)

Siliconware Precision Industries Co., Ltd.

(Translation of Registrant’s name into English)

Republic of China	3674	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	No. 123, Sec. 3, Da Fong Road Tantzu, Taichung, Taiwan Republic of China

(Address, including zip code, and telephone number, including area code, or registrant’s principal executive offices)

Law Debenture Corporate Services Inc. 801 2nd Avenue, Suite 403 New York, NY 10017 1 (646) 747-1265
(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

George R. Bason, Jr., Esq. James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road Hong Kong	Chris K.H. Lin Simpson Thacher & Bartlett ICBC Tower, 35th Floor 3 Garden Road, Central Hong Kong

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the consummation of the share exchange described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares of ASE Industrial Holding Co., Ltd., par value NT$10 per share (1)	903,623,606 (2)	Not Applicable	$2,237,126,403.20 (2)(3)	$259,282.95 (4)

(1)	American depositary shares issuable upon deposit of the shares registered hereby will be registered under a separate registration statement on Form F-6. Each American depositary share will represent 2 common shares of ASE Industrial Holding Co., Ltd.

(2)	Based upon the estimated number of common shares of ASE Industrial Holding Co., Ltd. that may be issued to U.S. holders of the common shares of ASE in connection with the share exchange described herein, using the share exchange ratios described herein. This estimate is based upon (a) the actual number of shares of the common shares represented by outstanding American depositary shares of ASE as of August 21, 2016, and (b) the estimated number of shares of common shares of Advanced Semiconductor Engineering, Inc. (excluding shares represented by American depositary shares but including the number of shares of ASE Industrial Holding Co., Ltd. that may be sold in the Taiwanese market in respect of the fractional shares that otherwise would be received by U.S. holders of ASE’s common shares in the share exchange) as of August 21, 2016, the most recent date for which information with respect to U.S. resident holders can be determined. The securities to be issued in connection with the transaction outside of the United States are not registered under this registration statement.

(3)	Pursuant to Rule 457(f) under the Securities Act of 1933, the filing fee was calculated based on the market value of the securities of ASE to be exchanged in the share exchange described herein for securities of ASE Industrial Holding Co., Ltd., calculated pursuant to Rule 457(c) by taking the average of the high and low prices per share of ASE’s common shares as reported on the Taiwan Stock Exchange as of February 21, 2017 (converted into U.S. dollars based on NT$30.90 = US$1.00, which is the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board as in effect on February 17, 2017, the latest available exchange rate set forth in the H.10 statistical release of the Federal Reserve Board) multiplied by 1,807,247,212, which is the total number of shares of ASE’s common shares held of record by U.S. holders on August 21, 2016, the most recent date for which information with respect to ASE’s U.S. record holders can be determined), and multiplying the result by 0.0001159.

(4)	ASE previously paid a registration fee of US$222,019.64 in connection with the initial filing of the registration statement on Form F-4 (No. 333-214752) previously filed on November 22, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is subject to completion and amendment. A registration statement relating to the securities described in this proxy statement/prospectus has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction, in which such offer, solicitation or sale would be unlawful prior to registration under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2017

PROXY STATEMENT/PROSPECTUS PROPOSED SHARE EXCHANGE

—YOUR VOTE IS IMPORTANT

Dear ASE Shareholders:

We are pleased to report that Advanced Semiconductor Engineering, Inc. (“ASE”) and Siliconware Precision Industries Co., Ltd. (“SPIL”) have entered into a joint share exchange agreement (“Joint Share Exchange Agreement”) pursuant to which a holding company, ASE Industrial Holding Co., Ltd. (“HoldCo”), will be formed by means of a statutory share exchange pursuant to the laws of the Republic of China, and HoldCo will (i) acquire all issued shares of ASE in exchange for shares of HoldCo using the share exchange ratio as described below, and (ii) acquire all issued shares of SPIL using the cash consideration as described below (the “Share Exchange”). Upon the consummation of the Share Exchange, ASE and SPIL will become wholly owned subsidiaries of HoldCo concurrently. Subject to the Share Exchange, the Joint Share Exchange Agreement and the other transactions contemplated thereby being approved by shareholders of ASE and SPIL, and upon the satisfaction of the other conditions for completing the Share Exchange, HoldCo will be formed — and the Share Exchange is expected to become effective — on or around [DATE], 2017.

Pursuant to the terms and subject to the conditions set forth in the Joint Share Exchange Agreement, at the effective time of the Share Exchange (the “Effective Time”):

(i)	for SPIL shareholders:

•	each SPIL common share, par value NT$10 per share (“SPIL Common Share”), issued immediately prior to the Effective Time (including SPIL’s treasury shares and the SPIL Common Shares beneficially owned by ASE), will be transferred to HoldCo in consideration for the right to receive NT$51.2, which represents NT$55, minus a cash dividend and a return of capital reserve of NT$3.8 per SPIL Common Share distributed by SPIL on July 1, 2016, payable in cash in NT dollars, without interest and net of any applicable withholding taxes (“SPIL Common Shares Cash Consideration”); and

•	each SPIL American depositary share, currently representing five SPIL Common Shares (“SPIL ADS”) will be cancelled in exchange for the right to receive through JPMorgan Chase Bank, N.A., as depositary for the SPIL ADSs (“SPIL Depositary”), the US dollar equivalent of NT$256 (representing five times of the SPIL Common Shares Cash Consideration) minus (i) all processing fees and expenses per SPIL ADS in relation to the conversion from NT dollars into US dollars, and (ii) US$0.05 per SPIL ADS cancellation fees pursuant to the terms of the deposit agreement dated January 6, 2015 by and among SPIL, SPIL Depositary and the holders and beneficial owners from time to time of the SPIL ADSs issued thereunder, payable in cash in US dollars, without interest and net of any applicable withholding taxes (“SPIL ADS Cash Consideration,” together with the SPIL Common Shares Cash Consideration, “Cash Consideration”).

The Cash Consideration will be subject to adjustments if SPIL issues shares or pays cash dividends during the period from the execution date of the Joint Share Exchange Agreement to the Effective Time, provided, however, that the Cash Consideration shall not be subject to adjustment if the aggregate amount of the cash dividends distributed by SPIL in fiscal year 2017 is less than 85% of its after-tax net profit for fiscal year 2016.

(ii)	for ASE shareholders:

•	each ASE common share (“ASE Common Share”), par value NT$10 per share, issued immediately prior to the Effective Time (including ASE’s treasury shares), will be transferred to HoldCo in consideration for the right to receive 0.5 HoldCo common shares (“HoldCo Common Shares”), par value NT$10 per share; and

•	each ASE American depositary share, currently representing five ASE Common Shares (“ASE ADSs”), will represent the right to receive 1.25 HoldCo American depositary shares, each representing two HoldCo Common Shares (“HoldCo ADSs”) upon surrender for cancellation to Citibank, N.A., as depositary for the ASE ADSs, after the Effective Time. The ratio at which ASE Common Shares will be exchanged for HoldCo Common Shares and ASE ADSs will be exchanged for HoldCo ADSs is hereinafter referred to as the “Exchange Ratio.”

Under Republic of China law, if any fractional HoldCo Common Shares representing less than one common share would otherwise be allotted to former holders of ASE Common Shares in connection with the Share Exchange, those fractional shares will not be issued to those shareholders. Pursuant to the Joint Share Exchange Agreement, ASE will aggregate the fractional entitlements and sell the aggregated ASE Common Shares using the closing price of ASE Common Shares on the Taiwan Stock Exchange (the “TWSE”) on the ninth (9th) ROC Trading Day (as defined below) prior to the Effective Time, to an appointee of the Chairman of HoldCo. The cash proceeds from the sale will be distributed to the former holders of ASE Common Shares by HoldCo on a proportionate basis in accordance with their respective fractions at the Effective Time.

If you hold ASE ADSs, you will be able to exchange those ASE ADSs for HoldCo ADSs by delivering your ASE ADSs to Citibank, N.A., as depositary, after the Effective Time. Citibank, N.A., as depositary for the ASE ADSs, will only distribute whole HoldCo ADSs. Citibank, N.A., as depositary for the ASE ADSs, will aggregate the fractional entitlements to HoldCo ADSs, will use commercially reasonable efforts to sell the aggregated HoldCo ADS entitlements in the open market and will distribute the net cash proceeds to the holders of ASE ADSs entitled to them.

Subject to approval at the ASE EGM (as defined below), HoldCo will issue 3,961,811,298 HoldCo Common Shares (based on the number of issued shares of ASE on September 30, 2016) in connection with the Share Exchange.

ASE Common Shares are listed and traded on the TWSE under the ticker “2311” and ASE ADSs are listed and traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “ASX.” On [DATE], 2017, the most recent practicable trading day prior to the printing of this proxy statement/prospectus, the closing price per ASE Common Share on the TWSE was NT$[•] (US$[•]), and the closing price per ASE ADS on the NYSE was US$[•]. SPIL Common Shares are listed and traded on the TWSE under the ticker “2325” and SPIL ADSs are listed and traded on the NASDAQ National Market (“NASDAQ”) under the ticker symbol “SPIL.” On [DATE], 2017, the most recent practicable trading day prior to the printing of this proxy statement/prospectus, the closing price per SPIL Common Share on the TWSE was NT$[•] (US$[•]), and the closing price per SPIL ADS on NASDAQ was US$[•]. Following completion of the Share Exchange, ASE anticipates that the HoldCo Common Shares will trade on the TWSE and HoldCo ADSs will trade on the NYSE.

Before the Share Exchange can be completed, ASE shareholders must vote to approve, among other things, the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, and SPIL shareholders must vote to approve the acquisition by HoldCo of all issued shares of SPIL using the Cash Consideration. If you are an ASE shareholder, ASE is sending you this proxy statement/prospectus to ask you to vote in favor of these matters.

The extraordinary general shareholders’ meeting of ASE shareholders (the “ASE EGM”) is expected to be held on [DATE], 2017, at [TIME] (Taiwan time), at Zhuang Jing Auditorium, 600 Jiachang Road, Nantze Export Processing Zone, Nantze District, Kaohsiung City, Taiwan, Republic of China. At this ASE EGM, ASE shareholders will be asked to approve, among other things, the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement. More information about the proposals to be voted on at this ASE EGM is contained in this proxy statement/prospectus. The board of directors of ASE has unanimously determined that (i) the Exchange Ratio constitutes fair value for each ASE Common Share and each ASE ADS, and (ii) the Joint Share Exchange Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of ASE and its shareholders. The board of directors of ASE recommends that ASE shareholders vote “FOR” the approval of the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement and “FOR” the approval of the other proposals to be voted on at this ASE EGM as described in this proxy statement/prospectus.

To attend and vote at the ASE EGM under Republic of China law, holders of ASE Common Shares must follow the procedures outlined in the convocation notice, which will be sent to those holders by ASE. To give voting instructions to the depositary for the ASE ADSs, holders of ASE ADSs must follow the procedures outlined in the notice of the ASE EGM that Citibank, N.A., as depositary for the ASE ADSs, will separately send to those ASE ADS holders.

This proxy statement/prospectus is an important document containing answers to frequently asked questions, a summary description of the transactions contemplated by the Joint Share Exchange Agreement and more detailed information about ASE, SPIL, the Joint Share Exchange Agreement, the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement and the other matters to be voted upon by ASE shareholders as part of the ASE EGM. We urge you to read this proxy statement/prospectus and the documents incorporated by reference carefully and in their entirety. In particular, you should consider the matters discussed in the section entitled “Risk Factors” beginning on page 61.

Thank you for your cooperation and continued support.

Sincerely,

Jason C.S. Chang Chairman and Chief Executive Officer Advanced Semiconductor Engineering, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Share Exchange or the securities to be issued in connection therewith, or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

You may have dissenters’ rights in connection with the transactions under the laws of the Republic of China. See page 57 for a complete discussion of your dissenters’ rights, if any.

This document is dated [DATE], 2017 and is first being delivered to ASE shareholders on or about [DATE], 2017.

NOTICE OF EXTRAORDINARY GENERAL MEETING

To Be Held On [DATE], 2017

Dear Shareholders:

This is a notice that Advanced Semiconductor Engineering, Inc. (“ASE”) will hold an Extraordinary General Meeting (the “ASE EGM”) on [DATE], 2017, at [TIME], and the location is expected to be at Zhuang Jing Auditorium, 600 Jiachang Road, Nantze Export Processing Zone, Nantze District, Kaohsiung City, Taiwan, Republic of China.

At the ASE EGM, we will discuss, and ASE shareholders will vote on, the following proposals:

•	Proposal 1. To consider and to vote upon the joint share exchange agreement entered into between Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd. on June 30, 2016 (the “Joint Share Exchange Agreement”) and the proposed share exchange and the other transactions contemplated by the Joint Share Exchange Agreement

•	Proposal 2. To consider and to vote upon the adoption of the articles of incorporation of ASE Industrial Holding Co., Ltd.

•	Proposal 3. To consider and to vote upon the Rules of Procedure for Shareholders' Meetings of ASE Industrial Holding Co., Ltd.

•	Proposal 4. To consider and to vote upon the Rules Governing the Election of Directors and Supervisors of ASE Industrial Holding Co., Ltd.

•	Proposal 5. To consider and to vote upon the Procedures for Lending Funds to Other Parties of ASE Industrial Holdings Co. Ltd. and Procedures of Making the Endorsement and Guarantees of ASE Industrial Holding Co., Ltd.

•	Proposal 6. To consider and to vote upon the Procedures for Acquisition or Disposal of Assets of ASE Industrial Holding Co., Ltd.

•	Proposal 7. To consider and elect the members of the board of directors and supervisors of ASE Industrial Holding Co., Ltd.

•	Proposal 8. To consider and to vote upon the proposal to waive the non-competition clauses applicable to newly elected directors of ASE Industrial Holding Co., Ltd.

This proxy statement/prospectus describes the proposals listed above in more detail. Please refer to the attached document, including the Joint Share Exchange Agreement and all other annexes and including any documents incorporated by reference, for further information with respect to the business to be transacted at the ASE EGM. You are encouraged to read the entire document carefully before voting. In particular, see the section entitled “Risk Factors.”

The record date for the determination of shareholders entitled to vote at the ASE EGM will be [DATE], 2017 (the “ASE EGM Record Date”). Only ASE shareholders who hold common shares of ASE, par value NT$10 per share (“ASE Common Shares”), of record on the ASE EGM Record Date are entitled to vote at the ASE EGM, or to exercise the appraisal rights conferred on dissenting shareholders by the laws of the Republic of China. Each ASE Common Share entitles its holder to one vote at the ASE EGM on each of the proposals. You may exercise voting rights by electronic means or by attending the ASE EGM in person or by proxy using a duly authorized power of attorney in the prescribed form attached to the notice of convocation distributed by ASE prior to the ASE EGM. You may exercise your voting right by electronic means beginning from the fifteenth (15th) calendar day prior to the ASE EGM until the third calendar day prior to the day of the ASE EGM. Shareholders who intend to exercise voting right electronically must log in to the website maintained by the Taiwan Depository & Clearing Corporation (“TDCC”) (https://www.stockvote.com.tw) and proceed in accordance with the instructions provided therein.

If you own American depositary shares of ASE (“ASE ADSs”), each representing five ASE Common Shares, Citibank, N.A. (“Citibank”), as depositary for the ASE ADSs (the “ASE Depositary”), will send to holders of ASE ADSs as of [DATE], 2017, a voting instruction card and notice which outlines the procedures those holders must follow to give proper voting instructions to the ASE Depositary. In accordance with and subject to the terms of the amended and restated deposit agreement, dated as of September 29, 2000 and as amended and restated (as so amended and restated, the “ASE Deposit Agreement”), by and among Citibank, as ASE Depositary, ASE, and the holders and beneficial owners of ASE ADSs, holders of ASE ADSs have no individual voting rights with respect to the ASE Common Shares represented by their ASE ADSs. Pursuant to the ASE Deposit Agreement, each holder of ASE ADSs is deemed to have authorized and directed the ASE Depositary to appoint the Chairman of ASE or his/her designate (the Chairman or his/her designate, the “Voting Representative”), as representative of the ASE Depositary, the custodian or the nominee who is registered in the Republic of China as representative of the holders of ASE ADSs to vote the ASE Common Shares represented by ASE ADSs as more fully described below.

In accordance with and subject to the terms of the ASE Deposit Agreement, if holders of ASE ADSs together holding at least 51% of all the ASE ADSs outstanding as of the record date set by the ASE Depositary for the ASE EGM to vote on the proposed Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, instruct the ASE Depositary, prior to the ASE ADS voting instructions deadline, to vote in the same manner with respect to the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, the ASE Depositary shall notify the Voting Representative and appoint the Voting Representative as the representative of the ASE Depositary and the holders of ASE ADSs to attend the ASE EGM and vote all ASE Common Shares represented by ASE ADSs outstanding in the manner so instructed by such holders. If voting instructions are received from an ASE ADS holder by the ASE Depositary as of the ASE ADS voting instructions deadline, which are signed but without further indication as to voting instructions, the ASE Depositary shall deem such holder to have instructed a vote in favor of the items set forth in such instructions.

Furthermore, in accordance with and subject to the terms of the ASE Deposit Agreement, if, for any reason, the ASE Depositary has not, prior to the ASE ADS voting instructions deadline, received instructions from holders of ASE ADSs together holding at least 51% of all ASE ADSs outstanding as of the record date set by the ASE Depositary for the ASE EGM to vote for the proposed Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, to vote in the same manner with respect to the proposed Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, the holders of all ASE ADSs shall be deemed to have authorized and directed the ASE Depositary to give a discretionary proxy to the Voting Representative, as the representative of the holders of ASE ADSs, to attend the ASE EGM and vote all the ASE Common Shares represented by ASE ADSs then outstanding in his/her discretion; provided, however, that the ASE Depositary will not give a discretionary proxy as described if it fails to receive under the terms of the ASE Deposit Agreement a satisfactory opinion from ASE’s counsel prior to the ASE EGM. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the ASE Common Shares represented by ASE in any manner he/she wishes, which may not be in the best interests of the ASE ADS holders. [The Voting Representative has informed ASE that he plans as of the date of this proxy statement/prospectus to vote in favor of all of the proposals at the ASE EGM, although he has not entered into any agreement obligating him to do so.]

The board of directors of ASE has unanimously determined that the Joint Share Exchange Agreement and the transactions contemplated thereby, including the proposed Share Exchange, are advisable, fair to and in the best interests of ASE and its shareholders. The board of directors of ASE recommends that ASE shareholders vote “FOR” each of the proposals set forth above.

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. The proposed Share Exchange cannot be completed without ASE shareholders approving, among other things, the completion by ASE of the proposed Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement by either (x) the approval of one-half of the shares present at the ASE EGM if at least two-thirds of ASE’s outstanding shares attend the ASE EGM, or (y) the approval of two-thirds of the shares present at the ASE EGM if at least one-half of ASE’s outstanding shares attend the ASE EGM.

ASE is not asking for a proxy and you are not required to send a proxy to ASE. However, ASE Enterprises Limited, a shareholder of ASE has advised us that it intends to solicit proxies in favor of the authorization and approval of the proposed Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement.

If you have any questions concerning the Joint Share Exchange Agreement or the transactions contemplated by the Joint Share Exchange Agreement, including the proposed Share Exchange, or this proxy statement/prospectus, or would like additional copies or need help voting your ASE Common Shares, please contact ASE Investor Relations Department at +886-2-6636-5678 or ir@aseglobal.com, or Citibank Shareholder Services at 1-877-CITI-ADR (248-4237) for questions related to your ASE ADSs.

On behalf of the Board of Directors

Jason C.S. Chang Chairman of the Board of Directors

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about ASE and SPIL that is not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from ASE at the following address and telephone number:

Advanced Semiconductor Engineering, Inc. e-mail: ir@aseglobal.com Tel: +886-2-6636-5678 Room 1901, No. 333, Section 1 Keelung Rd. Taipei, Taiwan, 110 Republic of China Attention: Investor Relations

If you would like to request any documents, please do so by [DATE], 2017 in order to receive them before the ASE EGM.

For a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information.”

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form F-4 filed by ASE and SPIL with the U.S. Securities and Exchange Commission (the “SEC”), constitutes a prospectus of ASE and SPIL, respectively, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the HoldCo Common Shares to be issued to ASE shareholders in connection with the Share Exchange. This proxy statement/prospectus also constitutes a proxy statement for ASE under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the ASE EGM.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated February 24, 2017, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this proxy statement/prospectus is only accurate as of the date of such information.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding ASE has been provided by ASE and information contained in this proxy statement/prospectus regarding SPIL has been provided by SPIL.

Definitions

As used in this proxy statement/prospectus, the following defined terms have the following respective meanings:

•	“ASE” refers to Advanced Semiconductor Engineering, Inc. and, as the context requires, its subsidiaries;

•	“ASE ADS(s)” refers to the American depositary share(s) issued by the ASE Depositary under the ASE Deposit Agreement. Each ASE ADS represents five ASE Common Shares;

•	“ASE Common Share(s)” refers to the common share(s) of ASE, par value NT$10 per share;

•	“ASE Depositary” or “Citibank” refers to Citibank, N.A., as depositary for the ASE ADSs under the ASE Deposit Agreement;

•	“ASE Deposit Agreement” refers to the Amended and Restated Deposit Agreement, dated as of September 29, 2000, by and among ASE, Citibank and the Holders and Beneficial Owners of ASE ADSs, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of April 6, 2006, and by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of November 27, 2006;

•	“ASE Share(s)” refers to ASE Common Share(s) and ASE ADS(s), collectively;

•	“Effective Time” refers to the effective time of the Share Exchange;

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•	“FSC” refers to Financial Supervisory Commission of the ROC;

•	“HoldCo” refers to ASE Industrial Holding Co., Ltd., the holding company that will be formed at the Effective Time as the parent company of ASE and SPIL as a result of the Share Exchange;

•	“HoldCo ADS(s)” refers to the American depositary share(s) that will be issued to ASE ADS holders upon the consummation of the Share Exchange pursuant to a new American depositary receipt facility to be established by HoldCo with the HoldCo Depositary upon the terms of the HoldCo Deposit Agreement. Each HoldCo ADS will represent two HoldCo Common Shares;

•	“HoldCo Common Share(s)” refers to the common share(s) of HoldCo, par value NT$10 per share, that will be issued upon the consummation of the Share Exchange;

•	“HoldCo Depositary” refers to Citibank, N.A. in its capacity as depositary for the HoldCo ADSs pursuant to the terms of the HoldCo Deposit Agreement;

•	“HoldCo Deposit Agreement” refers to the deposit agreement for the HoldCo ADSs to be entered into by HoldCo and Citibank, N.A., as HoldCo Depositary, at the Effective Time, and to which the holders and beneficial owners of HoldCo ADSs become parties upon acceptance of HoldCo ADSs;

•	“HoldCo Shares” refers to HoldCo Common Shares and HoldCo ADSs, collectively;

•	“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board;

•	“Joint Share Exchange Agreement” refers to the Joint Share Exchange Agreement, dated June 30, 2016, by and between ASE and SPIL; an English translation is included as Annex A to this proxy statement/prospectus;

•	“NASDAQ” refers to the NASDAQ National Market;

•	“non-ROC holder” refers to a non-resident individual or non-resident entity that owns ASE Common Shares or ADSs or HoldCo Common Shares or HoldCo ADSs. As used in the preceding sentence, a “non-resident individual” is a non-ROC national who owns ASE Common Shares or ADSs or HoldCo Common Shares or HoldCo ADSs and is not physically present in the ROC for 183 days or more during any calendar year, and a “non-resident entity” is a corporation or a non-corporate body that owns ASE Common Shares or ASE ADSs or HoldCo Common Shares or HoldCo ADSs, is organized under the laws of a jurisdiction other than the ROC and has no fixed place of business or business agent in the ROC;

•	“NT$” and “NT dollars” refers to New Taiwan dollars, the official currency of the ROC;

•	“NYSE” refers to the New York Stock Exchange;

•	“PRC” or “China” refers to the People’s Republic of China, excluding, for purposes of this proxy statement/prospectus, Hong Kong, the Macau Special Administrative Region and Taiwan;

•	“Registrant” refers to either ASE or SPIL;

•	“ROC” or “Taiwan” refers to the Republic of China;

•	“ROC Company Law” refers to the Company Law of the ROC;

•	“ROC Mergers and Acquisitions Act” refers to the Business Mergers and Acquisitions Act of the ROC;

•	“ROC Trading Day” refers to a day when TWSE is open for business;

•	“Share Exchange” refers to the transactions pursuant to which ASE will file an application with the TWSE and other competent authorities to establish HoldCo by means of a statutory share exchange, HoldCo will acquire all issued shares of each of ASE and SPIL and ASE and SPIL will become wholly owned subsidiaries of HoldCo concurrently;

•	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

•	“SEC” refers to the U.S. Securities and Exchange Commission;

•	“SPIL” refers to Siliconware Precision Industries Co., Ltd., and, as the context requires, its subsidiaries;

•	“SPIL ADS(s)” refers to the American depositary shares issued by the SPIL Depositary under the SPIL Deposit Agreement. Each SPIL ADS represents five SPIL Common Shares;

•	“SPIL Common Share(s)” refers to the common share(s) of SPIL, par value NT$10 per share;

•	“SPIL Depositary” refers to JPMorgan Chase Bank, N.A., as depositary for the SPIL ADSs under the SPIL Deposit Agreement;

•	“SPIL Deposit Agreement” refers to the Amended and Restated Deposit Agreement, dated as of January 6, 2015, by and among SPIL, JPMorgan Chase Bank, N.A., as SPIL Depositary, and the Holders and Beneficial Owners of SPIL ADSs, as amended;

•	“TWSE” refers to the Taiwan Stock Exchange;

•	“U.S.” refers to the United States of America; and

•	“US$” and “U.S. dollars” refers to United States dollars, the official currency of the United States of America.

For your convenience, this proxy statement/prospectus contains translations of certain NT dollar amounts into U.S. dollar amounts at a rate of NT$31.27 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on September 30, 2016, unless otherwise stated. We make no representation that any NT dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or NT dollars, as the case may be, at any particular rate, or at all.

Questions and Answers about the Share Exchange

Q.	Why am I receiving this document?

A.	ASE and SPIL have entered into the Joint Share Exchange Agreement pursuant to which a holding company, HoldCo, will be established by means of a statutory share exchange pursuant to the laws of the ROC, and HoldCo will (i) acquire all issued shares of ASE in exchange for shares of HoldCo using the Exchange Ratio as described below, and (ii) acquire all issued SPIL Common Shares using the Cash Consideration as described below. Upon the consummation of the Share Exchange, ASE and SPIL will become wholly owned subsidiaries of HoldCo concurrently.

Before the Share Exchange can be completed, ASE shareholders must vote to approve, among other things, the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement. If you are an ASE shareholder, ASE is sending you this proxy statement/prospectus to ask you to vote in favor of these matters. ASE will hold the ASE EGM on [DATE], 2017 to obtain these approvals and the approval of certain other proposals that are not conditions to the completion of the Share Exchange.

This proxy statement/prospectus, which you should read carefully, contains important information about the Joint Share Exchange Agreement, the Share Exchange and the other transactions contemplated by the Joint Share Exchange and other matters being considered at the ASE EGM. The enclosed voting materials allow you to vote your shares without attending the applicable shareholders’ meeting. Your vote is very important and we encourage you to submit your vote or proxy as soon as possible.

Q.	What will SPIL shareholders receive in the Share Exchange?

A.	As of the Effective Time of the Share Exchange:

•	each SPIL Common Share, par value NT$10 per share, issued immediately prior to the Effective Time (including SPIL’s treasury shares and the SPIL Common Shares beneficially owned by ASE), will be transferred to HoldCo in consideration for the right to receive NT$51.2, which represents NT$55 minus a cash dividend and a return of capital reserve of NT$3.8 per SPIL Common Share distributed by SPIL on July 1, 2016, payable by HoldCo in cash in NT dollars, without interest and net of any applicable withholding taxes; and

•	each SPIL ADS will be cancelled in exchange for the right to receive through SPIL Depositary, the US dollar equivalent of NT$256 (representing five times of the SPIL Common Shares Cash Consideration) minus (i) all processing fees and expenses per SPIL ADS in relation to the conversion from NT dollars into US dollars, and (ii) US$0.05 per SPIL ADS cancellation fees pursuant to the terms of the SPIL Deposit Agreement payable by HoldCo in cash in US dollars, without interest and net of any applicable withholding taxes.

The Cash Consideration will be subject to adjustments if SPIL issues shares or pays cash dividends during the period from the execution date of the Joint Share Exchange Agreement to the Effective Time, provided, however, that the Cash Consideration shall not be subject to adjustment if the aggregate amount of the cash dividends distributed by SPIL in fiscal year 2017 is less than 85% of its after-tax net profit for fiscal year 2016, which is described further in the section entitled “The Joint Share Exchange Agreement—Adjustment to the Consideration.”

Q.	What will ASE shareholders receive in the Share Exchange?

A.	As of the Effective Time:

•	each ASE Common Share, par value NT$10 per share, issued immediately prior to the Effective Time (including ASE’s treasury shares), will be transferred to HoldCo in consideration for the right to receive 0.5 HoldCo Common Shares; and

•	each ASE ADS, currently representing five ASE Common Shares, will, after the Effective Time, represent the right to receive 1.25 HoldCo ADSs, each HoldCo ADS representing two HoldCo Common Shares, upon surrender for cancellation to the ASE Depositary after the Effective Time.

Q:	How will fractional entitlements to HoldCo Common Shares be handled in the Share Exchange?

A:	ASE will aggregate the fractional entitlements to HoldCo Common Shares and sell the aggregated HoldCo Common Shares using the closing price of ASE Common Shares on the TWSE on the ninth (9th) ROC Trading Day prior to the Effective Time, to an appointee of the Chairman of HoldCo. The cash proceeds from the sale will be distributed to the former holders of ASE Common Shares by HoldCo on a proportionate basis in accordance with their respective fractions at the Effective Time.

Q:	How will fractional entitlements to HoldCo ADSs be handled in the Share Exchange?

A:	The ASE Depositary (Citibank) will aggregate the fractional entitlements to HoldCo ADSs, use commercially reasonable efforts to sell the aggregated fractional entitlements to HoldCo ADSs on the open market, and remit the net cash proceeds (after deducting applicable taxes, fees and expenses, including sales commissions) to the holders of ASE ADSs entitled to them.

Q.	How do the HoldCo Common Shares differ from ASE Common Shares?

A.	HoldCo Common Shares will not materially differ from ASE Common Shares from a legal perspective.

Q.	How do the HoldCo ADSs differ from ASE ADSs?

A.	HoldCo ADSs will not materially differ from ASE ADSs from a legal perspective.

Q.	When is the Share Exchange expected to be completed?

A.	The Share Exchange is expected to be completed on or promptly after [DATE], 2017.

Q.	What is the record date for voting at the ASE EGM?

A.	The record date for voting at the ASE EGM is on or about [DATE], 2017.

Q.	How do I vote at the ASE EGM?

A.	You may exercise voting rights as a shareholder by electronic means or by attending the ASE EGM, as applicable, in person or by proxy.

You may exercise your voting right by electronic means beginning from the fifteenth (15th) calendar day prior to the ASE EGM, as applicable, until the third calendar day prior to the day of the ASE EGM (the “Electronic Voting Period”). Shareholders who intend to exercise voting rights electronically must login to the website maintained by the TDCC (https://www.stockvote.com.tw) and proceed in accordance with the instructions provided therein.

You may exercise your voting rights by attending the ASE EGM in person or by proxy using a duly authorized power of attorney in the prescribed form attached to the notice of convocation distributed by ASE prior to the respective ASE EGM.

Q:	How will shares being represented at the ASE EGM by voting cards be treated?

A:	The voting cards used for the ASE EGM will describe the proposals to be voted on by shareholders at the ASE EGM, as applicable, including approval of the Share Exchange. The voting cards will allow shareholders to indicate a ‘‘for’’ or ‘‘against’’ vote with respect to each proposal.

Q.	May I change my vote?

A.	Yes.

v

If you previously voted through the electronic voting website, you may change or revoke your previous voting by logging in to the electronic voting website anytime within the Electronic Voting Period. If you revoked your electronic voting within the Electronic Voting Period, you may attend the ASE EGM, as applicable, and vote in person.

If you previously presented a valid proxy or exercised your vote through the electronic voting website but then wish to attend the ASE EGM in person, you are required to revoke your proxy in writing addressed to ASE or revoke your electronic vote by logging in to the electronic voting website at least two (2) calendar days prior to the ASE EGM. Otherwise, the voting right exercised by your proxy or through the electronic voting website will prevail.

Q:	How do I vote if I own ASE ADSs?

A:	The ASE Depositary will send to holders of ASE ADSs as of [DATE], 2017, a voting instruction card and notice, which outlines the procedures those holders must follow to give proper voting instructions to the ASE Depositary.

Q:	If I own ASE ADSs, what steps must I take to exchange my ASE ADSs for HoldCo ADSs?

A:	If you hold physical certificates, also known as ASE American depositary receipts (“ASE ADRs”), representing ASE ADSs, you will be sent a letter of transmittal after the Effective Time by the ASE Depositary, which is to be used to surrender your ASE ADSs to the ASE Depositary in exchange for HoldCo ADSs. The letter of transmittal will contain instructions explaining the procedure for surrendering the ASE ADSs in exchange for the HoldCo ADSs. YOU SHOULD NOT RETURN ASE ADRs WITH THE ENCLOSED PROXY CARD. The HoldCo ADSs will be issued in uncertificated, book-entry form, unless a physical HoldCo ADR is subsequently requested.

If you hold ASE ADSs in uncertificated form registered directly on the books of the ASE Depositary, you will not be required to take any action after the Effective Time. The ASE Depositary will, after the Effective Time, exchange your ASE ADSs for the applicable HoldCo ADSs and send you a statement reflecting HoldCo ADSs issued in your name as a result of the Share Exchange and a check for the cash in lieu of any fractional HoldCo ADS to which you are entitled as a result of the Share Exchange.

Beneficial holders of ASE ADSs held in “street name” through a bank, broker or other financial institution with an account in The Depository Trust Company (“DTC”) will not be required to take any action after the Effective Time to exchange ASE ADSs for HoldCo ADSs. After the Effective Time, ASE ADSs held in “street name” will be exchanged by the ASE Depositary via DTC for the applicable HoldCo ADSs and delivered in book-entry form via DTC to the applicable banks, brokers and other financial institutions for credit to their clients the beneficial owners of ASE ADSs.

Q:	If I own ASE ADSs, will I be required to pay any service fees to exchange my ASE ADSs for HoldCo ADSs?

A:	There is a US$0.02 cancellation fee per ASE ADS held payable by holders of ASE ADSs to the ASE Depositary in connection with the exchange of ASE ADSs for HoldCo ADSs.

Q:	How will trading in ASE Common Shares and ASE ADSs be affected by the Share Exchange?

A:	ASE expects that ASE Common Shares will be suspended from trading on the TWSE starting from the eighth (8th) ROC Trading Day prior to the Effective Time of the Share Exchange. ASE expects that HoldCo Common Shares will begin trading in Taiwan during TWSE trading hours, at the Effective Time of the Share Exchange. ASE expects that the ASE ADSs will be suspended from trading on the NYSE starting from the eighth (8th) trading day on the NYSE prior to the Effective Time of the Share Exchange. ASE expects that HoldCo ADSs will begin trading on the NYSE during NYSE trading hours, at the Effective Time of the Share Exchange. You will not be able to trade ASE Common Shares and ASE ADSs during these gaps in trading.

Q.	Whom can I call with questions?

A.	If you have more questions about the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, you should contact:

Kenneth Hsiang Email: ir@aseglobal.com Tel: +886-2-6636-5678 Room 1901, No. 333, Section 1 Keelung Rd. Taipei, Taiwan, 110, Republic of China Attention: Head of Investor Relations

Summary

The following summary highlights selected information described in more detail elsewhere in this proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus and may not contain all the information that may be important to you. To understand the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement and the matters being voted on by ASE shareholders and SPIL shareholders at their respective extraordinary shareholders’ meeting more fully, and to obtain a more complete description of the legal terms of the Joint Share Exchange Agreement, you should carefully read this entire document, including the annexes, and the documents to which ASE and SPIL refer you. Each item in this summary includes a page reference directing you to a more complete description of that topic. See the section entitled “Where You Can Find More Information.”

The Parties (see page 72)

Advanced Semiconductor Engineering, Inc.

ASE is a company limited by shares incorporated under the laws of the ROC. ASE’s services include semiconductor packaging, production of interconnect materials, front-end engineering testing, wafer probing and final testing services, as well as integrated solutions for electronics manufacturing services in relation to computers, peripherals, communications, industrial, automotive, and storage and server applications.

ASE Common Shares are traded on the TWSE under the ticker “2311” and ASE ADSs are traded on the NYSE under the symbol “ASX.” ASE’s principal executive offices are located at 26 Chin Third Road, Nantze Export Processing Zone, Nantze, Kaohsiung, Taiwan, Republic of China, and the telephone number at the above address is +886-7-361-7131.

Siliconware Precision Industries Co., Ltd.

SPIL is a company limited by shares incorporated under the laws of the ROC. SPIL offers a full range of packaging and testing solutions, including advanced packages, substrate packages and lead-frame packages, as well as testing for logic and mixed signal devices. SPIL currently targets customers in the personal computer, communications, consumer integrated circuits and non-commodity memory semiconductor markets.

SPIL Common Shares are traded on TWSE under the ticker “2325” and SPIL ADSs are traded on NASDAQ under the symbol “SPIL.” The principal executive offices of SPIL are located at No. 123, Sec. 3, Da Fong Road, Tantzu, Taichung, Taiwan, Republic of China, and the telephone number is 886-4-2534-1525.

ASE Industrial Holding Co., Ltd.

It is expected that HoldCo will be a company limited by shares incorporated under the laws of the ROC and will be formed at the Effective Time. HoldCo will initially serve exclusively as the holding company for the ASE, SPIL, as well as their subsidiaries and investees. HoldCo will not have substantive assets or operations.

It is expected that HoldCo Common Shares will be traded on the TWSE and HoldCo ADSs will be traded on the NYSE. It is expected that HoldCo’s principal executive offices will be located at Room 1901, No. 333, Section 1 Keelung Rd. Taipei, Taiwan, Republic of China and their telephone number at the above address will be +886-2-6636-5678.

The Share Exchange (see page 76)

ASE and SPIL have entered into the Joint Share Exchange Agreement pursuant to which a holding company, HoldCo, will be formed by means of a statutory share exchange pursuant to ROC law, and at the Effective Time, HoldCo will (i) acquire all issued shares of ASE in exchange for shares of HoldCo using the Exchange Ratio as described below, and (ii) acquire all issued shares of SPIL using the Cash Consideration as described below. Upon the consummation of the Share Exchange, ASE and SPIL will become wholly owned subsidiaries of HoldCo concurrently. Subject to the Share Exchange and the Joint Share Exchange Agreement being approved by shareholders of ASE and SPIL, respectively, and upon the satisfaction of the other conditions for completing the Share Exchange, HoldCo will be formed — and the Share Exchange is expected to become effective — on or around [DATE], 2017.

Pursuant to the terms and subject to the conditions set forth in the Joint Share Exchange Agreement, at the Effective Time:

(i)	for SPIL shareholders:

•	each SPIL Common Share, par value NT$10 per share, issued immediately prior to the Effective Time (including SPIL’s treasury shares and the SPIL Common Shares beneficially owned by ASE), will be transferred to HoldCo in consideration for the right to receive NT$51.2, which represents NT$55 minus a cash dividend and a return of capital reserve of NT$3.8 per SPIL Common Share distributed by SPIL on July 1, 2016, payable by HoldCo in cash in NT dollars, without interest and net of any applicable withholding taxes; and

•	each SPIL ADS will be cancelled in exchange for the right to receive through SPIL Depositary, the US dollar equivalent of NT$256 (representing five times of the SPIL Common Shares Cash Consideration) minus (i) all processing fees and expenses per SPIL ADS in relation to the conversion from NT dollars into US dollars, and (ii) US$0.05 per SPIL ADS cancellation fees pursuant to the terms of the SPIL Deposit Agreement payable by HoldCo in cash in US dollars, without interest and net of any applicable withholding taxes.

The Cash Consideration will be subject to adjustments if SPIL issues shares or pays cash dividends during the period from the execution date of the Joint Share Exchange Agreement to the Effective Time; provided, however, that the Cash Consideration shall not be subject to adjustment if the aggregate amount of the cash dividends distributed by SPIL in fiscal year 2017 is less than 85% of its after-tax net profit for fiscal year 2016.

(ii)	for ASE shareholders:

•	each ASE Common Share, par value NT$10 per share, issued immediately prior to the Effective Time (including ASE’s treasury shares), will be transferred to HoldCo in consideration for the right to receive 0.5 HoldCo Common Shares; and

•	each ASE ADS, currently representing five ASE Common Shares, will, after the Effective Time, represent the right to receive 1.25 HoldCo ADSs, each HoldCo ADS representing two HoldCo Common Shares, upon surrender for cancellation to the ASE Depositary after the Effective Time.

Under ROC law, if any fractional HoldCo Common Shares representing less than one common share would otherwise be allotted to former holders of ASE Common Shares in connection with the Share Exchange, those fractional shares will not be issued to those shareholders. Pursuant to the Joint Share Exchange Agreement, ASE will aggregate the fractional entitlements and sell the aggregated ASE Common Shares using the closing price of ASE Common Shares on the TWSE on the ninth (9th) ROC Trading Day prior to the Effective Time, to an appointee of the Chairman of HoldCo. The cash proceeds from the sale will be distributed to the former holders of ASE Common Shares by HoldCo on a proportionate basis in accordance with their respective fractions at the Effective Time.

If you hold physical certificates, also known as ASE American depositary receipts (“ASE ADRs”), representing ASE ADSs, you will be sent a letter of transmittal after the Effective Time by the ASE Depositary, which is to be used to surrender your ASE ADSs to the ASE Depositary in exchange for HoldCo ADSs. The letter of transmittal will contain instructions explaining the procedure for surrendering the ASE ADSs in exchange for the HoldCo ADSs. YOU SHOULD NOT RETURN ASE ADRs WITH THE ENCLOSED PROXY CARD. The HoldCo ADSs will be issued in uncertificated, book-entry form, unless a physical HoldCo ADR is subsequently requested.

If you hold ASE ADSs in uncertificated form registered directly on the books of the ASE Depositary, you will not be required to take any action after the Effective Time. The ASE Depositary will, after the Effective Time, exchange your ASE ADSs for the applicable HoldCo ADSs and send you a statement reflecting HoldCo ADSs issued in your name as a result of the Share Exchange and a check for the cash in lieu of any fractional HoldCo ADS to which you are entitled as a result of the Share Exchange.

Beneficial holders of ASE ADSs held in “street name” through a bank, broker or other financial institution with an account in DTC will not be required to take any action after the Effective Time to exchange ASE ADSs for HoldCo ADSs. After the Effective Time, ASE ADSs held in “street name” will be exchanged by the ASE Depositary via DTC for the applicable HoldCo ADSs and delivered in book-entry form via DTC to the applicable banks, brokers and other financial institutions for credit to their clients the beneficial owners of ASE ADSs.

The ASE Depositary will only distribute whole HoldCo ADSs. It will use commercially reasonable efforts to sell the fractional entitlements to HoldCo ADSs and distribute the net cash proceeds to the holders of ASE ADSs entitled to it.

Subject to approval at the ASE EGM, HoldCo will issue 3,961,811,298 HoldCo Common Shares (based on the number of issued shares of ASE on September 30, 2016) in connection with the Share Exchange.

The following chart depicts the organizational structure of each of ASE and SPIL before the Share Exchange as of the date of this proxy statement/prospectus and immediately after the Effective Time.

Before the Share Exchange as of the date of this proxy statement/prospectus:

Immediately after the Effective Time:

The ASE EGM (see page 73)

Date, Time and Place. The ASE EGM to vote for the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement is expected to be held at [TIME] A.M. on [DATE], 2017 (Taiwan time), at Zhuang Jing Auditorium, 600 Jiachang Road, Nantze Export Processing Zone, Nantze District, Kaohsiung City, Taiwan, Republic of China.

Purpose. The ASE EGM is being held to consider and vote on:

•	Proposal 1. To consider and to vote upon the joint share exchange agreement entered into between Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd. on June 30, 2016 (the “Joint Share Exchange Agreement”) and the proposed share exchange and the other transactions contemplated by the Joint Share Exchange Agreement

•	Proposal 2. To consider and to vote upon the adoption of the articles of incorporation of ASE Industrial Holding Co., Ltd.

•	Proposal 3. To consider and to vote upon the Rules of Procedure for Shareholders’ Meetings of ASE Industrial Holding Co., Ltd.

•	Proposal 4. To consider and to vote upon the Rules Governing the Election of Directors and Supervisors of ASE Industrial Holding Co., Ltd.

•	Proposal 5. To consider and to vote upon the Procedures for Lending Funds to Other Parties of ASE Industrial Holding Co., Ltd. and Procedures of Making of Endorsement and Guarantees of ASE Industrial Holding Co., Ltd.

•	Proposal 6. To consider and to vote upon the Procedures for Acquisition or Disposal of Assets of ASE Industrial Holding Co., Ltd.

•	Proposal 7. To consider and elect the members of the board of directors and supervisors of ASE Industrial Holding Co., Ltd.

•	Proposal 8. To consider and to vote upon the proposal to waive the non-competition clauses applicable to newly elected directors of ASE Industrial Holding Co., Ltd.

Record Date; Voting Rights. Holders of ASE Common Shares will be entitled to exercise voting rights by electronic means or by attending the ASE EGM in person or by proxy, if they are recorded on ASE’s stockholder register on [DATE], 2017 (“ASE EGM Record Date”). Only ASE shareholders who hold ASE Common Shares of record on the ASE EGM Record Date are entitled to vote at the ASE EGM, or to exercise the appraisal rights conferred on dissenting shareholders by the laws of the ROC. Each ASE Common Share entitles its holder to one vote at the ASE EGM on each of the proposals. You may exercise voting rights by electronic means or by attending the ASE EGM in person or by proxy using a duly authorized power of attorney in the prescribed form attached to the notice of convocation distributed by ASE prior to the ASE EGM. You may exercise your voting right by electronic means beginning from the 15th calendar day prior to the ASE EGM until the third calendar day prior to the day of the ASE EGM. Shareholders who intend to exercise their voting rights, electronically must log in to the website maintained by the TDCC (https://www.stockvote.com.tw) and proceed in accordance with the instructions provided therein.

Holders of ASE ADSs will be entitled to instruct the ASE Depositary (Citibank) as to how to vote the ASE Common Shares represented by ASE ADSs at the ASE EGM in accordance with the procedures set forth in this prospectus, if those holders were recorded on the ASE Depositary’s register on [DATE], 2017. In accordance with and subject to the terms of the ASE Deposit Agreement, holders of ASE ADSs have no individual voting rights with respect to the ASE Common Shares represented by their ASE ADSs. Pursuant to the ASE Deposit Agreement, each holder of ASE ADSs is deemed to have authorized and directed the ASE Depositary to appoint the Chairman of ASE or his/her designee, as Voting Representative of the ASE Depositary, the custodian or the nominee who is registered in the ROC as representative of the holders of ASE ADSs to vote the ASE Common Shares represented by ASE ADSs as more fully described below.

In accordance with and subject to the terms of the ASE Deposit Agreement, if holders of ASE ADSs together holding at least 51% of all the ASE ADSs outstanding as of the record date set by the ASE Depositary for the ASE EGM to vote on the proposed Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, instruct the ASE Depositary, prior to the ASE ADS voting instructions deadline, to vote in the same manner with respect to the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, the ASE Depositary shall notify the Voting Representative and appoint the Voting Representative as the representative of the ASE Depositary and the holders of ASE ADSs to attend the ASE EGM and vote all ASE Common Shares represented by ASE ADSs outstanding in the manner so instructed by such holders. If voting instructions are received from an ASE ADS holder by the ASE Depositary as of the ASE ADS voting instructions deadline which are signed but without further indication as to voting instructions, the ASE Depositary shall deem such holder to have instructed a vote in favor of the items set forth in such instructions.

Furthermore, in accordance with and subject to the terms of the ASE Deposit Agreement, if, for any reason, the ASE Depositary has not, prior to the ASE ADS voting instructions deadline, received instructions from holders of ASE ADSs together holding at least 51% of all ASE ADSs outstanding as of the record date set by the ASE Depositary for the ASE EGM to vote for the proposed Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, to vote in the same manner with respect to the proposed Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, the holders of all ASE ADSs shall be deemed to have authorized and directed the ASE Depositary to give a discretionary proxy to the Voting Representative, as the representative of the holders of ASE ADSs, to attend the ASE EGM and vote all the ASE Common Shares represented by ASE ADSs then outstanding in his discretion; provided, however, that the ASE Depositary will not give a discretionary proxy as described if it fails to receive under the terms of the ASE Deposit Agreement a satisfactory opinion from ASE’s counsel prior to the ASE EGM. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the ASE Common Shares represented by ASE in any manner he wishes, which may not be in the best interests of the ASE ADS holders. [The Voting Representative has informed ASE that he plans as of the date of this proxy statement/prospectus to vote in favor of all of the proposals at the ASE EGM, although he has not entered into any agreement obligating him to do so.]

Vote Required. The Share Exchange cannot be completed without ASE shareholders approving, among other things, the completion by ASE of the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement by either (x) the approval of one-half of the ASE Common shares present at the ASE EGM if at least two-thirds of the outstanding ASE Common Shares attend the ASE EGM, or (y) the approval of two-thirds of the ASE Common Shares present at the ASE EGM if at least one-half of the outstanding ASE Common Shares attend the ASE EGM. Each ASE shareholder is entitled to one vote per share.

As of [•], 2017, there were [•] ASE Common Shares (including those represented by ASE ADSs) outstanding. As of [•], 2017, ASE directors and executive officers, as a group, beneficially owned and were entitled to vote [•] ASE Common Shares, or approximately [•]% of the total outstanding share capital of ASE. ASE currently expects that these directors and executive officers will vote their ASE Common Shares that are held at the ASE EGM Record Date in favor of all of the proposals at the ASE EGM, although none of them has entered into any agreement obligating them to do so.

Under ROC law, ASE is prohibited from soliciting proxies, consents or authorizations at its shareholders’ meetings, including the ASE EGM which the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement will be voted upon. However, ASE Enterprises Limited (“ASEE”), a shareholder of ASE beneficially holding approximately [•]% of the total outstanding share capital of ASE as of the date of this proxy statement/prospectus, has expressed that it plans to vote in favor of all of the proposals at the ASE EGM and intends to solicit proxies in favor of the authorization and approval of the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement prior to the ASE EGM. ASEE is controlled by ASE’s Chairman and Chief Executive Officer Jason C.S. Chang.

Recommendation and Approval of the ASE Board and Reasons for the Share Exchange (see page 36)

The ASE Board recommends that ASE shareholders vote “FOR” each of the proposals to be presented at the ASE EGM.

In the course of reaching its decision to approve the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, the ASE board of directors (the “ASE Board”) considered a number of factors in its deliberations. For a more complete discussion of these factors, see the section entitled “Special Factors —Recommendation and Approval of the ASE Board and Reasons for the Share Exchange.”

Interests of ASE in SPIL Common Shares and ADSs (see page 38)

On October 1, 2015, ASE closed its acquisition of, and paid for, 779,000,000 SPIL Common Shares (including those represented by SPIL ADSs) pursuant to the tender offers in the U.S. and in the ROC (the “Initial ASE Tender Offers”). In March and April 2016, ASE acquired an additional 258,300,000 SPIL Common Shares (including those represented by SPIL ADSs) through open market purchases. As of the date of this proxy statement/prospectus, ASE held 988,847,740 SPIL Common Shares and 9,690,452 SPIL ADSs, representing 33.29% of the issue and outstanding share of SPIL.

Except as set forth elsewhere in this proxy statement/prospectus: (a) none of ASE and, to ASE's knowledge, any associate or majority-owned subsidiary of ASE beneficially owns or has a right to acquire any SPIL Common Shares, SPIL ADSs or other equity securities of SPIL; (b) none of ASE and, to ASE's knowledge, any associate or majority-owned subsidiary of ASE has effected any transaction in SPIL Common Shares, SPIL ADSs or other equity securities of SPIL during the past 60 days; and (c) during the two years before the date of this proxy statement/prospectus, there have been no transactions between ASE, its subsidiaries, on the one hand, and SPIL or any of its executive officers, directors, controlling shareholders or affiliates, on the other hand, that would require reporting under SEC rules and regulations.

Opinions of ASE’s Independent Expert (see page 39)

On May 25, 2016, Mr. Ji-Sheng Chiu, CPA, of Crowe Horwath (TW) CPAs Firm, an independent expert engaged by ASE, delivered to ASE its written opinion (the “First Crowe Horwath Opinion”) that the cash consideration of NT$55 per SPIL Common Share to be paid by HoldCo under the Share Exchange and the Exchange Ratio in which ASE Common Shares will be exchanged for HoldCo Common Shares as stipulated in the Joint Share Exchange Memorandum of Understanding (“Joint Share Exchange MOU”) were reasonable and fair. On June 29, 2016, Mr. Ji-Sheng Chiu delivered to ASE an opinion that the Cash Consideration (including conditions for adjustments) per SPIL Common Share to be paid by HoldCo in the Share Exchange and the Exchange Ratio in which ASE Common Shares will be exchanged for HoldCo Common Shares as stipulated in the Joint Share Exchange Agreement were reasonable and fair (the “Second Crowe Horwath Opinion,” and together with the First Crowe Horwath Opinion, the “Crowe Horwath Opinions”). The Crowe Horwath Opinions will be available for any interested ASE shareholder (or any representative of an ASE shareholder who has been so designated in writing) to inspect and copy at ASE’s principal executive offices during regular business hours.

Financing of the Share Exchange (see page 48)

HoldCo intends to fund the Cash Consideration (including the NT$51.2 per SPIL Common Share Cash Consideration payable to holders of the foreign convertible bonds issued by SPIL on October 31, 2014 (“SPIL Convertible Bonds”) that have not been otherwise redeemed or repurchased by the SPIL, or cancelled or converted prior to the Effective Time), which is in an aggregate amount of approximately NT$173.16 billion (US$5.54 billion), with a combination of ASE’s cash on hand and debt financing. Subject to the amount of cash on hand at the time when ASE arranges for financing, ASE may arrange bank loans up to NT$173 billion (US$5.53 billion) with a combination of a syndication loan of NT$120 billion (US$3.84 billion) and a short-term bridge loan of NT$53 billion (US$1.69 billion). In a highly confident letter dated November 7, 2016 issued by Citibank Taiwan Limited (“Citibank”) to ASE, Citibank stated that it is highly confident of its ability to arrange debt facilities for the Share Exchange up to an amount of US$3.8 billion equivalent. In another highly confident letter dated November 16, 2016 issued by DBS Bank Ltd., Taipei Branch (“DBS”) to ASE, DBS stated that it is confident of its ability to arrange debt facilities for the Share Exchange up to an amount of NT$53 billion (US$1.69 billion). Both highly confident letters contained certain customary conditions to the arrangement of such facilities, including the following material conditions: (i) the applicable bank being appointed as the bookrunner and arranger of the facility, (ii) completion of customary due diligence with the results being satisfactory to the applicable bank, (iii) final agreement on the pricing, terms and conditions for the facility, (iv) negotiation, execution and delivery of financing documentation in form and substance satisfactory to the applicable bank, (v) receipt of all relevant approvals in connection with the Share Exchange, including approval of the credit committee of the applicable bank, (vi) consummation of the Share Exchange on terms and conditions satisfactory to the applicable bank, and (vii) market conditions at the relevant time being satisfactory to the applicable bank.

In addition, on December 8, 2016, the ASE Board approved a capital increase in which ASE plans to offer 300 million new ASE Common Shares, par value NT$10 per share. The subscription price was later set at NT$34.3 (US$1.10) per share and the total amount of proceeds of such capital increase was estimated to be NT$10.29 billion (US$329.07 million). Eighty percent of such new ASE Common Shares will be subscribed for by ASE’s existing shareholders on a pro rata basis (the “Rights Offering”), ten percent of such new ASE Common Shares will be subscribed for by ASE’s employees and the remaining ten percent of such new ASE Common Shares will be sold to the general public in Taiwan. On December 8, 2016, the ASE Board also approved an issuance of unsecured corporate bonds with a face value of NT$1 million per bond. According to the resolutions of the ASE Board, (i) the aggregate principal amount of the bonds will be no more than NT$8 billion, (ii) the issue price will be 100% of the face value, (iii) the bonds will have two types of maturity of five years and seven years, and (iv) the interest rate will be fixed and no more than 2% per annum and a single interest payment will be made on an annual basis. On December 16, 2016, ASE filed with the SEC a registration statement on Form F-3 and a preliminary prospectus supplement in connection with the Rights Offering. On February 3, 2017, ASE filed with the SEC a prospectus supplement on Form 424B5 in connection with the Rights Offering. ASE intends to use the proceeds of the capital increase and the bond offering to reduce or retire existing indebtedness, which will in turn improve its capital position and free up its borrowing capacity to facilitate the incurrence of indebtedness to finance the Share Exchange pursuant to the proposed debt facility arrangements described in the paragraph above.

Board of Directors and Management of HoldCo Following Completion of the Share Exchange (see page 48)

Under ROC law, since HoldCo has not come into existence before the Effective Time, ASE will hold a shareholders’ meeting for ASE's shareholders (also the incorporators of HoldCo) to elect members of the board of directors and supervisors for HoldCo. The ASE EGM will function as HoldCo’s incorporators’ meeting by operation of law. Therefore, at the ASE EGM, shareholders of ASE will elect the members of the board of directors and supervisors of HoldCo.

Under the terms of the Joint Share Exchange Agreement, at HoldCo’s incorporators’ meeting, nine to 13 directors and three supervisors will be elected for HoldCo, which terms of such directors and supervisors will start from the Effective Time. SPIL’s Chairman and President are expected to be appointed as directors on HoldCo’s board of directors. After the completion of the Share Exchange, subject to ASE shareholders adopting the HoldCo director and supervisor election proposals, the board of directors of HoldCo is expected to include [●] (management director, Chairman), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (non-management director), [●] and [●]. [●], [●] and [●] are expected to be the supervisors of HoldCo.

From and after the Effective Time, the board of directors of HoldCo will establish an audit committee which will consist of one non-management director, [●], who is expected to be independent under Rule 10A-3 of the Exchange Act and financially literate with accounting or related financial management expertise. ASE is currently, and upon completion of the Share Exchange, HoldCo will be, subject to NYSE corporate governance, as applicable to foreign private issuers. It is expected that the audit committee of HoldCo established on the Effective Time would satisfy and comply with the requirements of section 303A.06 of the NYSE Listing Company Manual.

Certain ROC and U.S. Federal Income Tax Consequences of the Share Exchange (see page 49)

ROC Taxation

Capital gains realized upon the Share Exchange are exempt from ROC income tax. In the view of Baker & McKenzie, by reasonable interpretation of the ROC Mergers and Acquisitions Act based on current rules and regulations promulgated by ROC tax authority, ASE’s shareholders should not be subject to ROC securities transaction tax upon the Share Exchange. See the section entitled “Special Factors — Certain ROC and U.S. Federal Income Tax Consequences of the Share Exchange for Holders of ASE Common Shares or ADSs — ROC Taxation” for further discussion.

United States Taxation

Based on certain representations from ASE and assuming ASE has not been a PFIC for any taxable year during which the U.S. Holder has owned ASE Common Shares or ADSs, a U.S. Holder (as defined below) of ASE Common Shares or ASE ADSs is not expected to recognize any gain or loss for U.S. federal income tax purposes upon an exchange of ASE Common Shares or ASE ADSs for HoldCo ADSs (or shares represented by such HoldCo Common Shares or HoldCo ADSs) in the Share Exchange, except with respect to any cash received in respect of fractional HoldCo Common Shares or fractional HoldCo ADSs or paid to dissenting U.S. Holders. See the section entitled “Special Factors — Certain ROC and U.S. Federal Income Tax Consequences of the Share Exchange for Holders of ASE Common Shares or ADSs— United States Taxation” for further discussion.

Accounting Treatment of the Share Exchange (see page 55)

Under IFRS, the Cash Consideration paid by HoldCo pursuant to the Share Exchange will be accounted for by applying the acquisition method of accounting with HoldCo being considered the acquirer of SPIL for accounting purposes. Upon the completion of the Share Exchange, HoldCo would obtain control of SPIL and any equity interest previously held in SPIL accounted for as equity method investments is treated as if it were disposed of and reacquired at fair value on the acquisition date. Accordingly, it is remeasured to its acquisition-date fair value, and any resulting gain or loss compared to its carrying amount is recognized in profit or loss. HoldCo will measure the identifiable assets acquired and the liabilities assumed at their acquisition-date fair values, and recognize goodwill as of the acquisition date measured as the excess of the Cash Consideration and the fair value of the ASE’s previously held equity interest in SPIL over the net of the acquisition-date fair value of the identifiable assets acquired and the liabilities assumed. Goodwill is not amortized but is tested for impairment at least annually.

Under IFRS, the exchange of ASE Common Shares for HoldCo Common Shares and the exchange of ASE ADSs for HoldCo ADSs based on the Exchange Ratio will be accounted for as a legal reorganization of entities under common control. ASE and HoldCo are ultimately controlled by the same shareholders both before and after the Share Exchange and that control is not transitory, therefore the Share Exchange under common control will not be accounted for by applying the acquisition method as above. Accordingly, ASE will recognize no gain or loss in connection with the exchange of ASE Common Shares for HoldCo shares upon the Share Exchange under common control, and all assets and liabilities of ASE will be recorded on the books of HoldCo at the predecessor carrying amounts.

Regulatory Approvals Required to Complete the Share Exchange (see page 55)

The completion of the Share Exchange is subject to obtaining antitrust and other regulatory approvals in certain jurisdictions, as noted below. ASE and SPIL submitted the required materials to the Taiwan Fair Trade Commission (the “TFTC”) on July 29, 2016 and the TFTC issued a no objection letter in respect of the Share Exchange on November 16, 2016. ASE and SPIL submitted the required materials to the Ministry of Commerce of the People’s Republic of China (“MOFCOM”) on August 25, 2016. MOFCOM formally accepted the parties’ notification materials on December 14, 2016, starting Phase I of the review process. On January 16, 2017, ASE received MOFCOM’s notice extending its review to Phase II review. In addition, the U.S. Federal Trade Commission (“FTC”) has issued a subpoena and civil investigative demand relating to the proposed combination. On January 17, 2017, ASE and SPIL each certified that it has complied with the FTC’s requests for information. The parties are continuing to cooperate with the FTC’s investigation, and are working toward a goal of successfully completing the investigation as soon as possible. There can be no assurance as to if and when regulatory approvals will be obtained in the PRC, or if and when the FTC will complete its investigation without seeking an injunction prohibiting the Share Exchange or as to the conditions or limitations that such regulatory authorities may seek to impose. See the section entitled “Special Factors — Regulatory Approvals Required to Complete the Share Exchange.”

Share Exchange Listing (see page 56)

It is expected that HoldCo Common Shares will be listed on the TWSE and HoldCo ADSs will be listed on the NYSE at the Effective Time of the Share Exchange. As a result of the Share Exchange, ASE Common Shares currently listed on the TWSE and ASE ADSs currently listed on the NYSE will cease to be listed on the TWSE and NYSE, respectively; SPIL Common Shares currently listed on the TWSE and SPIL ADSs currently listed on NASDAQ will cease to be listed on the TWSE and NASDAQ, respectively.

The following is a tentative timetable of the various trading-related events in connection with the completion of the Share Exchange:

Final trading day for ASE Common Shares and SPIL Common Shares on the TWSE	[●], 2017 (Taiwan time)
Final trading day for ASE ADSs on the NYSE and SPIL ADSs on NASDAQ	[●], 2017 (New York time)
Effective date of the Share Exchange	[●], 2017 (Taiwan time)
First trading day for HoldCo Common Shares on the TWSE	[●], 2017 (Taiwan time)
First trading day for HoldCo ADSs on the NYSE	[●], 2017 (New York time)

In advance of completion of the Share Exchange, ASE expects to publicly announce the definitive timetable for these trading-related events.

Rights of Dissenting Shareholders (see page 57)

Under ROC law, ASE shareholders may have dissenters’ rights of appraisal in connection with the Share Exchange. See the section entitled “Special Factors — Rights of Dissenting Shareholders” for a complete discussion of dissenters’ rights. However, holders of ASE ADSs will not have any appraisal rights in respect of the Share Exchange under the terms of the ASE Deposit Agreement. ASE ADS holders who wish to be entitled to appraisal rights may cancel their ASE ADSs and become holders of ASE Common Shares by [DATE], 2017.

Litigation Related to the Share Exchange (see page 59)

ASE is not aware of any lawsuit that challenges the Share Exchange or any other transactions contemplated under the Joint Share Exchange Agreement.

Expenses Relating to the Share Exchange (see page 59)

All costs and expenses incurred in connection with the Share Exchange, the Joint Share Exchange Agreement and the completion of the transactions contemplated by the Joint Share Exchange Agreement will be paid by the party incurring such costs and expenses, except as otherwise explicitly provided for in the Joint Share Exchange Agreement, whether or not the Share Exchange or any of the other transactions contemplated by the Joint Share Exchange Agreement is completed.

Comparison of Rights of Shareholders of ASE and HoldCo (see page 59)

From a legal perspective, ASE shareholders receiving HoldCo Common Shares upon the completion of the Share Exchange will not have materially different rights from those they are entitled to as ASE shareholders. See the sections entitled “Special Factors — Comparison of Rights of Shareholders of ASE and HoldCo,” “Description of HoldCo American Depositary Shares,” and “Description of HoldCo Common Shares” for more information.

No Solicitation by SPIL of Acquisition Proposals (see page 79)

Under the terms of the Joint Share Exchange Agreement, SPIL agreed not to offer, agree, enter into or sign with any third party any contract, agreement or other arrangements in respect to certain alternative transactions, subject to certain exceptions as described in the section entitled “The Joint Share Exchange Agreement — Pre-Closing Covenants and Agreements.”

Conditions to Consummation of the Share Exchange (see page 81)

The obligations of ASE, SPIL and HoldCo to consummate the Share Exchange are subject to the satisfaction of the following conditions:

•	ASE and SPIL will each have obtained unconditional approval of the Share Exchange at their respective general shareholders’ meetings;

•	receipt of approvals from all relevant competent authorities, including, but not limited to, (i) the TWSE and the SEC (ii) the TFTC and MOFCOM and (iii) the FTC completing its investigation without seeking an injunction prohibiting the Share Exchange (in the case of (ii) and (iii), including approvals or consents of conditions imposed by such authorities that both ASE and SPIL have agreed to accept); and

•	no order (or agreement with the FTC) is in effect and enforceable prohibiting, enjoining or rendering illegal the consummation of the Share Exchange, and no law shall have been enacted or enforced after the date the Joint Share Exchange Agreement was executed rendering illegal or prohibiting the consummation of the Share Exchange; provided that the enforcement of an order or law shall not include the decision by a governmental entity to extend the waiting period or initiate an investigation under antitrust laws or other applicable law.

In addition, ASE’s and HoldCo’s obligations to consummate the Share Exchange are subject to the satisfaction or waiver by ASE and HoldCo of the following additional conditions:

•	all representations and warranties of SPIL are true and accurate as of the date the Joint Share Exchange Agreement was executed and as of the Effective Time, except to the extent that no material adverse effect on SPIL has occurred;

•	SPIL has performed in all material respects all obligations and undertakings required to be performed by it under the Joint Share Exchange Agreement prior to the Effective Time;

•	no material adverse effect to SPIL shall have occurred prior to the Effective Time; and

•	prior to the Effective Time, no force majeure events will have occurred which, individually or in aggregate, result in a decrease in SPIL’s consolidated net book value by 30% or more, relative to SPIL’s net book value in its consolidated audited financial statements as of March 31, 2016.

In addition, SPIL’s obligation to consummate the Share Exchange is subject to the satisfaction or waiver of the following additional conditions:

•	all representations and warranties of ASE are true and accurate as of the date the Joint Share Exchange Agreement was executed and as of the Effective Time, except to the extent that no material adverse effect on ASE has occurred;

•	all representations and warranties of HoldCo are true and accurate as of the Effective Time, except to the extent that no material adverse effect on HoldCo has occurred;

•	ASE and HoldCo have performed in all material respects all obligations and undertakings required to be performed by each of them under the Joint Share Exchange Agreement prior to the Effective Time;

•	no material adverse effect to ASE will have occurred prior to the Effective Time; and

•	prior to the Effective Time, no force majeure events will have occurred which, individually or in aggregate, result in a decrease in ASE’s consolidated net book value by 30% or more, relative to ASE’s net book value in its consolidated audited financial statements as of March 31, 2016.

The consummation of the Share Exchange is subject to the satisfaction or waiver of all the conditions set forth above on or prior to December 31, 2017 (the “Long Stop Date”). If the closing of the Share Exchange cannot be completed due to the failure to satisfy the conditions set forth above on or prior to the Long Stop Date, the Joint Share Exchange Agreement will automatically terminate at midnight on the day immediately following the Long Stop Date.

ASE Board does not intend to waive (where capable of waiver by ASE) any of these or any other conditions unless it determines that the Share Exchange is in the best interest of ASE and ASE shareholders despite the condition(s) not being satisfied in whole or in part.

In addition, the expected timing for the completion of the Share Exchange may be impacted by other conditions described in this proxy statement/prospectus.

Termination of Joint Share Exchange Agreement (see page 82)

The Joint Share Exchange Agreement may be terminated prior to the Effective Time by either ASE or SPIL if any of the following occurs:

•	a law, judgment, court order or administrative decision issued by a competent authority restricts or prohibits the consummation of the Share Exchange, and such restriction or prohibition has been confirmed and cannot be remedied by amending the Joint Share Exchange Agreement; or

•	the Joint Share Exchange Agreement and Share Exchange are not approved by ASE’s shareholders or SPIL’s shareholders at their respective shareholder meetings.

The Joint Share Exchange Agreement may also be terminated at any time prior to the Effective Time by ASE if SPIL has breached or failed to perform any of its representations, warranties, undertakings or obligations under the Joint Share Exchange Agreement and such breach leads to the failure to satisfy the conditions to the consummation of the Share Exchange and is by its nature not capable of being cured, or is not cured by SPIL within 30 business days of receiving written notice of such breach, and is not waived in writing by ASE.

The Joint Share Exchange Agreement may also be terminated at any time prior to the Effective Time by SPIL if ASE has breached or failed to perform any of its representations, warranties, undertakings or obligations under the Joint Share Exchange Agreement and such breach leads to the failure to satisfy the conditions to the consummation of the Share Exchange and is by its nature not capable of being cured, or is not cured by ASE within 30 business days of receiving written notice of such breach, and is not waived in writing by SPIL.

If the Share Exchange is not consummated on or before the Long Stop Date, the Joint Share Exchange Agreement will automatically terminate at midnight on the day immediately following the Long Stop Date.

Termination Fees Relating to the Share Exchange (see page 79)

SPIL may be required to pay a termination fee of NT$17 billion (US$0.5 billion) if the Joint Share Exchange Agreement is terminated due to SPIL’s acceptance of a Superior Proposal (as defined in the Joint Share Exchange Agreement and further explained under the caption “The Joint Share Exchange Agreement — Pre-Closing Covenants and Agreements” beginning on page 79). See the section entitled “The Joint Share Exchange Agreement — Pre-Closing Covenants and Agreements” for a more complete description of the circumstances under which SPIL may be required to pay ASE a termination fee.

Remedies and Liquidated Damages (see page 82)

Upon the occurrence of certain prescribed material events of default, in addition to any right of termination and claims for expenses, the non-defaulting party will also be entitled to liquidated damages in the amount of NT$8.5 billion (US$0.3 billion) from the defaulting party, subject to adjustments for contributory negligence by the non-defaulting party. See the section entitled “The Joint Share Exchange Agreement — Termination and Events of Default” for a more complete description of the circumstances under which ASE or SPIL may be required to pay the other party liquidated damages.

Market Price Information (see page 69)

ASE Common Shares and SPIL Common Shares are listed on the TWSE under the stock code “2311” and “2325”, respectively. ASE ADSs and SPIL ADSs are listed on the NYSE and NASDAQ under the symbols “ASX” and “SPIL”, respectively. The following table presents the closing price information for ASE Common Shares, SPIL Common Shares, ASE ADSs and SPIL ADS on (a) May 25, 2016, the last trading day before the public announcement of the execution of the Joint Share Exchange MOU, and (b) February 23, 2017, the latest practicable trading day before the date of this proxy statement/prospectus.

	ASE Common Shares		SPIL Common Shares		ASE ADSs	SPIL ADSs
Date	NT$	US$	NT$	US$	US$	US$
May 25, 2016	33.05	1.06	50.50	1.61	4.89	7.52
February 23, 2017	38.30	1.22	48.45	1.55	6.16	7.84

Risk Factors (see page 61)

In determining whether to vote to approve the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement, you should consider carefully the risk factors described in this document.

Recent Development

On December 8, 2016, the ASE Board approved a capital increase in which ASE plans to offer 300 million new ASE Common Shares, par value NT$10 per share. On February 2, 2017, ASE filed with the SEC an interim report on Form 6-K announcing that the record date of subscription for the capital increase was set at February 15, 2017 and the subscription price was set at NT$34.3 (US$1.10) per share. Eighty percent of such new ASE Common Shares will be offered under the Rights Offering, ten percent of such new ASE Common Shares will be offered to ASE’s employees pursuant to Article 267 of the ROC Company Law, and the remaining ten percent of such new ASE Common Shares will be offered to the public in Taiwan pursuant to Article 28-1 of the Taiwan Securities and Exchange Act. On December 16, 2016, ASE filed with the SEC a registration statement on Form F-3 and a preliminary prospectus supplement in connection with the Rights Offering. On February 3, 2017, ASE filed with the SEC a prospectus supplement on Form 424B5 in connection with the Rights Offering.

On December 8, 2016, the ASE Board also approved an issuance of unsecured corporate bonds with a face value of NT$1 million per bond. According to the ASE Board resolutions, (i) the aggregate principal amount of the bonds will be no more than NT$8 billion, (ii) the issue price will be 100% of the face value, (iii) the bonds will have two types of maturity of five years and seven years, and (iv) the interest rate will be fixed and no more than 2% per annum and a single interest payment will be made on an annual basis.

Selected Consolidated Financial Data

Selected Consolidated Financial Data of ASE

The selected consolidated financial data of ASE as of and for the years ended December 31, 2012, 2013, 2014 and 2015 has been derived from ASE’s audited consolidated financial statements included in its annual report on Form 20-F for the year ended December 31, 2015 filed with the SEC on April 29, 2016 (“ASE 2015 20-F”), which is incorporated by reference into this proxy statement/prospectus. These consolidated financial statements were prepared based on IFRS. The selected consolidated financial data as of December 31, 2012 and 2013 and for the year ended December 31, 2012 is derived from ASE’s audited consolidated financial statements not included herein.

ASE first started preparing its audited consolidated financial statements in accordance with IFRS starting from January 1, 2013. Historical financial data as of and for the year ended December 31, 2011 derived from ASE’s consolidated financial statements prepared in accordance with accounting principles generally accepted in the ROC (“ROC GAAP”) with reconciliation to accounting principles generally accepted in the U.S. (“US GAAP”) has not been included below, as such information is not available on a basis that is consistent with the consolidated financial information for the years ended December 31, 2012, 2013, 2014 and 2015 and cannot be obtained without unreasonable effort or expense.

The information set forth below is only a summary and is not necessarily indicative of the results of future operations of ASE or HoldCo following completion of the Share Exchange, and you should read the following information together with ASE’s consolidated financial statements, the related notes, the section entitled “Item 5 —Operating and Financial Review and Prospects” contained in ASE 2015 20-F, which are incorporated by reference into this proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information.”

The selected historical consolidated statement of operations data for each of the nine-month periods ended September 30, 2015 and 2016 and the consolidated balance sheet data as of December 31, 2015 and September 30, 2016 have been derived from ASE’s unaudited consolidated financial statements for the nine-month period ended September 30, 2016 contained in ASE’s interim report on Form 6-K furnished with the SEC on November 22, 2016, which is incorporated by reference into this proxy statement/prospectus.

In September 2015, March and April 2016, ASE successively acquired Common Shares and ADSs of SPIL for cash resulting in ASE’s total ownership of 33.29% of SPIL which was reflected as investments accounted for using the equity method on the consolidated balance sheets as of December 31, 2015 and September 30, 2016. As of September 30, 2016, ASE has completed the identification of the difference between the cost of the investment and ASE’s share of the net fair value of SPIL’s identifiable assets and liabilities. Therefore, according to IFRS, ASE has retrospectively adjusted the comparative financial statements for prior periods. The retrospective adjustments are a decrease of NT$281.4 million to the investments accounted for using the equity method on the consolidated balance sheet as of December 31, 2015 and share of profit of associates on the consolidated statement of comprehensive income for the year ended December 31, 2015. The impact of such adjustments represent a 0.08% decrease to the total assets and 1.34% decrease to the total profit for the year. ASE considered such retrospective adjustments to be immaterial from both quantitative and qualitative perspectives. The balance sheet data as of December 31, 2015 in the following table marked as “Adjusted” reflected the impact from the retrospective adjustments.

	For the Year Ended December 31,					For the Nine Months Ended September 30,
IFRS	2012	2013	2014	2015	2015	2015	2016
	NT$	NT$	NT$	NT$	US$	NT$	NT$	US$
	(in millions, except earnings per ASE Common Share and per ASE ADS data)
Statement of Comprehensive Income Data:
Operating revenues	193,972.4	219,862.4	256,591.4	283,302.5	9,059.9	207,754.4	197,755.5	6,324.1
Operating costs	(157,342.7)	(177,040.4)	(203,002.9)	(233,167.3)	(7,456.6)	(170,888.0)	(159,938.4)	(5,114.8)
Gross profit	36,629.7	42,822.0	53,588.5	50,135.2	1,603.3	36,866.4	37,817.1	1,209.3
Operating expenses	(18,922.6)	(20,760.4)	(23,942.7)	(25,250.6)	(807.5)	(18,782.8)	(19,241.5)	(615.3)

	For the Year Ended December 31,					For the Nine Months Ended September 30,
IFRS	2012	2013	2014	2015	2015	2015	2016
	NT$	NT$	NT$	NT$	US$	NT$	NT$	US$
	(in millions, except earnings per ASE Common Share and per ASE ADS data)
Other operating income and expenses, net	83.2	(1,348.2)	228.7	(251.5)	(8.0)	(71.6)	(704.3)	(22.5)
Profit from operations	17,790.3	20,713.4	29,874.5	24,633.1	787.8	18,012.0	17,871.3	571.5
Non-operating income (expense), net	(1,181.6)	(1,343.6)	(1,339.4)	660.1	21.1	712.9	578.2	18.5
Profit before income tax	16,608.7	19,369.8	28,535.1	25,293.2	808.9	18,724.9	18,449.5	590.0
Income tax expense	(2,960.4)	(3,499.6)	(5,666.0)	(4,311.1)	(137.9)	(2,575.9)	(3,230.0)	(103.3)
Profit for the year	13,648.3	15,870.2	22,869.1	20,982.1	671.0	16,149.0	15,219.5	486.7
Attributable to Owners of the Company	13,191.6	15,404.5	22,228.6	20,013.5	640.0	15,506.0	14,369.7	459.5
Non-controlling interests	456.7	465.7	640.5	968.6	31.0	643.0	849.8	27.2
	13,648.3	15,870.2	22,869.1	20,982.1	671.0	16,149.0	15,219.5	486.7
Other comprehensive income (loss), net of income tax	(3,830.7)	3,233.3	5,504.4	(147.6)	(4.7)	1,284.4	(7,331.5)	(234.4)
Total comprehensive income for the year	9,817.6	19,103.5	28,373.5	20,834.5	666.3	17,433.4	7,888.0	252.3
Attributable to Owners of the Company	9,420.4	18,509.6	27,394.3	19,940.4	637.7	16,679.4	7,632.6	244.1
Non-controlling interests	397.2	593.9	979.2	894.1	28.6	754.0	255.4	8.2
	9,817.6	19,103.5	28,373.5	20,834.5	666.3	17,433.4	7,888.0	252.3
Earnings per common share(1):
Basic	1.77	2.05	2.89	2.62	0.08	2.03	1.88	0.06
Diluted	1.73	1.99	2.79	2.51	0.08	1.88	1.58	0.05
Dividends per common share(2)	2.05	1.05	1.30	2.00	0.06	2.00	1.60	0.05
Earnings per equivalent ADS(1):
Basic	8.86	10.26	14.46	13.08	0.42	10.13	9.38	0.30
Diluted	8.65	9.96	13.93	12.55	0.40	9.42	7.90	0.25
Number of common shares(3):
Basic	7,445.5	7,508.5	7,687.9	7,652.8	7,652.8	7,656.4	7,658.5	7,658.5
Diluted	7,568.2	7,747.6	8,220.7	8,250.1	8,250.1	8,241.0	8,272.9	8,272.9
Number of equivalent ADSs:
Basic	1,489.1	1,501.7	1,537.6	1,530.6	1,530.6	1,531.3	1,531.7	1,531.7
Diluted	1,513.6	1,549.5	1,644.1	1,650.0	1,650.0	1,648.2	1,654.6	1,654.6

______________________

Notes:

(1)	The denominators for diluted earnings per ASE Common Share and diluted earnings per equivalent ASE ADS are calculated to account for the potential diluted factors, such as the exercise of options and conversion of ASE’s convertible bonds into ASE Common Shares.

(2)	Dividends per ASE Common Share issued as a cash dividend, a stock dividend and distribution from capital surplus.

(3)	Represents the weighted average number of shares after retroactive adjustments to give effect to stock dividends. ASE Common Shares held by consolidated subsidiaries are classified as “treasury stock,” and are deducted from the number of ASE Common Shares outstanding.

	As of December 31,						As of September 30,
IFRS	2012	2013	2014	2015		2015 (Adjusted)	2016
	NT$	NT$	NT$	NT$	US$	NT$	NT$	US$
	(in millions)
Balance Sheet Data:
Current assets	97,495.6	132,176.5	159,955.2	156,732.8	5,012.3	156,732.8	143,369.2	4,584.9
Investments - non-current(1)	2,267.8	2,345.5	2,409.3	38,328.0	1,225.7	38,046.6	50,677.6	1,620.6
Property, plant and equipment, net	127,197.8	131,497.3	151,587.1	149,997.1	4,796.8	149,997.1	145,208.9	4,643.7
Intangible assets	12,361.3	11,953.6	11,913.3	11,888.6	380.2	11,888.6	12,217.1	390.7
Long-term prepayment for lease	4,164.1	4,072.3	2,586.0	2,556.2	81.7	2,556.2	2,382.4	76.2
Others(2)	4,236.0	4,676.9	5,267.9	5,765.5	184.4	5,765.6	6,830.7	218.5
Total assets	247,722.6	286,722.1	333,718.8	365,268.2	11,681.1	364,986.9	360,685.9	11,534.6

	As of December 31,						As of September 30,
IFRS	2012	2013	2014	2015		2015 (Adjusted)	2016
	NT$	NT$	NT$	NT$	US$	NT$	NT$	US$
	(in millions)
Short-term debts(3)	36,884.9	44,618.2	41,176.0	36,983.4	1,182.7	36,983.4	33,007.5	1,055.6
Current portion of long-term debts	3,213.8	6,016.5	2,835.5	16,843.3	538.6	16,843.3	15,657.7	500.7
Long-term debts(4)	44,591.7	50,166.5	55,375.8	66,535.1	2,127.8	66,535.1	70,812.9	2,264.6
Other liabilities(5)	53,211.8	60,176.9	78,640.1	78,700.1	2,516.8	78,700.1	81,539.6	2,607.6
Total liabilities	137,902.2	160,978.1	178,027.4	199,061.9	6,365.9	199,061.9	201,017.7	6,428.5
Share capital	76,047.7	78,180.3	78,715.2	79,185.7	2,532.3	79,185.7	79,509.1	2,542.7
Non-controlling interests	3,505.7	4,128.4	8,209.9	11,492.5	367.5	11,492.6	11,057.6	353.6
Equity attributable to owners of the Company	106,314.7	121,615.6	147,481.5	154,713.8	4,947.7	154,432.4	148,610.6	4,752.5

__________________

Notes:

(1)	Including available-for-sale financial assets — non-current and investments accounted for using the equity method.

(2)	Including deferred tax assets, other financial assets — non-current and other non-current assets.

(3)	Including short-term bank loans and short-term bills payable.

(4)	Including bonds payable, long-term borrowings (consisting of bank loans and bills payable) and capital lease obligations.

(5)	Including (x) current liabilities other than short-term debts and current portion of long-term debts and (y) non-current liabilities other than long-term debts.

		For the Year Ended December 31,				For the Nine Months Ended September 30,
IFRS	2012	2013	2014	2015	2015	2015	2016
	NT$	NT$	NT$	NT$	US$	NT$	NT$	US$
	(in millions)
Cash Flow Data:
Capital expenditures	(39,029.5)	(29,142.7)	(39,599.0)	(30,280.1)	(968.3)	(24,695.3)	(20,391.1)	(652.1)
Depreciation and amortization	23,435.9	25,470.9	26,350.8	29,518.7	944.0	22,172.2	22,038.6	704.8
Net cash inflow from operating activities	33,038.0	41,296.0	45,863.5	57,548.3	1,840.4	34,303.8	36,712.1	1,174.0
Net cash outflow from investing activities	(43,817.8)	(29,925.8)	(38,817.9)	(63,351.4)	(2,025.9)	(57,691.9)	(37,137.2)	(1,187.6)
Net cash inflow (outflow) from financing activities	8,455.8	12,794.9	(2,797.0)	8,636.3	276.2	12,187.3	(11,839.8)	(378.6)

Selected Consolidated Financial Data of SPIL

The following sets forth summary historical consolidated financial information of SPIL for each of the four years ended December 31, 2012, 2013, 2014 and 2015 and for each of the nine-month periods ended September 30, 2015 and 2016. The selected consolidated financial data of SPIL as of December 31, 2015 and 2014 and for the three years ended December 31, 2015 has been derived from SPIL’s audited consolidated financial statements included in its annual report on Form 20-F for the year ended December 31, 2015 filed with the SEC, which is incorporated by reference into this registration statement. The selected consolidated financial data as of December 31, 2012 and 2013 and for the year ended December 31, 2012 is derived from SPIL’s audited consolidated financial statements not included or incorporated herein. The selected historical consolidated statement of operations data for each of the nine-month periods ended September 30, 2016 and 2015 and the consolidated balance sheet data as of September 2016 have been derived from SPIL’s unaudited consolidated financial statements for the quarterly period ended September 30, 2016 contained in SPIL’s interim report on Form 6-K furnished with the SEC on November 22, 2016, which is incorporated by reference into this registration statement. Pursuant to the transitional relief granted by the SEC in respect of the first-time application of IFRS, financial and operating data as of and for the year ended December 31, 2011 derived from SPIL’s consolidated financial statements prepared in accordance with U.S. GAAP have not been included below. The information set forth below is not necessarily indicative of future results and should be read in conjunction with “Item 5. Operating and Financial Review and Prospects” and the consolidated financial statements, related notes and other financial information included in the SPIL’s Annual Report on Form 20-F for the year ended December 31, 2015 (“SPIL 2015 20-F”), which are incorporated into this proxy statement/prospectus by reference. For more information, see the section entitled “Where You Can Find More Information.”

SPIL first started preparing its audited consolidated financial statements in accordance with IFRS starting from January 1, 2013. Historical financial data as of and for the years ended December 31, 2011 derived from SPIL’s consolidated financial statements prepared in accordance with ROC GAAP with reconciliation to US GAAP has not been included below, as such information is not available on a basis that is consistent with the consolidated financial information for the years ended December 31, 2012, 2013, 2014 and 2015 and cannot be obtained without unreasonable effort or expense.

The historical financial information as of September 30, 2016 and for each of the nine-month periods ended September 30, 2015 and 2016 has been derived from SPIL’s unaudited consolidated financial statements, prepared in accordance with IFRS and contained in SPIL’s interim report on Form 6-K furnished with the SEC on November 22, 2016, which is incorporated into this proxy statement/prospectus by reference.

	For the Year Ended December 31,					For the Nine Months Ended September 30,
IFRS	2012	2013	2014	2015		2015	2016
	NT$	NT$	NT$	NT$	US$	NT$	NT$	US$
	(in millions, except earnings per SPIL Common Share and per SPIL ADS data)
Statement of Comprehensive Income Data:
Operating revenues	64,654.6	69,356.2	83,071.4	82,839.9	2,649.2	62,075.0	62,934.4	2,012.6
Operating costs	(52,915.6)	(54,925.7)	(62,081.3)	(61,230.6)	(1,958.1)	(45,908.0)	(48,812.5)	(1,561.0)
Gross profit	11,739.0	14,430.5	20,990.1	21,609.3	691.1	16,167.0	14,121.9	451.6
Operating expenses	(5,351.2)	(7,391.6)	(7,169.0)	(8,354.8)	(267.2)	(6,173.3)	(6,377.4)	(203.9)
Other operating income and expenses, net	4.6	61.2	284.3	(255.8)	(8.2)	(253.7)	(184.9)	(5.9)
Profit from operations	6,392.4	7,100.1	14,105.4	12,998.7	415.7	9,740.0	7,559.6	241.8
Non-operating income (expense), net	399.5	348.6	162.8	(2,621.2)	(83.8)	657.0	732.8	23.4
Profit before income tax	6,791.9	7,448.7	14,268.2	10,377.5	331.9	10,397.0	8,292.4	265.2
Income tax expense	(1,229.7)	(1,606.7)	(3,050.1)	(1,366.0)	(43.7)	(1,180.7)	(1,038.9)	(33.2)
Profit for the year	5,562.2	5,842.0	11,218.1	9,011.5	288.2	9,216.3	7,253.5	232.0

Attributable to Owners of the Company	5,562.2	5,842.0	11,218.1	9,011.5	288.2	9.216.3	7.253.5	232.0
Non-controlling interests	–	–	–	–	–	–	–	–
	5,562.2	5,842.0	11,218.1	9,011.5	288.2	9.216.3	7.253.5	232.0
Other comprehensive income (loss), net of income tax	(223.3)	1,058.9	3,293.4	(906.8)	(29.0)	(2,330.7)	(1,518.5)	(48.6)
Total comprehensive income for the year	5,338.9	6,900.9	14,511.5	8,104.7	259.2	6,885.6	5,735.0	183.4

Attributable to Owners of the Company	5,338.9	6,900.9	14,511.5	8,104.7	259.2	6,885.6	5,735.0	183.4
Non-controlling interests	–	–	–	–	–	–	–	–
	5,338.9	6,900.9	14,511.5	8,104.7	259.2	6,885.6	5,735.0	183.4
Earnings per common share(1):
Basic	1.81	1.89	3.60	2.89	0.09	2.96	2.33	0.07
Diluted	1.80	1.87	3.57	2.86	0.09	2.70	1.84	0.06
Dividends per common share(2)	1.67	1.80	3.00	3.80	0.12	–	–	–
Earnings per equivalent ADS(1):
Basic	9.03	9.43	18.00	14.46	0.46	14.80	11.65	0.37
Diluted	8.99	9.37	17.87	14.30	0.46	13.50	9.20	0.29
Number of common shares:
Basic	3,078.3	3,098.2	3,116.4	3,116.4	3,116.4	3,116.4	3,116.4	3,116.4
Diluted	3,094.2	3,116.6	3,139.5	3,150.1	3,150.1	3,407.3	3,403.9	3,403.9
Number of equivalent ADSs
Basic	615.7	619.6	623.3	623.3	623.3	623.3	623.3	623.3
Diluted	618.8	623.3	627.9	630.0	630.0	681.4	680.8	680.8

Notes:

(1)	The denominators for diluted earnings per SPIL Common Share and diluted earnings per equivalent SPIL ADS are calculated to account for the potential diluted factors, such as conversion of SPIL’s convertible bonds into SPIL Common Shares.

(2)	Dividends per SPIL Common Share issued as a cash dividend and distribution from capital surplus.

	As of December 31,					As of September 30,
IFRS	2012	2013	2014	2015		2016	2016
	NT$	NT$	NT$	NT$	US$	NT$	US$
	(in millions)
Balance Sheet Data:
Current assets	33,445.6	37,825.1	55,207.9	48,785.2	1,560.1	44,914.8	1,436.4
Investments - non-current(1)	6,068.1	6,703.0	9,076.3	8,049.1	257.4	7,028.9	224.8
Property, plant and equipment, net	49,927.4	55,196.8	63,520.7	64,305.6	2,056.5	66,331.5	2,121.2
Intangible assets	516.1	355.3	249.2	192.8	6.2	181.0	5.8
Long-term prepayment for lease	–	–	–	–	–	–	–
Others(2)	1,895.5	1,738.7	1,698.4	1,876.5	60.0	1,737.1	55.5
Total assets	91,852.7	101,818.9	129,752.5	123,209.2	3,940.2	120,193.3	3,843.7
Short-term debts(3)	2,468.4	2,533.9	2,690.3	2,790.1	89.2	2,665.6	85.2
Current portion of long-term debts	3,148.6	3,154.2	6,970.1	5,991.1	191.6	4,972.7	159.0
Long-term debts(4)	12,038.2	15,355.6	24,669.5	20,485.3	655.1	24,044.8	768.9
Other liabilities(5)	15,279.4	18,903.5	24,648.8	24,413.5	780.8	25,088.2	802.4
Total liabilities	32,934.6	39,947.2	58,978.7	53,680.0	1,716.7	56,771.3	1,815.5
Share capital	31,163.6	31,163.6	31,163.6	31,163.6	996.6	31,163.6	996.6
Non-controlling interests	–	–	–	–	–	–	–
Equity attributable to owners of the Company	58,918.1	61,871.7	70,773.8	69,529.2	2,223.5	63,422.0	2,028.2

Notes:

(1)	Including available-for-sale financial assets — non-current and investments accounted for using the equity method.

(2)	Including deferred tax assets, other financial assets — non-current and other non-current assets.

(3)	Including short-term bank loans and short-term bills payable.

(4)	Including convertible bonds and long-term loans

(5)	Including current liabilities other than short-term debts and current portion of long-term debts, non-current liabilities other than long-term debts and current income tax liabilities.

	For the Year Ended December 31,					For the Nine Months Ended September 30,
IFRS	2012	2013	2014	2015		2015	2016
	NT$	NT$	NT$	NT$	US$	NT$	NT$	US$
	(in millions)
Cash Flow Data:
Capital expenditures	(15,142.3)	(14,978.7)	(19,560.7)	(13,855.4)	(443.1)	(10,785.1)	(11,858.8)	(379.2)
Depreciation and amortization	10,100.4	11,033.7	12,435.8	13,513.9	432.2	10,144.7	9,939.1	317.8
Net cash inflow from operating activities	13,366.1	17,747.9	24,945.2	26,784.2	856.6	19,434.7	13,668.7	437.1
Net cash outflow from investing activities	(15,872.4)	(15,588.3)	(19,243.8)	(16,587.4)	(530.5)	(11,077.6)	(10,607.1)	(339.2)
Net cash inflow (outflow) from financing activities	2,520.1	(1,150.3)	7,292.2	(15,096.3)	(482.8)	(16,087.2)	(8,751.1)	(279.9)

Ratio of Earnings to Fixed Charges of SPIL

	Year Ended December 31,				Nine Months Ended September 30,
	2012	2013	2014	2015	2015	2016
Ratio of earnings to fixed charges(1)	25.27	18.62	24.70	15.49	19.68	15.36

____________________

Note:

(1)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income tax expenses from continuing operations before adjustment for equity in losses of affiliated companies adding fixed charges and subtracting preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expensed, amortized discounts related to indebtedness, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.

Net book value per share per SPIL Common Share

Based on SPIL’s financial statements as of and for the nine months ended September 30, 2016, SPIL’s net book value per share as of September 30, 2016, calculated by dividing total shareholders’ equity by the number of SPIL Common Shares (including those represented by SPIL ADSs) outstanding, was NT$20.35 (US$0.65).

Selected Unaudited Pro Forma Condensed Combined Financial Data

The following sets forth the unaudited pro forma condensed combined financial data of HoldCo after giving effect to the Share Exchange of acquiring ASE and SPIL based upon the assumptions and adjustments described in the section entitled “Unaudited Pro Forma Condensed Financial Statements”.

The selected unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015 have been prepared to give effect to the Share Exchange as if it had occurred on January 1, 2015. The selected unaudited pro forma condensed balance sheet as of September 30, 2016 has been prepared to give effect to the Share Exchange as if it had been completed on September 30, 2016.

The selected pro forma condensed combined financial data, which is preliminary in nature, has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma combined financial information of the combined company and the accompanying notes appearing in the section entitled “Unaudited Pro Forma Condensed Financial Statements.” The unaudited pro forma condensed financial statements have been presented in accordance with SEC Regulation S-X Article 11 and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Share Exchange been completed as of the Effective Time. In addition, the selected unaudited pro forma condensed combined financial data does not purport to project the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

	For the Nine Months Ended September 30, 2016		For the Year Ended December 31, 2015
	(in millions, except for per share data)
	NT$	US$	NT$	US$
Operating revenue	260,689.9	8,336.7	366,142.4	11,709.1
Profit from operations	22,507.4	719.8	33,452.2	1,069.8
Profit	17,044.3	545.1	23,712.1	758.3
Profit attributable to HoldCo	16,194.5	517.9	22,743.5	727.3
Earnings per common share attributable to HoldCo common shareholders
Basic	4.09	0.13	5.74	0.18
Diluted	3.75	0.12	5.70	0.18
Earnings per ADS attributable to HoldCo common shareholders
Basic	20.44	0.65	28.70	0.92
Diluted	18.74	0.60	28.52	0.91

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of September 30, 2016
	(in millions, except for per share data)
	NT$	US$
Total assets	517,898.9	16,562.2
Total liability	350,971.2	11,223.9
Total equity	166,927.7	5,338.3
Share capital	39,618.1	1,267.0
Common shares	3,961,811,298	3,961,811,298
Book value per share attributable to HoldCo common shareholders	39.34	1.26
Book value per ADS attributable to HoldCo common shareholders	196.72	6.29

Comparative Historical and Unaudited Pro Forma Per Share Data

The following tables set forth, as at the dates and for the periods indicated, comparative historical unaudited and pro forma unaudited combined per share financial information for HoldCo Common Shares. This information should be read in conjunction with, and the information is qualified in its entirety by, the consolidated financial statements and the accompanying notes of ASE and SPIL included in their respective annual reports on Form 20-F and interim reports on Form 6-K, incorporated herein by reference. See the section entitled “Where You Can Find More Information.”

The following pro forma information has been prepared in accordance with the rules and regulations of the SEC and accordingly includes the effects of applying the acquisition method of accounting. This information is based on assumptions that we believe are reasonable under the circumstances. You should not rely on the pro forma combined amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the Share Exchange had been completed as of the dates indicated, nor are they indicative of the future operating results or financial position of HoldCo.

The pro forma data included in the following tables assume that the Share Exchange had occurred on January 1, 2015 for results of operations purposes and on September 30, 2016 and December 31, 2015, respectively, for financial position purposes, and that the Share Exchange is accounted for by applying the acquisition method of accounting with ASE treated as the accounting acquirer and SPIL treated as the acquired company for financial reporting purposes.

	For the Nine Months Ended September 30, 2016		For the Year Ended December 31, 2015
	NT$	US$	NT$		US$
Basic earnings per common share
Historical of ASE	1.88	0.06	2.62		0.08
Historical of SPIL	2.33	0.07	2.89		0.09
Pro forma combined of HoldCo	4.09	0.13	5.74		0.18
Diluted earnings per common share
Historical of ASE	1.58	0.05	2.51		0.08
Historical of SPIL	1.84	0.06	2.86		0.09
Pro forma combined of HoldCo	3.75	0.12	5.70		0.18
Basic earnings per ADS
Historical of ASE	9.38	0.30	13.08		0.42
Historical of SPIL	11.65	0.37	14.46		0.46
Pro forma combined of HoldCo	20.44	0.65	28.70		0.92
Diluted earnings per ADS
Historical of ASE	7.90	0.25	12.55		0.40
Historical of SPIL	9.20	0.29	14.30		0.46
Pro forma combined of HoldCo	18.74	0.60	28.52		0.91
Dividends per common share
Historical of ASE	**		2.00		0.06
Historical of SPIL	**		3.80	(1)	0.12
Pro forma combined of HoldCo	**		**

	As of September 30, 2016
	NT$	US$
Book value per common share at period end
Historical of ASE	18.76	0.60
Historical of SPIL	20.35	0.65
Pro forma combined of HoldCo	39.34	1.26
Book value per ADS at period end
Historical of ASE	93.78	3.00
Historical of SPIL	101.76	3.25
Pro forma combined of HoldCo	196.72	6.29

________________

Note:

(1)	Cash dividends include distribution from earnings and capital surplus.

Unaudited Pro Forma Condensed Financial Statements

The following sets forth the unaudited pro forma condensed combined financial statements of HoldCo after giving effect to the Share Exchange and assumed borrowing of NT$93,000 million and utilization of the existing cash of NT$13,441.0 million to fund the acquisition as described below in Notes 1 and 4 to Pro Forma Assumptions and Adjustments. The Unaudited Pro Forma Condensed Combined Statements of Operations, which we refer to in this proxy statement/prospectus as the Pro Forma Statements of Operations, give effect to the Share Exchange as if ASE’s initial acquisitions of SPIL’s 33.29% shareholding and the subsequent acquisition of SPIL’s 66.71% shareholding which constitute acquisitions of 100% shareholding of SPIL had occurred on January 1, 2015. The “Unaudited Pro Forma Condensed Combined Balance Sheet” gives effect to the Share Exchange as if it had been completed on September 30, 2016. The Pro Forma Balance Sheet as of September 30, 2016 combines the consolidated balance sheets of ASE and SPIL as of September 30, 2016. The Pro Forma Statement of Operations for the year ended December 31, 2015 combines the results of operations of ASE and SPIL for the year ended December 31, 2015. The Pro Forma Statement of Operations for the nine months ended September 30, 2016 combines the results of operations of ASE and SPIL for the nine months ended September 30, 2016. The historical consolidated financial information has been adjusted in the Pro Forma Financial Statements to reflect the pro forma impact of events that are directly attributable to the transactions contemplated by the Joint Share Exchange Agreement, factually supportable and, with respect to the Pro Forma Statements of Operations, are expected to have a continuing impact on the combined results.

The Unaudited Pro Forma Combined Financial Statements have been prepared under IFRS for (i) the Share Exchange of ASE will be accounted as a legal reorganization of entities under common control and all assets and liabilities of ASE will be recorded on the books of HoldCo at the predecessor carrying amounts; (ii) the cash consideration paid by HoldCo pursuant to the Share Exchange in respect of SPIL will be accounted for by applying the acquisition method of accounting with ASE treated as the accounting acquirer and SPIL treated as the acquired company for financial reporting purposes. The acquisition method of accounting is dependent upon certain valuations and other studies that are in progress. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of preparing the Pro Forma Financial Statements and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying Pro Forma Financial Statements and HoldCo’s future results of operations and financial position.

The Pro Forma Financial Statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing or other restructuring that may result from the Share Exchange. The Pro Forma Financial Statements are not necessarily indicative of the operating results or financial position that would have occurred if the Share Exchange had been completed on the dates assumed, nor are they necessarily indicative of the future operating results or financial position of the combined company. In addition, the Pro Forma Financial Statements include adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented.

The Pro Forma Financial Statements have been derived from and should be read in conjunction with the consolidated financial statements and the accompanying notes of ASE and SPIL included in their respective annual reports on Form 20-F and interim reports on Form 6-K, incorporated herein by reference.

ASE Industrial Holding Co., Ltd.
Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2015

	ASE		SPIL		Pro Forma Adjustment		Notes		Pro Forma Results
	NT$	US$	NT$	US$	NT$	US$			NT$	US$
	(in millions, except per share data)
Operating revenues	283,302.5	9,059.9	82,839.9	2,649.2		–			366,142.4	11,709.1
Operating costs	(233,167.3)	(7,456.6)	(61,230.6)	(1,958.1)	(3,479.1)	(111.3)	5	(a)	(297,877.0)	(9,526.0)
Gross profit	50,135.2	1,603.3	21,609.3	691.1	(3,479.1)	(111.3)			68,265.4	2,183.1
Operating expenses	(25,250.6)	(807.5)	(8,354.8)	(267.2)	(700.5)	(22.4)	5	(b)	(34,305.9)	(1,097.1)
Other operating income and expenses, net	(251.5)	(8.0)	(255.8)	(8.2)	–	–			(507.3)	(16.2)
Profit from operations	24,633.1	787.8	12,998.7	415.7	(4,179.6)	(133.7)			33,452.2	1,069.8
Non-operating income (expense), net	660.1	21.1	(2,621.2)	(83.8)	(2,101.9)	(67.2)	5	(c)	(4,063.0)	(129.9)
Profit before income tax	25,293.2	808.9	10,377.5	331.9	(6,281.5)	(200.9)			29,389.2	939.9
Income tax expense	(4,311.1)	(137.9)	(1,366.0)	(43.7)	–	–			(5,677.1)	(181.6)
Profit	20,982.1	671.0	9,011.5	288.2	(6,281.5)	(200.9)			23,712.1	758.3
Profit attributable to non-controlling interests	(968.6)	(31.0)	–	–	–	–			(968.6)	(31.0)
Profit attributable to the parent company	20,013.5	640.0	9,011.5	288.2	(6,281.5)	(200.9)			22,743.5	727.3
Shares used in computing earnings per common share (in millions)
Basic	7,652.8	7,652.8	3,116.4	3,116.4			1		3,961.8	3,961.8
Diluted	8,250.1	8,250.1	3,150.1	3,150.1			1		3,961.8	3,961.8
Earnings per common share
Basic	2.62	0.08	2.89	0.09					5.74	0.18
Diluted	2.51	0.08	2.86	0.09			5	(j)	5.70	0.18

For the nine months ended September 30, 2016

	ASE		SPIL		Pro Forma Adjustment		Notes		Pro Forma Results
	NT$	US$	NT$	US$	NT$	US$			NT$	US$
	(in millions, except per share data)
Operating revenues	197,755.5	6,324.1	62,934.4	2,012.6	–	–			260,689.9	8,336.7
Operating costs	(159,938.4)	(5,114.8)	(48,812.5)	(1,561.0)	(2,609.4)	(83.4)	5	(d)	(211,360.3)	(6,759.2)
Gross profit	37,817.1	1,209.3	14,121.9	451.6	(2,609.4)	(83.4)			49,329.6	1,577.5
Operating expenses	(19,241.5)	(615.3)	(6,377.4)	(203.9)	(314.1)	(10.1)	5	(e)	(25,933.0)	(829.3)
Other operating income and expenses, net	(704.3)	(22.5)	(184.9)	(5.9)	–	–			(889.2)	(28.4)
Profit from operations	17,871.3	571.5	7,559.6	241.8	(2,923.5)	(93.5)			22,507.4	719.8
Non-operating income (expense), net	578.2	18.5	732.8	23.4	(2,505.2)	(80.1)	5	(f)	(1,194.2)	(38.2)
Profit before income tax	18,449.5	590.0	8,292.4	265.2	(5,428.7)	(173.6)			21,313.2	681.6
Income tax expense	(3,230.0)	(103.3)	(1,038.9)	(33.2)	–	–			(4,268.9)	(136.5)
Profit	15,219.5	486.7	7,253.5	232.0	(5,428.7)	(173.6)			17,044.3	545.1

	ASE		SPIL		Pro Forma Adjustment		Notes		Pro Forma Results
	NT$	US$	NT$	US$	NT$	US$			NT$	US$
Profit attributable to non-controlling interests	(849.8)	(27.2)	–	–	–	–			(849.8)	(27.2)
Profit attributable to HoldCo	14,369.7	459.5	7,253.5	232.0	(5,428.7)	(173.6)			16,194.5	517.9
Shares used in computing earnings per common share (in millions)
Basic	7,658.5	7,658.5	3,116.4	3,116.4			1		3,961.8	3,961.8
Diluted	8,272.9	8,272.9	3,403.9	3,403.9			1		3,961.8	3,961.8
Earnings per common share
Basic	1.88	0.06	2.33	0.07					4.09	0.13
Diluted	1.58	0.05	1.84	0.06			5	(j)	3.75	0.12

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

ASE Industrial Holding Co., Ltd.
Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2016

	ASE		SPIL		Pro Forma Adjustment		Notes		Pro Forma Results
	NT$	US$	NT$	US$	NT$	US$			NT$	US$
	(in millions)
Current assets	143,369.2	4,584.9	44,914.8	1,436.4	(13,441.0)	(429.8)	4		174,843.0	5,591.5
Investments - non-current	50,677.6	1,620.6	7,028.9	224.8	(45,675.0)	(1,460.7)	5	(g)	12,031.5	384.7
Property, plant and equipment, net	145,208.9	4,643.7	66,331.5	2,121.2	11,365.7	363.5	2		222,906.1	7,128.4
Intangible assets	12,217.1	390.7	181.0	5.8	83,587.7	2,673.1	2		95,985.8	3,069.6
Others	9,213.1	294.7	1,737.1	55.5	1,182.3	37.8	2		12,132.5	388.0
Total assets	360,685.9	11,534.6	120,193.3	3,843.7	37,019.7	1,183.9			517,898.9	16,562.2
Short-term debts	33,007.5	1,055.6	2,665.6	85.2	-	-			35,673.1	1,140.8
Current portion of long-term debts	15,657.7	500.7	4,972.7	159.0	-	-			20,630.4	659.7
Long-term debts	70,812.9	2,264.6	24,044.8	768.9	93,000.0	2,974.1	5	(h)	187,857.7	6,007.6
Other liabilities	81,539.6	2,607.6	25,088.2	802.4	182.2	5.8	3		106,810.0	3,415.8
Total liabilities	201,017.7	6,428.5	56,771.3	1,815.5	93,182.2	2,979.9			350,971.2	11,223.9
Outstanding share capital	79,236.2	2,533.9	31,163.6	996.6	(70,781.7)	(2,263.6)	5	(i)	39,618.1	1,266.9
Other equity attributable to owners of the Company	69,374.4	2,218.6	32,258.4	1,031.6	14,619.2	467.6	5	(i)	116,252.0	3,717.8
Non-controlling interests	11,057.6	353.6	–	–	–	–			11,057.6	353.6
Total equity	159,668.2	5,106.1	63,422.0	2,028.2	(56,162.5)	(1,796.0)			166,927.7	5,338.3
Total liabilities and stockholders’ equity	360,685.9	11,534.6	120,193.3	3,843.7	37,019.7	1,183.9			517,898.9	16,562.2

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

1.	Total Share Exchange consideration and financing structure

On June 30, 2016, ASE and SPIL entered into a Joint Share Exchange Agreement pursuant to which HoldCo, will be formed by means of a statutory share exchange pursuant to the laws of the Republic of China, and HoldCo will (i) acquire all issued shares of ASE in exchange for shares of HoldCo using the Exchange Ratio whereby ASE shareholders will receive 0.5 HoldCo Common Shares for each ASE Common Share they hold as described elsewhere in this document, and (ii) acquire all issued shares of SPIL using the Cash Consideration as described below. Upon the consummation of the Share Exchange, ASE and SPIL will become wholly owned subsidiaries of HoldCo concurrently. Subject to the Share Exchange and the Joint Share Exchange Agreement being approved by shareholders of ASE and SPIL, and upon the satisfaction of the other conditions for completing the Share Exchange, HoldCo will be formed and the Share Exchange is expected to become effective.

HoldCo was assumed to issue 3,961,811,298 common shares at NT$10 par value (or share capital of NT$39,618.1 million) to ASE shareholders based on the number of issued shares of ASE on September 30, 2016. The estimated cash consideration paid to SPIL shareholders was NT$159,557.7 million based on the number of issued shares of SPIL on September 30, 2016 for NT$51.2 per share whereby NT$55 per share has been adjusted to NT$51.2 after excluding the cash dividend distribution and a return of capital reserve of NT$3.8 per SPIL Common Share distributed by SPIL on July 1, 2016.

The Cash Consideration will be subject to adjustments if SPIL issues shares or pays cash dividends during the period from the execution date of the Joint Share Exchange Agreement to the Effective Time, provided, however, that the Cash Consideration shall not be subject to adjustment if the aggregate amount of the cash dividends distributed by SPIL in fiscal year 2017 is less than 85% of its after-tax net profit for fiscal year 2016.

Since ASE currently owns 33.29% shareholding of SPIL, for the purpose of presenting the accompanying pro forma combined balance sheet as of September 30, 2016, the cash consideration of NT$106,441.0 million, which represents the amount to acquire the remaining 66.71% shareholding, was assumed to be funded by NT$13,441.0 million from ASE’s existing cash and NT$93,000.0 million financed from banks recorded as long-term debts. For the purpose of presenting the accompany pro forma combined statements of operations, it was assumed that ASE’s initial acquisition of SPIL’s 33.29% shareholding and the subsequent acquisition of SPIL’s 66.71% shareholding which constitute acquisitions of 100% shareholding of SPIL had occurred on January 1, 2015.

2.	Preliminary estimated purchase price allocation

The pro forma combined financial statements reflect the following estimated acquisition-date fair value of tangible assets, liabilities, and other intangible assets of SPIL.

	Book Value	Fair Value Adjustments	Fair Value
	(in NT$ millions)
Current assets	44,914.8	–	44,914.8
Investments - non-current	7,028.9	–	7,028.9
Property, plant and equipment, net	66,331.5	11,365.7	77,697.2
Intangible assets	181.0	26,300.0	26,481.0
Goodwill	–	57,287.7	57,287.7
Other noncurrent assets	1,737.1	1,182.3	2,919.4
Short-term debts	2,665.6	–	2,665.6
Current portion of long-term debts	4,972.7	–	4,972.7
Long-term debts	24,044.8	–	24,044.8
Other liabilities	25,088.2	–	25,088.2
Total estimated purchase price consideration	63,422.0	96,135.7	159,557.7

Purchased property, plant and equipment and identified intangible assets are being depreciated or amortized on a straight-line basis over its weighted-average remaining useful life of approximately 10 years.

The estimated fair values and useful lives of assets acquired and liabilities assumed are based on preliminary management estimates and are subject to final valuation adjustments, which may cause some of the amounts ultimately recorded as goodwill to be materially different from those shown on the unaudited pro forma condensed consolidated balance sheets. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for definitive measurement. HoldCo intends to complete the valuations and other studies no later than a one-year measurement period following the Effective Time in accordance with IFRS.

For the purposes of this unaudited pro forma financial information, it has been assumed that the fair value evaluation was performed at the Effective Time, September 30, 2016, and the related assumption or calculation was as below.

(i)	Property, plant and equipment, net:

The fair value adjustment of property, plant and equipment is NT$11,365.7 million (US$363.5 million).

The weighted-average remaining useful life of property, plant and equipment is approximately 10 years, and the estimated depreciation is NT$1,508.5 million (US$48.2 million) and NT$1,131.3 million (US$36.2 million) reflected as a pro forma adjustment under operating costs in the Pro Forma Statements of Operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016, respectively. The actual depreciation may differ significantly between periods based upon the final value assigned and the depreciation period used for property, plant and equipment.

(ii)	Intangible assets:

For purposes of these Pro Forma Financial Statements, preliminary identifiable intangible assets consist of an estimated NT$7,800.0 million (US$249.4 million) for customer relationships and NT$18,500.0 million (US$591.6 million) for patented technology. These identifiable intangible assets are finite-lived intangible assets with useful life of 10 years.

The estimated amortization related to these intangible assets is NT$1,947.3 million (US$62.3 million) and NT$795.9 million (US$25.5 million) reflected as a pro forma adjustment under operating costs and operating expenses in the Pro Forma Statement of Operations for the year ended December 31, 2015, respectively, and NT$1,460.6 million (US$46.7 million) and NT$596.9 million (US$19.1 million) as a pro forma adjustment under operating costs and operating expenses in the Pro Forma Statement of Operations for nine months ended September 30, 2016, respectively. The actual amortization may differ significantly between periods based upon the final value assigned and the amortization period used for each identifiable intangible asset.

(iii)	Goodwill:

Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed.

(iv)	Other non-current assets:

The fair value adjustment of land use rights is NT$1,182.3 million (US$37.8 million). The remaining useful life of land use right years are approximately 50 years, and the estimated amortization is NT$23.3 million (US$0.8 million) and NT$17.5 million (US$0.5 million) reflected as a pro forma adjustment under operating costs in the Pro Forma Statements of Operations for the year ended December 31, 2015 and nine months ended September 30, 2016, respectively.

3.	SPIL Acquisition and Share Exchange cost

Total cost related to SPIL acquisition and the Share Exchange cost are estimated at approximately NT$560.4 million including (1) NT$95.4 million and NT$282.8 million incurred during the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively and (2) NT$182.2 million that are not incurred as of September 30, 2016. Such costs include financial, accounting, legal and other consulting fees associated until the completion of the Share Exchange. The costs of NT$182.2 million (US$5.8 million) not incurred as of September 30, 2016 have been reflected as a pro forma adjustment to retained earnings and other liabilities on the unaudited pro forma condensed consolidated balance sheets as of September 30, 2016.

4.	Interest cost

Interest expense in the Pro Forma Statements of Operations for the year ended December 31, 2015 and for the nine months ended September 30, 2016 has been adjusted as follows based on the expected sources of funding described as follows:

	Principal from January 1, 2015 to September 30, 2016	Effective Interest Rate	Interest Expense for the Year Ended December 31, 2015 Pro Forma Statement of Operations	Interest Expense for the Nine Months Ended September 30, 2016 Pro Forma Statement of Operations
	(in NT$ million)
Long-term debts	93,000	1.82%	1,690.9	1,268.2

The cash consideration of NT$106,441.0 million to acquire the remaining 66.71% shareholding of SPIL as described in Note 1 above was assumed to be funded by NT$13,441.0 million from ASE’s existing cash and NT$93,000.0 million financed from banks, For the purposes of calculating the pro forma interest expense, it was assumed that the bank loan of NT$93,000 million was fully drawdown by HoldCo on January 1, 2015. The floating borrowing rate was assumed to be based on 1.82 % interest rate for time span of the bank loan period for interest expense calculation. However, the final bank loan interest rate may differ from the rates in place when actually drawdown.

For the purposes of calculating the above interest expense, the effective interest rate also includes coordination and arrangement fees. A hypothetical change in interest rates of 0.125% would increase or decrease total interest expense of the Pro Forma Statements of Operations by approximately NT$116.3 million (US$3.7 million) and NT$87.2 million (US$2.8 million) for the year ended December 31, 2015 and for the nine months ended September 30, 2016, respectively.

For the purposes of this unaudited pro forma financial information, it has been assumed that the interest expense on the debt financing incurred to fund the Share Exchange will not be deductible for tax purposes. This assumption may be subject to change and may not be reflective of the deductions that will be available in future periods after completion of the Share Exchange.

5.	Pro Forma Adjustments

(a)	Adjustment to recognize depreciation and amortization of the fair value adjustment on property, plant and equipment, patented technology and other noncurrent assets of NT$3,479.1 million (US$111.3 million) as described in Note 2 (i) (ii) (iv) above.

(b)	Adjustment to recognize amortization of fair value adjustment on customer relationships of NT$795.9 million (US$25.5 million) as described in Note 2 (ii) above and to reverse of the incurred consulting fee related to the acquisition of SPIL as an equity method investment of NT$95.4 million (US$3.1 million).

(c)	Adjustment to (i) remove ASE’s share of profit of equity method associates in SPIL of NT$411.0 million (US$13.1 million); and accrue the interest expense of NT$1,690.9 million (US$54.1 million) as described in Note 4 above.

(d)	Adjustment to recognize depreciation and amortization of the fair value adjustment on property, plant and equipment, patented technology and other noncurrent assets of NT$2,609.4 million (US$83.4 million) as described in Note 2 (i) (ii) (iv).

(e)	Adjustment to recognize amortization of fair value adjustment on customer relationships of NT$596.9 million (US$19.1 million) as described in Note 2 (ii) above and to reverse the incurred consulting fee related to the acquisition of SPIL as equity method investment of NT$282.8 million (US$9.0 million).

(f)	Adjustment to (i) remove ASE’s share of profit of equity method associates in SPIL of NT$1,237.0 million (US$39.6 million) and (ii) accrue the interest expense of NT$1,268.2 million (US$40.5 million) as described in Note 4 above.

(g)	Adjustment to remove ASE’s investments accounted for using the equity method in SPIL as of September 30, 2016 under the assumption that HoldCo acquired a 100% shareholding in SPIL as of September 30, 2016.

(h)	Adjustment to reflect the assumed HoldCo’s borrowing for the cash consideration of SPIL in the amount of NT$93,000.0 million (US$2,974.1 million) as described in Note 4 above.

(i)	Adjustment to common shares and additional paid in capital in exchange for ASE Common Shares with HoldCo Common Shares using the share exchange ratio as described in Note 1 above and adjust the effect of derecognizing investment of equity method associate of SPIL as of September 30, 2016 to other equity under the assumption that HoldCo acquired 100% shareholding of SPIL as of September 30, 2016.

(j)	Adjustment to reflect the potential diluted impact from stock options and convertible bonds issued by the subsidiaries of ASE and SPIL.

Special Factors

Effects of the Share Exchange

Upon the terms and subject to the conditions of the Joint Share Exchange Agreement, and in accordance with the applicable provisions of the ROC Company Law, at the Effective Time, HoldCo will acquire all issued shares of ASE and SPIL, and ASE and SPIL will become wholly owned subsidiaries of HoldCo concurrently.

The following chart depicts the organizational structure of each of ASE and SPIL before the Share Exchange as of the date of this proxy statement/prospectus and immediately after the Effective Time.

Before the Share Exchange as of the date of this proxy statement/prospectus:

Immediately after the Effective Time:

Pursuant to the terms and subject to the conditions set forth in the Joint Share Exchange Agreement, at the Effective Time:

(i)	for SPIL shareholders:

•	each SPIL Common Share, par value NT$10 per share, issued immediately prior to the Effective Time (including SPIL’s treasury shares and the SPIL Common Shares beneficially owned by ASE), will be transferred to HoldCo in consideration for the right to receive NT$51.2, which represents NT$55 minus a cash dividend and a return of capital reserve of NT$3.8 per SPIL Common Share distributed by SPIL on July 1, 2016, payable by HoldCo in cash in NT dollars, without interest and net of any applicable withholding taxes; and

•	each SPIL ADS will be cancelled in exchange for the right to receive through SPIL Depositary, the US dollar equivalent of NT$256 (representing five times of the SPIL Common Shares Cash Consideration) minus (i) all processing fees and expenses per SPIL ADS in relation to the conversion from NT dollars into US dollars, and (ii) US$0.05 per SPIL ADS cancellation fees pursuant to the terms of the SPIL Deposit Agreement payable in cash in US dollars, without interest and net of any applicable withholding taxes. Within three ROC business days after the Effective Time, SPIL Depositary will receive the aggregate amount of SPIL ADS Cash Consideration in NT dollars for all issued SPIL ADSs through SPIL’s share registrar. SPIL ADS Holders of record will receive the SPIL ADS Cash Consideration through SPIL Depositary upon surrendering their SPIL ADSs for cancellation to SPIL Depositary after the Effective Time.

The Cash Consideration will be subject to adjustments if SPIL issues shares or pays cash dividends during the period from the execution date of the Joint Share Exchange Agreement to the Effective Time, provided, however, that the Cash Consideration shall not be subject to adjustment if the aggregate amount of the cash dividends distributed by SPIL in fiscal year 2017 is less than 85% of its after-tax net profit for fiscal year 2016.

At the Effective Time, HoldCo will acquire all issued shares of SPIL, and therefore HoldCo would be entitled to all benefits resulting from its 100% ownership of SPIL, including all of SPIL’s net book value and net income or loss. Similarly, HoldCo would also bear all of the risk of losses generated by SPIL’s operations and any decrease in the value of SPIL after the Share Exchange. Upon consummation of the Share Exchange, SPIL would become a privately held corporation. Accordingly, former SPIL shareholders would not have the opportunity to participate in the earnings and growth of SPIL after the Share Exchange and would not have any right to vote on corporate matters. Similarly, former SPIL shareholders would not face the risk of losses generated by SPIL’s operations or decline in the value of SPIL after the Share Exchange. Further, the SPIL Common Shares would be delisted from the TWSE and SPIL ADSs would be delisted from NASDAQ and would become eligible for deregistration under the Exchange Act.

(ii)	for ASE shareholders:

•	each ASE Common Share, par value NT$10 per share, issued immediately prior to the Effective Time (including ASE’s treasury shares), will be transferred to HoldCo in consideration for the right to receive 0.5 HoldCo Common Shares; and

•	each ASE ADS, currently representing five ASE Common Shares, will, after the Effective Time, represent the right to receive 1.25 HoldCo ADSs, each HoldCo ADS representing two HoldCo Common Shares, upon surrender for cancellation to the ASE Depositary after the Effective Time.

Under ROC law, if any fractional HoldCo Common Shares representing less than one common share would otherwise be allotted to former holders of ASE Common Shares in connection with the Share Exchange, those fractional shares will not be issued to those shareholders. Pursuant to the Joint Share Exchange Agreement, ASE will aggregate the fractional entitlements and sell the aggregated ASE Common Shares using the closing price of ASE Common Shares on the TWSE on the ninth (9th) ROC Trading Day prior to the Effective Time, to an appointee of the Chairman of HoldCo. The cash proceeds from the sale will be distributed to the former holders of ASE Common Shares by HoldCo on a proportionate basis in accordance with their respective fractions at the Effective Time. Under ROC law, ASE Common Shares and HoldCo Common Shares will be recorded in book-entry by the Taiwan Depository & Clearing Corporation. The HoldCo Common Shares entitlements as a result of the Share Exchange will be automatically recorded at ASE shareholders’ Taiwan Depository & Clearing Corporation account at the Effective Time of the Share Exchange, with no need for any additional action on ASE shareholders’ part.

Under the ASE Deposit Agreement, the ASE Depositary (Citibank) will only distribute whole HoldCo ADSs. The ASE Depositary will use commercially reasonable efforts to sell the fractional entitlements to HoldCo ADSs in the open market and will distribute the net cash proceeds to the holders of ASE ADSs entitled to it. After the Share Exchange becomes effective, the ASE Depositary will send a notice to all holders of ASE ADSs which specifies the manner in which ASE ADSs may be delivered to the ASE Depositary in exchange for HoldCo ADSs. A holder of ASE ADSs who delivers those ASE ADSs in the manner required will receive in exchange the applicable whole number of HoldCo ADSs. There is a US$0.02 cancellation fee per ASE ADS held, payable by holders of ASE ADSs, to the ASE Depositary in connection with the exchange of ASE ADSs for HoldCo ADSs.

At the Effective Time, HoldCo will acquire all issued shares of ASE. HoldCo would be entitled to all benefits resulting from its 100% ownership of ASE, including all of ASE’s net book value and net income or loss. Similarly, HoldCo would also bear all of the risk of losses generated by ASE’s operations and any decrease in the value of ASE after the Share Exchange. Upon consummation of the Share Exchange, ASE would become a privately held corporation. ASE Common Shares would be delisted from the TWSE and ASE ADSs would be delisted from NYSE and would become eligible for deregistration under the Exchange Act.

At the Effective Time, former ASE shareholders will receive HoldCo Shares based on the Exchange Ratio. There are no material differences between the rights of holders of ASE Common Shares and the rights of holders of HoldCo Common Shares from a legal perspective. For so long as HoldCo has a class of securities (which include the HoldCo ADSs) listed on the NYSE, HoldCo will be subject to rules regarding corporate governance requirements of NYSE and the Exchange Act, the reporting requirements for foreign private issuers, and the U.S. Sarbanes-Oxley Act of 2002 including, for example, independence requirements for audit committee composition, annual certification requirements and auditor independence rules, unless certain circumstances change. HoldCo will be required to disclose any significant ways in which its corporate governance practices differ from those followed by U.S. domestic companies under NYSE’s listing standards. To the extent possible under the ROC law and the arrangement contemplated by the HoldCo Deposit Agreement, HoldCo’s corporate governance practices are expected to be comparable to those of ASE.

The issuance of HoldCo Common Shares in connection with the Share Exchange to U.S. holders of ASE Common Shares has been registered under the Securities Act. Accordingly, there will be no restrictions under the Securities Act upon the resale or transfer of such shares by U.S. shareholders of ASE except for those shareholders, if any, who are deemed to be “affiliates” of ASE, as such term is used in Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of ASE generally include individuals who, or entities that, directly or indirectly control, or are controlled by or are under common control with, ASE, With respect to those shareholders who may be deemed to be affiliates of ASE, Rule 144 place certain restrictions on the offer and sale within the United States or to U.S. persons of HoldCo Common Shares that may be received by them pursuant to the Share Exchange. This proxy statement/prospectus does not cover resales of shares of HoldCo Common Shares received by any person who may be deemed to be an affiliate of ASE.

Background of the Share Exchange; Past Contacts; Negotiations

Events leading to the execution of the Joint Share Exchange Agreement described in this “Background of the Share Exchange; Past Contacts; Negotiations” section occurred in various locations that regularly included Taiwan, United States and Hong Kong. As a result, Taiwan Standard Time is used for all dates and times given.

The ASE Board and senior management of ASE regularly review and assess ASE’s operations, performance, prospects and strategic direction. Prior to its announcement of the Initial ASE Tender Offers in August 2015, ASE believed that in light of the increase in competition and the consolidation trends in the global semiconductor industry, an investment in SPIL would present attractive opportunities. At that time, in ASE’s view, the SPIL Common Shares and SPIL ADSs represented an attractive investment from a financial perspective. In addition, ASE hoped that an investment in SPIL might facilitate future cooperation opportunities with SPIL, in a manner consistent with all applicable laws, in an effort to maintain and promote the competitiveness of ASE.

On August 21, 2015, ASE announced that it planned to commence, on August 24, 2015, the Initial ASE Tender Offers at a price of NT$45 per SPIL Common Share and NT$225 per SPIL ADS for 779,000,000 SPIL Common Shares (including those represented by SPIL ADSs), which represented approximately 24.99% of the issued and outstanding share capital of SPIL.

On August 24, 2015, ASE commenced the Initial ASE Tender Offers. On the same day, SPIL announced that it had formed a review committee consisting of its independent directors to evaluate the Initial ASE Tender Offers.

On August 28, 2015, SPIL issued a press release and filed a Solicitation/Recommendation Statement on Schedule 14D-9 (as amended, the “First Schedule 14D-9”) with the SEC in which the SPIL Board recommended that SPIL shareholders reject the Initial ASE Tender Offers and not tender any SPIL Common Shares or SPIL ADSs into the Initial ASE Tender Offers.

The First Schedule 14D-9 further disclosed that, on August 28, 2015, SPIL had entered into a letter of intent with Hon Hai Precision Industry Co., Ltd. (“Hon Hai”) pursuant to which (i) SPIL would issue 840,600,000 SPIL Common Shares in exchange for 359,230,769 common shares issued by Hon Hai, representing approximately 21.24% and 2.20% of the issued and outstanding share capital of SPIL and Hon Hai, respectively (the “Hon Hai Share Exchange”), and (ii) SPIL and Hon Hai would cooperate on certain commercial matters.

The Hon Hai Share Exchange would have required an increase in the authorized but unissued capital of SPIL (the “Capital Increase”) and amendments to SPIL’s acquisition and disposition procedures (the “By-Law Amendments”), which would have required the approval of SPIL’s shareholders at an extraordinary shareholders’ meeting (the “First EGM”). On August 28, 2015, SPIL called the First EGM to be held on October 15, 2015, and set a record date of September 15, 2015 for the First EGM, which date was prior to the expiration and closing of the Initial ASE Tender Offers. ASE was therefore not eligible to vote its SPIL Common Shares at the First EGM.

ASE publicly opposed the Hon Hai Share Exchange on the basis that it was not in the best interests of SPIL shareholders for various reasons, including that the Hon Hai Share Exchange would result in significant dilution for all SPIL shareholders and would bring no cash to SPIL or its shareholders.

The Initial ASE Tender Offers expired on September 22, 2015. Pursuant to the Initial ASE Tender Offers, there were validly tendered and not validly withdrawn a number of SPIL Common Shares and SPIL ADSs representing approximately 36.83% of the issued and outstanding share capital of SPIL. On September 23, 2015, ASE accepted for purchase SPIL Common Shares and SPIL ADSs representing approximately 24.99% of the issued and outstanding share capital of SPIL.

On September 22, 2015, ASE filed an injunction with the Taichung District Court seeking to enjoin the First EGM. Following the expiration of the Initial ASE Tender Offers, on September 23, 2015, ASE’s Chairman and Chief Executive Officer, Mr. Jason C.S. Chang met with SPIL’s Chairman, Mr. Bough Lin, to express his regret that, due to certain legal limitations, ASE had not been able to discuss the Initial ASE Tender Offers with SPIL prior to its commencement. Mr. Chang also reiterated that the purpose of ASE’s investment was to explore avenues of mutual cooperation in the face of intensifying global competition and industry consolidation and that ASE strongly opposed the proposed Hon Hai Share Exchange.

On September 28, 2015 and October 1, 2015, ASE issued open letters to SPIL shareholders urging them to vote against the proposals to be voted on at the First EGM.

On October 1, 2015, pursuant to the Initial ASE Tender Offers, ASE closed its acquisition of, and paid for, 725,749,060 SPIL Common Shares and 10,650,188 SPIL ADSs, representing approximately 24.99% of the issued and outstanding share capital of SPIL.

Also on October 1, 2015, ASE filed a suit in the Taichung District Court seeking the invalidation of the SPIL Board’s resolution convening the First EGM.

On October 5, 2015, ASE issued a further open letter to SPIL shareholders urging them to vote against the proposals to be voted on at the First EGM, noting that two leading proxy advisors agreed with ASE’s recommendation.

On October 13, 2015, the Taichung District Court denied ASE’s petition seeking an injunction to enjoin SPIL’s First EGM.

On October 15, 2015, SPIL’s Capital Increase and By-Law Amendments were not approved by its shareholders at the First EGM.

Also on October 15, 2015, SPIL filed a suit in the Kaohsiung District Court (the “SPIL Kaohsiung Suit”) against ASE seeking the invalidation of the Initial ASE Tender Offers and confirmation that ASE did not, in SPIL’s view, have the right to be registered as a shareholder in SPIL’s shareholder register. ASE indicated publicly that it believed that this lawsuit was without merit. On the same day, ASE withdrew its suit seeking the invalidation of the SPIL Board’s resolution convening the First EGM. Subsequently, the Kaohsiung District Court revoked the SPIL Kaohsiung Suit on June 27, 2016.

On October 22, 2015 and on November 2, 2015, Mr. Chang sent letters to Mr. Lin reiterating that the purpose of ASE’s investment in SPIL was to establish a basis for possible future cooperation and that ASE wished to discuss and establish specific plans for such cooperation.

On November 4, 2015, Mr. Chang received a letter from Mr. Lin asserting that SPIL did not recognize ASE as a shareholder of SPIL and requesting that ASE provide a written undertaking prior to any discussions with SPIL that (i) if ASE became a shareholder of SPIL, ASE would maintain its financial investor status, and would not intervene and participate in or interfere with SPIL’s business operations, and would not nominate any person for appointment as a director of SPIL, and (ii) ASE would treat the communications and discussions between both parties as confidential, and would not disclose such information externally without SPIL’s consent.

On November 6, 2015, Mr. Chang sent a letter to Mr. Lin stating that ASE had lawfully acquired 779,000,000 SPIL Common Shares (including those represented by SPIL ADSs) upon completion of the Initial ASE Tender Offers and requesting a meeting before November 13, 2015 to discuss specific details of SPIL’s proposed undertaking and plans for potential cooperation.

On November 16, 2015, ASE filed an amendment to its report on Schedule 13D indicating that ASE had become increasingly concerned that the combination of SPIL’s open animosity to ASE, SPIL’s demonstrated willingness to consider ill-conceived transactions, and SPIL’s expressed desire to seek out one or more other opportunities with third parties, all posed a very real threat that SPIL would at some future date attempt to adopt one or more further defensive measures that could damage SPIL and ASE’s 24.99% interest therein.

The amendment noted that although ASE continued to seek avenues of cooperation with SPIL, and while no decision had been made, ASE believed that it needed to evaluate all possibilities available to it to protect its significant investment in SPIL and to react to any such defensive measures. Such possibilities included potential proposals to SPIL relating to cooperation or other potential transactions, influencing the management of SPIL, or further acquisitions of SPIL Common Shares, whether in the market or through one or more tender offers.

On December 11, 2015, SPIL announced a potential transaction with Tsinghua Unigroup Ltd. (“Tsinghua” and the “Tsinghua Transaction”). Pursuant to the Tsinghua Transaction, if approved by SPIL shareholders, Tsinghua would purchase newly issued SPIL Common Shares by way of private placement at a price of NT$55 per SPIL Common Share. The Tsinghua Transaction would also have required SPIL shareholder approval. On the same date, SPIL announced that it planned to hold an extraordinary shareholders’ meeting on January 28, 2016 for shareholders to vote on the Tsinghua Transaction. Upon completion of the Tsinghua Transaction, Tsinghua would have owned 24.9% of SPIL’s then-outstanding Common Shares.

ASE believed that the Tsinghua Transaction was not in the best interests of SPIL’s shareholders and was a defensive and dilutive transaction that brought no cash to SPIL’s shareholders. On December 14, 2015, in order to protect its significant investment in SPIL in light of the Tsinghua Transaction and the reasons described above in relation to ASE’s November 16, 2015 amendment to its report on Schedule 13D, ASE submitted a written proposal to the SPIL Board proposing to acquire 100% of the remaining outstanding SPIL Common Shares for NT$55 per SPIL Common Share in cash and 100% of the remaining outstanding SPIL ADSs for NT$275 per SPIL ADS in cash (the “December 14, 2015 Proposal”). The December 14, 2015 Proposal was subject to execution and delivery of a mutually satisfactory definitive share exchange agreement containing customary terms and conditions and contingent on the termination or cancellation of the Tsinghua Transaction in accordance with its terms or applicable laws. ASE requested a written response from the SPIL Board by December 21, 2015 confirming whether or not SPIL was willing to discuss the December 14, 2015 Proposal.

On December 21, 2015, SPIL issued a press release stating that it would assess the December 14, 2015 Proposal and that it would be discussed at a meeting of the SPIL Board on December 28, 2015.

Based upon the foregoing and other factors, ASE determined that there was no realistic possibility of a cooperative dialogue with SPIL at ASE’s existing ownership level in SPIL and that there was a very real risk that SPIL would at some future date attempt to adopt one or more further defensive measures that could further damage the value of ASE’s investment. As a result, ASE concluded that it had no viable alternative other than to seek to increase its ownership stake in SPIL. On December 22, 2015, ASE announced that it planned to commence on December 29, 2015 tender offers in the ROC (the “Second ROC Offer”) and the United States (the “Second U.S. Offer,” together with the Second ROC Offer, the “Second ASE Tender Offers”) for up to 770,000,000 SPIL Common Shares, including those represented by SPIL ADSs, at a price of NT$55 per SPIL Common Share (and NT$275 per SPIL ADS), which represented approximately 24.71% of the issued and outstanding share capital of SPIL. In addition, ASE disclosed that if the Second ASE Tender Offers were consummated, subject to either (i) SPIL’s shareholders not approving the Tsinghua Transaction at the proposed extraordinary shareholders’ meeting on January 28, 2016 or (ii) SPIL terminating the Tsinghua Transaction in accordance with its terms or applicable law and cancelling the proposed extraordinary shareholders’ meeting, ASE would seek to cause SPIL to enter into a share exchange or other similar business combination with ASE pursuant to which ASE would acquire 100% of the shares of SPIL not owned by ASE (a “Proposed Combination”) for the consideration of NT$55 per SPIL Common Share and NT$275 per SPIL ADS (subject to adjustment if SPIL issued shares or cash dividends prior to the closing of such Proposed Combination). In order to implement a Proposed Combination, if the Second ASE Tender Offers were consummated, ASE intended to seek control of the SPIL Board. On the same date, SPIL issued a press release requesting that ASE cease its plan to commence the Second ASE Tender Offers and provide responses to certain questions as a precondition to any potential discussions on the December 14, 2015 Proposal. SPIL also announced on the same date that it planned to postpone the proposed extraordinary shareholders’ meeting that had been scheduled for January 28, 2016 to consider the Tsinghua Transaction.

On December 28, 2015, ASE announced that it intended, as previously announced, to commence the Second ASE Tender Offers on December 29, 2015 and that it believed that the Second ASE Tender Offers did not preclude any discussions with SPIL with respect to the December 14, 2015 Proposal. Accordingly, on December 29, 2015, ASE commenced the Second ASE Tender Offers.

On December 30, 2015, SPIL announced that it would convene meetings of a review committee and the SPIL Board in connection with the Second ASE Tender Offers.

On January 7, 2016, SPIL issued a press release and filed a Solicitation/Recommendation Statement on Schedule 14D-9 (as amended, the “Second Schedule 14D-9”) with the SEC announcing the SPIL Board recommendation, which it subsequently amended, that shareholders of SPIL consider the reservations of the review committee and the SPIL Board regarding the Second ASE Tender Offers, and further review the relevant risks before deciding individually whether or not to participate in the Second ASE Tender Offers.

On February 4, 2016, ASE extended the Second ASE Tender Offers until March 17, 2016 in order to permit the TFTC further time to review the Proposed Combination. The Second ASE Tender Offers had previously been scheduled to expire on February 16, 2016.

Between February 17, 2016 and March 9, 2016, ASE published various advertisements in newspapers in the ROC and made a series of shareholder communications in connection with the Second ASE Tender Offers. During this time, SPIL filed a number of amendments to the Second Schedule 14D-9 clarifying the scope of its recommendation in respect of the Second ASE Tender Offers.

On March 17, 2016, ASE announced that the Second ASE Tender Offers were unsuccessful, as ASE did not receive approval from the TFTC for the proposed combination between ASE and SPIL prior to the expiration of the Second ASE Tender Offers. Notwithstanding the failure of the Second ASE Tender Offers, ASE stated that it continued to seek to obtain control of SPIL, with the purpose of effecting an acquisition of 100% of the SPIL Common Shares and SPIL ADSs that ASE did not already own. In addition, ASE stated that it would otherwise continue to seek opportunities for cooperation with SPIL and would consider other possibilities, including further acquisitions of SPIL Common Shares.

On March 17, 2016, ASE disclosed that the TFTC was continuing to review the Proposed Combination. If the TFTC approved the Proposed Combination, ASE expected to continue to seek the support of SPIL shareholders in order to acquire 100% of the issued and outstanding share capital of SPIL not owned by ASE. ASE further explained that, simultaneously with the acquisition of SPIL, ASE planned to establish a holding company in Taiwan that would hold 100% of the equity interests of both ASE and SPIL such that ASE and SPIL would be wholly owned subsidiaries of such holding company, which would maintain all current operations of ASE and SPIL in Taiwan.

Between March 24, 2016 and April 7, 2016, ASE acquired by way of market purchases additional SPIL Common Shares and SPIL ADSs amounting to an additional 8.29% of the issued and outstanding SPIL Common Shares (including those represented by SPIL ADSs) for an aggregate purchase price of NT$13.7 billion.

On April 17, 2016, Mr. Lin and Mr. Chang, together with executives of ASE and SPIL, had a meeting at which the possibility of a combination transaction was discussed. During the meeting, Mr. Lin and Mr. Chang discussed whether it would be in the best interests of the two companies and their respective shareholders for ASE and SPIL to explore the possibility of entering into a combination transaction.

Between April 25, 2016 and May 19, 2016, representatives of ASE and SPIL, together with their respective legal and financial advisors, held a series of in-person meetings and conference calls to discuss a variety of issues, and explore whether it would be possible to develop the terms of a possible share exchange transaction between ASE and SPIL (“Proposed Share Exchange”), including the structure, price, board composition of the new holding company after the Proposed Share Exchange, protection of SPIL’s employee rights and the timing of any announcement. ASE furnished SPIL with proposed draft transaction documents and presentation materials relating to the Proposed Share Exchange, which contemplated SPIL and ASE entering into a share exchange transaction at a price of NT$55.0 per SPIL Common Share and set forth the other terms of such transaction. There was no agreement with respect to the Proposed Share Exchange by the end of these meetings.

On April 28, 2016, SPIL issued a press release announcing the termination of the Tsinghua Transaction.

On May 26, 2016, the ASE Board held a meeting, in which members of ASE’s senior management participated, to discuss the draft Joint Share Exchange MOU and review the conclusions of ASE’s legal and financial advisors. In connection with the deliberations of the ASE Board, an independent public accounting firm engaged by ASE, Mr. Ji-Sheng Chiu, CPA, delivered to the ASE Board his oral opinion, which was confirmed by delivery of a written opinion dated May 25, 2016, that the cash consideration of NT$55.00 per SPIL Common Share and the exchange ratio pursuant to which ASE Common Shares would be exchanged for shares in the holding company, were reasonable and fair.

On May 26, 2016, ASE and SPIL issued a joint press release announcing the execution of the Joint Share Exchange MOU and setting a deadline for execution of a definitive Joint Share Exchange Agreement of June 25, 2016. Also on May 26 2016, Mr. Chang sent a letter to Mr. Lin reiterating his support for the proposed combination.

On May 27, 2016, ASE and SPIL clarified by respective press releases that the actual Cash Consideration of NT$55 per SPIL Common Share included the cash dividend and a returning of capital reserve of NT$3.8 per SPIL Common Share previously declared by SPIL, and that the adjusted Cash Consideration should be NT$51.2 per SPIL Share.

On June 3, 2016, Baker & McKenzie sent SPIL’s legal counsel Jones Day a proposed draft of the Joint Share Exchange Agreement, which contemplated, among other things, that ASE would exchange all of ASE’s issued ASE Common Shares for shares in a newly formed holding company, and all issued SPIL Common Shares would be acquired for NT$55.00 per share in cash and NT$275 per SPIL ADS (prior to cash dividend and a returning of capital reserve adjustment) .

Between June 3, 2016 and June 24, 2016, representatives of ASE and SPIL, together with representatives of each of their legal and financial advisors, held a series of conference calls and in-person meetings to negotiate the terms of the draft Joint Share Exchange Agreement, including in relation to post-closing commitments of the surviving company, the timetable for the transaction and the requirements relating to obtaining regulatory approvals. During this period, ASE’s legal advisors Davis Polk and Baker & McKenzie exchanged multiple drafts of the draft Joint Share Exchange Agreement with SPIL’s legal advisors Simpson Thacher and Jones Day.

On June 24, 2016, ASE and SPIL executed a supplemental Joint Share Exchange MOU, extending the deadline for ASE and SPIL to execute a definitive agreement to June 30, 2016.

On June 30, 2016, the ASE audit committee unanimously determined that the draft Joint Share Exchange Agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of ASE and its shareholders and approved the draft Joint Share Exchange Agreement and the other transactions contemplated therein. Later that same day, the ASE Board met to discuss the draft Joint Share Exchange Agreement, in which members of ASE senior management participated. Prior to the meeting, members of the ASE Board had been provided with a set of meeting materials, including the draft Joint Share Exchange Agreement and certain financial analyses. In connection with the deliberations of the ASE Board, an independent expert engaged by ASE, Mr. Ji-Sheng Chiu, CPA, delivered to the ASE Board his oral opinion, which was confirmed by delivery of a written opinion dated June 29, 2016, that the consideration in the draft Joint Share Exchange Agreement of NT$55.00 per SPIL Common Share and NT$275 per SPIL ADS (prior to cash dividend and a returning of capital reserve adjustment) and the exchange ratio pursuant to which ASE Common Shares would be exchanged for shares in the holding company, were reasonable and fair.

On June 30, 2016, ASE and SPIL issued a joint press release announcing the execution of the Joint Share Exchange Agreement.

Recommendation and Approval of the ASE Board and Reasons for the Share Exchange

By a vote at a meeting of the audit committee of ASE held on June 30, 2016 and by a subsequent vote at a meeting of the ASE Board held on the same date, the ASE Board and ASE’s audit committee unanimously determined that the Joint Share Exchange Agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of ASE and its shareholders and approved the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement. The ASE Board recommends that ASE shareholders vote “FOR” the approval of the Joint Share Exchange Agreement and the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement and “FOR” the approval of the other proposals to be voted on at the ASE EGM.

In evaluating the proposed Share Exchange, the ASE Board consulted with ASE’s management and legal advisors and independent experts and, in reaching its determination and recommendation, the ASE Board considered a number of factors. The ASE Board also consulted with outside legal counsel regarding its obligations, legal due diligence matters and the terms of the Joint Share Exchange Agreement.

Many of the factors considered supported the conclusion of ASE Board that the Joint Share Exchange Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of ASE and its shareholders, including the following, subject to the Post-Closing Operation and Corporate Governance section set forth on page 83 herein, (not in any relative order of importance):

•	continuing consolidation trend in the semiconductor industry and the intensifying competitive landscape in the semiconductor packaging and testing industry poses significant risks and uncertainties for ASE’s and SPIL’s business if each company continues to operate separately;

•	the expectation that the combination of ASE and SPIL under the holding company structure will allow both companies to better utilize their total capacity to achieve broader service coverage across products and offer more innovative and complete solutions to their customers;

•	that ASE and SPIL can pool their experience and know-how, as well as their respective existing product footprints for high-quality packaging and testing service solutions, which will allow customers to benefit from best technologies and also create incentives for other packaging and testing service providers to use similar production process;

•	the expectation that the combination of ASE and SPIL will allow each company to have better insights to semiconductor customers and end markets to enable more accurate forecasting of customer demand and facilitate better planning and capacity investment, which would in turn allow ASE and SPIL the ability to execute and deliver on its business plans throughout the business cycle and in a semiconductor industry that is highly competitive, cyclical and subject to constant and rapid technological change;

•	the opportunity to further expand ASE’s and SPIL’s global market reach and customer base leveraging a “dual-brand cross-selling operations” model and expand into other business areas of strategic importance;

•	the expectation based on estimates by ASE’s and SPIL’s management that both companies can achieve significant synergies in research and development investments and capital expenditures as a result of reduction of duplicative investments, allowing for significant cost synergies and expended investment budgets;

•	the expectation that the larger scale organization, greater marketing resources and financial strength of HoldCo will lead to improved opportunities for marketing and cross selling ASE’s and SPIL’s products after the combination;

•	the holding company structure will allow HoldCo to focus on devising the group’s overall strategy and maximize interests of the group as a whole, while allowing each subsidiary, including ASE and SPIL, to concentrate on its particular business area and operations;

•	the fact that the new holding company will function as the group’s overall resources allocation and strategic planning platform to achieve a more streamlined management structure among the group’s distinct business concentration area to further improve the group’s overall operational efficiency and solidify professional managerial function within each subsidiary to ensure sustainable development of the group;

•	the fact that ASE’s current shareholders will own approximately the same ownership and voting interest in HoldCo following the completion of the Share Exchange;

•	the First Crowe Horwath Opinion, dated May 25, 2016, and the Second Crowe Horwath Opinion, dated June 29, 2016, to the ASE Board as to the fairness, from a financial point of view and as of the respective date of each opinion, to ASE, of the Cash Consideration to be paid by HoldCo to SPIL shareholders and the exchange ratio pursuant to which ASE shareholders will exchange their shares for HoldCo Shares pursuant to the Joint Share Exchange Agreement, which opinions were based on and subject to the assumptions made, procedures followed and matters considered in the review undertaken by Mr. Ji-Sheng Chiu, CPA, as more fully described below in the section entitled “— Opinions of ASE’s Independent Expert”; and

•	the review by the ASE Board with its advisors of the structure of the proposed Share Exchange and the financial and other terms of the Joint Share Exchange Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations and the termination provisions, as well as the likelihood of the completion of the proposed Share Exchange and the evaluation by the ASE Board of the likely time period necessary to complete the Share Exchange.

In the course of its deliberations, the ASE Board also considered a variety of risks and other potentially negative factors, including the following (not in any relative order of importance):

•	the possibility that the Share Exchange may not be completed as a result of the failure to obtain the required approval from ASE shareholders or SPIL shareholders, the failure by ASE to obtain financing, or otherwise, or that completion may be unduly delayed for reasons beyond the control of ASE and/or SPIL, including the potential length of the regulatory review process and the risk that applicable antitrust and competition authorities may prohibit or enjoin the Share Exchange or otherwise impose unanticipated conditions on ASE and/or SPIL, in order to obtain clearance for the Share Exchange, and the effect the resulting termination of the Joint Share Exchange Agreement may have on the trading price of the ASE Common Shares and ASE’s operating results, including ASE’s potential obligation to pay SPIL a liquidated damages in the amount of NT$8.5 billion (US$0.3 billion), as described in the section entitled “The Joint Share Exchange Agreement — Termination Fees” ;

•	the possible disruption to ASE’s business that may result from the Share Exchange, including the potential for diversion of management and employee attention from other strategic opportunities or operational matters and for increased employee attrition during the period prior to completion of the Share Exchange, and the potential effect of the Share Exchange on ASE’s business and relations with customers and suppliers;

•	the adverse impact that business uncertainty pending completion of the Share Exchange could have on ASE’s ability to attract, retain and motivate key personnel;

•	the difficulty and costs inherent in consolidating resources in ASE and SPIL under the holding company structure and the risk that anticipated strategic and other benefits to ASE and SPIL following completion of the Share Exchange, including the estimated cost savings and cost synergies described above, will not be realized or will take longer to realize than expected;

•	the transaction costs to be incurred in connection with the Share Exchange;

•	that failure to complete the Share Exchange could lead to negative perceptions among investors, potential investors, employees and customers;

•	operational inefficiencies due to a layered corporate structure and valuation discounts as a result of the adoption of a holding company structure which may have an adverse effect on the trading value of HoldCo Common Shares or HoldCo ADSs; and

•	risks of the type and nature described in the sections entitled “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements.”

In addition, the ASE Board was fully aware of and has deliberated over the history of prior litigations between ASE and SPIL as described in the section entitled “—Background of the Share Exchange; Past Contacts; Negotiations.” ASE has intended to seek a friendly transaction with SPIL from the very beginning. The purpose of its lawsuits initiated in September and October 2015 against SPIL was to protect its investment in SPIL. Although SPIL filed the SPIL Kaohsiung Suit in October 2015 seeking to invalidate ASE’s investment, the Kaohsiung District Court revoked the SPIL Kaohsiung Suit on June 27, 2016 and the parties eventually agreed to the Share Exchange transaction after friendly and good-faith negotiations. This result is what ASE has always been pursuing and the ASE Board did not view the prior litigations between the two parties as detrimental to an eventual friendly outcome.

The ASE Board considered all of these factors as a whole and, on balance, concluded that overall, the potential benefits of the Share Exchange to ASE and its shareholders outweighed the risks which are mentioned above, and it supported the decision to approve the Share Exchange and the other transactions contemplated by the Joint Share Exchange Agreement. The foregoing discussion of the information and factors considered by the ASE Board is not exhaustive. In view of the wide variety of factors considered by the ASE Board in connection with its evaluation of the proposed Share Exchange and the complexity of these matters, the ASE Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, the ASE Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered. The ASE Board evaluated the factors described above, among others, and reached a consensus that the Joint Share Exchange Agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of ASE and its shareholders. In considering the factors described above and any other factors, individual members of the ASE Board may have viewed factors differently or given different weight or merit to different factors.

Interests of ASE in SPIL Common Shares and ADSs

On October 1, 2015, ASE closed its acquisition of, and paid for, 779,000,000 SPIL Common Shares (including those represented by SPIL ADSs) at a price of NT$45 per SPIL Common Share and NT$225 per SPIL ADS pursuant to the tender offers in the U.S. and in the ROC.

In March and April 2016, ASE acquired an additional 258,300,000 SPIL Common Shares (including those represented by SPIL ADSs) through open market purchases. The following table sets forth certain information relating to the aforesaid ASE’s open market purchases:

Period	Total Number of SPIL Common Shares Purchased	Average Price Paid Per SPIL Common Share (in NT$)	Range of Price Paid Per SPIL Common Share (in NT$)
March 24, 2016-March 30, 2016	201,547,740	53.16	51.80-54.00
April 1, 2016-April 7, 2016	8,300,000	52.91	50.64-53.00
Total:	209,847,740	-	-

Period	Total Number of SPIL ADSs Purchased	Average Price Paid Per SPIL ADS (in US$)	Range of Price Paid Per SPIL ADS (in US$)
March 24, 2016-March 30, 2016	9,690,452	8.13	7.91-8.26
Total:	9,690,452	-	-

As of the date of this proxy statement/prospectus, (a) SPIL had an aggregate of 3,116,361,139 SPIL Common Shares, including 188,916,960 SPIL Common Shares represented by SPIL ADSs, issued and outstanding; and (b) ASE held 988,847,740 SPIL Common Shares and 9,690,452 SPIL ADSs.

Except as set forth elsewhere in this proxy statement/prospectus: (a) none of ASE and, to ASE’s knowledge, any associate or majority-owned subsidiary of ASE beneficially owns or has a right to acquire any SPIL Common Shares, SPIL ADSs or other equity securities of SPIL; (b) none of ASE and, to ASE’s knowledge, any associate or majority-owned subsidiary of ASE has effected any transaction in SPIL Common Shares, SPIL ADSs or other equity securities of SPIL during the past 60 days; and (c) during the two years before the date of this proxy statement/prospectus, there have been no transactions between ASE, its subsidiaries, on the one hand, and SPIL or any of its executive officers, directors, controlling shareholders or affiliates, on the other hand, that would require reporting under SEC rules and regulations.

Certain Financial Projections

ASE does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. No financial projections were prepared by ASE or their advisors in connection with the Share Exchange.

Opinions of ASE’s Independent Expert

Crowe Horwath Opinions

On May 25, 2016, Mr. Ji-Sheng Chiu, CPA, of Crowe Horwath (TW) CPAs, an independent expert engaged by ASE, delivered to ASE its written opinion that the proposed exchange of each ASE Common Share for 0.5 HoldCo Common Shares and each SPIL Common Share for NT$55 in cash pursuant to the Share Exchange was fair and reasonable. On June 29, 2016, Mr. Ji-Sheng Chiu delivered to ASE another written opinion that the proposed exchange of each ASE Common Share for 0.5 HoldCo Common Shares and each SPIL Common Share for NT$55 in cash pursuant to the Share Exchange was fair and reasonable.

ASE selected Mr. Ji-Sheng Chiu of Crowe Horwath (TW) CPAs to act as an independent expert to provide the Crowe Horwath Opinions in connection with the Share Exchange based on Mr. Ji-Sheng Chiu’s reputation, experience in the Taiwan market and familiarity with ASE and its business. Mr. Ji-Sheng Chiu is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings and valuations for corporate and other purposes for ROC corporations. Mr. Ji-Sheng Chiu in the past has delivered opinions to ASE during the two-year period prior to date of the First Crowe Horwath Opinion in connection with (i) a spin-off transaction involving Universal Scientific Industrial Co., Ltd., a subsidiary of ASE, (ii) the Initial ASE Tender Offers, (iii) a private placement under which ASE sold its shareholdings in Universal Scientific Industrial Co., Ltd. to another subsidiary of ASE for corporate restructuring proposes, (iv) the proposal to SPIL to acquire 100% of its outstanding shares not owned by ASE in cash dated December 14, 2015 and (v) the Second ASE Tender Offers. Mr. Ji-Sheng Chiu received aggregate compensation of NT$300,000 (US$9,594) in connection with these prior opinions and was paid an opinion fee of NT$60,000 (US$1,919) for each of the First Crowe Horwath Opinion and the Second Crowe Horwath Opinion. Mr. Ji-Sheng Chiu may in the future deliver opinions to ASE, for which services Mr. Ji-Sheng Chiu may receive compensation. No material limitations were imposed by ASE on Mr. Ji-Sheng Chiu’s work in connection with the Share Exchange.

The full text of the English translation of the Crowe Horwath Opinions has been included in Annex B-1 and Annex B-2 to this proxy statement/prospectus. The Crowe Horwath Opinions will also be available for any interested ASE shareholder (or any representative of an ASE shareholder who has been so designated in writing) to inspect and copy at ASE’s principal executive offices during regular business hours. The Crowe Horwath Opinions outline the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Mr. Ji-Sheng Chiu in rendering the Crowe Horwath Opinions. The descriptions of the Crowe Horwath Opinions set forth below are qualified in their entirety by reference to the full text of such opinions. Holders of ASE Common Shares or SPIL Common Shares are urged to read the entire opinion carefully in connection with their consideration of the Share Exchange.

The Crowe Horwath Opinions speak only as of the date of each such opinion. The Crowe Horwath Opinions were directed to the ASE Board and are directed only to the fairness of the proposed exchange of each ASE Common Share for 0.5 HoldCo Common Shares and each SPIL Common Share for NT$55 in cash pursuant to the Share Exchange. They do not address the underlying business decision of ASE or SPIL to engage in the Share Exchange and do not constitute recommendation as to whether or not any holder of ASE Common Shares should vote in favor of the Share Exchange at any shareholder meeting, or at all. The Crowe Horwath Opinions was one of the many factors considered by the ASE Board in evaluating the Share Exchange and should not be viewed as determinative of the views of the ASE Board with respect to the Share Exchange. The consideration to be paid in the Share Exchange was determined through arm’s length negotiations between ASE and SPIL. Mr. Ji-Sheng Chiu did not recommend any specific amount of consideration to ASE or the ASE Board or advise that any specific amount of consideration constituted the only appropriate consideration for the Share Exchange.

In connection with rendering the Crowe Horwath Opinions, Mr. Ji-Sheng Chiu reviewed and considered the audited or unaudited financial statements of ASE and SPIL for the years 2014, 2015 and the first quarter of 2016, relevant business overviews, financial statements, and other materials Mr. Ji-Sheng Chiu deemed relevant and available to the public from, among other sources, the TWSE’s Market Observation Post System, the website of the TWSE, the website of the Taipei Exchange (GreTai Securities Market), the Commerce and Industry Registration Enquiry System of the Department of Commerce, Ministry of Economic Affairs, Taiwan, the Taiwan Economic Journal (TEJ) Database, and comparison, analysis and historical stock price data of ASE, SPIL and their peers compiled by Bloomberg. In performing its review, Mr. Ji-Sheng Chiu relied upon the accuracy and completeness of all of the financial and other information that was available to Mr. Ji-Sheng Chiu from public sources or that was otherwise reviewed by Mr. Ji-Sheng Chiu, and Mr. Ji-Sheng Chiu assumed such accuracy and completeness for purposes of preparing the Crowe Horwath Opinions.

Mr. Ji-Sheng Chiu expressed no opinion as to the trading values of ASE Common Shares or SPIL Common Shares after the date of each respective Opinion or what the value of ASE Common Shares or SPIL Common Shares will be upon consummation of the Share Exchange. Mr. Ji-Sheng Chiu expressed no opinion as to any of the legal, accounting, and tax matters relating to the Share Exchange. The Crowe Horwath Opinions were necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Mr. Ji-Sheng Chiu as of, the date of the respective Crowe Horwath Opinions. Events occurring after the date thereof could materially affect the Crowe Horwath Opinions. Mr. Ji-Sheng Chiu has not undertaken to update, revise, reaffirm or withdraw the Crowe Horwath Opinions or otherwise comment upon events occurring after the respective date of the Crowe Horwath Opinions.

In rendering the Crowe Horwath Opinions, Mr. Ji-Sheng Chiu performed a variety of financial analyses. The following is a summary of the material analyses performed by Mr. Ji-Sheng Chiu in each opinion, but it is not a complete description of all the analyses underlying each opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Mr. Ji-Sheng Chiu believes that his analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses could create an incomplete view of the evaluation process underlying his opinions. Also, no company included in Mr. Ji-Sheng Chiu’s comparative analyses described below is identical to SPIL and no transaction is identical to the Share Exchange. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of SPIL and the companies to which they are being compared.

First Crowe Horwath Opinion

Consideration for ASE Common Shares

Mr. Ji-Sheng Chiu evaluated the proposed exchange of each ASE Common Share for 0.5 HoldCo Common Shares pursuant to Share Exchange. Mr. Ji-Sheng Chiu used the equity attributable to owners of parent of ASE based on the audited or unaudited consolidated financial statements of ASE (NT$158,016,614,000 as of March 31, 2016) and the total issued ASE Common Shares based on the latest update from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs, Taiwan (7,918,272,896 as of April 26, 2016) to calculate a net book value per share of NT$19.956. Under the Share Exchange, 7,918,272,896 ASE Common Shares would result in 3,959,136,448 HoldCo Common Shares as of the Effective Time. The net book value per HoldCo Common Share was calculated based on ASE’s equity attributable to owners of parent as of March 31, 2016 to be NT$39.912 per share. Mr. Ji-Sheng Chiu concluded that the shareholders’ equity for the holders of HoldCo Common Shares would not be impaired in any way by the exchange ratio of 0.5 HoldCo Common Shares for each ASE Common Share.

The fact that the net value of ASE’s equity attributable to owners of parent as of the Effective Time may vary from that as of March 31, 2016 was also considered. However, since the shareholders of ASE will contribute all the ASE Common Shares as of the Effective Time in exchange for all the HoldCo Common Shares, Mr. Ji-Sheng Chiu concluded that the shareholders’ equity for the holders of HoldCo Common Shares will not be affected as a result of the Share Exchange.

Based on this analysis, Mr. Ji-Sheng Chiu concluded that, as of May 25, 2016, the proposed exchange of each ASE Common Share for 0.5 HoldCo Common Shares pursuant to the Share Exchange was fair and reasonable.

Consideration for SPIL Common Shares

Mr. Ji-Sheng Chiu elected for a market approach as the primary evaluation method while taking into account other non-quantitative factors to evaluate the reasonableness of the proposed exchange of each SPIL Common Share for NT$55 in cash pursuant to the Share Exchange. Under the market approach, Mr. Ji-Sheng Chiu adopted a (i) market price method that analyzed historical market prices of the SPIL Common Shares; (ii) a price-book ratio method that applied the average price-to-book value ratios of the Comparison Group (as defined below) to SPIL’s book value for the quarter ended March 31, 2016; and (iii) a price-earnings ratio method that applied the average price to earnings per share ratios of the Comparison Group to SPIL’s earnings per share for the four quarters ended March 31, 2016. Mr. Ji-Sheng Chiu determined not to use an income approach, which requires using a company’s estimates for future cash flows, because such an approach involves multiple assumptions and has a relatively higher level of uncertainty and lesser objectivity as compared to other valuation methods. In addition, Mr. Ji-Sheng Chiu determined that a cost approach was not appropriate for evaluation in light of SPIL’s operating model and capital structure, and therefore did not use such an approach.

Of the semiconductor manufacturing companies listed on the TWSE, three industry peers were selected for comparison based on relative similarities in customer attributes, business activities and business mode: ChipMOS TECHNOLOGIES (Bermuda) LTD. (“ChipMOS”); Chipbond Technology Corporation (“Chipbond”); and Powertech Technology Inc. (“Powertech,” and together with ChipMOS and Chipbond, the “Comparison Group”).

In applying the market price method, Mr. Ji-Sheng Chiu used SPIL’s recent public trading prices for SPIL Common Shares to evaluate the average market closing price for 60, 90 and 180 business days up to, and including, May 25, 2016 to calculate a range of theoretical values for SPIL Common Shares as follows:

Items	Average Closing Price	Theoretical Price Range
		Prices in NT$
Latest 60 business days	49.18
Latest 90 business days	50.04	47.13 - 50.04
Latest 180 business days	47.13

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Note: Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (2015/8/28 - 2016/5/25); all average prices are calculated by simple arithmetic averaging.

As shown in the table above, based on the market price method, the theoretical value per SPIL Common Share falls in the range of NT$47.13 to NT$50.04, without taking any adjusting factors into account.

In applying the price-book ratio method, Mr. Ji-Sheng Chiu used the book value per SPIL Common Share and the average price-to-book value ratios of the Comparison Group along with average closing prices for 180 days up to, and including, May 25, 2016 to calculate price-to-book value ratios of the Comparison Group and to calculate a range of values for SPIL Common Shares as follows:

Comparing to Peer Companies	Average Closing Prices in Latest 180 Business Days	Net Value per Share for the First Half of 2016	Price-Book Value Ratio
		Prices in NT$
ChipMOS	32.53	21.20	1.53
Chipbond	47.86	36.31	1.32
Powertech	66.98	44.48	1.51

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Note: Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (2015/8/28 - 2016/5/25); all average prices are calculated by simple arithmetic averaging.

Items	Descriptions
Prices in NT$
Range of multipliers	1.32 - 1.53 times
Net value per SPIL Common Share for the first quarter of 2016	23.23
Theoretical price range	30.66 - 35.54

As shown in the table above, based on the price-to-book value ratio method, the theoretical price per SPIL Common Share falls in the range of NT$30.66 to NT$35.54, without taking any adjusting factors into account.

In applying the price-earnings ratio method, Mr. Ji-Sheng Chiu applied the price to earnings per share ratios of the Comparison Group (based on earnings per share for the four quarters ended March 31, 2016 and the average closing prices for 180 days up to, and including, May 25, 2016) to SPIL’s earnings per share for the four quarters ended March 31, 2016 to calculate a range of values for SPIL Common Shares as follows:

Comparing to Peer Companies	Average Closing Prices in Latest 180 Business Days	Earnings per Share in the Four Quarters Ended March 31, 2016	Price-Earnings Ratio
	Prices in NT$
ChipMOS	32.53	2.09	15.56
Chipbond	47.86	2.64	18.13
Powertech	66.98	5.37	12.47

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Note: Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (2015/8/28 - 2016/5/25); all average prices are calculated by simple arithmetic averaging.

Items	Descriptions
Prices in NT$
Range of multipliers	12.47 – 18.13 times
Consolidated earnings per SPIL Common Share	2.49
Theoretical price range	31.05 – 45.14

As shown in the table above, based on the price to earnings per share ratio method, the theoretical price range per SPIL Common Share falls in the range of NT$31.05 to NT$45.14, without taking any adjusting factors into account.

Mr. Ji-Sheng Chiu, after taking into account certain non-quantitative key factors, weighted each of the three methods described above equally to obtain a theoretical price per SPIL Common Share, as set forth below:

Evaluation Method	Price Range per SPIL Common Share	Weight	Theoretical Price Range per SPIL Common Share
	Prices in NT$
Market price method	47.13 - 50.04	33.3%
Price-book ratio method	30.66 - 35.54	33.3%	36.28 - 43.57
Price-earnings ratio method	31.05 - 45.14	33.3%

Mr. Ji-Sheng Chiu then applied an adjustment of 33.24% to account for the average premium paid in mergers involving the global semiconductor industry since the third quarter of 2015. This premium rate was obtained from Bloomberg database by virtue of the following path: “MA”, sorted by (i) period: near 12 months, (ii) trade type: MA, (iii) industry :semiconductor, and (iv) area: global. On May 25, 2016, the Bloomberg database indicated that the quarterly premium of global merger and acquisition cases in semiconductor industry for the four quarters since the third quarter of 2015 was 23.80%, 56.47%, 23.74% and 28.95%, respectively, and the average premium was 33.24%.

The adjusted price range per SPIL Common Share is presented in the table below:

Evaluation Method	Price Range per SPIL Common Share	Adjusted Price Range per SPIL Common Share
Prices in NT$
The weighted average of the results under the market price, price-to-book and the price to earnings methods	36.28 - 43.57	48.34 - 58.05

On the basis of this analysis, Mr. Ji-Sheng Chiu concluded that, as of May 25, 2016, the reasonable price range per SPIL Common Share should be between NT$48.34 and NT$58.05 and the proposed exchange of each SPIL Common Share for NT$55 in cash pursuant to the Share Exchange was fair and reasonable.

Second Crowe Horwath Opinion

Consideration for ASE Common Shares

Mr. Ji-Sheng Chiu evaluated the proposed exchange of each ASE Common Share for 0.5 HoldCo Common Shares pursuant to Share Exchange. Mr. Ji-Sheng Chiu used the equity attributable to owners of parent of ASE based on the audited or reviewed consolidated financial statements of ASE (NT$158,016,614,000 as of March 31, 2016) and the total issued ASE Common Shares based on the latest update from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs, Taiwan (7,918,272,896 as of April 26, 2016) to calculate a net book value per share of NT$19.956. Under the Share Exchange, 7,918,272,896 ASE Common Shares would result in 3,959,136,448 HoldCo Common Share as of the Effective Time. The net book value per HoldCo Common Share was calculated based on ASE’s equity attributable to owners of parent as of March 31, 2016 to be NT$39.912 per share. Mr. Ji-Sheng Chiu concluded that the shareholders’ equity for the holders of HoldCo Common Shares would not be impaired in any way by the exchange ratio of 0.5 HoldCo Common Shares for each ASE Common Share.

The fact that the net value of ASE’s equity attributable to owners of parent as of the Effective Time may vary from that as of March 31, 2016 was also considered. However, since the shareholders of ASE will contribute all the ASE Common Shares as of the Effective Time in exchange for all the HoldCo Common Shares, Mr. Ji-Sheng Chiu concluded that the shareholders’ equity for the holders of HoldCo Common Shares will not be affected as a result of the Share Exchange.

Based on this analysis, Mr. Ji-Sheng Chiu concluded that, as of June 29, 2016, the proposed exchange of each ASE Common Share for 0.5 HoldCo Common Shares pursuant to the Share Exchange was fair and reasonable.

Consideration for SPIL Common Shares

Mr. Ji-Sheng Chiu elected for a market approach as the primary evaluation method while taking into account other non-quantitative factors to evaluate the reasonableness of the proposed exchange of each SPIL Common Share for the Cash Consideration pursuant to the Share Exchange. Under the market approach, Mr. Ji-Sheng Chiu adopted a (i) market price method that analyzed historical market prices of the SPIL Common Shares; (ii) a price-book ratio method that applied the average price-to-book value ratios of the Comparison Group (as defined below) to SPIL’s book value for the quarter ended March 31, 2016; and (iii) a price-earnings ratio method that applied the average price to earnings per share ratios of the Comparison Group to SPIL’s earnings per share for the four quarters ended March 31, 2016. Mr. Ji-Sheng Chiu determined not to use an income approach, which requires using a company’s estimates for future cash flows, because such an approach involves multiple assumptions and has a relatively higher level of uncertainty and lesser objectivity as compared to other valuation methods. In addition, Mr. Ji-Sheng Chiu determined that a cost approach was not appropriate for evaluation in light of SPIL’s operating model and capital structure, and therefore did not use such an approach.

Of the semiconductor manufacturing companies listed on the TWSE, Mr. Ji-Sheng Chiu selected the Comparison Group for comparison based on relative similarities customer attributes, business activities and business model.

In applying the market price method, Mr. Ji-Sheng Chiu used SPIL’s recent public trading prices for SPIL Common Shares to evaluate the average market closing price for 60, 90 and 180 business days up to, and including, June 29, 2016 to calculate a range of theoretical values for SPIL Common Shares as follows:

Items	Average Closing Price	Theoretical Price Range
	Prices in NT$
Latest 60 business days	46.25
Latest 90 business days	46.45	45.05 – 46.45
Latest 180 business days	45.05

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Note: Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (2015/10/5 - 2016/6/29); all average prices are calculated by simple arithmetic averaging.

As shown in the table above, based on the market price method, the theoretical value per SPIL Common Share falls in the range of NT$45.05 to NT$46.45, without taking any adjusting factors into account.

In applying the price-book ratio method, Mr. Ji-Sheng Chiu used the book value per SPIL Common Share and the average price-to-book value ratios of the Comparison Group along with average closing prices for 180 days up to, and including, June 29, 2016 to calculate price-to-book value ratios of the Comparison Group and to calculate a range of values for SPIL Common Shares as follows:

Comparing to Peer Companies	Average Closing Prices in Latest 180 Business Days	Net Value per Share for the First Half of 2016	Price-Book Value Ratio
	Prices in NT$
ChipMOS	32.53	21.20	1.53
Chipbond	46.86	36.31	1.29
Powertech	65.31	44.48	1.47

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Note: Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (2015/10/5 - 2016/6/29); all average prices are calculated by simple arithmetic averaging.

Items	Descriptions
Prices in NT$
Range of multipliers	1.29 – 1.53 times
Net value per SPIL Common Share for the first quarter of 2016	23.23
Theoretical price range	29.97 – 35.54

As shown in the table above, based on the price-to-book value ratio method, the theoretical price per SPIL Common Share falls in the range of NT$29.97 to NT$35.54, without taking any adjusting factors into account.

In applying the price-earnings ratio method, Mr. Ji-Sheng Chiu applied the price to earnings per share ratios of the Comparison Group (based on earnings per share for the four quarters ended March 31, 2016 and the average closing prices for 180 days up to, and including, June 29, 2016) to SPIL’s earnings per share for the four quarters ended March 31, 2016 to calculate a range of values for SPIL Common Shares as follows:

Comparing to Peer Companies	Average Closing Prices in Latest 180 Business Days	Earnings per Share in the Four Quarters Ended March 31, 2016	Price-Earnings Ratio
	Prices in NT$
ChipMOS	32.53	2.09	15.56
Chipbond	46.86	2.64	17.75
Powertech	65.31	5.37	12.16

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Note: Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (2015/10/5 - 2016/6/29); all average prices are calculated by simple arithmetic averaging.

Items	Descriptions
Prices in NT$
Range of multipliers	12.16 – 17.75 times
Consolidated earnings per SPIL Common Share	2.49
Theoretical price range	30.28 – 44.20

As shown in the table above, based on the price to earnings per share ratio method, the theoretical price range per SPIL Common Share falls in the range of NT$30.28 to NT$44.20, without taking any adjusting factors into account.

Mr. Ji-Sheng Chiu, after taking into account certain non-quantitative key factors, weighted each of the three methods described above equally to obtain a theoretical price per SPIL Common Share, as set forth below:

Evaluation Method	Price Range per SPIL Common Share	Weight	Theoretical Price Range per SPIL Common Share
	Prices in NT$
Market price method	45.05 – 46.45	33.3%
Price-book ratio method	29.97 – 35.54	33.3%	35.10 – 42.06
Price-earnings ratio method	30.28 – 44.20	33.3%

Mr. Ji-Sheng Chiu then applied an adjustment of 33.86% to account for the average premium paid in mergers involving the global semiconductor industry since the third quarter of 2015. This premium rate was obtained from Bloomberg database by virtue of the following path: “MA”, sorted by (i) period: near 12 months, (ii) trade type: MA, (iii) industry :semiconductor, and (iv) area: global. On June 29, 2016, the Bloomberg database indicated that the quarterly premium of global merger and acquisition cases in semiconductor industry for the four quarters since the third quarter of 2015 was 23.80%, 56.47%, 23.74% and 31.44%, respectively, and the average premium was 33.86%.

The adjusted price range per SPIL Common Share is presented in the table below:

Evaluation Method	Price Range per SPIL Common Share	Adjusted Price Range per SPIL Common Share
Prices in NT$
The weighted average of the results under the market price, price-to-book and the price to earnings methods	35.10 – 42.06	46.98 – 56.30

On the basis of this analysis, Mr. Ji-Sheng Chiu concluded that, as of June 29, 2016, the reasonable price range per SPIL Common Share should be between NT$46.98 and NT$56.30 and the proposed exchange of each SPIL Common Share for the Cash Consideration pursuant to the Share Exchange was fair and reasonable.

Effects of the Share Exchange on ASE and SPIL

Private Ownership

SPIL ADSs are currently listed on NASDAQ under the symbol “SPIL.” It is expected that, immediately following the completion of the Share Exchange, SPIL will cease to be a publicly traded company and will instead become a privately held company wholly owned directly by HoldCo. Following the completion of the Share Exchange, SPIL ADSs will cease to be listed on NASDAQ, and price quotations with respect to sales of the SPIL ADSs in the public market will no longer be available. In addition, registration of the SPIL ADSs and the underlying SPIL Common Shares under the Exchange Act, will be terminated. After the Effective Time, SPIL will no longer be required to file periodic reports with the SEC or otherwise be subject to the U.S. federal securities laws, including the Sarbanes-Oxley Act, applicable to public companies. After the completion of the Share Exchange, SPIL shareholders will no longer enjoy the rights or protections that the U.S. federal securities laws provide.

Upon completion of the Share Exchange, each SPIL Common Share issued immediately prior to the Effective Time, including the shares beneficially owned by ASE and treasury shares of SPIL will be transferred to HoldCo in exchange for the right to receive the SPIL Common Shares Cash Consideration, and each SPIL ADS, including the ADSs beneficially owned by ASE, will represent the right to receive, through the SPIL ADS Depositary, the SPIL ADS Cash Consideration through SPIL ADS Depositary, respectively, without interest and net of any applicable withholding taxes. As a result, current holders of SPIL Common Shares and SPIL ADS, will no longer have any equity interest in, or be shareholders or American depositary share holders of SPIL upon completion of the Share Exchange. As a result, holders of SPIL Common Shares and SPIL ADSs will not have the opportunity to participate in the earnings and growth of SPIL and they will not have the right to vote on corporate matters following the completion of the Exchange. Similarly, holders of SPIL Common Shares and SPIL ADSs will not be exposed to the risk of loss in relation to their investment in SPIL.

Directors and Management of the Surviving Company

Upon completion of the Share Exchange, the directors of SPIL will continue to serve as directors for their respective terms, and ASE has undertaken to reelect or appoint the SPIL directors whose terms end in June 2017, if they have not been found to violate their respective fiduciary duties. SPIL’s chairman (being Mr. Bough Lin or his successor), and SPIL’s president (being Mr. Chi-Wen Tsai or his successor), are expected to serve as directors of HoldCo. The directors of SPIL are also authorized to retain the executive officers of the SPIL as long as the fiduciary duties of the directors can be discharged.

Primary Benefits and Detriments of the Share Exchange

The primary benefits of the Share Exchange to the holders of SPIL Common Shares and SPIL ADSs include, without limitation, the following:

•

the NT$55 per SPIL Common Share cash consideration and the NT$275 per SPIL ADS cash consideration offered to the holders of SPIL Common Shares and SPIL ADSs, represent a premium of 8.9% and 12.3%, respectively, over the closing price of NT$50.5 per SPIL Common Share and $7.52 per SPIL ADS, respectively, on May 25, 2016, the last trading day before the public announcement of the execution of the Joint Share Exchange MOU, and a premium of 17.4% and 10.3%, respectively, over SPIL’s one-month and three-month volume-weighted average price of NT$46.86 and NT$49.85, respectively, as quoted by the TWSE on the May 25, 2016, and a premium of 19.7% and 11.6%, respectively, over SPIL’s one-month and three-month volume-weighted average price of $7.06 and $7.57, respectively, as quoted by NASDAQ on May 25, 2016; and

•	the all-cash consideration, which will allow SPIL shareholders to immediately realize liquidity for their investment and provide them with certainty of the value of their SPIL Common Shares or SPIL ADSs.

The primary detriments of the Share Exchange to the holders of SPIL Common Shares and SPIL ADSs include, without limitation, the following:

•	the shareholders and ADS holders will have no ongoing equity participation in SPIL following the Share Exchange, and that they will cease to participate in SPIL’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the SPIL Common Shares, and will not participate in any potential future sale of SPIL to a third party or any potential recapitalization of SPIL which could include a dividend to shareholders;

•	the inability to participate in any potential future sale of part or all of SPIL following the Share Exchange to one or more purchasers at a valuation higher than that being paid in the Share Exchange; and

•	the taxability of an all cash transaction to SPIL shareholders and ADS holders who are U.S. Holders (as defined below) for U.S. federal income tax purposes.

The primary benefits of the Share Exchange to ASE include the following:

•	the combination of ASE and SPIL under the holding company structure will allow both companies to better utilize their total capacity to achieve broader service coverage across products and offer more innovative and complete solutions to their customers;

•	the combination of ASE and SPIL will allow each company to have better insights to semiconductor customers and end markets to enable more accurate forecasting of customer demand and facilitate better planning and capacity investment, which would in turn allow ASE and SPIL the ability to execute and deliver on its business plans throughout the business cycle and in a semiconductor industry that is highly competitive, cyclical and subject to constant and rapid technological change;

•	the expectation that the larger scale organization, greater marketing resources and financial strength of HoldCo will lead to improved opportunities for marketing and cross-selling ASE’s and SPIL’s products after the combination; and

•	ASE’s current shareholders will own approximately the same ownership and voting interest in HoldCo’s following the completion of the Share Exchange.

The primary detriments of the Share Exchange to ASE include the following:

•	the difficulty and costs inherent in consolidating resources in ASE and SPIL under the holding company structure and the risk that anticipated strategic and other benefits to ASE and SPIL following completion of the Share Exchange, including the estimated cost savings and cost synergies described above, will not be realized or will take longer to realize than expected; and

•	as to the Cash Consideration paid to SPIL shareholders in the Share Exchange, the financial interests of ASE are different to the financial interests of SPIL shareholders.

SPIL’s Net Book Value and Net Earnings

The table below sets out the indirect interest in SPIL’s net book value and net earnings for ASE before and after the Share Exchange, based on the historical net book value and net earnings of SPIL as of and for the year ended December 31, 2015.

Name	Ownership Prior to the Share Exchange						Ownership After the Share Exchange
	Net Book Value			Earnings			Net Book Value			Earnings
	(in millions)			(in millions)			(in millions)			(in millions)
	NT$	US$	%	NT$	US$	%	NT$	US$	%	NT$	US$	%
ASE	21,113.2	675.2	33.29	2,414.7	77.2	33.29	63,422.0	2,028.2	100.00	7,253.5	232.0	100.00

Alternatives to the Share Exchange

Following the concerns reflected in ASE’s November 16, 2015 amendment to its report on Schedule 13D, ASE considered a number of alternative structures and approaches in order to maximize the value of its investment in SPIL. These alternatives involved launching the Second ASE Tender Offers or acquiring additional SPIL Common Shares through one or more market purchases or through one or more further tender offers. In addition, had the Second ASE Tender Offers been successfully consummated, ASE had intended to seek to discharge the SPIL Board at one or more shareholders’ meetings or await the expiration of the current SPIL Board’s term and elect new nominees to the SPIL Board, and to subsequently cause the SPIL Board to resolve in favor of a transaction proposed by ASE.

Following the commencement of discussions and negotiations between ASE and SPIL in April 2016, the boards and senior management of ASE and SPIL and their respective advisors considered alternative ways of structuring the transaction, including a direct acquisition by ASE of all SPIL Common Shares and SPIL ADSs. However, the boards and senior management of each of ASE and SPIL concluded that the Share Exchange and establishment of HoldCo was the best way to incentivize healthy internal competition and promote cooperation, improve each company’s operating efficiency, economies of scale as well as enhance research and development and innovation, and thereby create an environment of mutual assistance and win-win mentality, strengthening competitiveness and improving the performance of HoldCo, with the main goals of improving the quality of customer service, creating shareholders’ value and benefiting the employees.

Plans for SPIL after the Share Exchange

After the Effective Time, ASE and SPIL will become wholly owned subsidiaries of HoldCo. Prior to and upon completion of the Share Exchange, ASE and SPIL will own and continue to conduct their respective businesses that they currently conduct in substantially the same manner.

Other than as described in this proxy statement/prospectus, there are no present plans or proposals that relate to or would result in any of the following:

•	an extraordinary corporate transaction involving SPIL’s corporate structure, business, or management, such as a merger, reorganization, liquidation or relocation of any material operations;

•	sale or transfer of a material amount of assets of SPIL or any of its subsidiaries; or

•	any other material changes in SPIL’s business.

Upon the establishment of HoldCo, HoldCo’s board will continue to evaluate the entire business and operations of HoldCo from time to time, and may propose or develop plans and proposals which it considers to be in the best interests of HoldCo and its shareholders, including the disposition or acquisition of material assets, alliances, joint ventures, and other forms of cooperation with third parties or other extraordinary transactions.

Board of Directors and Management of HoldCo Following Completion of the Share Exchange

HoldCo will not come into existence before the Effective Time. The ASE EGM will function as the HoldCo incorporators’ meeting by operation of law. Therefore, at the ASE EGM, shareholders of ASE will elect the members of the board of directors and supervisors of HoldCo.

Under the terms of the Joint Share Exchange Agreement, at the HoldCo incorporators’ meeting, nine to 13 directors and three supervisors will be elected for HoldCo, which terms of such directors and supervisors will start from Effective Time. SPIL’s Chairman and President should be appointed as directors of HoldCo. After completion of the Share Exchange, subject to ASE shareholders’ adopting the HoldCo director and supervisor election proposals, the board of directors of HoldCo is expected to include [●] (management director, Chairman), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (management director), [●] (non-management director), [●] and [●]. [●], [●] and [●] are expected to be the supervisors of HoldCo.

From and after the Effective Time, the board of directors of HoldCo will establish an audit committee, which will consist of one non-management director, [●], who is expected to be independent under Rule 10A-3 of the Exchange Act and financially literate with accounting or related financial management expertise. ASE is currently, and upon completion of the Share Exchange, HoldCo will be, subject to NYSE corporate governance requirements, as applicable to foreign private issuers. It is expected that the audit committee of HoldCo established at the Effective Time would satisfy and comply with the requirements of sections 303A.06 of the NYSE Listing Company Manual.

Under ROC law, companies that are newly incorporated by way of a statutory share exchange under the ROC Mergers and Acquisitions Act, including the Share Exchange, may only elect independent directors after the new holding company has been incorporated and that a separate shareholders’ meeting has to be called upon to elect the independent directors. Therefore, it is expected that HoldCo will hold another shareholders’ meeting within a certain period after the Effective Time to elect the independent directors of HoldCo. The newly elected independent directors of HoldCo are expected to satisfy the independence standards under Rule 10A-3 of the Exchange Act as well as the independence standards under TWSE listing rules. It is expected that the three supervisors and the one non-management director previously elected at ASE EGM will retire from HoldCo at the time the new independent directors are elected. The audit committee of HoldCo will also be composed exclusively of the newly elected independent directors.

Financing of the Share Exchange

HoldCo intends to fund the Cash Consideration, which is an aggregate amount of approximately NT$173.16 billion (US$5.54 billion) (including the NT$51.2 per SPIL Common Share Cash Consideration payable to holders of the SPIL Convertible Bonds that have not been otherwise redeemed or repurchased by the SPIL, or cancelled or converted prior to the Effective Time), with a combination of ASE’s cash on hand and debt financing. Subject to the amount of cash on hand at the time when ASE arranges for financing, ASE may arrange bank loans up to NT$173 billion (US$5.53 billion) with a combination of a syndication loan of NT$120 billion (US$3.84 billion) and a short-term bridge loan of NT$53 billion (US$1.69 billion). In a highly confident letter dated November 7, 2016 issued by Citibank to ASE, Citibank stated that it is highly confident of its ability to arrange debt facilities for the Share Exchange up to an amount of US$3.8 billion equivalent. In another highly confident letter dated November 16, 2016 issued by DBS to ASE, DBS stated that it is confident of its ability to arrange debt facilities for the Share Exchange up to an amount of NT$53 billion (US$1.69 billion). Both highly confident letters contained certain customary conditions to the arrangement of such facilities, including the following material conditions: (i) the applicable bank being appointed as the bookrunner and arranger of the facility, (ii) completion of customary due diligence with the results being satisfactory to the applicable bank, (iii) final agreement on the pricing, terms and conditions for the facility, (iv) negotiation, execution and delivery of financing documentation in form and substance satisfactory to the applicable bank, (v) receipt of all relevant approvals in connection with the Share Exchange, including approval of the credit committee of the applicable bank, (vi) consummation of the Share Exchange on terms and conditions satisfactory to the applicable bank, and (vii) market conditions at the relevant time being satisfactory to the applicable bank.

In addition, on December 8, 2016, the ASE Board approved a capital increase in which ASE plans to offer 300 million new ASE Common Shares, par value NT$10 per share. The subscription price was later set at NT$34.3 (US$1.10) per share and the total amount of proceeds of such capital increase was estimated to be NT$10.29 billion (US$329.07 million). Eighty percent of such new ASE Common Shares will be subscribed for by ASE’s existing shareholders on a pro rata basis, ten percent of such new ASE Common Shares will be subscribed for by ASE’s employees and the remaining ten percent of such new ASE Common Shares will be sold to the general public in Taiwan. On December 8, 2016, the ASE Board also approved an issuance of unsecured corporate bonds with a face value of NT$1 million per bond. According to the resolutions of the ASE Board, (i) the aggregate principal amount of the bonds will be no more than NT$8 billion, (ii) the issue price will be 100% of the face value, (iii) the bonds will have two types of maturity of five years and seven years, and (iv) the interest rate will be fixed and no more than 2% per annum and a single interest payment will be made on an annual basis. On December 16, 2016, ASE filed with the SEC a registration statement on Form F-3 and a preliminary prospectus supplement in connection with the Rights Offering. On February 3, 2017, ASE filed with the SEC a prospectus supplement on Form 424B5 in connection with the Rights Offering. ASE intends to use the proceeds of the capital increase and the bond offering to reduce or retire existing indebtedness, which will in turn improve its capital position and free up its borrowing capacity to facilitate the incurrence of indebtedness to finance the Share Exchange pursuant to the proposed debt facility arrangements described in the paragraph above.

Certain ROC and U.S. Federal Income Tax Consequences of the Share Exchange for Holders of ASE Common Shares or ADSs

ROC Taxation

The following is a summary of the principal ROC tax consequences of the Share Exchange and the ownership of HoldCo Common Shares to a non-resident individual or non-resident entity that owns ASE Common Shares and ultimately HoldCo Common Shares (a “non-ROC holder”) on the assumption that HoldCo Common Shares will be listed on the TWSE as scheduled. As used in the preceding sentence, a “non-resident individual” is a non-ROC national who owns ASE Common Shares or HoldCo Common Shares, as the case may be, and is not physically present in the ROC for 183 days or more during any calendar year, and a “non-resident entity” is a corporation or a non-corporate body that owns ASE’s common shares or HoldCo Common Shares, as the case may be, is organized under the law of a jurisdiction other than the ROC and has no fixed place of business or business agent in the ROC.

The statements regarding ROC tax laws set forth below are based on the laws in force and applicable as of the date hereof, which are subject to change, possibly on a retroactive basis.

This summary is not exhaustive of all possible tax considerations, which may apply to a particular non-ROC holder and potential non-ROC holders are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of HoldCo Common Shares, including specifically the tax consequences under ROC law, the laws of the jurisdiction of which they are residents, and any tax treaty between ROC and their country of residence, by consulting their own tax advisors.

Tax Consequences Arising from the Share Exchange

Securities Transaction Tax

In the view of Baker & McKenzie, by reasonable interpretation of the ROC Mergers and Acquisitions Act based on current rules and regulations promulgated by ROC tax authority, ASE’s shareholders should not be subject to the ROC securities transaction tax upon the Share Exchange since such shareholders will receive solely HoldCo Common Shares as consideration for the Share Exchange. However, we cannot assure you that the ROC tax agency will agree. A transfer of shares in a share exchange is exempted from the securities transaction tax if at least 65% of the total consideration to be paid to shareholders is paid in certain equity shares, such as the HoldCo Common Shares. If, contrary to the view of Baker & McKenzie, the ROC tax agency successfully takes a different position and interprets the ROC Mergers and Acquisitions Act in a manner that the ROC tax agency considers the Cash Consideration as part of such total consideration, the share consideration paid to ASE shareholders will be lower than the 65% threshold and a securities transaction tax of 0.3% would be imposed on the transaction price of the Share Exchange. HoldCo intends to issue the share consideration to ASE shareholders at the Effective Time without deducting or withholding any ROC securities transaction tax. See the section entitled “Risk Factors — Risks Relating to Owning HoldCo ADSs — A different view of the ROC tax agency from our current treatment of the ROC securities transaction tax might cause tax uncertainties to HoldCo shareholders” for further discussion.

Capital gains

Capital gains realized upon the Share Exchange are exempted from ROC income tax.

Tax Consequences of Owning HoldCo Common Shares

Dividends

Dividends (whether in cash or common shares) declared by HoldCo out of retained earnings and distributed to a non-ROC holder are subject to ROC withholding tax, currently at a rate of 20% (unless a preferable tax rate is provided under a tax treaty between the ROC and the jurisdiction where the non-ROC holder is a resident) on the amount of the distribution (in the case of cash dividends) or on the par value of the distributed common shares (in the case of stock dividends). A 10% undistributed earning tax is imposed on a ROC company for its after-tax earnings generated after January 1, 1998 that are not distributed in the following year. The undistributed earning tax so paid by the ROC company will reduce the retained earnings available for future distributions. When HoldCo declares a dividend out of those retained earnings, an amount in respect of the undistributed earnings tax, up to a maximum amount of 5% of the dividend to be distributed, will be credited against the withholding tax imposed on the non-ROC holders.

Distributions of stock dividends out of capital reserves will not be subject to withholding tax, except under limited circumstances.

Capital Gains

Starting from January 1, 2016, capital gains realized upon the sale or other disposition of common shares are exempt from ROC income tax.

Sales of ADSs are not regarded as sales of ROC securities and thus any gains derived from transfers of ADSs by non-ROC holders are not currently subject to ROC income tax.

Securities Transaction Tax

Securities transaction tax will be imposed on the seller at the rate of 0.3% of the transaction price upon a sale of common shares. Transfers of American depositary shares are not subject to the ROC securities transaction tax.

Subscription Rights

Distributions of statutory subscription rights for HoldCo Common Shares in compliance with the ROC Company Law are currently not subject to ROC tax. Sales of statutory subscription rights evidenced by securities are subject to the securities transaction tax, currently at the rate of 0.3% of the gross amount received. Proceeds derived from sales of statutory subscription rights, which are not evidenced by securities, are not subject to securities transaction tax but are subject to income tax at a fixed rate of 20% of the income if the seller is a non-ROC holder regardless of whether the non-ROC holder is an individual or entity. Subject to compliance with ROC laws, HoldCo, in its sole discretion, may determine whether statutory subscription rights are evidenced by securities.

Estate and Gift Tax

ROC estate tax is payable on any property within the ROC left by a deceased non-resident individual, and ROC gift tax is payable on any property within the ROC donated by a non-resident individual. Estate tax and gift tax are currently imposed at the rate of 10%. Under the ROC Estate and Gift Tax Act, common shares issued by ROC companies are deemed located in the ROC without regard to the location of the owner. It is unclear whether a holder of ADSs will be considered to own common shares for this purpose.

Tax Treaty

At present, the ROC has income tax treaties with Indonesia, Singapore, New Zealand, Australia, the United Kingdom, South Africa, Gambia, Swaziland, Malaysia, Macedonia, the Netherlands, Senegal, Sweden, Belgium, Denmark, Israel, Vietnam, Paraguay, Hungary, France, India, Slovakia, Switzerland, Germany, Thailand, Kiribati, Luxembourg, Austria, Italy and Japan. These tax treaties may limit the rate of ROC withholding tax on dividends paid with respect to common shares issued by ROC companies. If a non-ROC holder of ADSs successfully proves to the ROC tax agency that he/she is the beneficial owner of common shares, such non-ROC holder will be considered as the beneficial owner of common shares for the purposes of such treaties. Holders of ADSs who wish to apply a reduced withholding tax rate that is provided under a tax treaty should consult their own tax advisers concerning such application. The United States does not have an income tax treaty with the ROC.

United States Taxation

In the opinion of Davis Polk & Wardwell LLP, the following are material U.S. federal income tax consequences to the U.S. Holders described below of the Share Exchange and of owning and disposing of HoldCo ADSs or HoldCo Common Shares received in the Share Exchange, but it does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to participate in the Share Exchange or own or dispose of such securities. This discussion applies only to U.S. Holders who hold ASE ADSs or ASE Common Shares, and will hold HoldCo ADSs or HoldCo Common Shares, as capital assets for U.S. federal income tax purposes. Except as otherwise stated, references to ADSs or Common Shares in this discussion refer to ASE ADSs or Common Shares prior to the Share Exchange and HoldCo ADSs or Common Shares thereafter. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences or the Medicare contribution tax on net investment income, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or certain traders in securities;

•	persons holding ADSs or Common Shares as part of a “straddle” or integrated transaction or similar transaction or persons entering into a constructure sale with respect to ADSs or Common Shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities;

•	persons that own or are deemed to own 10% or more of our voting stock;

•	persons who acquired or received ADSs or Common Shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

•	persons holding ADSs or Common Shares in connection with a trade or business conducted outside the United States.

In addition, this discussion does not address the U.S. federal income tax consequences to a person that will own, actually or constructively, 5% or more of the total voting power or the total value of HoldCo stock immediately after the Share Exchange. Any such person should consult its tax adviser concerning the U.S. federal income tax consequences of the Share Exchange in light of its particular circumstances, including the requirement to enter into a gain recognition agreement with the U.S. Treasury in order to defer the recognition of any gain realized on the Share Exchange.

If an entity that is classified as a partnership for U.S. federal income tax purposes owns HoldCo ADSs or Common Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Entities classified as partnerships for U.S. federal income tax purposes and their partners should consult their tax advisers as to the particular U.S. federal income tax consequences of the Share Exchange and owning and disposing of the ADSs or Common Shares.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, all as of the date hereof and changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein, possibly with retroactive effect. This discussion is also based, in part, on representations by ASE, the ASE Depositary and the HoldCo Depositary and assumes that each representation by ASE is and will remain true through the date of the Share Exchange and each obligation under the HoldCo Deposit Agreement and any related agreement will be performed in accordance with their terms.

As used herein, a “U.S. Holder” is a beneficial owner of ASE ADSs, ASE Common Shares, HoldCo ADSs or HoldCo Common Shares that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

In general, a U.S. Holder who owns American depositary shares will be treated as the owner of the underlying common shares represented by those American depositary shares for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying Common Shares represented by the relevant American depositary shares.

The U.S. Treasury has expressed concerns that parties to whom American depositary shares are released before the underlying shares are delivered to the depositary (“pre-release”), or intermediaries in the chain of ownership between holders of American depositary shares and the issuer of the security underlying the American depositary shares, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of American depositary shares. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of ROC taxes, and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local, and foreign tax consequences of the Share Exchange and of owning and disposing of ADSs or Common Shares in their particular circumstances.

Exchange of ADSs or common shares pursuant to the Joint Share Exchange Agreement

General

Except as otherwise described below under “— Passive Foreign Investment Company Rules,” a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of ASE ADSs or ASE Common Shares for HoldCo ADSs or HoldCo Common Shares, respectively, pursuant to the Joint Share Exchange Agreement, except to the extent of cash received in lieu of an entitlement to receive a fractional HoldCo ADS or a fractional HoldCo Common Share (a “fractional entitlement”) or cash received by a dissenting U.S. Holder, as described below. A U.S. Holder’s aggregate tax basis in its HoldCo ADSs or HoldCo Common Shares received pursuant to the Share Exchange will equal the aggregate tax basis that the U.S. Holder had in the ASE ADSs or ASE Common Shares immediately prior to the Share Exchange, less any tax basis that is allocable to a fractional entitlement. A U.S. Holder’s holding period for the HoldCo ADSs or HoldCo Common Shares received in the Share Exchange will include the holding period for the ASE ADSs or ASE Common Shares exchanged.

A U.S. Holder who receives cash in lieu of a fractional entitlement will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the tax basis allocable to such fractional entitlement. Such capital gain or loss will be long-term capital gain or loss if, as of the date of the Share Exchange, the U.S. Holder’s holding period for the relevant fractional entitlement exceeds one year.

Passive Foreign Investment Company Rules

As indicated in ASE’s filings on Form 20-F, ASE believes that it has not been a PFIC for U.S. federal income tax purposes for any taxable year since the ASE ADSs were listed for trading on the NYSE in 2000, and ASE does not expect to be a PFIC for its current taxable year. However, ASE has not considered its PFIC status for any prior taxable year and ASE cannot provide assurance that it has not been a PFIC for any taxable year. Further, as discussed under “Tax Consequences of Owning of HoldCo ADSs and HoldCo Common Shares—Passive Foreign Investment Company Rules” below, HoldCo does not expect to be a PFIC for the current taxable year or in the foreseeable future. Under proposed Treasury regulations that are not yet effective but are proposed to be effective from April 11, 1992, if (i) ASE were a PFIC for any taxable year during which a U.S. Holder owned ASE ADSs or ASE Common Shares and (ii) HoldCo is not a PFIC for the taxable year that includes the day after the Share Exchange, then, notwithstanding the general U.S. federal income tax treatment of the Share Exchange described above, the U.S. Holder would be required to recognize any gain realized on the exchange of ASE ADSs or ASE Common Shares for HoldCo ADSs or HoldCo Common Shares. Such gain would be allocated ratably over the U.S. Holder’s holding period for the ASE ADSs or HoldCo Common Shares, as the case may be. The amounts allocated to the taxable year of the Share Exchange and to any year before ASE became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amounts. U.S. Holders should consult their tax advisers regarding whether ASE may have been a PFIC in any year during which the U.S. Holder has held ASE ADSs or Common Shares and the U.S. federal income tax consequences of the Share Exchange to the U.S. Holder.

Dissenting U.S. Holders

Provided that ASE was not a PFIC for any taxable year during which a U.S. Holder who exercises his/her/its dissenter’s rights (a “dissenting U.S. Holder”) owned ASE ADSs or ASE Common Shares, the dissenting U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received by such U.S. Holder following the exercise of the dissenter’s rights and its tax basis in the ASE Common Shares disposed of. Such capital gain or loss will be long-term capital gain or loss if, as of the date of the disposition, the dissenting U.S. Holder’s holding period for the ASE Common Shares exceeds one year. Any gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes.

Tax Consequences of Owning HoldCo ADSs and HoldCo Common Shares

Except as discussed below under “-Passive Foreign Investment Company Rules,” this discussion assumes that HoldCo will not be a PFIC for any taxable year.

Taxation of Distributions

Distributions other than certain pro rata distributions of HoldCo Common Shares to all shareholders (including holders of HoldCo ADSs), will be treated as dividends to the extent paid out of HoldCo’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because HoldCo doesn’t expect to maintain calculations of earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends.

Dividends will be treated as foreign-source income for foreign tax credit purposes and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury, dividends paid to certain non-corporate U.S. Holders of ADSs may be eligible for taxation as “qualified dividend income” and therefore may be taxable at the rates applicable to long-term capital gains. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of these favorable rates in their particular circumstances.

Dividends generally will be included in a U.S. Holder’s income on the date of the U.S. Holder’s or, in the case of ADSs, the depositary’s receipt of the dividend. The amount of any dividend paid in new Taiwan dollars will be the U.S. dollar amount of the dividend calculated by reference to the spot rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars on such date. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt, and any such gain or loss will generally be U.S.-source ordinary income or loss.

The amount of dividend income will include any amounts withheld by HoldCo in respect of ROC taxes reduced by any credit against withholding on account of the 10% retained earnings tax imposed on HoldCo. Subject to applicable limitations, which vary depending upon the U.S. Holder’s circumstances, and subject to the discussion above regarding concerns expressed by the U.S. Treasury, ROC taxes withheld from dividends, reduced by any credit against the withholding tax which is paid by HoldCo on account of the 10% retained earnings tax, generally will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a credit, a U.S. Holder may elect to deduct such ROC taxes in computing its taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Certain pro rata distributions of common shares by a company to its shareholders, including holders of ADSs, will not be subject to U.S. federal income tax. Accordingly, any such distributions will not give rise to U.S. federal income against which the ROC tax imposed on these distributions may be credited. U.S. Holders should consult their tax advisers as to whether any ROC tax imposed on such distributions may be creditable against their U.S. federal income tax on foreign-source income from other sources.

Sale or Other Taxable Disposition of HoldCo ADSs or HoldCo Common Shares

A U.S. Holder will generally recognize taxable gain or loss on a sale or other disposition of HoldCo ADSs or HoldCo Common Shares equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the HoldCo ADSs or HoldCo Common Shares. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale or disposition the U.S. Holder has owned the HoldCo ADSs or HoldCo Common Shares for more than one year. Any gain or loss generally will be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns directly or indirectly at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, royalties and rents. However, HoldCo does not expect to be a PFIC for its current taxable year or in the foreseeable future. Because the determination of whether a company is a PFIC is an annual test that is based on the composition of a company’s income and assets and the value of its assets from time to time, there can be no assurance that HoldCo will not be a PFIC for any taxable year.

If HoldCo were a PFIC for any taxable year during which a U.S. Holder held HoldCo ADSs or HoldCo Common Shares, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the HoldCo ADSs or HoldCo Common Shares would be allocated ratably over the U.S. Holder’s holding period for the HoldCo ADSs or HoldCo Common Shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before HoldCo became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amounts. In addition, any distribution received by a U.S. Holder on its HoldCo ADSs or HoldCo Common Shares, to the extent that it exceeds 125% of the average of the annual distributions received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation in the same manner. Furthermore, if HoldCo were a PFIC for the taxable year in which it paid a dividend or the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the HoldCo ADSs or HoldCo Common Shares.

U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of owning and disposing of HoldCo ADSs or HoldCo Common Shares if HoldCo were a PFIC for any taxable year.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally will be subject to information reporting and backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient and, if required, demonstrates its status or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

Foreign Financial Asset Reporting

Certain U.S. Holders who are individuals and certain entities closely held by individuals may be required to report information relating to their ownership of the HoldCo Common Shares or HoldCo ADSs, unless such Common Shares or ADSs are held in accounts at financial institutions (in which case the accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the HoldCo Common Shares or HoldCo ADSs.

Accounting Treatment of the Share Exchange

Under IFRS, the Cash Consideration paid by HoldCo pursuant to the Share Exchange will be accounted for by applying the acquisition method of accounting with HoldCo being considered the acquirer of SPIL for accounting purposes. Upon the completion of the Share Exchange, HoldCo would obtain control of SPIL and any equity interest previously held in SPIL accounted for as equity method investments is treated as if it were disposed of and reacquired at fair value on the acquisition date. Accordingly, it is remeasured to its acquisition-date fair value, and any resulting gain or loss compared to its carrying amount is recognized in profit or loss. HoldCo will measure the identifiable assets acquired and the liabilities assumed at their acquisition date fair values, and recognize goodwill as of the acquisition date measured as the excess of the Cash Consideration and the fair value of the ASE's previously held equity interest in SPIL over the net of the acquisition date fair value of the identifiable assets acquired and the liabilities assumed. Goodwill is not amortized but is tested for impairment at least annually.

Under IFRS, the exchange of ASE Common Shares for HoldCo Common Shares and the exchange of ASE ADSs for HoldCo ADSs based on the Exchange Ratio will be accounted for as a legal reorganization of entities under common control. ASE and HoldCo are ultimately controlled by the same shareholders both before and after the Share Exchange and that control is not transitory; therefore, the Share Exchange under common control will not be accounted for by applying the acquisition method as above. Accordingly, ASE will recognize no gain or loss in connection with the exchange of ASE Common Shares for HoldCo shares upon the Share Exchange under common control, and all assets and liabilities of ASE will be recorded on the books of HoldCo at the predecessor carrying amounts.

Regulatory Approvals Required to Complete the Share Exchange

ASE and SPIL have each agreed to use their reasonable efforts to obtain all necessary governmental approvals required to complete the Share Exchange. The following is a summary of the regulatory approvals required for the completion of the Share Exchange. As of the date of this proxy statement/prospectus, the TFTC has issued a no objection letter in respect of the Share Exchange. However, there can be no assurance as to if and when regulatory approvals will be obtained in the PRC, or if and when the FTC will complete its investigation without seeking an injunction prohibiting the Share Exchange or as to the conditions or limitations that such regulatory authorities may seek to impose.

Taiwan Fair Trade Commission Approval

Both ASE and SPIL operate in the ROC. Under the ROC Fair Trade Act, transactions involving parties with sales above certain revenue levels cannot be completed until they are reviewed and approved by the TFTC. ASE and SPIL submitted the required materials to the TFTC on July 29, 2016. The TFTC formally accepted the parties’ notification materials on September 19, 2016, and issued a no objection letter in respect of the Share Exchange on November 16, 2016.

United States Antitrust Review

On October 26, 2016, the FTC issued a subpoena and civil investigative demand to ASE and SPIL with respect to the transaction contemplated under the Joint Share Exchange Agreement. On January 17, 2017, ASE and SPIL each certified that it has complied with the FTC’s requests for information. The parties are continuing to cooperate with the FTC’s investigation, and are working toward a goal of successfully completing the investigation as soon as possible.

The Ministry of Commerce of the People’s Republic of China

Under the Chinese Anti-Monopoly Law of 2008, transactions involving parties with sales above certain revenue levels cannot be completed until they are reviewed and approved by MOFCOM. ASE and SPIL have sufficient revenues in China to exceed the statutory thresholds, and completion of the Share Exchange is therefore conditioned upon MOFCOM’s approval. ASE and SPIL submitted the required materials to MOFCOM on August 25, 2016. MOFCOM formally accepted the parties’ notification materials on December 14, 2016, starting Phase I of the review process. On January 16, 2017, ASE received MOFCOM’s notice extending its review to Phase II review.

Other Jurisdictions

ASE and SPIL derive revenues in other jurisdictions where merger or acquisition control filings or clearances are or may be required. ASE and SPIL have sufficient revenues in South Korea and Germany to meet the statutory thresholds, and completion of the Share Exchange is therefore conditioned upon approval of the Korea Fair Trade Commission (“KFTC”) and the German Federal Cartel Office (“FCO”). The KFTC cleared the Initial ASE Tender Offers on November 18, 2015. Under the laws of South Korea, the clearance on the Initial ASE Tender Offers extends to the Share Exchange and no additional filing is required. The FCO cleared the Initial ASE Tender Offers on February 1, 2016 and subsequently confirmed that its February 1, 2016 clearance extends to the Share Exchange on July 26, 2016.

Share Exchange Listing

It is expected that HoldCo Common Shares will be listed on the TWSE and HoldCo ADSs will be listed on the NYSE at the Effective Time. As a result of the Share Exchange, ASE Common Shares currently listed on the TWSE and ASE ADSs currently listed on the NYSE will cease to be listed on the TWSE and the NYSE, respectively; SPIL Common Shares currently listed on the TWSE and SPIL ADSs currently listed on NASDAQ will cease to be listed on the TWSE and NASDAQ, respectively.

The following is a tentative timetable of the various trading-related events in connection with the completion of the Share Exchange:

Final trading day for ASE Common Shares and SPIL Common Shares on the TWSE	[●], 2017 (Taiwan time)
Final trading day for ASE ADSs on the NYSE and SPIL ADSs on NASDAQ	[●], 2017 (New York time)
Effective date of the Share Exchange	[●], 2017 (Taiwan time)
First trading day for HoldCo Common Shares on the TWSE	[●], 2017 (Taiwan time)
First trading day for HoldCo ADSs on the NYSE	[●], 2017 (New York time)

In advance of completion of the Share Exchange, ASE expects to publicly announce the definitive timetable for these trading-related events.

Rights of Dissenting Shareholders

Under the ROC Company Law and ROC Mergers and Acquisitions Act, when ASE’s or SPIL’s board proposes the Share Exchange to ASE EGM or the extraordinary shareholders’ meeting of SPIL (“SPIL EGM”) for approval, ASE’s or SPIL’s dissenting shareholder (“Dissenting Shareholder”) will be entitled to an appraisal right, and to obtain payment of the fair value of all the Dissenting Shareholder's shares (“Dissenting Shares”). The procedure for Dissenting Shareholders to exercise an appraisal right is set forth below.

The Dissenting Shareholder should either (a) deliver a written notice to ASE (or SPIL) stating his/her dissent from the proposal of Share Exchange on or before the ASE EGM (or SPIL EGM), or (b) at the ASE EGM (or SPIL EGM) orally express his/her dissent from the proposal of Share Exchange in person and ensure that such statement is duly recorded in the meeting minutes.

•	Dissenting Shareholder must waive its voting right against the Share Exchange in ASE EGM (or SPIL EGM).

•	Once ASE EGM and SPIL EGM pass the Share Exchange, the Dissenting Shareholder needs to deliver its Dissenting Shares to a licensed share registrar appointed by ASE (or SPIL, as applicable) through the book-entry system. Once the Dissenting Shares are duly delivered, the share registrar will issue a certificate evidencing the receipt of Dissenting Shares to the Dissenting Shareholder.

•	Dissenting Shareholder needs to deliver to ASE (or SPIL), within 20 calendar days following the ASE EGM (or SPIL EGM), (a) a written notice stating the proposed price for sale of the Dissenting Shares to ASE (or SPIL) (the “Dissenting Shareholder’s Price”) and (b) the certificate of delivery of Dissenting Shares issued by the appointed share registrar.

Once the Dissenting Shareholder exercises the appraisal right in accordance with the procedure described above, ASE or SPIL should determine whether to (a) accept the Dissenting Shareholder’s Price or (b) negotiate the price with the Dissenting Shareholder within 60 calendar days following the ASE EGM or SPIL EGM (“Negotiation Period”).

If ASE (or SPIL) and Dissenting Shareholder cannot reach an agreement on the purchase price within the Negotiation Period, ASE (or SPIL) should file a petition with a court of competent jurisdiction in Taiwan for a determination of the fair value of the Dissenting Shares within 30 calendar days after the end of Negotiation Period (the “Petition Period”). If ASE (or SPIL) fails to pay the Company’s Price (as defined below) within the Negotiation Period or to file the petition with the court within the Petition Period, ASE/SPIL will be deemed to accept the Dissenting Shareholder’s Price and obliged to settle the purchase of Dissenting Shares in accordance with the Dissenting Shareholder’s Price.

According to the majority of the precedents, the court usually considered that the “fair value” should be the closing price of the shares registered on the open market on the date of the shareholders’ meeting which approves the transaction. However, as the court has the full discretion to determine the fair value based on a variety of arguments, the court might hold a view different from the majority of precedents.

If ASE (or SPIL) and Dissenting Shareholder cannot reach an agreement on the purchase price within the 90 calendar days following the ASE EGM (or SPIL EGM), ASE or (SPIL) should determine a fair price to purchase the Dissenting Shares (the “Company’s Price”) and pay the Company Price to the Dissenting Shareholder by end of such 90-calendar-day period.

ASE or SPIL should, within 30 calendar days after the court decision is concluded, pay to the Dissenting Shareholders (a) the difference between the Company’s Price and the fair value as determined by the court, and (b) the interest, calculated by a 5% annual rate, against such difference amount for purchase of the Dissenting Shares.

The relevant portions of Article 12 of the ROC Mergers and Acquisitions Act are as follows, which is included in Annex C to this proxy statement/prospectus:

ROC MERGERS AND ACQUISITIONS ACT – ARTICLE 12

If the following event occurs when a company is undergoing a merger, consolidation, acquisition or division, a shareholder may request the company to repurchase his/her/its shares at the then fair price of such shares:

4.	In the event that the company is undergoing an acquisition as described in Article 27 of this Act, the shareholder delivers a written objection or an oral objection that has been put into the record and waives his/her/its voting rights before or during the shareholders’ meeting;

Any shareholder who has made the request as provided in the preceding paragraph shall submit a written request that specifies the requested repurchase price and deposit the certificates of his/her/its shares within 20 days immediately following the date at which the shareholder resolutions are passed.

The company shall appoint an institution that is permitted by law to provide corporate action services to handle the shares deposited by the dissenting shareholder. The shareholder shall deposit his/her/its shares to such institution and the institution shall issue a certificate that specifies the type and amount of deposited shares to the shareholder; any deposit by book-entry transfer shall be governed by the procedures set forth in the rules and regulations in relation to the centralized securities depositary enterprises.

The request of a shareholder as provided in Paragraph 1 shall lose its effect when the company abandons its corporate action as provided in the same paragraph.

If the company and the shareholder reach an agreement with respect to the repurchase price, the company shall pay such repurchase price to the shareholder within 90 days immediately following the date at which the shareholders’ resolutions are passed. If no agreement is reached, within 90 days immediately after the date at which the shareholders’ resolutions are passed, the company shall pay for the shares of the shareholder with whom it has not reached an agreement at a price determined by the company as the fair price for such shares; if the company fails to make such payment, the company shall be deemed as having agreed to the repurchase price requested by the shareholder pursuant to Paragraph 2.

If the company fails to reach an agreement with any shareholder with respect to the repurchase price within 60 days immediately following the date at which the shareholders’ resolutions are passed, the company shall, within 30 days after the expiry of the 60-day period, file a petition with a court for a ruling to determine the fair price of the shares against all the shareholders with whom it has not reached an agreement as the opposing parties. If the company fails to list any shareholder with whom it has not reached an agreement as an opposing party, or the petition is withdrawn by the company or dismissed by the court, the company shall be deemed as having agreed to the repurchase price requested by the shareholder pursuant to Paragraph 2. However, if the opposing party has already presented his/her/its position in the court or the court’s ruling has already been delivered to the opposing party, the company shall not withdraw the petition unless agreed to by the opposing party.

When the company files a petition with the court for a ruling to determine the repurchase price, the company shall attach to the petition the audited and attested financial statements of the company and the fair price assessment report by the certified public accountants, and written copies and photocopies thereof according to the number of opposing parties for the court to distribute to each opposing party.

Before making a ruling with respect to the repurchase price, the court shall allow the company and the opposing parties to have the chance to present their positions. If there are two or more opposing parties, the provisions set out in Articles 41 to 44, as well as Paragraph 2 of Article 401 of the ROC Civil Procedure Code shall apply mutatis mutandis.

If any party appeals against the ruling made pursuant to the preceding paragraph, the court shall allow the parties at dispute to have the chance to present their positions before making a decision on the appeal.

When the ruling with respect to the repurchase price becomes final and binding, the company shall, within 30 days immediately after the ruling becomes final and binding, pay such final repurchase price to the dissenting shareholders, deducting any previous payment and interest accrued since the next day of the expiry of the 90-day period immediately following the date at which the shareholders’ resolutions are passed.

The provisions set forth in Article 171 and Paragraphs 1, 2 and 4 of Article 182 of the ROC Non-Contentious Matters Act shall apply mutatis mutandis.

The company shall bear the expenses of the petition and the appraiser’s compensation.

Holders of ASE ADSs and SPIL ADSs will not have any appraisal rights in respect of the Share Exchange under the terms of the ASE Deposit Agreement and the SPIL Deposit Agreement, as applicable. The ASE Depositary and the SPIL Depositary are not obligated to, and will not, exercise dissenters’ rights on behalf of holders of ASE ADSs or SPIL ADSs, as applicable, even if instructed to do so by holders of ASE ADSs or SPIL ADSs. ASE ADS holders who wish to be entitled to appraisal rights may cancel their ADSs and become holders of ASE Common Shares by [DATE], 2017. SPIL ADS holders who wish to be entitled to appraisal rights may cancel their ADSs and become holders of SPIL Common Shares by [DATE], 2017.

Litigation Related to the Share Exchange

ASE is not aware of any lawsuit that challenges the Share Exchange or any other transaction contemplated under the Joint Share Exchange Agreement.

Expenses Relating to the Share Exchange

In connection with the Share Exchange, ASE expects to incur the costs, such as independent expert fees of US$[●] million, legal fees of US$[●] million and auditor fees of US$[●] million, in the aggregate amount of approximately US$5.2 million. In connection with the Share Exchange, SPIL expects to incur the following costs and expenses as of the date of this proxy statement/prospectus.

Description	Amount
Financing fees and expenses and other professional fees	[●]
Legal fees and expenses	[●]
Miscellaneous (including filing fees, printing fees, proxy solicitation fees and mailing costs)	[●]
Total	[●]

All costs and expenses incurred in connection with the Share Exchange, the Joint Share Exchange Agreement and the completion of the transactions contemplated by the Joint Share Exchange Agreement will be paid by the party incurring such costs and expenses, except as otherwise explicitly provided for in the Joint Share Exchange Agreement, whether or not the Share Exchange or any other transactions contemplated by the Joint Share Exchange Agreement are completed.

Comparison of Rights of Shareholders of ASE and HoldCo

ASE is, and HoldCo will be, a company limited by shares organized under the laws of the ROC. ASE Common Shares are, and HoldCo Common Shares will be, listed on the TWSE. ASE ADSs are, and HoldCo ADSs representing HoldCo Common Shares will be, listed on the NYSE. In addition, the description of the attributes of common shares in the share capital provisions of the Articles of Incorporation of ASE and HoldCo are substantially similar. As a result, there are no material differences between the rights of holders of ASE Common Shares and of HoldCo Common Shares from a legal perspective.

See the sections entitled “Description of HoldCo American Depositary Shares” and “Description of HoldCo Common Shares” for more information.

Cautionary Statements Regarding Forward-Looking Statements

This proxy statement/prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts but reflect ASE’s and SPIL’s current beliefs, expectations or intentions regarding future events. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify such forward-looking statements. These forward-looking statements, which are subject to numerous factors, risks and uncertainties about ASE and SPIL, may include projections of their respective future business, strategies, financial condition, results of operations and market data. These statements are only predictions based on current expectations and projections about future events. There are important factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected, including those set forth in the section entitled “Risk Factors,” the risk factors set forth in ASE 2015 20-F and SPIL 2015 20-F and other documents on file with the SEC and the factors given below:

•	the failure to obtain approval from ASE shareholders or the approval from SPIL shareholders in connection with the Share Exchange;

•	the failure to complete or delay in completing the Share Exchange for other reasons;

•	the timing to complete the Share Exchange;

•	the risk that a condition to the completion of the Share Exchange may not be satisfied;

•	the risk that a regulatory approval that may be required for the Share Exchange is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	ASE’s and SPIL’s ability to achieve the cost and other synergies and value creation contemplated by the Share Exchange; and

•	the diversion of management time on Share Exchange-related issues.

All subsequent written and oral forward-looking statements concerning ASE, SPIL, the transactions contemplated by the Joint Share Exchange Agreement or other matters attributable to ASE or SPIL or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. ASE’s and SPIL’s forward-looking statements are based on assumptions that may not prove to be accurate. Neither ASE nor SPIL can guarantee future results, activity levels, performance or achievements. Moreover, neither ASE nor SPIL assumes responsibility for the accuracy and completeness of any of these forward-looking statements. ASE and SPIL assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement/prospectus.

Risk Factors

In addition to the other information contained or incorporated by reference into this prospectus, ASE shareholders should carefully consider the risks described below and in the ASE 2015 20-F, which is incorporated by reference into this proxy statement/prospectus, before making a decision on the Share Exchange.

Risks Relating to the Share Exchange

The Share Exchange is subject to conditions, including certain conditions that may not be satisfied, or completed on a timely basis, if at all. Failure to complete the Share Exchange could have material and adverse effects on ASE.

The completion of the Share Exchange is subject to a number of conditions, including, among other things, the approval by ASE shareholders of the proposal on the approval of Joint Share Exchange Agreement and the Share Exchange and the approval by SPIL shareholders of the proposal on the approval of Joint Share Exchange Agreement and the Share Exchange and obtaining antitrust and other regulatory approvals or decisions not to challenge the Share Exchange from the ROC, PRC, and FTC which make the completion and timing of the completion of the Share Exchange uncertain. See the section entitled “The Joint Share Exchange Agreement — Conditions to Consummation of the Share Exchange” for a more detailed discussion. Also, the Joint Share Exchange Agreement will be automatically terminated if the Share Exchange has not been consummated by December 31, 2017.

If the Share Exchange is not completed on a timely basis, or at all, ASE’s respective ongoing businesses may be adversely affected and, without realizing any of the benefits of having completed the Share Exchange, ASE will be subject to a number of risks, including the following:

•	ASE is required to pay their respective costs relating to the Share Exchange, such as legal, accounting, financial advisory and printing fees, even if the Share Exchange is not completed;

•	time and resources committed by ASE’s management to matters relating to the Share Exchange could otherwise have been devoted to pursuing other beneficial opportunities;

•	the market prices of ASE Common Shares could decline to the extent that the current market prices of ASE Common Shares reflect a market assumption that the Share Exchange will be completed;

•	ASE may have to dispose of its 33.29% interest in SPIL at a loss if the Share Exchange is not consummated, which may significantly affect ASE’s financial position; and

•	ASE could be subject to litigation related to any failure to complete the Share Exchange or related to any enforcement proceedings commenced against ASE to perform their respective obligations under the Joint Share Exchange Agreement.

 ASE is subject to business uncertainties and contractual restrictions while the proposed Share Exchange is pending, which could adversely affect each party’s business and operations.

While the Share Exchange is pending completion, it is possible that certain customers, suppliers and other persons with whom ASE has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their business relationships with ASE, as the case may be, as a result of the pending the Share Exchange, which could negatively affect ASE’s revenues, earnings and cash flows, as well as the market price of ASE Common Shares, regardless of whether the Share Exchange is completed.

Under the terms of the Joint Share Exchange Agreement, ASE is subject to certain restrictions on the conduct of its business prior to completing the Share Exchange, which may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to acquire assets.

The Share Exchange is subject to the receipt of approvals, consents or clearances from domestic and foreign regulatory authorities that may impose conditions that could have an adverse effect on ASE or HoldCo or, if not obtained, could prevent the completion of the Share Exchange.

Before the Share Exchange can be completed, any approvals, consents or clearances, including antitrust approval and clearances, required in connection with the Share Exchange must have been obtained. In deciding whether to grant the required regulatory approval, consent or clearance, the relevant governmental entities will consider the impact of the Share Exchange on competition within their relevant jurisdiction. The terms and conditions of the approvals, consents and clearances that are granted may impose requirements, limitations or costs or place restrictions on the conduct of HoldCo’s business.

Under the Joint Share Exchange Agreement, ASE and SPIL have agreed to use their reasonable efforts to obtain such approvals, consents and clearances and therefore may be required to comply with conditions or limitations imposed by governmental authorities. However, no assurance can be given that the applicable regulatory agencies will approve the transaction or that any such transaction can be completed prior to or upon the completion of the Share Exchange, or at all.

There can be no assurance that regulators will not impose unanticipated conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the Share Exchange or imposing additional material costs on or materially limiting the revenues of HoldCo following the completion of the Share Exchange.

There can be no assurance that ASE will be able to secure the funds necessary to pay the cash portion of the Cash Consideration on acceptable terms, in a timely manner, or at all.

ASE intends to fund the Cash Consideration with a combination of cash on hand and debt financing. To this end, Citibank Taiwan Limited and DBS Bank Ltd., Taipei Branch have each issued a highly confident letter stating that it is highly confident that it could arrange debt facilities for the Share Exchange up to US$3.8 billion and NT$53 billion (US$1.69 billion), respectively. However, neither ASE nor any of its subsidiaries has entered into definitive agreements for the debt financing (or any equity issuance or other financing arrangements in lieu thereof). There can be no assurance that ASE will be able to secure the debt financing pursuant to the highly confident letters.

In the event that the debt financing contemplated by the highly confident letters is not available, other financing may not be available on acceptable terms, in a timely manner, or at all. If ASE is unable to secure financing for the Share Exchange, the Share Exchange may not be completed. In the event of a termination of the Joint Share Exchange Agreement due to ASE’s failure to obtain the necessary financing to complete the Shares Exchange, ASE and HoldCo may be jointly and severally liable to pay to SPIL, in addition to the actual damages incurred, liquidated damages in the amount of NT$8.5 billion (US$0.3 billion).

The unaudited pro forma condensed combined financial data in this proxy statement/prospectus is presented for illustrative purposes only and may differ materially from the operating results and financial condition of HoldCo following completion of the pro forma events.

The unaudited pro forma condensed combined financial data in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of HoldCo. The preparation of the pro forma condensed combined financial information is based upon available information and certain assumptions and estimates that ASE and SPIL currently believe are reasonable. The unaudited pro forma condensed combined financial data reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to SPIL’s net assets. The purchase price allocation reflected in this proxy statement/prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of SPIL as of the Effective Time. In addition, subsequent to the completion of the Share Exchange, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus. See the section entitled “Selected Unaudited Pro Forma Condensed Combined Financial Data.”

HoldCo may fail to successfully integrate the resources from ASE and SPIL and realize the anticipated benefits from the Share Exchange.

The success of the Share Exchange and the holding company structure that will be created pursuant to such Share Exchange will depend, in large part, on the ability of HoldCo to realize the anticipated synergies, operational efficiencies and growth opportunities from the Share Exchange. The realization of the anticipated benefits of the holding company structure may be blocked, delayed or reduced as a result of many factors, some of which may be outside our control. These factors include:

•	the complexities associated with integrating resources with ASE and SPIL continuing to operate independently and failure to leverage the holding company structure to realize operational efficiencies;

•	unforeseen contingent risks, including lack of required capital resources or increased tax liabilities, relating to the holding company structure that may become apparent in the future;

•	the considerations discussed in the next risk factor;

•	unexpected business disruptions; and

•	failure to attract, develop and retain personnel with necessary expertise.

In addition, there may be valuation discounts as a result of the adoption of a holding company structure which may have an adverse effect on the trading value of HoldCo Common Shares or ADSs. Any of the foregoing could adversely affect ASE’s and SPIL’s ability to maintain relationships with customers, suppliers, employees and other constituencies or ASE’s and SPIL’s ability to achieve the anticipated benefits of the Share Exchange or could reduce each of ASE’s and SPIL’s earnings or otherwise adversely affect the business and financial results of HoldCo.

The independent operations of SPIL after the completion of the Share Exchange may make it difficult to integrate the operations of both companies.

Although SPIL will become a wholly owned subsidiary of HoldCo after the completion of the Share Exchange, under the terms of the Joint Share Exchange Agreement, ASE and SPIL have agreed that SPIL will maintain a high degree of independence with respect to its operations and corporate governance. ASE and SPIL have entered into a number of covenants to ensure SPIL’s independence of operation.

For a more detailed description of these and other covenants, please refer to “The Joint Share Exchange Agreement – Post-Closing Operation and Corporate Governance – Independence” and “Annex A: Joint Share Exchange Agreement dated June 30, 2016 (English translation).”

Notwithstanding the agreement to maintain SPIL’s independent operations, under the Joint Share Exchange Agreement, HoldCo is required to assist SPIL’s operations. For example, HoldCo will, to the extent that it is capable, provide guaranties, funding or other support sufficient to enable SPIL to obtain financing from third parties (including, but not limited to, guarantee documentation acceptable to financing parties), in order to meet SPIL’s funding needs, including but not limited to capital expenditure and working capital.

There are uncertainties as to the impact of the independence of SPIL in terms of its operation and corporate governance would have on integration plans and future growth opportunities of ASE and SPIL under Holdco.

The future results of HoldCo may suffer if HoldCo does not effectively manage its expanded operations following the completion of the Share Exchange.

Following the completion of the Share Exchange, the size of the business of HoldCo will increase significantly beyond the current size of either ASE’s or SPIL’s business. HoldCo’s future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that HoldCo will be successful or that it will realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the completion of the Share Exchange.

Since HoldCo will be a holding company, it will depend on limited forms of funding to fund its operations.

As a holding company, HoldCo will have no significant assets other than the shares of its subsidiaries. HoldCo’s primary sources of funding and liquidity will be dividends from its subsidiaries, sales of the interests in its subsidiaries and direct borrowings and issuances of equity or debt securities. HoldCo’s ability to meet the obligations to its direct creditors and employees and other liquidity needs and regulatory requirements will depend on timely and adequate distributions from its subsidiaries and its ability to sell securities or obtain credit from its lenders.

HoldCo’s ability to pay operating and financing expenses and dividends will depend primarily on the receipt of sufficient funds from its principal operating subsidiaries. Statutory provisions regulate HoldCo’s operating subsidiaries’ ability to pay dividends. If HoldCo’s operating subsidiaries are unable to pay dividends to HoldCo in a timely manner and in amounts sufficient to pay for HoldCo’s operation and financing expenses or to declare and pay dividends and to meet its other obligations, HoldCo may not be able to pay dividends or it may need to seek other sources of funding.

Furthermore, HoldCo’s inability to sell its securities or obtain funds from its lenders on favorable terms, or at all, could also result in HoldCo’s inability to meet its liquidity needs and regulatory requirements and may disrupt its operations at the holding company level.

In connection with the Share Exchange, existing ASE shareholders may not trade the ASE Common Shares or ADSs during certain periods.

In connection with the Share Exchange, ASE Common Shares will be suspended from trading on the TWSE, and ASE ADSs will be suspended from trading on the NYSE starting from the eighth (8th) ROC Trading Day before the Effective Time. As a result, holders of ASE Common Shares and ADSs will not be able to trade those shares or ADSs, or HoldCo shares or ADSs they will be entitled to receive when the Share Exchange is completed, during the applicable trading gap. Accordingly, these holders will be subject to the risk of not being able to liquidate their shares during a falling market, whether for ROC equities generally or for ASE Common Shares and ASE ADSs in particular.

There has been no prior market for the HoldCo Common Shares or ADSs.

ASE plans to apply for listing HoldCo Common Shares and HoldCo ADSs and expect that HoldCo Common Shares will begin trading in Taiwan during TWSE trading hours, and HoldCo ADSs will begin trading in the U.S. during NYSE trading hours, on the effective date of the Share Exchange. However, given that HoldCo will be formed as a new entity, there will be no public market for HoldCo Common Shares or HoldCo ADSs prior to their issuance in connection with the Share Exchange. An active public market in the HoldCo Common Shares or HoldCo ADSs may not develop or be sustained after their issuance.

Risks Relating to Owning HoldCo ADSs

The market for HoldCo ADSs may not be liquid.

Active, liquid trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors, compared to less active and less liquid markets. Liquidity of a securities market is often a function of the volume of the underlying shares that are publicly held by unrelated parties.

Although holders of HoldCo ADS will be entitled to withdraw HoldCo Common Shares underlying the ASE ADSs from the depositary at any time, ROC law requires that HoldCo Common Shares be held in an account in the ROC or sold for the benefit of the holder on the TWSE. In connection with any withdrawal of HoldCo Common Shares from the HoldCo ADS facility, the HoldCo ADSs evidencing these common shares will be cancelled. Unless additional ADSs are issued, the effect of withdrawals will be to reduce the number of outstanding ADSs. If a significant number of withdrawals are effected, the liquidity of HoldCo ADSs will be substantially reduced.

HoldCo will be a foreign private issuer, and as such it is exempt from certain provisions applicable to United States domestic public companies.

Because HoldCo qualifies as a foreign private issuer, it is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•	sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	selective disclosure rules by issuers of material nonpublic information under Regulation FD.

HoldCo will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, HoldCo intends to publish its results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the NYSE. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information HoldCo is required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by United States domestic issuers.

As a ROC company listed on the NYSE, HoldCo will be subject to the NYSE corporate governance listing standards. However, HoldCo, as a foreign private issuer, will also be permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE’s rules for domestic U.S. issuers, provided that HoldCo discloses which requirements it is not following and describe the equivalent home country requirement in its annual report on Form 20-F. Holdco intends to rely on home country practice to exempt out of the requirement for NYSE listed companies to have a majority of independent directors. The Joint Share Exchange Agreement provides that, for the first term of HoldCo’ board of directors, HoldCo’s incorporators’ meeting will elect nine to thirteen non-independent directors and three supervisor who will become independent directors. The articles of incorporation of HoldCo further provides that starting from the second HoldCo’ board of directors term, HoldCo shall have thirteen directors, of which three shall be three independent directors and ten non-independent directors.

To the extent that HoldCo chooses to follow its home country corporate governance practice, its shareholders may be afforded less protection than they otherwise would under the NYSE corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you to invest in a United States domestic issuer.

If a non-ROC holder of HoldCo ADSs withdraws and holds HoldCo Common Shares, such holder of HoldCo ADSs will be required to appoint a tax guarantor, local agent and custodian in the ROC and register with the TWSE in order to buy and sell securities on the TWSE.

When a non-ROC holder of HoldCo ADSs elects to withdraw and hold HoldCo Common Shares represented by HoldCo ADSs, such holder of the ADSs will be required to appoint an agent for filing tax returns and making tax payments in the ROC. Such agent will be required to meet the qualifications set by the ROC Ministry of Finance and, upon appointment, becomes the guarantor of the withdrawing holder’s tax payment obligations. Evidence of the appointment of a tax guarantor, the approval of such appointment by the ROC tax authorities and tax clearance certificates or evidentiary documents issued by such tax guarantor may be required as conditions to such holder repatriating the profits derived from the sale of HoldCo Common Shares. There is no assurance that a withdrawing holder will be able to appoint, and obtain approval for, a tax guarantor in a timely manner.

In addition, under current ROC law, such withdrawing holder is required to register with the TWSE and appoint a local agent in the ROC to, among other things, open a bank account and open a securities trading account with a local securities brokerage firm, pay taxes, remit funds and exercise such holder’s rights as a shareholder. Furthermore, such withdrawing holder must appoint a local bank or a local securities firm to act as custodian for confirmation and settlement of trades, safekeeping of securities and cash proceeds and reporting and declaration of information. Without satisfying these requirements, non-ROC withdrawing holders of HoldCo ADSs would not be able to hold or otherwise subsequently sell HoldCo Common Shares on the TWSE or otherwise.

Pursuant to ROC Mainland Investors Regulations, only qualified domestic institutional investors (“QDIIs”) or persons that have otherwise obtained the approval from the Investment Commission of the MOEA and registered with the TWSE are permitted to withdraw and hold shares from a depositary receipt facility. In order to hold such shares, such QDIIs are required to appoint an agent and custodian as required by the Regulations Governing Securities Investment and Futures Trading in Taiwan by Mainland Area Investors. If the aggregate amount of HoldCo shares held by any QDII or shares received by any QDII upon a single withdrawal account or multiple withdrawal accounts for 10.0% of HoldCo’s total issued and outstanding shares, such QDII must obtain the prior approval from the MOEA. We cannot assure you that such approval would be granted.

A different view of the ROC tax agency from our current treatment of the ROC securities transaction tax might cause tax uncertainties to HoldCo shareholders

Uncertainty exists as to whether the consideration received by ASE shareholders for the Share Exchange will be subject to the ROC securities transaction tax. In the view of Baker & McKenzie, by reasonable interpretation of the ROC Mergers and Acquisitions Act based on current rules and regulations promulgated by ROC tax authority, the Share Exchange should be exempted from such tax under the ROC Mergers and Acquisitions Act. HoldCo intends to issue the share consideration to ASE shareholders at the Effective Time without deducting or withholding any ROC securities transaction tax. However, due to lack of precedents, ASE and Baker & McKenzie cannot assure you that the ROC tax agency will not take a different view on this. In the event that the ROC tax agency decides to charge securities transaction tax for the Share Exchange after the Effective Time, HoldCo will pay the tax and could demand reimbursement from former ASE shareholders, i.e., Holdco shareholders at that time.

Restrictions on the ability to deposit HoldCo Common Shares into HoldCo ADS facility may adversely affect the liquidity and price of HoldCo ADSs.

The ability to deposit HoldCo Common Shares into HoldCo ADS facility is restricted by ROC law. A significant number of withdrawals of HoldCo Common Shares underlying HoldCo ADSs would reduce the liquidity of the ADSs by reducing the number of ADSs outstanding. As a result, upon completion of the Share Exchange, the prevailing market price of HoldCo ADSs on the NYSE may differ from the prevailing market price of HoldCo Common Shares on the TWSE. Under current ROC law, no person or entity, may deposit HoldCo Common Shares in the HoldCo ADS facility without specific approval of the FSC, unless:

(1)	HoldCo pays stock dividends on its common shares;

(2)	HoldCo makes a free distribution of its common shares;

(3)	holders of HoldCo ADSs exercise preemptive rights in the event of capital increases; or

(4)	to the extent permitted under the HoldCo Deposit Agreement and the relevant custody agreement, investors purchase HoldCo Common Shares, directly or through the depositary, on the TWSE, and deliver HoldCo Common Shares to the custodian for deposit into the HoldCo ADS facility, or the shareholders of HoldCo deliver HoldCo Common Shares to the custodian for deposit into the HoldCo ADS facility.

With respect to item (4) above, the HoldCo Depositary may issue HoldCo ADSs against the deposit of HoldCo Common Shares only if the total number of HoldCo ADSs outstanding following the deposit will not exceed the number of HoldCo ADSs previously approved by the FSC, plus any HoldCo ADSs issued pursuant to the events described in items (1), (2) and (3) above.

In addition, in the case of a deposit of HoldCo Common Shares requested under item (4) above, the depositary will refuse to accept deposit of HoldCo Common Shares if such deposit is not permitted under any legal, regulatory or other restrictions notified by HoldCo to the HoldCo Depositary from time to time, which restrictions may include blackout periods during which deposits may not be made, minimum and maximum amounts and frequency of deposits.

Holders of HoldCo ADSs will not have the same voting rights as HoldCo shareholders, which may affect the value of their HoldCo ADSs.

The voting rights of a holder of HoldCo ADSs as to HoldCo Common Shares represented by its HoldCo ADSs will be governed by the HoldCo Deposit Agreement which will take effect at or after the Effective Time and which form has been included as exhibit 4.2 in this proxy statement/prospectus. Holders of HoldCo ADSs will not be able to exercise voting rights on an individual basis. If holders representing at least 51% of the HoldCo ADSs outstanding at the relevant record date instruct the HoldCo Depositary to vote in the same manner regarding a resolution, including the election of directors, the HoldCo Depositary will cause all HoldCo Common Shares represented by the HoldCo ADSs to be voted in that manner. If the HoldCo Depositary does not receive timely instructions representing at least 51% of the HoldCo ADSs outstanding at the relevant record date to vote in the same manner for any resolution, including the election of directors, holders of HoldCo ADSs will be deemed to have instructed the HoldCo Depositary or its nominee to authorize all HoldCo Common Shares represented by the HoldCo ADSs to be voted at the discretion of the Chairman of HoldCo or his designee, which may not be in the interest of holders of HoldCo ADSs. Moreover, upon the completion of the Share Exchange, shareholders who own 1% or more of HoldCo outstanding shares are entitled to submit one proposal to be considered at HoldCo annual general meetings of shareholders. However, only holders representing at least 51% of HoldCo ADSs outstanding at the relevant record date are entitled to submit one proposal to be considered at HoldCo annual general meetings of shareholders. Hence, only one proposal may be submitted on behalf of all HoldCo ADS holders.

The right of holders of HoldCo ADSs to participate in future rights offerings is limited, which could cause dilution to HoldCo ADS holders’ holdings.

HoldCo may from time to time distribute rights to its shareholders, including rights to acquire its securities. Under the HoldCo Deposit Agreement, the HoldCo Depositary will not offer holders of HoldCo ADSs those rights unless both the distribution of the rights and the underlying securities to all HoldCo ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. Although HoldCo may be eligible to take advantage of certain exemptions under the Securities Act available to certain foreign issuers for rights offerings, there are no assurances that HoldCo will be able to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement for any of these rights. Accordingly, holders of HoldCo ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings.

If the HoldCo Depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or reasonably practicable, it will allow the rights to lapse, in which case holders of HoldCo ADSs will receive no value for these rights.

Changes in exchange controls which restrict your ability to convert proceeds received from your ownership of HoldCo ADSs may have an adverse effect on the value of your investment.

Under current ROC law, the HoldCo Depositary, without obtaining approvals from the Central Bank of the Republic of China (Taiwan) or any other governmental authority or agency of the ROC, may convert NT dollars into other currencies, including U.S. dollars, for:

•	the proceeds of the sale of HoldCo Common Shares represented by HoldCo ADSs or received as stock dividends from HoldCo Common Shares and deposited into the depositary receipt facility; and

•	any cash dividends or distributions received from HoldCo Common Shares represented by HoldCo ADSs.

In addition, the HoldCo Depositary may also convert into NT dollars incoming payments for purchases of HoldCo Common Shares for deposit in the HoldCo ADS facility against the creation of additional HoldCo ADSs. The HoldCo Depositary may be required to obtain foreign exchange approval from the Central Bank of the Republic of China (Taiwan) on a payment-by-payment basis for conversion from NT dollars into foreign currencies of the proceeds from the sale of subscription rights for new HoldCo Common Shares. Although it is expected that the Central Bank of the Republic of China (Taiwan) will grant this approval as a routine matter, there is no assurance that in the future any approval will be obtained in a timely manner, or at all.

Exchange Rates

The table below sets forth the exchange rates of NT dollars against U.S. dollars set forth in the H.10 statistical release of the Federal Reserve Board for the periods indicated.

	Exchange Rate
	Average	High	Low	Period End
2011	29.42	30.67	28.50	30.27
2012	29.47	30.28	28.96	29.05
2013	29.73	30.20	28.93	29.83
2014	30.38	31.80	29.85	31.60
2015	31.80	33.17	30.37	32.79
2016	32.22	33.74	31.05	32.40
August	31.54	31.80	31.05	31.74
September	31.46	31.77	31.18	31.27
October	31.59	31.79	31.36	31.54
November	31.75	32.01	31.41	31.92
December	32.00	32.42	31.72	32.40
2017
January	31.65	32.37	31.19	31.19
February (through February 17, 2017)	30.93	31.17	31.73	30.90

___________________

Note: Annual averages were calculated by using the average of the exchange rates on the last day of each month during the relevant year. Monthly averages were calculated by using the average of the daily rates during the relevant month.

On February 17, 2017, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board was NT$30.90 to US$1.00.

We make no representation that any NT dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or NT dollars, as the case may be, at any particular rate, or at all. Fluctuations in the exchange rate between NT dollars and U.S. dollars will affect the U.S. dollar equivalent of the NT dollar price of ASE Common Shares.

Market Price and Dividend Information

Market Price Information

ASE Common Shares are listed on the TWSE under the stock code “2311.” The table below shows, for the periods indicated, the high and low closing prices and the average daily volume of trading activity on the TWSE for ASE Common Shares. The closing price for ASE Common Shares on the TWSE on February 23, 2017 was NT$38.30 per share.

	Closing Price per ASE Common Share (in NT$)
	High	Low
2011	37.60	24.00
2012	31.10	20.15
2013	30.65	23.60
2014	41.00	26.80
First quarter	33.80	26.80
Second quarter	39.00	32.90
Third quarter	41.00	35.40
Fourth quarter	39.10	34.40
2015	47.75	30.00
First quarter	47.75	36.65
Second quarter	46.65	39.70
Third quarter	42.10	30.00
Fourth quarter	39.00	33.40
2016	39.60	28.65
First quarter	38.30	33.75
Second quarter	36.95	28.65
Third quarter	39.60	34.60
August	39.60	37.15
September	38.85	36.40
Fourth quarter	38.80	32.20
October	38.80	37.10
November	37.05	33.35
December	34.55	32.20
2017
January	34.70	32.80
February (through February 23, 2017)	38.85	36.55

Source: Bloomberg

ASE ADSs have been listed on the New York Stock Exchange under the symbol “ASX” since September 26, 2000. The outstanding ASE ADSs are identified by the CUSIP number 00756M404. The following table sets forth, for the periods indicated, the high and low closing prices and the average daily volume of trading activity on the New York Stock Exchange for ASE ADSs and the highest and lowest of the daily closing values of the New York Stock Exchange Index. The closing price for ASE ADSs on the New York Stock Exchange on February 23, 2017 was US$6.16 per ADS.

	Closing Price per ASE ADS (in US$)
	High	Low
2011	6.55	4.04
2012	5.27	3.54
2013	5.35	3.91
2014	6.87	4.45
First quarter	5.55	4.45
Second quarter	6.65	5.43
Third quarter	6.87	5.87
Fourth quarter	6.39	5.80
2015	7.89	4.69
First quarter	7.89	5.96
Second quarter	7.51	6.39
Third quarter	6.67	4.69
Fourth quarter	6.12	5.18
2016	6.24	4.41
First quarter	5.87	4.95
Second quarter	5.78	4.41

Third quarter	6.21	5.35
August	6.21	5.90
September	6.14	5.72
Fourth quarter	6.12	4.92
October	6.12	5.80
November	5.83	5.12
December	5.43	4.92
2017
January	5.80	5.09
February (through February 23, 2017)	6.19	5.78

Source: Bloomberg

SPIL Common Shares are listed on the TWSE under the stock code “2325.” The table below shows, for the periods indicated, the high and low closing prices on the TWSE for SPIL Common Shares.

	Closing Price per SPIL Common Share (in NT$)
	High	Low
2011	41.25	23.45
2012	36.50	26.80
2013	39.00	30.20
2014	55.30	35.40
First quarter	41.85	35.40
Second quarter	50.80	41.20
Third quarter	55.30	41.00
Fourth quarter	48.65	39.05
2015	56.20	33.10
First quarter	56.20	47.20
Second quarter	52.40	45.00
Third quarter	47.45	33.10
Fourth quarter	52.40	39.65
2016	53.40	43.30
First quarter	52.70	48.35
Second quarter	53.40	43.30
Third quarter	48.55	46.30
August	48.20	47.35
September	48.00	46.30
Fourth quarter	48.60	46.00
October	47.75	47.10
November	48.60	46.00
December	48.25	46.65
2017
January	48.10	47.35
February (through February 23, 2017)	49.00	47.25

SPIL ADSs are listed on the NASDAQ under the symbol “SPIL.” The table below shows, for the periods indicated, the high and low closing prices on the NASDAQ for SPIL ADSs.

	Closing Price per SPIL ADS (in US$)
	High	Low
2011	7.15	3.93
2012	6.04	4.52
2013	6.50	5.06
2014	8.88	5.62
First quarter	6.89	5.62
Second quarter	8.44	6.78
Third quarter	8.88	6.65
Fourth quarter	7.69	6.41
2015	9.09	5.06
First quarter	9.09	7.46
Second quarter	8.49	7.30
Third quarter	7.55	5.06
Fourth quarter	8.05	6.16
2016	8.27	6.62
First quarter	8.21	7.16
Second quarter	8.27	6.62
Third quarter	7.68	7.19

August	7.68	7.36
September	7.50	7.19
Fourth quarter	7.57	7.13
October	7.52	7.33
November	7.56	7.13
December	7.57	7.13
2017
January	7.60	7.24
February (through February 23, 2017)	7.97	7.63

Dividends and Dividend Policy

ASE

ASE has historically paid dividends on ASE Common Shares with respect to the results of the preceding year following approval by ASE shareholders at the annual general meeting of shareholders. ASE has paid annual dividends on its common shares since 1989, except in 2002 and 2006 due to the losses it incurred in the 2001 and 2005 fiscal years, respectively.

The following table sets forth the stock dividends ASE paid during each of the years indicated and related information.

	Cash Dividends per ASE Common Share	Stock Dividends per Common Share(1)	Total ASE Common Shares Issued as Stock Dividends	Outstanding ASE Common Shares on Record Date(2)	Percentage of Outstanding ASE Common Shares Represented by Stock Dividends
	NT$	NT$
2013	1.05	—	—	7,611,579,786	—
2014	1.29 (3)	—	—	7,847,817,646	—
2015	2.00	—	—	7,900,130,996	—

(1)	Stock dividends were paid out from retained earnings and capital surplus. Holders of common shares receive as a stock dividend the number of common shares equal to the NT dollar value per common share of the dividend declared multiplied by the number of common shares owned and divided by the par value of NT$10 per share. Fractional shares are not issued but are paid in cash.

(2)	Aggregate number of ASE Common Shares outstanding on the record date applicable to the dividend payment. Includes ASE Common Shares issued in the previous year under our employee bonus plan.

(3)	On June 26, 2014, ASE’s shareholders approved a cash dividend of NT$1.30 per share for 2013 earnings. On July 29, 2014, the ASE Board resolved to adjust the cash dividend ratio to NT$1.29411842 because the number of outstanding ASE Common Shares had changed as a result of the exercise of share options.

SPIL

SPIL may distribute dividends in any year in which SPIL has current or retained earnings (excluding reserves). SPIL has historically paid dividends on the Shares with respect to the results of the preceding year following approval by SPIL shareholders at the annual general meeting of shareholders. SPIL has paid annual dividends on its Shares since 1995, except in 2002 and 2003 because it incurred in 2001 and the shareholders did not resolve to declare a dividend in 2002. SPIL may also make distributions to its shareholders by capitalizing reserves, including the legal reserve and capital surplus if it does not have losses.

The following table sets forth the stock dividends SPIL paid during each of the years indicated and related information.

	Cash Dividends Per SPIL Common Share	Stock Dividends per SPIL Common Share (1)	Total SPIL Common Shares Issued as Stock Dividends(2)	Outstanding SPIL Common Shares at Year End
	NT$	NT$
2013	1.67 (3)	—	—	3,116,361,139
2014	1.80	—	—	3,116,361,139
2015	3.00	—	—	3,116,361,139

_____________________

(1)	Stock dividend is declared in NT dollar amount per common share. The number of shares received by a shareholder equals to the NT dollar amount per common share of dividend declared multiplied by the number of shares owned by the shareholder and divided by the par value of NT$10 per common share.

(2)	Total number of common shares issued as stock dividends include common shares issued from retained earnings and from capital reserve.

(3)	Of which NT$0.30 per share is from capital reserve and NT$1.37 per common share is from earnings distribution.

As approved by a meeting of the SPIL Board on February 24, 2016 and a general shareholders’ meeting on May 16, 2016, SPIL distributed a cash dividend of NT$2.8 per Share and a return of capital reserves of NT$1.0 to its shareholders on July 1, 2016.

Information about the Companies

ASE

ASE is a company limited by shares incorporated under the laws of the ROC. ASE’s services include semiconductor packaging, production of interconnect materials, front-end engineering testing, wafer probing and final testing services, as well as integrated solutions for electronics manufacturing services in relation to computers, peripherals, communications, industrial, automotive, and storage and server applications.

ASE Common Shares are traded on the TWSE under the ticker “2311” and ASE ADSs are traded on the NYSE under the symbol “ASX.” ASE’s principal executive offices are located at 26 Chin Third Road, Nantze Export Processing Zone, Nantze, Kaohsiung, Taiwan, Republic of China and our telephone number at the above address is +886-7-361-7131.

SPIL

SPIL is a company incorporated under the ROC Company Law as a company limited by shares with its principal business address at No. 123, Sec. 3, Da Fong Road, Tantzu, Taichung, Taiwan, Republic of China. The telephone number of SPIL’s principal executive office is 886-4-2534-1525. The name, business address, present principal employment and citizenship of each director and executive officer of SPIL are set forth below.

HoldCo

It is expected that HoldCo will be a company limited by shares incorporated under the laws of the ROC and will be formed at the Effective Time. HoldCo will initially serve exclusively as the holding company for the ASE, SPIL, as well as their subsidiaries and investees.

It is expected that HoldCo Common Shares will be traded on the TWSE and HoldCo ADSs will be traded on the NYSE. It is expected that HoldCo’s principal executive offices will be located at Room 1901, No. 333, Section 1 Keelung Rd. Taipei, Taiwan, Republic of China and its telephone number at the above address will be +886-2-6636-5678.

Extraordinary General Shareholders’ Meeting of ASE

General

The date, time and place of the ASE EGM to vote for the Share Exchange is expected to be held at [TIME] A.M. on [DATE], 2017 (Taiwan time), at Zhuang Jing Auditorium, 600 Jiachang Road, Nantze Export Processing Zone, Nantze District, Kaohsiung City, Taiwan, Republic of China. Holders of ASE Common Shares will be entitled exercise voting rights by electronic means or by attending the ASE EGM in person or by proxy, if they are recorded on ASE’s stockholder register on [DATE], 2017. Holders of ASE ADSs will be entitled to instruct the ASE Depositary (Citibank), as to how to vote their underlying shares of ASE Common Shares at the ASE EGM in accordance with the procedures set forth in this prospectus, if those holders were recorded on such ASE Depositary’s register of ASE ADS holders on [DATE], 2017.

This proxy statement/prospectus will be filed with the SEC no later than 20 business days prior to the date of the ASE EGM. ASE will publish the notice of convocation for such ASE EGM on the MOPS in Taiwan, and distribute the notice of convocation to all holders of ASE Common Shares by mail at least 15 calendar days prior to the date of the ASE EGM. The ASE Depositary will send to holders of ASE ADSs a notice and voting instruction from the depositary prior to the date of the ASE EGM. The form of depositary notice to holders of ASE ADSs and the form of voting instructions for use by holders of ASE ADSs are included in this proxy statement / prospectus as Exhibit 99.1 and Exhibit 99.2, respectively.

The purpose of the ASE EGM is:

(1)	To consider and to vote upon the Joint Share Exchange Agreement entered into between ASE and SPIL on June 30, 2016 and the proposed Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement;

(2)	To consider and to vote upon the adoption of the articles of incorporation of HoldCo;

(3)	To consider and to vote upon the Rules of Procedure for Shareholders' Meetings of HoldCo;

(4)	To consider and to vote upon the Rules Governing the Election of Directors and Supervisors of HoldCo;

(5)	To consider and to vote upon the Procedures for Lending Funds to Other Parties of HoldCo and Procedures of Making of Endorsement and Guarantees of HoldCo;

(6)	To consider and to vote upon the Acquisition or Disposal of Assets of HoldCo;

(7)	To consider and elect the members of the board of directors and supervisors of HoldCo; and

(8)	To consider and to vote upon the proposal to waive the non-competition clauses applicable to newly elected directors of HoldCo.

Voting

Record Date

Holders of ASE Common Shares will be entitled exercise voting rights by electronic means or by attending the ASE EGM in person or by proxy. You may vote at the ASE EGM of ASE only if you are registered as a holder of one or more of ASE Common Shares in ASE’s register of shareholders on [DATE], 2017.

As of [•], 2017, there were [•] ASE Common Shares issued and outstanding, including [•] ASE Common Shares represented by ASE ADSs. Each ASE Common Share outstanding on the record date is entitled to one vote on each matter properly submitted at the ASE EGM.

Vote Required

The required quorum to vote on the Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement at the ASE EGM is a two-third majority of the total issued and outstanding common shares held by shareholders of ASE. The affirmative vote of shareholders representing a majority of the voting rights of the shareholders of ASE represented at the ASE EGM is required to approve the Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement. Alternatively, if such quorum cannot be constituted, the resolution for the Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement may be adopted by an affirmative vote representing at least two-thirds of the voting rights at the ASE EGM of shareholders for which shareholders of at least a majority of issued and outstanding common shares are present. Each shareholder is entitled to one vote per share.

Voting interest by ASE Directors and Officers

As of [•], 2017, [•] ASE Common Shares, or approximately [•]% of the outstanding shares entitled to vote, were beneficially owned by ASE’s directors and executive officers. To our knowledge, the directors and executive officers intend to support the Share Exchange proposal at the ASE EGM.

Voting by ASE Depositary

As of [•], 2017, approximately [•]% of the total number of outstanding ASE Common Shares having voting rights were represented by ASE ADSs.

At the request of ASE, the ASE Depositary (Citibank) has fixed the close of business on [DATE], 2017 as the date for determining those holders of ASE ADSs entitled to give voting instructions to the ASE Depositary. The ASE Depositary will send to holders of ASE ADSs as of that date a voting instruction card and a notice which outlines the procedures those holders must follow to give proper voting instructions to the ASE Depositary.

In accordance with and subject to the terms of ASE Deposit Agreement, holders of ASE ADSs have no individual voting rights with respect to the ASE Common Shares represented by their ASE ADSs. Pursuant to the ASE Deposit Agreement, each holder of ASE ADSs is deemed to have authorized and directed the ASE Depositary to appoint the Chairman of ASE or his/her designee as Voting Representative of the ASE Depositary, the custodian or the nominee who is registered in the ROC as representative of the holders ASE ADSs to vote the ASE Common Shares represented by ASE ADSs as more fully described below.

In accordance with and subject to the terms of the ASE Deposit Agreement, if holders of ASE ADSs together holding at least 51% of all the ASE ADSs outstanding as of the record date set by the ASE Depositary for the ASE EGM to vote on the proposed Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement, instruct the ASE Depositary, prior to the ASE ADS voting instructions deadline, to vote in the same manner with respect to the Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement, the ASE Depositary shall notify the Voting Representative and appoint the Voting Representative as the representative of the ASE Depositary and the holders of ASE ADSs to attend the ASE EGM and vote all ASE Common Shares represented by ASE ADSs outstanding in the manner so instructed by such holders. If voting instructions are received from an ASE ADS holder by the ASE Depositary as of the ASE ADS voting instructions deadline which are signed but without further indication as to voting instructions, the ASE Depositary shall deem such holder to have instructed a vote in favor of the items set forth in such instructions.

In accordance with and subject to the terms of the ASE Deposit Agreement, if, for any reason, the ASE Depositary has not, prior to the ASE ADS voting instructions deadline, received instructions from holders of ASE ADSs together holding at least 51% of all ASE ADSs outstanding as of the record date set by the ASE Depositary for the ASE EGM to vote for the proposed Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement, to vote in the same manner with respect to the proposed Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement, the holders of all ASE ADSs shall be deemed to have authorized and directed the ASE Depositary to give a discretionary proxy to the Voting Representative, as the representative of the holders of ASE ADSs, to attend the ASE EGM and vote all the ASE Common Shares represented by ASE ADSs then outstanding in his/her discretion; provided, however, that the ASE Depositary will not give a discretionary proxy as described if it fails to receive under the terms of the ASE Deposit Agreement a satisfactory opinion from ASE’s counsel prior to the ASE EGM. In such circumstances, the Voting Representative shall be free to exercise the votes attaching to the ASE Common Shares represented by ASE in any manner he/she wishes, which may not be in the best interests of the ASE ADS holders. [The Voting Representative has informed ASE that he plans as of the date of this proxy statement/prospectus to vote in favor of all of the proposals at the ASE EGM, although he has not entered into any agreement obligating him to do so.]

Voting Mechanism

Holders of ASE Common Shares are entitled to exercise voting rights by electronic means or by attending the ASE EGM in person or by proxy.

You may exercise your voting right by electronic means during the Electronic Voting Period. Shareholders who intend to exercise voting right electronically must log in to the website maintained by the Taiwan Depository & Clearing Corporation (https://www.stockvote.com.tw) and inputting an exercise code. Internet voting is available only in the Chinese language.

You may also exercise your voting rights by attending the ASE EGM in person or by proxy using a duly authorized power of attorney in the prescribed form attached to the notice of convocation distributed by ASE prior to the ASE EGM.

Revocation

Shareholders who previously exercised their voting right electronically may revoke or submit a subsequent vote via the electronic voting website anytime within the Electronic Voting Period. Once an electronic voting has been revoked, such shareholder may attend the ASE EGM in person or by proxy.

Shareholders who previously presented a valid proxy to ASE or exercised their voting rights electronically but then wish to attend the ASE EGM in person are required to revoke their proxy in writing addressed to ASE or revoke your electronic vote by logging in to the electronic voting website at least two (2) calendar days prior to the ASE EGM .Otherwise, the voting right exercised by their proxy or through the electronic voting website at the ASE EGM will prevail.

Solicitation of Proxies, Consents or Authorizations.

Under ROC law, ASE is prohibited from soliciting proxies, consents or authorizations at its shareholders’ meetings, including the ASE EGM which the Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement will be voted upon.

However, ASEE, a shareholder of ASE beneficially holding approximately [•]% of the total outstanding share capital of ASE as of the date of this proxy statement/prospectus, is soliciting proxies in favor of the authorization and approval of the Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement prior to the ASE EGM. ASEE is controlled by ASE’s Chairman and Chief Executive Officer Jason C.S. Chang. ASEE will pay its own cost of soliciting proxies, including the cost of mailing the proxy statement. In addition to solicitation by use of the mails, proxies may be solicited by each of ASEE’s directors and executive officers, each of whom is a participant in this solicitation, in person or by telephone or other means of communication. These persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. ASEE will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. ASEE will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

The Joint Share Exchange Agreement

Summary of the Joint Share Exchange Agreement

The following section contains a summary of certain provisions of the Joint Share Exchange Agreement. The following summary is qualified in its entirety by reference to the Joint Share Exchange Agreement itself, which is incorporated herein by reference and included in this proxy statement/prospectus as Annex A. We urge you to read the Joint Share Exchange Agreement carefully and in its entirety, as it is the legal document governing the Share Exchange.

Structure of the Share Exchange

The Share Exchange

Pursuant to the Joint Share Exchange Agreement, all of the issued and outstanding shares of ASE and SPIL will be transferred to a newly formed holding company, HoldCo, incorporated by ASE. HoldCo will issue new shares to ASE shareholders and pay the cash consideration to SPIL shareholders, each as described below. At the Effective Time, ASE and SPIL will become wholly owned subsidiaries of HoldCo, retaining their respective legal personalities.

HoldCo Articles of Incorporation

The Articles of Incorporation appended to the Joint Share Exchange Agreement will be proposed by ASE board to the meeting of HoldCo’s incorporators for adoption. Once HoldCo’s incorporators meeting passes the resolution to adopt the Articles of Incorporation, the Articles of Incorporation will become effective on the date when HoldCo is incorporated (which shall be the Effective Time).

Directors and Officers of HoldCo

Upon completion of the Share Exchange, the directors of SPIL will continue to serve as directors for their respective terms, and ASE has undertaken to reelect or appoint the directors whose terms end in June 2017, if they have not been found to violate their respective fiduciary duties. SPIL’s chairman (being Mr. Lin or his successor) and president (being Mr. Chi-Wen Tsai or his successor) are expected to serve as directors of the HoldCo. The directors of SPIL are also authorized to retain the executive officers of SPIL as long as the fiduciary duties of the directors can be discharged.

Consideration

At the Effective Time: (i) each issued SPIL Common Share immediately prior to the Effective Time (including SPIL’s treasury shares), will automatically be transferred to HoldCo and converted into the right to receive NT$55 in cash; and (ii) each SPIL ADS issued and outstanding immediately prior to the Effective Time, will be surrendered and converted into the right to receive NT$275.

In addition, at the Effective Time: (i) each issued ASE Common Share (including ASE’s treasury shares) immediately prior to the Effective Time, will be exchanged, in accordance with the exchange ratio, for 0.5 HoldCo Common Shares; and (ii) each ASE ADS issued and outstanding immediately prior to the Effective Time, will be surrendered in exchange for, in accordance with the exchange ratio, 1.25 HoldCo ADSs (following the Share Exchange, 1 HoldCo ADS will represent 2 HoldCo Common Shares, in contrast to the current ASE ADS, which represents 5 ASE Common Shares).

Treatment of Treasury Shares and Equity-Linked Securities

At the Effective Time, HoldCo shall become the successor to ASE under ASE’s US$200,000,000 Currency Linked Zero Coupon Convertible Bonds due 2018 (the “2015 CBs”) and US$400,000,000 Zero Coupon Convertible Bonds due 2018 (the “2013 CBs”, and together with the 2015 CBs, “ASE’s convertible bonds”) each pursuant to a supplemental indenture to be entered into among ASE, HoldCo and the trustee for such series of bonds. HoldCo shall assume all rights and obligations of ASE under ASE’s convertible bonds and holders of the 2015 CBs and the 2013 CBs to have the right convert each US$200,000,000 principal amount of such bond into approximately 103,332 and 62,455 shares of HoldCo, respectively. After the Effective time, ASE shall continue to serve as an obligor under ASE’s convertible bonds.

Treatment of the SPIL Bonds

If any of SPIL’s zero coupon bond due 2019 (the “SPIL Bonds”) have not been redeemed or repurchased by the Company and cancelled or converted by holders of the SPIL Bonds prior to the Effective Time, ASE and HoldCo jointly warrant to SPIL that HoldCo, as co-obligors with SPIL pursuant to a supplemental indenture to be entered into among SPIL, HoldCo and the trustee of the SPIL Bonds, will pay Cash Consideration (subject to additional adjustments according to the terms of the Joint Share Exchange Agreement and applicable laws) to such holders of SPIL Bonds for each SPIL Common Share they are entitled to receive if they exercise their conversion rights after the Effective Time.

Treatment of Fractional Shares

HoldCo will not issue any fractional shares of HoldCo Common Shares or HoldCo ADSs pursuant to the Share Exchange. Instead, ASE will aggregate the fractional entitlements and sell the aggregated ASE Common Shares using the closing price of ASE Common Shares on the TWSE on the trading day immediately preceding the Effective Time. Each holder of ASE Common Shares who otherwise would have received a fraction of a share of HoldCo Common Shares, will be entitled to receive, on a proportionate basis, the cash proceeds from the sale of such fractional shares.

Adjustments to the Consideration

The cash consideration of NT$55 per SPIL Common Share and NT$275 per SPIL ADS will be adjusted if SPIL issues any shares or cash dividends between the date of the Joint Share Exchange Agreement and the Effective Time, provided, that the cash consideration will not be adjusted if SPIL’s cash dividends in 2017, in aggregate, are less than 85% of SPIL’s after-tax net profit for the year 2016.

ASE and SPIL will negotiate changes to the cash consideration in good faith as a result of the occurrence of certain events set forth below to the extent such events occur prior to the Effective Time and result in a reduction, individually or in aggregate, in SPIL’s consolidated net book value by 10% or more compared to SPIL’s net book value in its consolidated audited financial statements as of March 31, 2016 (excluding any such decrease resulting from dividends distributed by SPIL):

•	issuance of equity-linked securities by SPIL (except for any shares of SPIL issued as a result of the exercise of conversion rights of holders of SPIL foreign convertible bonds issued by SPIL on October 31, 2014);

•	disposal of material assets by SPIL;

•	occurrence of a major disaster causing a material adverse effect to SPIL, material technical changes or other circumstances affecting SPIL’s shareholders’ interests or the share price of SPIL Common Shares; and

•	repurchase of treasury shares by SPIL, except for the repurchase of SPIL Common Shares following the exercise of appraisal rights by SPIL shareholders in connection with the Share Exchange.

Appraisal Rights

Without prejudice to the appraisal rights described below in the section entitled “Rights of Dissenting Shareholders,” if a SPIL shareholder or ASE shareholder exercises its appraisal rights, SPIL or ASE, respectively, will repurchase such shares in accordance with applicable law and regulations.

Closing of the Share Exchange

Subject to the satisfaction or waiver (as applicable) of the conditions to closing of the Share Exchange, the Share Exchange is expected to occur on a date to be agreed by HoldCo’s board of directors, the SPIL Board and the ASE Board, which date will be agreed upon and approved by such parties within 10 days of receipt of the approvals of their respective general shareholders’ meetings to effect the Share Exchange.

Within three (3) business days after the Effective Time, ASE and HoldCo will pay the full Cash Consideration to a dedicated capital account opened by SPIL’s stock agent. ASE and HoldCo shall be jointly and severally liable for such payment obligation.

Representations and Warranties

The Joint Share Exchange Agreement contains various customary representations and warranties that SPIL makes to ASE relating to, among other things:

•	SPIL’s due incorporation, valid existence and authority to carry on its business operations;

•	capitalization of SPIL;

•	absence of violations of: (i) current laws or regulations of the ROC, (ii) judgments, orders or dispositions by courts, (iii) organizational documents, or (iv) contracts, representations, warranties or other obligations of SPIL, in each case as a result of entry into the Joint Share Exchange Agreement;

•	authority to enter into the Joint Share Exchange Agreement;

•	enforceability of the Joint Share Exchange Agreement;

•	approval of the SPIL Board and/or shareholders’ meeting in connection with the Share Exchange;

•	financial statements;

•	taxes;

•	the absence of litigation;

•	the absence of undisclosed liabilities;

•	title to assets;

•	absence of new material debts since December 31, 2015;

•	intellectual property;

•	labor matters;

•	environmental matters;

•	material contracts;

•	absence of default under contracts;

•	compliance with laws; and

•	accuracy of materials provided to prepare and file this proxy statement/prospectus.

The Joint Share Exchange Agreement contains various customary representations and warranties that ASE makes to SPIL relating to, among other things:

•	ASE’s due incorporation, valid existence and authority to carry on its business operations ;

•	capitalization of ASE;

•	absence of violations of: (i) current laws or regulations of the ROC, (ii) judgments, orders or dispositions by courts, (iii) organizational documents, or (iv) contracts, representations, warranties or other obligations of ASE, in each case as a result of entry into the Joint Share Exchange Agreement;

•	authority to enter into the Joint Share Exchange Agreement;

•	enforceability of the Joint Share Exchange Agreement; and

•	approval of the ASE Board and/or meeting of ASE’s shareholders in connection with the Share Exchange.

The Joint Share Exchange Agreement contains various customary representations and warranties that ASE agrees to cause HoldCo to make to SPIL relating to, among other things:

•	HoldCo’s due incorporation, valid existence and authority to carry on its business operations;

•	absence of violations of: (i) current laws or regulations of the ROC, (ii) judgments, orders or dispositions by courts, (iii) organizational documents, or (iv) contracts, representations, warranties or other obligations of HoldCo, in each case as a result of entry into the Joint Share Exchange Agreement; and

•	approval of HoldCo’s incorporators’ meeting in connection with the Share Exchange.

Many of the representations and warranties of each party in the Joint Share Exchange Agreement are qualified by knowledge, materiality thresholds or “material adverse effect.” SPIL’s representations and warranties are also qualified by information in disclosure schedules and its publicly available disclosures filed with the Taiwan Financial Supervisory Commission, the TWSE and the SEC.

For purposes of the Joint Share Exchange Agreement, a “material adverse effect” to ASE or SPIL means any change, development, incident, matter, effect or fact that, individually or in aggregate, results in a material adverse effect on SPIL and its subsidiaries, or ASE and its subsidiaries, as applicable, taken as a whole, where “material” means the occurrence of such events that, individually or in the aggregate, result in a decrease in the consolidated net book value of SPIL, or ASE, as applicable, by 10% or more, compared to SPIL’s or ASE’s, as applicable, consolidated audited financial statements as of March 31, 2016; provided that, for the purposes of this definition, in no event will any of the following, individually or in the aggregate, be regarded as having or be taken into account in determining whether there has been a material adverse effect:

•	a change in capital market conditions or general economic conditions;

•	a change in geopolitical conditions occurring after the date the Joint Share Exchange Agreement was executed, or outbreak or escalation of any conflict, or any acts of terrorism or war;

•	a force majeure event occurring after the date the Joint Share Exchange Agreement was executed;

•	any change in applicable law after the date the Joint Share Exchange Agreement was executed;

•	any change of the industry in which the party or its subsidiaries operate;

•	the failure, in and of itself, to meet any predictions, forecasts, projections or estimates of revenue, profits or other financial or operational targets, or a change of market price, credit rating or trading volume of the party’s securities, provided that the directors of the party have met their duties of care and loyalty;

•	the announcement of the execution of the Joint Share Exchange Agreement or the consummation of the Share Exchange, including any transaction-related litigation, any actions required by the covenants in the Joint Share Exchange Agreement, any loss of or change of relationship with any customer, supplier, distributor or other business partners of the party or its subsidiaries, or any loss of any employees or senior management, provided that the directors of the party have met their duties of care and loyalty; and

•	in the case of ASE only, any internal restructuring of ASE and/or its subsidiaries.

The representations and warranties of each of the parties to the Joint Share Exchange Agreement will terminate upon the Effective Time or termination of the Joint Share Exchange Agreement in accordance with its terms

Pre-Closing Covenants and Agreements

Conduct of Business of SPIL Pending Closing

From the date of execution of the Joint Share Exchange Agreement until the Effective Time, SPIL will not, and will not procure its subsidiaries to, among other matters:

•	issue any equity-linked securities (other than shares issued as a result of the exercise of conversion rights by holders of SPIL foreign convertible bonds); or

•	directly or indirectly repurchase, individually or through any third party, any shares or equity-linked securities, or reduce its share capital or enter into any plan of dissolution, or make any filings in connection with restructuring, settlement or bankruptcy, except for the repurchase of shares from shareholders exercising appraisal rights or in connection with the redemption of SPIL foreign convertible bonds.

Superior Proposals

Except (i) if required by a court judgment, arbitral award, approval or order, administrative decision or burden/condition approved by both ASE and SPIL by competent authorities (including the TWSE, TFTC, FTC, the MOFCOM or the SEC), or (ii) if SPIL receives a Superior Proposal (as described below), SPIL has agreed that between the date of the Joint Share Exchange Agreement and the Effective Time, it will not, and it will not procure its subsidiaries to, and none of its directors, managers, employees, agents or representatives may, offer or agree to enter into, or execute, any contract, agreement or other arrangement with any third party in respect of any of the following transactions (an “Alternate Transaction”):

•	any transaction that may involve a spin-off, purchase or sale of SPIL or any other company’s shares of a non-financial investment nature;

•	a lease of all SPIL’s businesses to a third party, a joint operation with a third party, or the acquisition of the entire business or assets from a third party (except for the acquisition of the entire business or assets from a third party in an aggregate amount less than NT$500,000,000);

•	any merger or acquisition that does not involve the issue of shares in HoldCo;

•	any sale of any or all material assets or businesses of SPIL’s wholly owned subsidiaries; and

•	any disposal of any interest in any material assets or businesses, or exclusive licenses of material patents or technologies, in each case of SPIL’s wholly owned subsidiaries.

For purposes of the Joint Share Exchange Agreement, “Superior Proposal” means a bona fide, unsolicited written offer to SPIL to enter into any Alternate Transaction, made by a party other than ASE, SPIL or any of SPIL’s directors, managers, employees, agents or representatives, where the terms and conditions of such an offer are considered to be more favorable to SPIL and SPIL’s shareholders than the terms and conditions of the Share Exchange, as evidenced by opinions separately issued by a renowned investment bank and law firm appointed by SPIL’s audit committee. If SPIL receives a Superior Proposal from a third party the conditions of which, in the respective opinions of SPIL’s audit committee and the SPIL Board, are more favorable than those of the Share Exchange, SPIL will notify ASE in writing of such superior proposal and furnish ASE with details of the entire Superior Proposal. From the fifth business day following the delivery of such notice to ASE, SPIL will be permitted to negotiate with, propose to, inquire with, deliberate with, contact, discuss with, offer to or consult with such third party. ASE and SPIL agree that if SPIL does not consummate the Share Exchange due to its acceptance of a Superior Proposal, SPIL will pay to ASE a termination fee in the amount of NT$17 billion.

Other Pre-closing Covenant of SPIL

After ASE issues to SPIL, in connection with the payment of entire amount of the cash consideration under the Joint Share Exchange Agreement, the financing plan and a highly confident letter in respect of the financing of the Transaction issued by banks conforming to the market practice, SPIL shall in its SEC filings recommend to its shareholders to vote in favor of approving the Joint Share Exchange Agreement and the Transaction.

Regulatory Approvals

ASE and HoldCo have agreed to use commercially reasonable efforts to, and SPIL has agreed to use reasonable efforts to, in each case, obtain all approvals relating to the Share Exchange from competent authorities. SPIL has agreed to use commercially reasonable efforts to assist ASE and HoldCo in making all filings and notifications and providing all information to competent authorities, including making all required filings with the TFTC, MOFCOM and the FTC. In addition, SPIL, ASE and HoldCo have agreed to comply with the Taiwan Fair Trade Act and all relevant laws.

ASE, HoldCo and SPIL have agreed to act in good faith and with goodwill in deciding, jointly, whether to accept any conditions or burdens imposed by any of the TFTC, the FTC or MOFCOM as a condition to obtaining approvals or avoiding a legal challenge from such authorities. ASE and SPIL have agreed to comply with any such conditions or burdens agreed by ASE and SPIL. Following the Effective Time, ASE, HoldCo and SPIL will comply with any conditions or burdens imposed by the TFTC, the FTC or MOFCOM, which ASE and SPIL have agreed to.

Covenants of ASE Pending Closing

Except (i) if SPIL has materially breached any of its representations, warranties or covenants under the Joint Share Exchange Agreement, (ii) if there is any action taken by SPIL that would prevent the consummation of the Share Exchange without just cause, or (iii) where SPIL’s directors have breached their duty of care or loyalty in relation to the Share Exchange, in each case during the period from the execution of the Joint Share Exchange Agreement to the Effective Time, ASE (and, if applicable, HoldCo) have agreed to:

•	support the candidates for SPIL’s 13th board of directors nominated by the SPIL Board when SPIL re-elects its board of directors in June 2017;

•	not intervene in the operation of SPIL and to support the motions put forward by SPIL’s Board at SPIL’s shareholders’ meeting, including by abstaining from voting on any motion that threatens SPIL’s interests and to not solicit proxies or seek to replace SPIL’s directors, including by convening an extraordinary general meeting of SPIL shareholders, and no current or former director of ASE or any of its subsidiaries, or their spouses, other relatives and certain other persons may serve as a director of SPIL;

•	maintain the competition between, and the respective independence of, ASE and SPIL, without the hiring of any of SPIL’s employees by ASE; and

•	not purchase or acquire shares in SPIL or increase its interest in SPIL in any manner that violates applicable law; provided that, for any shares in SPIL acquired by ASE in accordance with applicable law between the date the Joint Share Exchange Agreement was executed and the Effective Time, (i) ASE may dispose of such shares freely for financial purposes, provided that the disposed shares are in aggregate less than 10% of the total issued and outstanding share capital of SPIL, and (ii) ASE may transfer shares of SPIL to persons who do not operate any businesses in the integrated circuit packaging industry; provided that if the transferred shares are in aggregate more than 10% of the total issued and outstanding share capital of SPIL, ASE will obtain SPIL’s prior written consent to such a transfer.

(collectively, the “ASE Surviving Covenants”)

Shareholders’ Meeting

SPIL and ASE, respectively, will cause an extraordinary general meeting of its shareholders to be duly called and held, on the same date, to approve the Joint Share Exchange Agreement and the Share Exchange. SPIL and ASE will jointly determine the date of such extraordinary general meetings upon receiving antitrust clearance or approvals from any two of the TFTC, MOFCOM and FTC. Such date shall be no later than seventy (70) calendar days after antitrust clearance or approvals from each of the TFTC, MOFCOM and FTC have been obtained.

In addition, from the business day immediately following the date on which the SEC confirms that it has no further comments on the respective SEC filing documents required for SPIL and ASE, each of SPIL and ASE will take all necessary actions to call an extraordinary general meeting of its shareholders. The date of such extraordinary general meetings shall be no later than seventy (70) calendar days after the date on which the SEC confirms that it has no further comments on the respective SEC filings documents required for SPIL and ASE.

Financing

ASE shall, before SPIL’s submission of Schedule 13e-3 to the SEC, confirm with SPIL the types and composition of ASE’s and HoldCo’s funding sources and present proof documentation in respect of funding sources (including, but not limited to, the financing plan and a highly confident letter conforming to the market practice and issued by bank(s) financing the Share Exchange) that can demonstrate ASE’s and HoldCo’s ability to fully pay for the consideration of the Share Exchange.

Conditions to Consummation of the Share Exchange

The obligations of ASE, SPIL and HoldCo to consummate the Share Exchange are subject to the satisfaction of the following conditions:

•	ASE and SPIL will each have obtained unconditional approval of the Share Exchange at their respective general shareholders’ meetings;

•	receipt of approvals from all relevant competent authorities, including, but not limited to, (i) the TWSE and the SEC (ii) the TFTC and MOFCOM and (iii) the FTC completing its investigation without seeking an injunction prohibiting the Share Exchange (in the case of (ii) and (iii), including approvals or consents of conditions imposed by such authorities that both ASE and SPIL have agreed to accept); and

•	no order (or agreement with the FTC) is in effect and enforceable prohibiting, enjoining or rendering illegal the consummation of the Share Exchange, and no law shall have been enacted or enforced after the date the Joint Share Exchange Agreement was executed rendering illegal or prohibiting the consummation of the Share Exchange; provided that the enforcement of an order or law shall not include the decision by a governmental entity to extend the waiting period or initiate an investigation under antitrust laws or other applicable law.

In addition, ASE’s and HoldCo’s obligations to consummate the Share Exchange are subject to the satisfaction or waiver by ASE and HoldCo of the following additional conditions:

•	all representations and warranties of SPIL are true and accurate as of the date the Joint Share Exchange Agreement was executed and as of the Effective Time, except to the extent no material adverse effect on SPIL has occurred;

•	SPIL has performed in all material respects all obligations and undertakings required to be performed by it under the Joint Share Exchange Agreement prior to the Effective Time;

•	no material adverse effect to SPIL shall have occurred prior to the Effective Time; and

•	prior to the Effective Time, no force majeure events will have occurred which, individually or in aggregate, result in a decrease in SPIL’s consolidated net book value by 30% or more, relative to SPIL’s net book value in its consolidated audited financial statements as of March 31, 2016.

In addition, SPIL’s obligation to consummate the Share Exchange is subject to the satisfaction or waiver of the following additional conditions:

•	all representations and warranties of ASE are true and accurate as of the date the Joint Share Exchange Agreement was executed and as of the Effective Time, except to the extent no material adverse effect on ASE has occurred;

•	all representations and warranties of HoldCo are true and accurate as of the Effective Time, except to the extent no material adverse effect on HoldCo has occurred;

•	ASE and HoldCo have performed in all material respects all obligations and undertakings required to be performed by each of them under the Joint Share Exchange Agreement prior to the Effective Time;

•	no material adverse effect to ASE will have occurred prior to the Effective Time; and

•	prior to the Effective Time, no force majeure events will have occurred which, individually or in aggregate, result in a decrease in ASE’s consolidated net book value by 30% or more, relative to ASE’s net book value in its consolidated audited financial statements as of March 31, 2016.

The consummation of the Share Exchange is subject to the satisfaction or waiver of all the conditions set forth above on or prior to the Long Stop Date. If the closing of the Share Exchange cannot be completed due to the failure to satisfy the conditions set forth above on or prior to the Long Stop Date, the Joint Share Exchange Agreement will automatically terminate at midnight on the day immediately following the Long Stop Date.

Termination and Events of Default

Termination of Joint Share Exchange Agreement

The Joint Share Exchange Agreement may be terminated prior to the Effective Time by either ASE or SPIL if any of the following occurs:

•	a law, judgment, court order or administrative decision issued by a competent authority restricts or prohibits the consummation of the Share Exchange, and such restriction or prohibition has been confirmed and cannot be remedied by amending the Joint Share Exchange Agreement; or

•	the Joint Share Exchange Agreement and Share Exchange are not approved by ASE’s shareholders or SPIL’s shareholders at their respective shareholder meetings.

The Joint Share Exchange Agreement may also be terminated at any time prior to the Effective Time by ASE if SPIL has breached or failed to perform any of its representations, warranties, undertakings or obligations under the Joint Share Exchange Agreement and such breach leads to the failure to satisfy the conditions to the consummation and is by its nature not capable of being cured, or is not cured by SPIL within 30 business days of receiving written notice of such breach, and is not waived in writing by ASE.

The Joint Share Exchange Agreement may also be terminated at any time prior to the Effective Time by SPIL if ASE has breached or failed to perform any of its representations, warranties, undertakings or obligations under the Joint Share Exchange Agreement and such breach leads to the failure to satisfy the conditions to the consummation and is by its nature not capable of being cured, or is not cured by ASE within 30 business days of receiving written notice of such breach, and is not waived in writing by SPIL.

If the Share Exchange is not consummated on or before the Long Stop Date, the Joint Share Exchange Agreement will automatically terminate at midnight on the day immediately following the Long Stop Date.

Events of Default and Consequences of Termination

An event of default will occur if ASE, HoldCo or SPIL breach any of their obligations, undertakings, representations or warranties under the Joint Share Exchange Agreement, and such breach is by its nature not capable of being cured or, if such breach is by its nature capable of being cured, the non-defaulting party requests the defaulting party cure such breach within 15 days and such breach is not cured within 15 days; provided that HoldCo and ASE are jointly and severally liable for breaches committed by either party, and a breach of any representation or warranty made prior to the Effective Time will no longer constitute an event of default as of the Effective Time.

Upon the occurrence of an event of default that prevents the consummation of the Share Exchange on or prior to the Long Stop Date, the non-defaulting Party will be entitled to terminate the Joint Share Exchange Agreement and claim from the defaulting party all necessary expenses incurred in connection with entering into the Joint Share Exchange Agreement and the performance of the obligations thereunder, in addition to any rights, remedies and damages under applicable law, subject to any adjustments for the contributory negligence of the non-defaulting party. The percentage of such contributory negligence may be determined by an expert appraiser appointed by both ASE and SPIL without being determined by arbitration. In addition to any right of termination and claims for expenses, upon the occurrence of certain prescribed material events of default, the non-defaulting party will also be entitled to liquidated damages in the amount of NT$8.5 billion from the defaulting party, subject to adjustments for contributory negligence by the non-defaulting party.

Post-Termination Obligations

Unless ASE terminates the Joint Share Exchange Agreement for breach by SPIL, ASE has agreed to comply with the ASE Surviving Covenants and SPIL has agreed to be bound by the provisions relating to a Superior Proposal, and the payment of the break fee, in each case for six (6) months from the date of termination of the Joint Share Exchange Agreement. In addition, ASE has agreed to maintain its position as solely a financial investor in SPIL without intervening with SPIL’s independent operations during such six (6) month period.

Post-Closing Operation and Corporate Governance

Board and Management of HoldCo

The directors of HoldCo will be comprised of nine to thirteen non-independent directors, appointed at a meeting of HoldCo’s incorporators, and three supervisors, who will be future independent directors. The Chairman of SPIL and President of SPIL will each be appointed (non-independent) directors of HoldCo. ASE and SPIL will jointly nominate one independent director, when HoldCo appoints independent directors.

Independence

ASE and SPIL have agreed to comply with certain post-closing covenants to ensure the continued independence of SPIL following the consummation of the Share Exchange, including that SPIL will become a wholly owned subsidiary of HoldCo but its independent operations and the competition between ASE and SPIL will be maintained. In addition, subject to applicable law, the duties of SPIL’s directors and the interests of HoldCo, HoldCo agrees to comply with the following covenants:

•	the operations of SPIL will be run by the SPIL Board, who will maintain control over SPIL’s organizational documents, personnel, payroll or welfare systems, financial budgets, audit, technology research and development, operations and marketing; and other matters, in each case so as to maintain the independence of SPIL’s operations;

•	any matter relating to SPIL’s rights and obligations will be controlled by the SPIL Board or under its authorization, and the operation of SPIL’s businesses will be conducted by the SPIL Board or under its direction;

•	HoldCo will, to the extent that it is capable, provide guaranties, funding or other support sufficient to enable SPIL to obtain financing from third parties (including, but not limited to, guarantee documentation acceptable to financing parties), in order to meet SPIL’s funding needs, including but not limited to capital expenditure and working capital;

•	SPIL’s management, employees, current organizational structure, compensation and relevant benefits as of the date of execution of the Joint Share Exchange Agreement will be maintained;

•	for so long as SPIL is a subsidiary of HoldCo, the SPIL Board will nominate and appoint directors and supervisors of SPIL in its sole discretion (and HoldCo will appoint such candidates), and such directors will not be replaced or otherwise removed without the consent of the SPIL Board; and the compensation and benefits of SPIL’s directors as of the date of execution of the Joint Share Exchange Agreement will be maintained; and

•	HoldCo may not dispose of any shares in SPIL without SPIL’s consent.

Based on the principle of reciprocity, SPIL will, to the extent that it is capable, provide guaranties, funding or other support sufficient to enable HoldCo to obtain financing from third parties (including, but not limited to, guarantee documentation acceptable to financing parties), in order to meet HoldCo’s funding needs, including but not limited to capital expenditure and working capital.

ASE, HoldCo and SPIL have agreed that, following the Effective Time, none of ASE, SPIL or any of the other wholly owned subsidiaries of HoldCo, or any of their directors, managers or agents, without the consent of HoldCo, will offer, agree or enter into any agreement with any third party regarding an Alternate Transaction.

In addition, HoldCo and its subsidiaries (other than ASE and SPIL) will not provide ASE with customer details or competitively sensitive information obtained from SPIL, including but not limited to production and sales costs, product price/quantity and details of suppliers, without the consent of SPIL and in accordance with applicable antitrust laws.

SPIL has the right to initiate arbitration against HoldCo or its subsidiaries if ASE commits an event of default under the Joint Share Exchange Agreement.

Employee Benefits and Rights

HoldCo has agreed that, for all employees of SPIL as of the Effective Time, HoldCo will ensure that, subject to certain exceptions set forth in the Joint Share Exchange Agreement, they continue to receive existing employee benefits, work under the conditions and be subject to the same personnel regulations. The employment rights for employees of SPIL will be protected, except where such employee committed a material breach of applicable law or the personnel regulations of SPIL.

In addition, HoldCo will reserve a portion of HoldCo’s employee stock options for SPIL’s management and employees. HoldCo will determine the plan and terms for the issue of employee stock options and the proportion to be reserved for employees of SPIL based on the number of employees; each employee’s contribution and performance results, and the profitability of HoldCo’s future subsidiaries. SPIL will determine, in accordance with its personnel regulations, the proportion of such HoldCo’s employee stock options to be distributed to SPIL’s management and its other employees.

ASE and HoldCo have agreed that SPIL’s management team may, in its sole discretion and within three months after the completion of the Share Exchange, implement reasonable and appropriate one-off plans to retain members of SPIL’s management and/or determine whether or not to accept resignations from SPIL employees who choose to resign after the Effective Time and the terms of such resignations; provided that the SPIL management team does not violate its duty of loyalty or duty of care.

Expenses

Except as otherwise explicitly provided for in the Joint Share Exchange Agreement, all costs and expenses incurred by the parties in connection with the Share Exchange will be paid by the party incurring such costs and expenses.

Governing Law and Jurisdiction

The Joint Share Exchange Agreement is governed by and is to be construed, in all respects, with the law of ROC, including as to interpretation, effectiveness and performance. The parties have agreed to submit disputes arising out of the Joint Share Exchange Agreement to the Chinese Arbitration Association in Taipei.

Description of HoldCo Common Shares

The following information relates to the shares of HoldCo Common Shares, including summaries of certain provisions of HoldCo’ Articles of Incorporation and of the ROC Company Law.

General

The authorized share capital of HoldCo will be as provided in its Articles of Incorporation, of which such number of shares as to be determined will be issued.

Dividends

In general, HoldCo will not be permitted to distribute dividends or make other distributions to shareholders in any year in which it did not record net income or retained earnings (excluding reserves). The ROC Company Law also requires that 10% of annual net income (less prior years’ losses, if any) be set aside as a legal reserve until the accumulated legal reserve equals our paid-in capital. In addition, the Articles of Incorporation of HoldCo, if adopted at the ASE EGM to vote for the Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement, will provide that if HoldCo is profitable, 0.1% (inclusive) to 1% (inclusive) of the profits shall be allocated as compensation to employees and 0.75% (inclusive) or less of the profits should be allocated as compensation to directors; however, provided that the HoldCo has accumulated losses, the profit shall be set aside to compensate losses before such allocation. The Articles of Incorporation of HoldCo further will further provide that the annual net income shall be distributed in the order of sequences below:

•	making up for losses, if any;

•	10% being set aside as legal reserve;

•	allocation or reversal of a special surplus reserve in accordance with laws or regulations set forth by the authorities concerned; and

•	addition or deduction of the portion of retained earnings that are equity investment gains or losses that have been realized and measured at fair value through other overall gains or losses.

At the ASE EGM, the board of directors of HoldCo will submit to the shareholders for their approval any proposal for the distribution of dividends or the making of any other distribution to shareholders from HoldCo’ net income for the preceding fiscal year. All common shares outstanding and fully paid as of the relevant record date are entitled to share equally in any dividend or other distribution so approved. Dividends may be distributed in cash, in the form of common shares or a combination of the two, as determined by the shareholders at the meeting. The Articles of Incorporation of HoldCo, if adopted at the ASE EGM to vote for the Share Exchange and other transactions contemplated by the Joint Share Exchange Agreement, will provide that cash dividend distribution should not be lower than 30% of the total dividend amount and the remainder be distributed as stock dividends.

HoldCo will also be permitted to make distributions to its shareholders in cash or in the form of common shares from reserves if it has no accumulated loss. However, the distribution payable out of HoldCo’ legal reserve can only come from the amount exceeding 25% of the total paid-in capital.

Changes in Share Capital

Under ROC Company Law, any change in the authorized share capital of a company limited by shares requires an amendment to its Articles of Incorporation, which in turn requires approval at the shareholders’ meeting. In the case of a public company such as HoldCo, it must also obtain the approval of, or submit a report to, the FSC and the Kaohsiung Export Processing Zone Administration. Authorized but unissued common shares may be issued, subject to applicable ROC law, upon terms as the board of directors of HoldCo may determine.

Preemptive Rights

Under the ROC Company Law, when an ROC company issues new shares for cash, existing shareholders who are listed on the shareholders’ register as of the record date have preemptive rights to subscribe for the new issue in proportion to their existing shareholdings, while a company’s employees, whether or not they are shareholders of the company, have rights to subscribe for 10% to 15% of the new issue. Any new shares that remain unsubscribed at the expiration of the subscription period may be freely offered, subject to compliance with applicable ROC law.

In addition, in accordance with the ROC Securities and Exchange Law, a public company that intends to offer new shares for cash must offer to the public at least 10% of the shares to be sold, except under certain circumstances or when exempted by the FSC. This percentage can be increased by a resolution passed at a shareholders’ meeting, which would diminish the number of new shares subject to the preemptive rights of existing shareholders.

These preemptive rights provisions do not apply to offerings of new shares through a private placement approved at a shareholders’ meeting.

Meetings of Shareholders

HoldCo will be required to hold an annual general meeting of our shareholders within six months following the end of each fiscal year. These meetings are generally held in Kaohsiung, Taiwan. Any shareholder who holds 1% or more of HoldCo’ issued shares may submit one written proposal for discussion at our annual general meeting. Extraordinary shareholders’ meetings may be convened by resolution of the board of directors or by the board of directors upon the written request of any shareholder or shareholders who have held 3% or more of the outstanding common shares for a period of one year or longer. Shareholders’ meetings may also be convened by a supervisor. Notice in writing of meetings of shareholders, stating the place, time and purpose, must be dispatched to each shareholder at least 30 days, in the case of annual general meetings, and 15 days, in the case of extraordinary meetings, before the date set for each meeting. A majority of the holders of all issued common shares present at a shareholders’ meeting constitutes a quorum for meetings of shareholders.

Voting Rights

Under the ROC Company Law, except under limited circumstances, shareholders have one vote for each common share held. Under the ROC Company Law, our directors and supervisors are elected at a shareholders’ meeting through cumulative voting.

In general, a resolution can be adopted by the holders of at least a majority of our common shares represented at a shareholders’ meeting at which the holders of a majority of all issued common shares are present. Under ROC Company Law, the approval by at least a majority of HoldCo Common Shares represented at a shareholders’ meeting in which a quorum of at least two-thirds of all issued common shares are represented is required for major corporate actions (alternatively, ROC Company Law provides that in case of a public company, such as HoldCo, a resolution to approve such major corporate actions may be adopted by the holders of at least two-thirds of the shares represented at a meeting of shareholders at which holders of at least a majority of issued and outstanding shares are present), including:

•	amendment to the Articles of Incorporation, including increase of authorized share capital and any changes of the rights of different classes of shares;

•	execution, amendment or termination of any contract through which the company leases its entire business to others, or the company appoints others to operate its business or the company operates its business with others on a continuous basis;

•	transfer of entire business or assets or a substantial part of its business or assets;

•	acquisition of the entire business or assets of any other company, which would have a significant impact on the company’s operations;

•	distribution of any stock dividend;

•	dissolution, merger or spin-off of the company;

•	issuance of restricted shares to employees; and

•	removal of the directors or supervisors.

A shareholder may be represented at an annual general or extraordinary meeting by proxy if a valid proxy form is delivered to HoldCo five days before the commencement of the annual general or extraordinary shareholders’ meeting. Shareholders may exercise their voting rights by way of electronic means if the voting is made on the website maintained by the Taiwan Depository & Clearing Corporation (http://www.stockvote.com.tw) in accordance with the instructions provided therein.

Holders of HoldCo ADSs do not have the right to exercise voting rights with respect to the underlying common shares, except as described in the deposit agreement.

Other Rights of Shareholders

Under the ROC Company Law, dissenting shareholders are entitled to appraisal rights in certain major corporate actions such as a proposed amalgamation by the company. If agreement with the company cannot be reached, dissenting shareholders may seek a court order for the company to redeem all of their shares. Shareholders may exercise their appraisal rights by serving written notice on the company prior to or at the related shareholders’ meeting and/or by raising and registering an objection at the shareholders’ meeting (see “Special Factors — Rights of Dissenting Shareholders”). In addition to appraisal rights, shareholders have the right to sue for the annulment of any resolution adopted at a shareholders’ meeting where the procedures were legally defective within 30 days after the date of the shareholders’ meeting. One or more shareholders who have held 3% or more of the issued and outstanding shares of a company for a period of one year or longer may require a supervisor or an independent director (in the event a company’s supervisors are replaced by an audit committee as required by ROC Company Law) to bring a derivative action on behalf of the company against a director as a result of the director’s unlawful actions or failure to act.

Rights of Holders of Deposited Securities

For rights of holders of deposited securities, please see “Description of HoldCo American Depositary Shares —Voting Rights.”

Register of Shareholders and Record Dates

HoldCo’ share registrar, President Securities Corp., will maintain HoldCo’ register of shareholders at its offices in Kaohsiung, Taiwan. Under the ROC Company Law and the Articles of Incorporation of HoldCo, HoldCo may, by giving advance public notice, set a record date and close the register of shareholders for a specified period in order for it to determine the shareholders or pledgees that are entitled to rights pertaining to its common share. The specified period required is as follows:

•	annual general meeting—60 days;

•	extraordinary shareholders’ meeting—30 days; and

•	relevant record date—5 days.

Annual Financial Statements

At least ten days before the annual general meeting, HoldCo’ annual financial statements, which are prepared in conformity with Taiwan IFRS, must be available at our principal executive office in Kaohsiung, Taiwan for inspection by the shareholders.

Transfer of Common Shares

The transfer of common shares in registered form is effected by endorsement and delivery of the related share certificates but, in order to assert shareholders’ rights against HoldCo, the transferee must have his name and address registered on our register of shareholders. Shareholders are required to file their respective specimen seals, also known as chops, with us. Chops are official stamps widely used in Taiwan by individuals and other entities to authenticate the execution of official and commercial documents. The settlement of trading in our common shares is normally carried out on the book-entry system maintained by the Taiwan Depository & Clearing Corporation.

Acquisition of Common Shares by HoldCo

Under the ROC Securities and Exchange Law, HoldCo may purchase its own common shares for treasury stock in limited circumstances, including:

•	to transfer shares to HoldCo’ employees;

•	to deliver shares upon the conversion or exercise of bonds with warrants, preferred shares with warrants, convertible bonds, convertible preferred shares or warrants issued by HoldCo; and

•	to maintain HoldCo’ credit and its shareholders’ equity, provided that the shares so purchased shall be canceled.

HoldCo may purchase its common shares on the TWSE or by means of a public tender offer. These transactions require the approval of a majority of SPIL Board of directors at a meeting in which at least two-thirds of the directors are in attendance. The total amount of common shares purchased for treasury stock may not exceed 10.0% of the total issued shares. In addition, the total cost of the purchased shares shall not exceed the aggregate amount of our retained earnings, any premium from share issuances and the realized portion of HoldCo’ capital reserve.

HoldCo may not pledge or hypothecate any of our shares purchased by us. In addition, it may not exercise any shareholders’ right attaching to such shares. In the event that HoldCo purchases its shares on the TWSE, its affiliates, directors, supervisors, managers, and their respective spouses and minor children and/or nominees are prohibited from selling any of HoldCo’ shares during the period in which HoldCo is purchasing our shares.

Pursuant to the ROC Company Law, an entity in which HoldCo directly or indirectly owns more than 50.0% of the voting shares or paid-in capital, which is referred to as a controlled entity, may not purchase our shares. Also, if our company and a controlled entity jointly own, directly or indirectly, more than 50.0% of the voting shares or paid-in capital of another entity, which is referred to as a third entity, the third entity may not purchase shares in either our company or a controlled entity.

Liquidation Rights

In the event of our liquidation, the assets remaining after payment of all debts, liquidation expenses and taxes will be distributed pro rata to the shareholders in accordance with the relevant provisions of the ROC Company Law and our Articles of Incorporation.

Transfer Restrictions

Substantial Shareholders

The ROC Securities and Exchange Law currently requires:

•	each director, supervisor, manager, or substantial shareholder (that is, a shareholder who holds more than 10.0% shares of a company), and their respective spouses, minor children or nominees, to report any change in that person’s shareholding to the issuer of the shares and the FSC; and

•	each director, supervisor, manager, or substantial shareholder, and their respective spouses, minor children or nominees, after acquiring the status of director, supervisor, manager, or substantial shareholder for a period of six months, to report his or her intent to transfer any shares on the TWSE to the FSC at least three days before the intended transfer, unless the number of shares to be transferred does not exceed 10,000 shares.

In addition, the number of shares that can be sold or transferred on the TWSE by any person subject to the restrictions described above on any given day may not exceed:

•	0.2% of the outstanding shares of the company in the case of a company with no more than 30 million outstanding shares; or

•	0.2% of 30 million shares plus 0.1% of the outstanding shares exceeding 30 million shares in the case of a company with more than 30 million outstanding shares; or

•	in any case, 5.0% of the average trading volume (number of shares) on the TWSE for the ten consecutive trading days preceding the reporting day on which the director, supervisor, manager or substantial shareholder reports the intended share transfer to the FSC.

These restrictions do not apply to sales or transfers of HoldCo ADSs.

Description of HoldCo American Depositary Shares

Citibank, N.A. has agreed to act as the depositary bank for the HoldCo American Depositary Shares. Citibank when acting as depositary bank for the HoldCo American Depositary Shares is referred to as the “depositary bank” or as the “HoldCo Depositary.” Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. The HoldCo American Depositary Shares are referred to as “ADSs” or “HoldCo ADSs” and represent ownership interests in securities that are on deposit with the HoldCo Depositary. The HoldCo ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safe keep the securities on deposit. In this case, the custodian is Citibank Taiwan Ltd., located at No. 16 Nan-King East Road, Taipei 10553, Taiwan, ROC.

HoldCo will appoint Citibank as depositary bank pursuant to a deposit agreement (the “HoldCo Deposit Agreement”). A copy of the HoldCo Deposit Agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the HoldCo Deposit Agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov).

The following is a summary description of the material terms of HoldCo ADSs and of your material rights as an owner of HoldCo ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of HoldCo ADSs will be determined by reference to the terms of the HoldCo Deposit Agreement and not by this summary. We urge you to review the HoldCo Deposit Agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of HoldCo ADSs but that may not be contained in the HoldCo Deposit Agreement.

Each HoldCo ADS represents the right to receive, and to exercise the beneficial ownership interests in, two HoldCo Common Shares that are on deposit with the HoldCo Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the HoldCo Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of HoldCo ADSs because of legal restrictions or practical considerations. The custodian, the HoldCo Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of HoldCo ADSs. The deposited property does not constitute the proprietary assets of the HoldCo Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the HoldCo Deposit Agreement be vested in the beneficial owners of the HoldCo ADSs. The HoldCo Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the HoldCo ADSs for the benefit of the holders and beneficial owners of the corresponding HoldCo ADSs. A beneficial owner of HoldCo ADSs may or may not be the holder of HoldCo ADSs. Beneficial owners of HoldCo ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the HoldCo ADSs, the registered holders of the HoldCo ADSs (on behalf of the applicable ADS owners) only through the HoldCo Depositary, and the HoldCo Depositary (on behalf of the owners of the corresponding HoldCo ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the HoldCo Deposit Agreement.

If you become an owner of HoldCo ADSs, you will become a party to the HoldCo Deposit Agreement and therefore will be bound to its terms and to the terms of any HoldCo American Depositary Receipt (“HoldCo ADR”) that evidences your HoldCo ADSs. The HoldCo Deposit Agreement and the HoldCo ADR specify the rights and obligations of HoldCo as well as your rights and obligations as owner of HoldCo ADSs and those of the HoldCo Depositary. As an ADS holder you appoint the HoldCo Depositary to act on your behalf in certain circumstances. The HoldCo Deposit Agreement and the HoldCo ADRs are governed by New York law. However, the obligations of HoldCo to the holders of common shares will continue to be governed by ROC laws, which may be different from the laws in the United States. In addition, we note that ROC law and regulations may restrict the deposit and withdrawal of the common shares into or from the depositary receipt facilities.

Under the laws and regulations of the ROC, as currently in effect, after the Initial Deposit (as defined below), without obtaining regulatory approval from the FSC, no common shares may be accepted for deposit and no HoldCo ADSs may be issued under the terms of the HoldCo Deposit Agreement except in the following circumstances:

(1)	upon a stock dividend on, or a free distribution of, shares to existing shareholders;

(2)	upon the exercise by existing shareholders of their pre-emptive rights in connection with capital increases for cash;

(3)	subject in each case to receipt of all applicable approvals in the ROC, the issuance of shares by us to holders of bonds in connection with the exercise of conversion rights of such bond holders; and

(4)	as permitted under the HoldCo Deposit Agreement, the purchase directly by a person or through the depositary of shares on the TWSE or the delivery by any person of shares held by such person for deposit in the depositary receipt facility provided that the total number of HoldCo ADSs outstanding after an issuance described in clause (4) does not exceed the number of HoldCo ADSs issued and previously approved by the ROC FSC in connection with the offering plus any HoldCo ADSs created under clauses (1), (2) and (3) described above.

Under the laws and regulations of the ROC, the shares deposited under the HoldCo Deposit Agreement may be withdrawn upon cancellation of the corresponding HoldCo ADSs pursuant to the HoldCo Deposit Agreement subject to the following conditions:

•	the appointment of an eligible agent in the ROC to open (1) a securities trading account with an ROC brokerage firm with ROC approval and (2) a bank account to pay ROC taxes, remit funds, exercise shareholders’ rights and perform such other functions as you may designate upon such withdrawal;

•	the appointment of a tax guarantor in the ROC; and

•	the appointment of a custodian bank to hold the securities in safekeeping, make confirmations, settle trades and report relevant information.

In addition, you will be required to register with the TWSE for making investments in the ROC securities market and obtain a foreign investor investment identification prior to withdrawing common shares.

As an owner of HoldCo ADSs, you may hold your HoldCo ADSs by means of a HoldCo ADR registered in your name, or through a brokerage or safekeeping account, or through an account established by the HoldCo Depositary in your name reflecting the registration of uncertificated HoldCo ADSs directly on the books of the HoldCo Depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of HoldCo ADSs by the HoldCo Depositary. Under the direct registration system, ownership of HoldCo ADSs is evidenced by periodic statements issued by the HoldCo Depositary to the holders of the HoldCo ADSs. The direct registration system includes automated transfers between the HoldCo Depositary and DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your HoldCo ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the HoldCo ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of HoldCo ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All HoldCo ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the HoldCo ADSs directly by means of a HoldCo ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns HoldCo ADSs and will own HoldCo ADSs at the relevant time.

The registration of the common shares in the name of the HoldCo Depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the HoldCo Depositary or the custodian the record ownership in the applicable common shares with the beneficial ownership rights and interests in such common shares being at all times vested with the beneficial owners of the HoldCo ADSs representing the common shares. The HoldCo Depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the HoldCo ADSs representing the deposited property.

Dividends and Distributions

As a holder of HoldCo ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of HoldCo ADSs will receive such distributions under the terms of the HoldCo Deposit Agreement in proportion to the number of HoldCo ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever HoldCo makes a cash distribution for the securities on deposit with the custodian, it will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the HoldCo Depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to ROC law and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The HoldCo Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the HoldCo Deposit Agreement. The HoldCo Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of HoldCo ADSs until the distribution can be effected or the funds that the HoldCo Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever HoldCo makes a free distribution of common shares for the securities on deposit with the custodian, we will deposit the applicable number of common shares with the custodian. Upon receipt of confirmation of such deposit, the HoldCo Depositary will either distribute to holders new HoldCo ADSs representing the common shares deposited or modify the HoldCo ADS-to-common shares ratio, in which case each HoldCo ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new HoldCo ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new HoldCo ADSs or the modification of the HoldCo ADS-to-common share ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the HoldCo Deposit Agreement. In order to pay such taxes or governmental charges, the HoldCo Depositary may sell all or a portion of the new common shares so distributed.

No such distribution of new HoldCo ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the HoldCo Depositary does not distribute new HoldCo ADSs as described above, it may sell the common shares received upon the terms described in the HoldCo Deposit Agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever HoldCo intends to distribute rights to purchase additional common shares, we will give prior notice to the HoldCo Depositary and we will assist the HoldCo Depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional HoldCo ADSs to holders.

The HoldCo Depositary will establish procedures to distribute rights to purchase additional HoldCo ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of HoldCo ADSs, and if we provide all of the documentation contemplated in the HoldCo Deposit Agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new HoldCo ADSs upon the exercise of your rights. The HoldCo Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new common shares other than in the form of HoldCo ADSs.

The HoldCo Depositary will not distribute the rights to you if:

•	HoldCo does not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	HoldCo fails to deliver satisfactory documents to the HoldCo Depositary; or

•	It is not reasonably practicable to distribute the rights.

The HoldCo Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the HoldCo Depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever HoldCo intends to distribute a dividend payable at the election of shareholders either in cash or in additional shares, it will give prior notice thereof to the HoldCo Depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the HoldCo Depositary in determining whether such distribution is lawful and reasonably practicable.

The HoldCo Depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the HoldCo Deposit Agreement. In such case, the HoldCo Depositary will establish procedures to enable you to elect to receive either cash or additional HoldCo ADSs, in each case as described in the HoldCo Deposit Agreement.

If the election is not made available to you, you will receive either cash or additional HoldCo ADSs, depending on what a shareholder in the ROC would receive upon failing to make an election, as more fully described in the HoldCo Deposit Agreement.

Other Distributions

Whenever HoldCo intends to distribute property other than cash, common shares or rights to purchase additional common shares, it will notify the HoldCo Depositary in advance and will indicate whether we wish such distribution to be made to you. If so, HoldCo will assist the HoldCo Depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if HoldCo provides all of the documentation contemplated in the HoldCo Deposit Agreement, the HoldCo Depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the HoldCo Deposit Agreement. In order to pay such taxes and governmental charges, the HoldCo Depositary may sell all or a portion of the property received.

The HoldCo Depositary will not distribute the property to you and will sell the property if:

•	HoldCo does not request that the property be distributed to you or if we ask that the property not be distributed to you; or

•	HoldCo does not deliver satisfactory documents to the HoldCo Depositary; or

•	The HoldCo Depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever HoldCo decides to redeem any of the securities on deposit with the custodian, it will notify the HoldCo Depositary in advance. If it is practicable and if HoldCo provides all of the documentation contemplated in the HoldCo Deposit Agreement, the HoldCo Depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The HoldCo Depositary will convert the redemption funds received into U.S. dollars upon the terms of the HoldCo Deposit Agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their HoldCo ADSs to the HoldCo Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your HoldCo ADSs. If less than all HoldCo ADSs are being redeemed, the HoldCo ADSs to be retired will be selected by lot or on a pro rata basis, as the HoldCo Depositary may determine.

Changes Affecting Common Shares

The common shares of HoldCo held on deposit for your HoldCo ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets of HoldCo.

If any such change were to occur, your HoldCo ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The HoldCo Depositary may in such circumstances deliver new HoldCo ADSs to you, amend the HoldCo Deposit Agreement, the HoldCo ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing HoldCo ADSs for new HoldCo ADSs and take any other actions that are appropriate to reflect as to the HoldCo ADSs the change affecting the common shares of HoldCo. If the HoldCo Depositary may not lawfully distribute such property to you, the HoldCo Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of HoldCo ADSs upon Deposit of Common Shares

The initial deposit of shares by HoldCo in connection with this Share Exchange will be made by the delivery to the custodian of common shares of HoldCo in book-entry form, which shares will be registered in the name of the depositary or its nominee, as representatives of the holders of the HoldCo ADSs. Any future deposits of new shares for cash by HoldCo in connection with any new HoldCo ADS offering will be made by the delivery to the custodian of a Certificate of Payment evidencing the right to receive the underlying common shares of HoldCo in book-entry form, which shares will be registered in the name of the depositary or its nominee, as representatives of the holders of the HoldCo ADSs, until the underlying common shares initially evidenced by scripless certificates of payment in the form of a master certificate of payment are listed on the TWSE. In practice, no later than the second ROC business day following the closing day of any new future HoldCo ADSs offering (the “Closing Date”), we will apply to the TWSE for listing of the Individual Scripless Certificate of Payment. Generally, the TWSE will approve the listing of the Individual Scripless Certificates of Payment on the fifth ROC business day following the Closing Date. Immediately upon such listing, the Certificate of Payment we deliver to the depositary’s custodian on the Closing Date will be replaced by the Individual Scripless Certificates of Payment. The initial deposit of shares by HoldCo in connection with the Share Exchange are collectively referred to herein as the "Initial Deposit.”

Under the ROC Securities and Exchange Law and applicable regulations, we are required to deliver the underlying shares in physical certificate form or scripless form to the custodian within thirty days after receiving approval from the relevant governmental authority of our corporate amendment registration. We are required under the ROC Company Law to file an amendment to our corporate registration within fifteen days after receiving the proceeds from any new offerings of HoldCo ADSs. Prior to the issue of the underlying shares in physical certificate form or scripless form, we will apply for and obtain approval to list the underlying shares on the TWSE. Until the underlying shares have been so issued and delivered, the HoldCo ADSs will represent shares evidenced by the Certificate of Payment (from the Closing Date to the date immediately prior to the listing of the Individual Scripless Certificates of Payment) or the Individual Scripless Certificates of Payment on or after the date of listing of the Individual Scripless Certificates of Payment. In case of a withdrawal of the underlying shares, such holders will be entitled to the same rights as if the depositary were holding the underlying shares in physical certificate form or scripless form. The Individual Scripless Certificates of Payment, which are without physical form and are issued only in book-entry form through Taiwan Depository & Clearing Corporation, the book-entry settlement system of the ROC, carry the same rights as those attaching to the shares in respect of dividends and are eligible for trading on the TWSE in the same manner as the shares.

Subject to limitations set forth in the HoldCo Deposit Agreement, after the Initial Deposit, the depositary may create HoldCo ADSs on your behalf if you or your broker deposit shares with the custodian. The depositary will deliver these HoldCo ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the shares to the custodian and you provide the applicable deposit certification. Your ability to deposit shares and receive HoldCo ADSs may be limited by U.S. and ROC legal considerations applicable at the time of deposit.

Under current ROC law, after the Initial Deposit, no deposits of shares may be made in a depositary receipt facility, and no HoldCo ADSs may be issued against such deposits, without specific approval of the FSC, except in connection with the offering and the issuance of additional HoldCo ADSs in connection with (i) dividends on, or free distributions of, shares, (ii) the exercise by holders of existing HoldCo ADSs of their pre-emptive rights in the event of capital increases for cash, (iii) subject in each case to receipt of all applicable approvals in the ROC, the issuance of shares by HoldCo to holders of convertible bonds in connection with the exercise of conversion rights of such bond holders, and (iv) to the extent that previously issued HoldCo ADSs have been canceled, reissuances of HoldCo ADSs up to an aggregate number of outstanding HoldCo ADSs equal to the total number of HoldCo ADSs (subject to adjustment for the issuances described in clauses (i), (ii) and (iii)) that were originally approved by the FSC and issued in connection with the offering; provided that the depositary will refuse to accept common shares for deposit under clause (iv) if such deposit is not permitted under any restriction notified by the company to the depositary from time to time, which restriction may specify blackout periods during which deposits may not be made, time periods during which deposits may be made, and minimum size and frequency of deposits.

The depositary and the custodian will refuse to accept shares for deposit whenever they are notified in writing that such deposit would result in any violation of applicable laws, including ownership restrictions under the laws of the ROC. In addition, the depositary will refuse to accept shares for deposit under clause (iv) of the immediately preceding paragraph if such deposit is not permitted under any restriction notified by HoldCo to the depositary from time to time, which restriction may specify blackout periods during which deposits may not be made, time periods during which deposits may be made, and minimum and maximum size and frequency of deposits.

The issuance of HoldCo ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the shares have been duly transferred to the custodian. The depositary will only issue HoldCo ADSs in whole numbers.

When you make a deposit of HoldCo Common Shares, you will be responsible for transferring good and valid title to the HoldCo Depositary. As such, you will be deemed to represent and warrant that:

•	The HoldCo Common Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised.

•	You are duly authorized to deposit HoldCo Common Shares.

•	The HoldCo Common Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the HoldCo ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the HoldCo Deposit Agreement).

•	The common shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the HoldCo Depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of HoldCo ADRs

As a HoldCo ADR holder, you will be entitled to transfer, combine or split up your HoldCo ADRs and the HoldCo ADSs evidenced thereby. For transfers of HoldCo ADRs, you will have to surrender the HoldCo ADRs to be transferred to the HoldCo Depositary and also must:

•	ensure that the surrendered HoldCo ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the HoldCo Depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by HoldCo ADR holders pursuant to the terms of the HoldCo Deposit Agreement, upon the transfer of HoldCo ADRs.

To have your HoldCo ADRs either combined or split up, you must surrender the HoldCo ADRs in question to the HoldCo Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by HoldCo ADR holders, pursuant to the terms of the HoldCo Deposit Agreement, upon a combination or split up of HoldCo ADRs.

Withdrawal of Common Shares Upon Cancellation of HoldCo ADSs

On or after approximately the fifth ROC business day from a Closing Date for any future HoldCo ADS offering, with regard to such HoldCo ADSs issued on the Closing Date, subject to the approval from the TWSE of the listing of the Individual Scripless Certificates of Payment and the relevant provisions of the HoldCo Deposit Agreement, a holder may apply to withdraw the underlying shares or, as the case may be, the Individual Scripless Certificates of Payment, or request Citibank, N.A., as Depositary, acting pursuant to the HoldCo Deposit Agreement, to sell or cause to be sold on behalf of such holders of the underlying shares or, as the case may be, the Individual Scripless Certificates of Payment. The Individual Scripless Certificates of Payment, which are without physical form and settle through the book-entry system, carry the same rights as those attaching to the underlying shares in respect of dividends and are eligible for trading on the TWSE in the same manner as the underlying shares. Your ability to withdraw the shares may be limited by U.S. and ROC law considerations applicable at the time of withdrawal.

Under current ROC law, if you (other than PRC persons except for qualified domestic institutional investors in the PRC) wish to withdraw and hold underlying shares from a depositary receipt facility, you will be required to appoint an eligible agent in the ROC to open a securities trading account with a local brokerage firm (after receiving an approval from the TWSE) and a bank account (the securities trading account and the bank account are collectively referred to as “ the Accounts”, to pay ROC taxes, remit funds, exercise shareholders’ rights and perform such other functions as you may designate upon such withdrawal. In addition, you will be required to appoint a custodian bank to hold the securities in safekeeping, make confirmation and settle trades and report all relevant information. Without the opening of such Accounts, the withdrawing owner would be unable to hold or subsequently sell the underlying shares withdrawn from the depositary receipt facility on the TWSE or otherwise. In addition, you will be required to register with the TWSE for making investments in the ROC securities market prior to withdrawing shares. These laws may change from time to time. We cannot assure you that current ROC law will remain in effect or that future changes in ROC law will not adversely affect your ability to withdraw our shares from the HoldCo ADS facility.

Holders of HoldCo ADSs withdrawing shares represented by HoldCo ADSs are also required under current ROC law and regulations to appoint an agent in the ROC for filing tax returns and making tax payments. Such agent must meet certain qualifications set by the ROC Financial Supervisory Commission and, upon appointment, becomes a guarantor of such withdrawing owner’s ROC tax obligations. Evidence of the appointment of such agent and the approval of such appointment by the ROC tax authorities may be required as conditions to such withdrawing holder’s repatriation of the proceeds from the sale of the withdrawn shares. There can be no assurance that such withdrawing holder will be able to appoint and obtain approval for such agent in a timely manner.

Subject to the withdrawal of deposited property being permitted under ROC law and regulations, you may also request that our shares or Individual Scripless Certificates of Payment represented by your HoldCo ADSs be sold on your behalf. The depositary may require that you deliver your request for sale in writing. Any sale of our shares will be conducted according to applicable ROC law through a securities company in the ROC on the TWSE or in another manner as is permitted under applicable ROC law. Any sale will be at your risk and expense. You may also be required to enter into a separate agreement to cover the terms of the sale of our shares or Individual Scripless Certificates of Payment.

Upon receipt of any proceeds from any sale, subject to any restrictions imposed by ROC law and regulations, the depositary shall convert the proceeds into US dollars and distribute the proceeds to you, net of any fees, expenses, taxes or governmental charges (including, without limitation, any ROC and U.S. taxes) incurred in connection with the sale.

Although sales of HoldCo ADSs by a non-resident individual or a corporation that has no fixed place of business or other permanent establishment or business agent in the territory of the ROC are not currently subject to ROC taxation, sales of HoldCo Common Shares or Individual Scripless Certificates of Payment by such individual or corporation will be subject to a securities transaction tax in the ROC.

In order to withdraw or instruct the sale of the shares or Individual Scripless Certificates of Payment represented by your HoldCo ADSs, you will be required to pay to the depositary the fees for cancellation of HoldCo ADSs and any charges and taxes payable upon the transfer of the shares or Individual Scripless Certificates of Payment being withdrawn and you will be required to provide to the depositary the applicable withdrawal certification. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the HoldCo ADSs will not have any rights under the HoldCo Deposit Agreement.

You will not be entitled to withdraw or instruct the sale of interests in any certificate(s) of payment representing shares underlying HoldCo ADSs until on or about the fifth ROC business day following the Closing Date of a future HoldCo ADS offering.

If you hold a HoldCo ADR registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your HoldCo ADSs. The withdrawal of the shares or Individual Scripless Certificates of Payment represented by your HoldCo ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept HoldCo ADSs for cancellation that represent a whole number of securities on deposit.

ASE currently has, and upon completion of the Share Exchange, HoldCo will have, reporting obligations under ROC law in respect of the HoldCo ADS facility. In order to enable us to gather the information necessary for these reporting obligations, you will be asked to complete and sign a certification upon withdrawal of shares or Individual Scripless Certificates of Payment from the HoldCo ADS facility. In this certification you will be asked to disclose, among other information, the name, nationality and address of the beneficial owner of the HoldCo ADSs presented for cancellation, the number of shares owned by the beneficial owner and whether certain affiliations exist between the beneficial owner and us. The depositary will refuse to release shares or Individual Scripless Certificates of Payment to you until you deliver a completed and signed certification to it.

In addition, the depositary shall not deliver interests in certificate(s) of payment or shares to a surrendering holder of HoldCo ADSs unless such holder presents evidence of payment of any securities transaction tax which may be imposed under ROC law unless we shall have advised the depositary that no such tax is assessable in connection with the withdrawal of the individual certificate(s) of payment or shares hereunder.

If the shares or Individual Scripless Certificates of Payment are withdrawn from the depositary facility, such holder will be required to provide information to enable HoldCo’s compliance with its obligations set forth under the laws and regulations of the ROC, including a certification that:

•	the holder is or is not a “related person,” as such term is defined in the HoldCo Deposit Agreement, to us;

•	the holder will own a certain number of our shares after cancellation of the HoldCo ADSs surrendered thereby, as well as a certain number of HoldCo ADSs representing our shares after cancellation of the HoldCo ADSs surrendered thereby;

•	the holder, or the person on whose account he acts, is the beneficial owner of the HoldCo ADSs surrendered to the HoldCo Depositary thereby;

•	the name, address and nationality of the beneficial owner of the HoldCo ADSs, as included upon presentation of HoldCo ADSs for cancellation, is true and correct;

•	the number of HoldCo ADSs surrendered and the number of shares withdrawn, as included upon presentation of HoldCo ADSs for cancellation, is true and correct; and

•	if the presenter is a broker-dealer, the owner of the account for which he is acting has confirmed the accuracy of the above representations.;

In addition, you may be required to certify to other information that we or the HoldCo Depositary may deem necessary or desirable to comply with any ROC disclosure or reporting requirement. The depositary will refuse to release Shares or the certificate(s) of payment to you until you deliver a completed and signed certification to it.

You will have the right to withdraw the securities represented by your HoldCo ADSs at any time except for:

•	Temporary delays that may arise because (i) the transfer books for the common shares or HoldCo ADSs are closed, or (ii) common shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to HoldCo ADSs or the withdrawal of securities on deposit.

No common shares may be withdrawn upon presentation of HoldCo ADSs (and if applicable, the HoldCo ADRs evidencing such HoldCo ADSs) for cancellation until (i) HoldCo has delivered written confirmation that the number of Shares requested for withdrawal have been listed for trading on the TWSE (such Shares, the “Listed Shares”) to the depositary and the custodian, (ii) the Listed Shares have been de-materialised (such Shares, the “De-Materialised Shares,” and Shares that are both Listed Shares and De-Materialised Shares, hereinafter referred to as the “Final Shares”), and (iii) an equivalent number of Final Shares are available at the facilities of the custodian. HoldCo has informed the depositary that it is expected newly issued common shares which may be deposited by HoldCo from time to time which are not listed for trading on the TWSE at the time of such deposit will be listed on the TWSE for trading and will be fully de-materialised, thereby becoming Final Shares, no later than 5 ROC business days calendar days after any such deposit. The depositary will deliver common shares represented by HoldCo ADSs (and if applicable, the HoldCo ADRs representing such HoldCo ADSs) presented for cancellation only to the extent of the number of Final Shares then on deposit with the custodian, the depositary will process presentations of HoldCo ADSs for withdrawal of Final Shares on a first come, first served basis, the depositary will complete requests for cancellation of HoldCo ADSs and withdrawal of the common shares represented only to the extent of the number of Final Shares at such time on deposit with the custodian, the depositary will refuse to complete a request for cancellation of HoldCo ADSs and withdrawal of common shares to the extent the number of common shares requested for withdrawal exceeds the number of Final Shares at such time deposited with the custodian, and the depositary reserves the right to suspend withdrawals of common shares until such time as the requisite number of Final Shares are deposited with the custodian.

The HoldCo Deposit Agreement may not be modified to impair your right to withdraw the securities represented by your HoldCo ADSs except to comply with mandatory provisions of law.

Voting Rights

Except as described below, you generally have no right under the HoldCo Deposit Agreement to instruct the depositary to exercise the voting rights for the Shares represented by your HoldCo ADSs. Instead, by accepting HoldCo ADSs or any beneficial interest in HoldCo ADSs, you will be deemed to have authorized and directed the depositary to appoint our Chairman or his designee to represent you at our shareholders’ meeting and to vote, without liability, the common shares of HoldCo deposited with the custodian according to the terms of the HoldCo ADSs. The voting rights of holders of Shares are described in “Description of HoldCo Common Shares — Voting Rights.”

The depositary will distribute to you notices of shareholders’ meetings received from HoldCo together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by HoldCo ADSs.

If HoldCo fails to timely provide the depositary with its notice of meeting or other materials related to any meeting of owners of Shares, the depositary will endeavor to cause all the deposited securities represented by HoldCo ADSs to be present at the applicable meeting, insofar as practicable and permitted under applicable law, but will not cause those securities to be voted. According to the ROC Company Law, except under limited circumstances described below, generally a shareholder’s voting rights must, as to all matters brought to a vote of shareholders, be exercised as to all shares held by the shareholder in the same manner, except in the case of an election of  directors (including independent directors), which may be conducted by means of cumulative voting or other mechanisms adopted in our Articles of Incorporation. Pursuant to ROC Company Law and our Articles of Incorporation, the election of directors (including independent directors) is by means of cumulative voting.

If the depositary timely receives voting instructions from holders of at least 51% of the outstanding HoldCo ADSs to vote in the same manner regarding one or more resolutions to be considered at the meeting, including the election of directors, the depositary will, subject to its receipt of satisfactory opinions of counsel, notify and instruct the Chairman of HoldCo or his designee of the instructions to attend the meeting and vote all the securities represented by the holders’ HoldCo ADSs in accordance with the direction received from holders at least 51% of the outstanding HoldCo ADSs.

If HoldCo has timely provided the depositary with the materials described in the applicable HoldCo Deposit Agreement and the depositary has not timely received instructions from holders of at least 51% of the outstanding HoldCo ADSs to vote in the same direction regarding any resolution to be considered at the meeting, including the election of directors, and, provided the HoldCo Deposit Agreement allows the holder of HoldCo ADSs to exercise its voting right on an individual basis, and any other matter where ROC law does not require a holder of the common shares of HoldCo to vote all common shares of HoldCo in the same manner and subject to its receipt of satisfactory opinions of counsel, and the depositary has secured satisfactory opinion of counsel, then you will be deemed to have authorized and directed the depositary to give a discretionary proxy to the Chairman of HoldCo or his designee to attend and vote at the meeting the Shares represented by your HoldCo ADSs in any manner such person may wish (which may not be in the interests of holders) unless the Chairman, or such designated person, shall have informed the depositary that he does not wish to be so authorized and directed.

Proposal Rights

Holders of one percent or more of the total and issued outstanding common shares of HoldCo will be entitled to submit one written proposal each year for consideration at HoldCo’ annual ordinary meeting of stockholders provided that (i) the proposal is in the Chinese language and does not exceed 300 Chinese characters, (ii) the proposal is submitted to us prior to the expiration of the period for submission of proposals (the “Submission Period”) announced by us, (iii) only one (1) matter for consideration at our annual ordinary meeting of shareholders is allowed in each proposal, and (iv) the proposing shareholder shall attend, in person or by a proxy, such annual ordinary meeting whereat his or her or its proposal is to be discussed and such proposing shareholder, or his or her or its proxy, shall take part in the discussion of such proposal.

As the holder of HoldCo Common Shares, the depositary is entitled, provided the conditions of ROC law are satisfied, to submit only one (1) proposal each year in respect of all of the common shares held on deposit. Holders and beneficial owners of HoldCo ADSs do not under ROC law have individual rights to submit proposals to us but may be able to submit proposals to us for consideration at the annual ordinary meeting of shareholders if the beneficial owners (i) timely present their HoldCo ADSs to the depositary for cancellation pursuant to the terms of the HoldCo Deposit Agreement and become holders of HoldCo Common Shares in the ROC prior to the expiration of the Submission Period and prior to the applicable shareholder proposal record date, and (ii) otherwise satisfy the conditions of ROC law applicable to the submission of proposals to HoldCo for consideration at an annual ordinary meeting of our shareholders.

The depositary will, if so requested by (a) beneficial owner(s) as of the applicable HoldCo ADS record date that own(s), individually or as a group, at least 51% of the HoldCo ADSs outstanding as of the applicable HoldCo ADS record date, submit to us for consideration at the annual ordinary meeting of HoldCo shareholders one (1) proposal each year, provided that certain terms and conditions as set forth in the HoldCo Deposit Agreement are met.

The depositary will not be obligated to provide to holders and beneficial owners of HoldCo ADSs any notices relating to the proposal rights, including, without limitation, notice of submission period, or the receipt of any proposal(s) from submitting holders, or of the holdings of any HoldCo ADSs by any persons, except that the depositary shall, upon a HoldCo ADS holder’s request, inform such holder of the total number of HoldCo ADSs the issued.

Fees and Charges

As a HoldCo ADS holder, you will be required to pay the following fees under the terms of the HoldCo Deposit Agreement:

Service	Fees
• Issuance of HoldCo ADSs (e.g. an issuance upon a deposit of shares, upon a change in HoldCo ADS(s)-to-shares(s) ratio, or for any other reason), excluding issuances as a result of distributions of shares	Up to U.S. 5¢ per HoldCo ADS issued

• Cancellation of HoldCo ADSs (e.g. a cancellation of HoldCo ADSs for delivery of deposited shares, upon a change in the HoldCo ADS(s)-to-share(s) ratio, or for any other reason)	Up to U.S. 5¢ per HoldCo ADS canceled

• Distribution of cash dividends or other cash distributions (e.g. upon a sale of rights and other entitlements)	Up to U.S. 5¢ per HoldCo ADS held

• Distribution of HoldCo ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) an exercise of rights to purchase additional HoldCo ADSs	Up to U.S. 5¢ per HoldCo ADS held

• Distribution of securities other than HoldCo ADSs or rights to purchase additional HoldCo ADSs (e.g., spin-off shares)	Up to U.S. 5¢ per HoldCo ADS held

• HoldCo ADS Services	Up to U.S. 5¢ per HoldCo ADS held on the applicable record date(s) established by the HoldCo Depositary

As a HoldCo ADS holder you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•	the registration fees as may from time to time be in effect for the registration of common shares on the share register and applicable to transfers of common shares to or from the name of the custodian, the HoldCo Depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the expenses and charges incurred by the HoldCo Depositary in the conversion of foreign currency;

•	the fees and expenses incurred by the HoldCo Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to common shares, HoldCo ADSs and HoldCo ADRs; and

•	the fees and expenses incurred by the HoldCo Depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

HoldCo ADS fees and charges payable upon (i) the issuance of HoldCo ADSs and (ii) cancellation of HoldCo ADSs will be payable by the person to whom the HoldCo ADSs are so issued (in the case of HoldCo ADS issuances) and by the person whose HoldCo ADSs are being cancelled (in the case of HoldCo ADS cancellations). In the case of HoldCo ADSs issued by the HoldCo Depositary into DTC or held via DTC, the HoldCo ADS issuance and cancellation fees and charges will be payable by the DTC participant(s) receiving the HoldCo ADSs or whose HoldCo ADSs are being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with theprocedures and practices of the DTC participant(s) as in effect at the time. HoldCo ADS fees and charges in respect of distributions and the HoldCo ADS service fee are charged to the holders as of the applicable HoldCo ADS record date. In the case of distributions of cash, the amount of the applicable HoldCo ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the HoldCo ADS service fee, holders as of the HoldCo ADS record date will be invoiced for the amount of the HoldCo ADS fees and charges and such HoldCo ADS fees and charges may be deducted from distributions made to holders of HoldCo ADSs. For HoldCo ADSs held through DTC, the HoldCo ADS fees and charges for distributions other than cash and the HoldCo ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such HoldCo ADS fees and charges to the beneficial owners for whom they hold HoldCo ADSs.

In the event of refusal to pay the HoldCo Depositary fees, the HoldCo Depositary may, under the terms of the HoldCo Deposit Agreement, refuse the requested service until payment is received or may set off the amount of the HoldCo Depositary fees from any distribution to be made to the HoldCo ADS holder. Certain of the depositary fees and charges (such as the HoldCo ADS services fee) may become payable shortly after the Closing Date. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the HoldCo Depositary. You will receive prior notice of such changes. The HoldCo Depositary may reimburse us for certain expenses incurred by us in respect of the HoldCo ADR program, by making available a portion of the HoldCo ADS fees charged in respect of the HoldCo ADR program or otherwise, upon such terms and conditions as we and the HoldCo Depositary agree from time to time.

The obligation of holders and beneficial owners to pay HoldCo ADS fees and charges shall survive the termination of the HoldCo Deposit Agreement.

Amendments and Termination

HoldCo may agree with the HoldCo Depositary to modify the HoldCo Deposit Agreement at any time without your consent. HoldCo will undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the HoldCo Deposit Agreement. HoldCo will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the HoldCo ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, HoldCo may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the HoldCo Deposit Agreement if you continue to hold your HoldCo ADSs after the modifications to the HoldCo Deposit Agreement become effective. The HoldCo Deposit Agreement cannot be amended to prevent you from withdrawing the common shares represented by your HoldCo ADSs (except as permitted by law).

We have the right to direct the HoldCo Depositary to terminate the HoldCo Deposit Agreement. Similarly, the HoldCo Depositary may in certain circumstances on its own initiative terminate the HoldCo Deposit Agreement. In either case, the HoldCo Depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the HoldCo Deposit Agreement will be unaffected.

After termination, the HoldCo Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your HoldCo ADSs) and may sell the securities held on deposit. After the sale, the HoldCo Depositary will hold the proceeds from such sale and any other funds then held for the holders of HoldCo ADSs in a non-interest bearing account. At that point, the HoldCo Depositary will have no further obligations to holders other than to account for the funds then held for the holders of HoldCo ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The HoldCo Depositary will maintain HoldCo ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the HoldCo ADSs and the HoldCo Deposit Agreement.

The HoldCo Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of HoldCo ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The HoldCo Deposit Agreement limits HoldCo’ obligations and the HoldCo Depositary’s obligations to you. Please note the following:

•	HoldCo and the HoldCo Depositary are obligated only to take the actions specifically stated in the HoldCo Deposit Agreement without negligence or bad faith.

•	The HoldCo Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the HoldCo Deposit Agreement.

•	The HoldCo Depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of HoldCo ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the HoldCo Deposit Agreement, for the timeliness of any of our notices or for our failure to give notice.

•	HoldCo and the HoldCo Depositary will not be obligated to perform any act that is inconsistent with the terms of the HoldCo Deposit Agreement.

•	HoldCo and the HoldCo Depositary disclaim any liability if we or the HoldCo Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the HoldCo Deposit Agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of the Articles of Incorporation of HoldCo, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•	HoldCo and the HoldCo Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the HoldCo Deposit Agreement or in our Articles of Incorporation or in any provisions of or governing the securities on deposit.

•	HoldCo and the HoldCo Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting common shares for deposit, any holder of HoldCo ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•	HoldCo and the HoldCo Depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of common shares but is not, under the terms of the HoldCo Deposit Agreement, made available to you.

•	HoldCo and the HoldCo Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	HoldCo and the HoldCo Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the HoldCo Deposit Agreement.

•	No disclaimer of any Securities Act liability is intended by any provision of the HoldCo Deposit Agreement.

Pre-Release Transactions

Subject to the terms and conditions of the HoldCo Deposit Agreement, the HoldCo Depositary may issue to broker/dealers HoldCo ADSs before receiving a deposit of common shares. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the HoldCo Depositary and the applicable broker/dealer. The HoldCo Deposit Agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the common shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The HoldCo Depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the HoldCo ADSs and the securities represented by the HoldCo ADSs. HoldCo, the HoldCo Depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The HoldCo Depositary may refuse to issue HoldCo ADSs, to deliver, transfer, split and combine HoldCo ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The HoldCo Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the HoldCo Depositary and to the custodian proof of taxpayer status and residence and such other information as the HoldCo Depositary and the custodian may require to fulfill legal obligations. You are required to indemnify HoldCo, the HoldCo Depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The HoldCo Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the HoldCo Deposit Agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the HoldCo Depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The HoldCo Deposit Agreement and the HoldCo ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of common shares (including common shares represented by HoldCo ADSs) are governed by the laws of the ROC.

AS A PARTY TO THE HOLDCO DEPOSIT AGREEMENT, YOU WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE HOLDCO DEPOSIT AGREEMENT OR THE HOLDCO ADRs AGAINST US AND/OR THE HOLDCO DEPOSITARY.

Legal Matters

Baker & McKenzie, ROC counsel to ASE, will render an opinion with respect to the validity of the HoldCo Common Shares to be issued in the Share Exchange.

Experts

The consolidated financial statements as of December 31, 2014 and 2015, and for each of the three years in the period ended December 31, 2015, incorporated in this proxy statement/prospectus by reference from ASE’s Annual Report on Form 20-F for the year ended December 31, 2015, and the effectiveness of ASE's internal control over financial reporting have been audited by Deloitte & Touche, an independent registered public accounting firm, as stated in their reports, which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the convenience translation of New Taiwan dollar amounts into U.S. dollar amounts and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting and are incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of SPIL and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to SPIL’s Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Enforceability of Foreign Judgments in the ROC

Upon the completion of the Share Exchange, HoldCo will be, a company limited by shares and incorporated under the ROC Company Law. It is expected that upon the completion of the Share Exchange, the majority HoldCo’ directors, executive officers and supervisors and certain other parties named herein will be residents of the ROC and a substantial portion of HoldCo’s assets and such persons are located in the ROC. As a result, it may not be possible for investors to effect service of process on HoldCo or such persons outside the ROC, or to enforce against any of their judgments obtained in courts outside of the ROC. ROC counsel has advised that any final judgment obtained against us or such persons in any court other than the courts of the ROC in respect of any legal suit or proceeding arising out of or relating to the Share Exchange will be enforced by the courts of the ROC without further review of the merits only if the court of the ROC in which enforcement is sought is satisfied that:

•	the court rendering the judgment has jurisdiction over the subject matter according to the laws of the ROC;

•	the judgment and the court procedures resulting in the judgment are not contrary to the public order or good morals of the ROC;

•	if the judgment was rendered by default by the court rendering the judgment, (i) we or such persons were duly served in the jurisdiction of such court within a reasonable period of time in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on us or such persons with judicial assistance of the ROC; and

•	judgments of the courts of the ROC are recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.

A party seeking to enforce a foreign judgment in the ROC would, except under limited circumstances, be required to obtain foreign exchange approval from the Central Bank of the Republic of China (Taiwan) for the remittance out of the ROC of any amounts exceeding US$100,000 or its equivalent recovered in respect of such judgment denominated in a currency other than NT dollars.

Where You Can Find More Information

ASE files annual, quarterly and current reports, proxy statements and other information with the SEC as required under the Exchange Act. ASE is currently, and upon completion of the Share Exchange, HoldCo will be, subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. As a “foreign private issuer” and, under the rules adopted under the Exchange Act, ASE is, and upon the completion of the Share Exchange, HoldCo will be, exempted from certain of the requirements of that Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. ASE files annual reports on Form 20-F with the SEC and also furnishes reports on Form 6-K to the SEC.

You may read and copy any reports, statements or other information filed by ASE or SPIL at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ASE and SPIL. The address of that site is www.sec.gov.

Investors may also consult ASE’s or SPIL’s website for more information about ASE or SPIL, respectively. ASE’s website is http://www.aseglobal.com. SPIL’s website is http://www.spil.com.tw. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

ASE and SPIL have filed with the SEC a registration statement on Form F-4 of which this proxy statement/prospectus forms a part. The registration statement registers the HoldCo Common Shares to be issued to ASE shareholders in exchange for its ASE Common Shares in connection with the Share Exchange. A related registration statement on Form F-6 has also been filed with the SEC to register HoldCo ADSs representing HoldCo Common Shares. The registration statements and their exhibits and schedules contain additional relevant information about ASE and SPIL, ASE Common Shares and ASE ADSs. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement on Form F-4 filed by ASE and SPIL and the exhibits to the registration statement.

In addition, the SEC allows ASE to “incorporate by reference” information into this proxy statement/prospectus, which means that ASE can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference into this proxy statement/prospectus is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference into this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that ASE and SPIL have previously filed with the SEC. These documents contain important information about the companies, their respective financial condition and other matters.

ASE SEC Filings (File No. 001-16125)	Period or File Date

Annual Report on Form 20-F	Year ended December 31, 2015, filed on April 29, 2016

Current Report on Form 6-K	Furnished on November 22, 2016 (Exhibit 99.1 only)

SPIL SEC Filings (File No. 000-30702)	Period or File Date

Annual Report on Form 20-F	Year ended December 31, 2015, filed on April 25, 2016

Current Report on Form 6-K	Furnished on November 22, 2016 (Exhibit 99.1 only)

In addition, all annual reports on Form 20-F that ASE or SPIL files with the SEC and certain reports on Form 6-K that ASE furnishes to the SEC indicating, to the extent designated therein, that they are so incorporated by reference into this proxy statement/prospectus, in each case after the date of this proxy statement/prospectus and prior to the date of the ASE EGM and the SPIL EGM, will also be incorporated by reference into this proxy statement/prospectus. Such documents filed or furnished by ASE are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed or furnished.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or ASE or SPIL as applicable, will provide you with copies of these documents, without charge, upon written or oral request to

Advanced Semiconductor Engineering, Inc. e-mail: ir@aseglobal.com Tel: +886-2-6636-5678 Room 1901, No. 333, Section 1 Keelung Rd. Taipei, Taiwan, 110 Republic of China Attention: Investor Relations

In the event of conflicting information in this proxy statement/prospectus in comparison to any document incorporated by reference into this proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated February 24, 2017. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the delivery of this proxy statement/prospectus to ASE shareholders nor the issuance of HoldCo Common Shares or HoldCo ADSs in connection with the Share Exchange will create any implication to the contrary.

Part II

Information Not Required in Prospectus

Item 20. Indemnification of Officers and Directors

The relationships between each Registrant and its directors and officers are governed by the ROC Civil Code, the ROC Company Law and such Registrant’s articles of incorporation. There is no written agreement between either Registrant and its directors and officers governing the rights and obligations of such parties. Each person who was or is party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was either Registrant’s director or officer, in the absence of willful misconduct or gross negligence on the part of such person in connection with such person’s performance of duties as a director or officer, as the case may be, may be indemnified and held harmless by such Registrant to the fullest extent permitted by applicable law.

Item 21. Exhibits and Financial Statements Schedules

(a) Exhibits

•	EX-3.1 Form of Articles of Incorporation of ASE Industrial Holding Co., Ltd. (proposed to be adopted on or about [DATE], 2017) (English translation) *

•	EX-4.1 Form of Specimen of ASE Industrial Holding Co., Ltd. American Depositary Receipt *

•	EX-4.2 Form of Deposit Agreement, among ASE Industrial Holding Co., Ltd., Citibank, N.A., as depositary, and holders and beneficial owners of American depositary shares issued thereunder *

•	EX-5.1 Opinion of Baker & McKenzie regarding the validity of the common shares of ASE Industrial Holding Co., Ltd. *

•	EX-8.1 Opinion of Baker & McKenzie regarding certain Republic of China tax consequences in connection with the Share Exchange (included in Exhibit 5.1) *

•	EX- 8.2 Opinion of Davis Polk & Wardwell LLP regarding certain United States Federal tax consequences of the Share Exchange *

•	EX-12.1 Computation of Ratio of Earnings to Fixed Charges *

•	EX-21.1 Subsidiaries of ASE *

•	EX-21.2 Subsidiaries of SPIL **

•	EX-23.1 Consent of Deloitte & Touche with respect to Advanced Semiconductor Engineering, Inc. **

•	EX-23.2 Consent of PricewaterhouseCoopers, Taiwan, with respect to Siliconware Precision Industries Co., Ltd. **

•	EX-23.3 Consent of Baker & McKenzie (included in Exhibits 5.1 and 8.1) *

•	EX-23.4 Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.2) *

•	EX-23.5 Consent of Mr. Ji-Sheng Chiu of Crowe Horwath (TW) CPAs *

•	EX-24.1 Power of Attorney of ASE *

•	EX-24.2 Power of Attorney of SPIL (included on signature page of Part II of this Registration Statement) **

•	EX-99.1 Form of depositary notice to holders of American depositary shares of Advanced Semiconductor Engineering, Inc. relating to the extraordinary general shareholders’ meeting of shareholders *

•	EX-99.2 Form of voting instruction for use by holders of American depositary shares of Advanced Semiconductor Engineering, Inc. *

* Previously filed.

** Filed herewith.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows:

(1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the offerings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)	That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§ 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan on February 24, 2017.

ADVANCED SEMICONDUCTOR ENGINEERING, INC.

By:	/s/ Jason C.S. Chang
	Name:	Jason C.S. Chang
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on February 24, 2017.

Signature	Title
/s/ Jason C.S. Chang	Director, Chairman of the Board of Directors and Chief Executive Officer
Jason C.S. Chang	(principal executive officer)

*	Director, Vice Chairman of the Board of Directors and President
Richard H.P. Chang

*	Director and General Manager of China Region
Rutherford Chang

*	Director and Chief Operating Officer
Tien Wu

/s/ Joseph Tung	Director and Chief Financial Officer
Joseph Tung	(principal financial officer)

*	Director and General Manager , Kaohsiung Packaging Facility
Raymond Lo

*	Director and General Manager of ASE Chung Li Branch
Tien-Szu Chen

*	Director and General Manager of Corporate Affairs and Strategy of China Region
Jeffrey Chen

*	Independent Director
Shen-Fu Yu

*	Independent Director
Ta-Lin Hsu

*	Independent Director
Mei-Yueh Ho

*	Controller and Vice President
Murphy Kuo	(principal accounting officer)

*By: /s/ Jason C.S. Chang
Jason C.S. Chang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Advanced Semiconductor Engineering, Inc., has signed this Registration Statement and any amendment thereto in the City of New York, New York, on February 24, 2017.

National Corporate Research, Ltd.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan on February 24, 2017.

SILICONWARE PRECISION INDUSTRIES CO., LTD.

By:	/s/ Bough Lin
	Name:	Bough Lin
	Title:	Chairman of the Board of the Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Bough Lin as an attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the Registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on February 24, 2017.

Signature	Title

/s/ Bough Lin	Chairman; Executive Vice President
Bough Lin

/s/ Chi-Wen Tsai	Vice Chairman; President
Chi-Wen Tsai	(principal executive officer)

/s/ Wen-Lung Lin	Director
Wen-Lung Lin

/s/ Yen-Chun Chang	Director; Senior Vice President; Chief Operating Officer
Yen-Chun Chang

/s/ Randy Hsiao-Yu Lo	Director
Randy Hsiao-Yu Lo

/s/ Teresa Wang	Director
Teresa Wang (Representative of Yang Fong Investment Co., Ltd)

/s/ John Hsuan	Independent Director
John Hsuan

/s/ Tsai-Ding Lin	Independent Director
Tsai-Ding Lin

/s/ William W. Sheng	Independent Director
William W. Sheng

/s/ Eva Chen	Vice President; Chief Financial Officer
Eva Chen	(principal financial officer and principal accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Siliconware Precision Industries Co., Ltd., has signed this Registration Statement and any amendment thereto in the City of New York, New York, on February 24, 2017.

Law Debenture Corporate Services Inc.

By:	/s/ Giselle Manon
	Name:	Giselle Manon
	Title:	Service of Process Officer

Annex A

English Translation of Execution Version

Joint Share Exchange Agreement

Preamble

This Joint Share Exchange Agreement (this “Agreement”) is entered into on June 30, 2016 (the “Execution Date”) by and between:

(1)       Advanced Semiconductor Engineering, Inc. (“ASE”), a company incorporated under Republic of China (“ROC”) laws, with its address at No. 26, Jingsan Rd, Nanzi District, Kaohsiung City, Taiwan; and

(2)       Siliconware Precision Industries Co., Ltd. (“SPIL” or the “Company”), a company incorporated under ROC laws, with its address at No. 123, Section 3, Da Fong Road, Tantzu District, Taichung City, Taiwan.

WHEREAS ASE and SPIL (each a “Party” and collectively the “Parties”) agree for ASE to file an application to establish HoldCo (as defined below) by means of a statutory share exchange, and HoldCo will acquire all issued and outstanding shares of both ASE and SPIL. After the closing of the share exchange, ASE and SPIL will become wholly-owned subsidiaries of HoldCo concurrently (the “Share Exchange” or “Transaction”); and

WHEREAS each Party’s board of directors has passed a resolution approving the Share Exchange.

NOW THEREFORE, IN WITNESS WHEREOF, the Parties have entered into this Agreement as follows:

Definitions

Save for the definitions set forth in the Preamble, in this Agreement:

“HoldCo” means 日月光投資控股股份有限公司 (temporary English name: ASE Industrial Holding Co., Ltd.) to be established by ASE pursuant to Article 1.1 hereof.

“SPIL Foreign Convertible Bonds” means US$400,000,000 unsecured foreign convertible bonds issued by SPIL on October 31, 2014, due on October 31, 2019, with an outstanding balance of US$400,000,000, convertible into SPIL’s new common shares, with the final conversion date at October 21, 2019. As the Execution Date occurs during the suspension period for conversion of SPIL Foreign Convertible Bonds, the conversion price per share shall be referred to the conversion price thereof announced by SPIL on July 1, 2016.

“Exchange Ratio” means the exchange of each ordinary share of ASE for 0.5 ordinary share of HoldCo (1 ASE’s American depositary share each representing five ASE common shares to be exchanged for 1.25 HoldCo’s American depositary shares each representing two HoldCo common shares).

“Cash Consideration” means Initial Cash Consideration or Adjusted Cash Consideration, as applicable.

“Initial Cash Consideration” means NT$55 in cash to be exchanged for each SPIL common share.

“Adjusted Cash Consideration” means the cash consideration adjusted according to Article 3.2 and Article 4.2 hereof.

“SEC” means United States Securities and Exchange Commission.

“Antitrust Law” means (1) the ROC Fair Trade Act and laws relating thereto, (2) the U.S. Sherman Act, as amended, the U.S. Clayton Act, as amended, the U.S. Hart-Scott-Rodino Antitrust Improvements Act, as amended, and the U.S. Federal Trade Commission Act, as amended, (3) the Anti-monopoly Law of People’s Republic of China with effectiveness from August 1, 2008, and (4) all other applicable laws issued by government entities for the purposes of prohibiting, restricting or regulating conducts with the purpose or effect of monopolizing, restricting trade or reducing competition through mergers or acquisitions.

“SPIL Material Adverse Effect Event” means any changes, developments, incidents, matters, effects or facts, which, individually or in combination with all other such changes, developments, incidents, matters, effects or facts, result in material adverse effects on SPIL and SPIL Subsidiaries, operating as a whole (for the purpose of this definition, “material” shall mean that the occurrence of said events or circumstances, individually or in aggregate, results in a decrease in the consolidated net book value of SPIL by 10% or more as compared to the net book value stated in SPIL’s consolidated audited financial statements as of March 31, 2016); provided that the following changes, developments, incidents, matters, effects or facts shall not, individually or in aggregate, be regarded as having a material adverse effect on SPIL, or be taken into account in determining whether there has been a SPIL Material Adverse Effect, if they are induced or caused by: (1) any change of capital market conditions or economic condition, including a change pertaining to interest rate or exchange rate; (2) any change of geopolitical conditions occurring after the date hereof, or outbreak or escalation of any conflict, or any war or terrorism actions; (3) force majeure occurring after the date hereof; (4) any change of applicable law, regulation or accounting standards (or any official interpretation thereof) proposed, approved or promulgated on or after the date hereof; (5) any change of the industry in which SPIL or a SPIL Subsidiary operates; (6) underperformance in and of itself by SPIL or SPIL Subsidiaries of any internal or public predictions, forecasts, projections or estimates relevant to income, profits or other financial or operational targets before, on or after the date hereof, or change of market price, credit rating or trading volume of its securities, provided that SPIL’s directors have met their duty of care and duty of loyalty; and (7) announcement and contingency of this Agreement or transactions contemplated hereunder (including any transaction-related litigation) of this Agreement, any adoption of actions required or expressly required in the covenants specified in this Agreement, including any loss of or change of relationship with any customer, supplier, distributor or other business partners of SPIL or SPIL

Subsidiaries, or departure of any employee or senior management, resulting from or relevant to the announcement and contingency of this Agreement or transactions contemplated hereunder, provided that SPIL’s directors have met their duty of care and duty of loyalty.

“ASE Material Adverse Effect Event” means any changes, developments, incidents, matters, effects or facts which, individually or in combination with all other such changes, developments, incidents, matters, effects or facts, result in material adverse effects on ASE and ASE’s subsidiaries, operating as a whole (for the purposes of this definition, “material” means that the occurrence of said events or circumstances, individually or in aggregate, results in a decrease in the consolidated net book value of ASE by 10% or more as compared to the net book value stated in ASE’s consolidated audited financial statements as of March 31, 2016); provided that the following changes, developments, incidents, matters, effects or facts shall not, individually or in aggregate, be regarded as having a material adverse effect on ASE, or be taken into account in determining whether there has been an ASE Material Adverse Effect, if they are induced or caused by: (1) any change of capital market conditions or economic condition, including a change pertaining to interest rate or exchange rate; (2) any change of geopolitical conditions occurring after the date hereof, or outbreak or escalation of any conflict, or any war or terrorism actions; (3) force majeure occurring after the date hereof; (4) any change of applicable law, regulation or accounting standards (or any official interpretation thereof) proposed, approved or promulgated on or after the date hereof; (5) any change of the industry in which ASE or an ASE’s subsidiary operates; (6) underperformance in and of itself by ASE or ASE’s subsidiaries of any internal or public predictions, forecasts, projections or estimates relevant to income, profits or other financial or operational targets before, on or after the date hereof, or change of market price, credit rating or trading volume of its securities, provided that ASE’s directors have met their duty of care and duty of loyalty; (7) announcement and contingency of this Agreement or transactions contemplated hereunder (including any transaction-related litigation) of this Agreement, any adoption of actions required or expressly required in the covenants specified in this Agreement, including any loss of or change of relationship with any customer, supplier, distributor or other business partners of ASE or ASE’s subsidiaries, or departure of any employee or senior management, resulting from or relevant to the announcement and contingency of this Agreement or transactions contemplated hereunder, provided that ASE’s directors have met their duty of care and duty of loyalty; and (8) internal organizational restructuring of ASE and/or ASE’s subsidiaries.

“Long Stop Date” means the expiry day of 18 months after the Execution Date (i.e., December 31, 2017) or a later date otherwise agreed in writing by both Parties.

“Share Exchange Record Date” means the date on which the exchanges of shares shall be completed as contemplated by the boards of directors of HoldCo and both Parties in accordance with the provisions of laws and Article 6.5 of this Agreement.

“Relevant Securities Regulators” means the Taiwan Financial Supervisory Commission, the Taiwan Stock Exchange and the SEC.

“Antitrust Law Enforcement Authorities of Relevant Countries or Regions” means the Taiwan Fair Trade Commission, the United States Federal Trade Commission and the Ministry of Commerce of the People’s Republic of China.

“SPIL Subsidiaries” means subsidiaries listed in SPIL’s audited consolidated financial statements as of March 31, 2016.

“Intellectual Property Rights” means publicly registered patents, trademarks, copyrights and other intellectual property rights.

“Material Contracts” means all material agreements, contracts, representations, covenants, commitments, warranties, guarantees or other obligations that SPIL and SPIL Subsidiaries have entered into or undertaken.

“Superior Proposal” means a bona fide, unsolicited written offer for an Alternate Transaction (as defined below) to SPIL made by a party other than ASE, SPIL or any of SPIL’s directors, managers, employees, agents or representatives; and the terms and conditions of such an offer are considered to be more favorable to SPIL and all shareholders of SPIL than the terms and conditions of this Transaction by opinions separately issued by a renowned investment bank and law firm appointed by the SPIL’s audit committee.

“SPIL Employees” means all employees (including all appointed managers) of SPIL and SPIL Subsidiaries.

“100% Subsidiaries” means wholly-owned subsidiaries of HoldCo.

“Alternate Transaction” means (1) any transaction that may involve a spin-off, a purchase or sale of shares of non-financial investment nature, or any other transaction of similar nature; (2) a lease of all businesses or an entrustment, a joint operation or an assumption of the entire business or assets from others (except for an assumption of the entire business or assets from others in an aggregated transaction amount of less than NT$500,000,000); or (3) any merger and acquisition without issuing HoldCo’s shares, any sale of all or material assets or businesses of 100% Subsidiaries, any disposal of interest in material assets or businesses of 100% Subsidiaries, or exclusive licensing of all or material patents or technologies of 100% Subsidiaries.

“Force Majeure Events” means judgments or orders of courts, orders or dispositions of relevant competent authorities, wars, hostility, blockade, riots, revolutions, strikes, work suspension, financial crisis, nuclear disasters, fires, hurricanes, earthquakes, tsunamis, plagues or floods, etc., which are not attributable to the Parties, or force majeure or equivalent events.

1.        Share Exchange

1.1	ASE and SPIL agree that ASE shall file an application to establish HoldCo and effect, jointly with SPIL, the Share Exchange in accordance with the Republic of China Enterprise Mergers and Acquisitions Act and relevant laws and regulations.

The general shareholders’ meetings of both Parties will consider resolutions to approve the transfer of all the issued and outstanding shares of both Parties to HoldCo, and HoldCo will issue new shares to ASE’s shareholders, and pay the Cash Consideration to SPIL’s shareholders as consideration, based on the Exchange Ratio and Cash Consideration provided under Article 3 hereof.

1.2	ASE and SPIL agree that, upon the completion of the Share Exchange, ASE and SPIL shall each maintain its separate legal entity status and shall each retain its respective legal entity name, and that ASE and SPIL will become wholly-owned subsidiaries of HoldCo concurrently. HoldCo’s Articles of Association is attached hereto as Appendix 1.

2.	ASE’s and SPIL’s Capital Structures as of Execution Date

2.1	ASE represents to SPIL that its capital structure as of the Execution Date is as follows:

2.1.1	ASE’s paid-in share capital amounts to NT$79,236,225,960 million, with a total of 7,923,622,596 issued and outstanding common shares (including 5,349,700 shares which remain to be registered for change).

2.1.2	ASE has 120,000,000 treasury shares.

2.1.3	It has a total of US$600,000,000 issued and outstanding unsecured foreign convertible bonds, specifically:

(1)	US$400,000,000 unsecured foreign convertible bonds issued by ASE on September 5, 2013, with outstanding balance of US$400,000,000, convertible into ASE’s new common shares, due on August 26, 2018, and the conversion price per share as of the Execution Date is NT$31.93.

(2)	US$200,000,000 unsecured foreign convertible bonds issued by ASE on July 2, 2015, with outstanding balance of US$200,000,000, convertible into ASE’s treasury shares as described under Article 2.1.2 hereof, due on March 17, 2017, and the conversion price per share as of the Execution Date is NT$54.5465.

2.1.4	ASE has a total of 236,676,850 units of issued but not vested employee stock options, specifically:

(1)	185,806,000 units of employee stock options issued by ASE on December 19, 2007, due on December 18, 2017, each unit exercisable for 1 common share, and its exercise price per share as of the Execution Date is NT$21.10, with the balance of the issued but not vested employee stock options amounting to 53,938,500 units.

(2)	187,719,500 units of employee stock options issued by ASE on May 6, 2010, due on May 5, 2020, each unit exercisable for 1 common share, and its exercise price per share as of the Execution Date is NT$20.4, with the balance of the issued but not vested employee stock options amounting to 84,056,850 units.

(3)	12,280,000 units of employee stock options issued by ASE on April 15, 2011, due on April 14, 2021, each unit exercisable for 1 common share, and its exercise price per share as of the Execution Date is NT$22.6, with the balance of the issued but not vested employee stock options amounting to 7,731,500 units.

(4)	94,270,000 units of ASE’s employee stock options issued on September 10, 2015, due on September 9, 2025, each unit exercisable for 1 common share, and its exercise price per share as of the Execution Date is NT$36.5, with the balance of the issued but not vested employee stock options amounting to 90,950,000 units.

2.1.5	Except as set forth in Article 2.1.1 through Article 2.1.4, ASE has no other issued and outstanding equity-linked securities or other treasury shares.

2.2	SPIL represents to ASE that its capital structure as of the Execution Date is as follows:

2.2.1	Its paid-in share capital amounts to NT$31,163,611,390, with a total of 3,116,361,139 issued and outstanding common shares:

2.2.2	US$400,000,000 SPIL Foreign Convertible Bonds issued by SPIL on October 31, 2014, with an outstanding balance of US$400,000,000, convertible into SPIL’s newly issued common shares prior to October 21, 2019. As the Execution Date occurs during the suspension period for conversion of SPIL Foreign Convertible Bonds, the conversion price for each share shall be referred to the conversion price thereof announced by SPIL on July 1, 2016.

2.2.3	Except as set forth in Article 2.2.1 and Article 2.2.2, SPIL has no other issued and outstanding equity-linked securities or other treasury shares.

2.3	The number of total shares as agreed by HoldCo to acquire from each of ASE and SPIL on the Share Exchange Record Date will be based on the actual total number of shares issued by ASE and SPIL, respectively, as of the Share Exchange Record Date.

3.	Share Exchange Consideration

3.1	The Transaction will result in the exchange of all of ASE’s issued and outstanding shares in consideration for newly issued common shares of HoldCo, at an exchange ratio of 1 ASE common share for 0.5 HoldCo common share (the “Exchange Ratio”) (1 ASE American depositary share (each ASE American depositary share currently represents five ASE common shares) shall be exchanged for 1.25 Holdco American depositary shares (each HoldCo American depositary share will represent two HoldCo common shares)). The actual number of ASE’s shares expected to be exchanged under this Transaction will be based on the total number of shares issued by ASE as of the Share Exchange Record Date.

3.2	The Transaction will result in the exchange of each of SPIL’s issued and outstanding shares for the Cash Consideration payable by HoldCo. The actual number of SPIL’s shares to be exchanged under the Transaction will be based on the total amount of shares issued by SPIL and outstanding as of the Share Exchange Record Date. The Cash Consideration will be subject to adjustments if SPIL issues shares or cash dividends during the period from the Execution Date to the Share Exchange Record Date, provided, however, the Cash Consideration shall not be subject to adjustment if the cash dividends distributed by SPIL in 2017 is less than 85% of its after-tax net profit for the year 2016.

3.3	ASE shall, before SPIL’s submission of Schedule 13E-3 to the SEC, confirm with SPIL the types and their composition of ASE’s and HoldCo’s funding sources, and present proof documentation in respect of sources of funding (including, but not limited to, the financing plan and a highly confident letter conforming to market practice issued by bank(s) on the financing of the Transaction) that can demonstrate ASE’s and HoldCo’s abilities to fully pay the Cash Consideration. In addition, ASE and HoldCo shall, no later than three business days after the Share Exchange Record Date, transfer the entire amount of the Cash Consideration to a dedicated capital account opened by SPIL’s stock transfer agency for the purposes of the closing of the Transaction. ASE and HoldCo shall be jointly and severally liable to the foregoing.

3.4	The total registered capital of HoldCo is contemplated to be NT$50,000,000,000, divided into 5,000,000,000 common shares, with a par value of NT$10, to be issued in installments; the total paid-in share capital of HoldCo as of the Share Exchange Record Date upon initial issuance is temporarily contemplated to be NT$39,618,112,980 million, divided into 3,961,811,298 shares. Prior to the Share Exchange Record Date, the amount of HoldCo’s new shares to be issued upon the Share Exchange shall be adjusted to take into account any increase or decrease in the amount of ASE’s issued shares arising from any capital increase, capital decrease or issuance of new shares on vesting, exchange or conversion of equity-linked securities.

3.5	Any fractional shares resulting from HoldCo issuing new HoldCo shares to ASE shareholders based on the Exchange Ratio will be subscribed by a person designated by HoldCo’s chairman based on ASE’s closing price on the trading day immediately before the Share Exchange Record Date on the Taiwan Stock Exchange, calculated based on the Exchange Ratio and such person will pay cash in lieu to such ASE shareholders (rounded down to the nearest NT dollar). HoldCo’s board of directors has the sole discretion to implement any changes to the foregoing provisions relating to treatment of fractional shares so long as changes are necessary under relevant laws or regulations, or are required for processing purposes.

4.	Adjustment to Consideration of Share Exchange

4.1	Both Parties agree that the Exchange Ratio as agreed hereunder shall not be changed unless approved by the competent authority and agreed by the resolutions of the boards of directors of HoldCo and both Parties; and except under the circumstances set forth in Article 4.2 hereof, the Cash Consideration as agreed herein cannot be changed.

4.2	The Parties agree that they shall cause their respective extraordinary general shareholders’ meeting (ASE’s extraordinary general shareholders’ meeting shall be Holdco’s promoters’ meeting) to adopt a resolution authorizing each Party’s and HoldCo’s (if applicable) respective board of directors to effect a reasonable adjustment of the Cash Consideration in good faith and by mutual agreement as soon as possible, without the need for a resolution for adjustment at a separately convened general shareholders’ meeting (unless as otherwise agreed herein), if any of the events described below occurs during the period from the Execution Date until the Share Exchange Record Date:

4.2.1	Issuance of SPIL’s equity-linked securities of any nature (except for any share(s) newly issued as a result of the exercise of conversion rights by holders of SPIL Foreign Convertible Bonds) or other securities convertible into SPIL shares;

4.2.2	SPIL’s disposal of material assets;

4.2.3	Occurrence of major disasters causing a SPIL Material Adverse Effect Event, material technical changes or other circumstances affecting SPIL’s shareholders’ interests or its share prices; or

4.2.4	SPIL’s repurchase of treasury shares (except for the repurchase of shares by SPIL subsequent to SPIL shareholders’ exercising appraisal rights under law in connection with the Share Exchange).

4.3	For the purposes of Article 4.2.2 and Article 4.23 hereof, “material” shall mean that the occurrence of said events or circumstances, individually or in aggregate, results in an increase or decrease of SPIL’s consolidated net book value by 10% or more as compared to the net book value in SPIL’s consolidated audited financial statements as of March 31, 2016 (for the avoidance of doubt, excluding a decrease in the net book value in SPIL’s consolidated audited financial statements resulted from dividends distributed by SPIL).

4.4	Following the adjustment to the Cash Consideration pursuant to the terms of Article 4 hereof, both Parties shall apply with, notify to or change with the competent authority in accordance with the laws and regulations for the required permission or approval.

5.	Shareholders’ Resolutions Approving the Share Exchange

5.1	Both Parties shall each prepare relevant documents subject to the procedures and schedules as agreed under Appendix 2 hereto, and hold an extraordinary general shareholders’ meeting to approve this Agreement and the Transaction in a share exchange resolution based on the terms of this Agreement on the same date to be jointly agreed upon by both Parties in good faith and goodwill following clearance by two Antitrust Law Enforcement Authorities of Relevant Countries or Regions (but not later than the 70th calendar day following clearance and approval obtained by both Parties from each of the Antitrust Law Enforcement Authorities of Relevant Countries or Regions).

5.2	The non-independent directors and supervisors (future independent directors) of HoldCo shall be elected at ASE Extraordinary Shareholders’ Meeting (i.e., Holdco’s promoters’ meeting) in accordance with the arrangements set forth in Article 9 of this Agreement.

6.	Conditions Precedent to Share Exchange

6.1	HoldCo and both Parties shall effect the Share Exchange to complete the Transaction pursuant to this Agreement if all the conditions precedent below are satisfied:

6.1.1	The unconditional approval of the Transaction at each Party’s respective general shareholders’ meeting; and

6.1.2	The approvals or consents (including, but not limited to, approvals or consents of conditions and/or burdens imposed by Antitrust Law Enforcement Authorities of Relevant Countries and Regions that both Parties agree to accept) to consummate the Transaction from all relevant competent authorities (including, but not limited to: the Taiwan Stock Exchange, the SEC, and Antitrust Law Enforcement Authorities of Relevant Countries and Regions) shall have been received.

6.1.3	No governmental entity having competent jurisdiction over the Transaction shall have enacted or enforced any order (whether temporary, preliminary or permanent) that is in effect and enforceable prohibiting, enjoining or rendering illegal the consummation of the Transaction, and no law shall have enacted or enforced after the Execution Date rendering illegal or otherwise prohibiting the consummation of the Transaction. For the avoidance of doubt, the enactment or enforcement of an “order” or “law” shall not include the making of a decision by any governmental entity to extend the waiting period or initiate an investigation pursuant to any Antitrust Law or any law of relevant jurisdictions.

6.2	The obligations of each of HoldCo and ASE to complete the Transaction is subject to the satisfaction of (or HoldCo’s and ASE’s consent to the waiver of) all the conditions below:

6.2.1	All of SPIL’s representations and warranties contained within this Agreement are true and accurate as of the Execution Date and as of the Share Exchange Record Date, except to the extent that no SPIL Material Adverse Effect Event shall have occurred.

6.2.2	SPIL has fulfilled the undertakings and obligations that SPIL is obliged to fulfill in all material respects prior to the Share Exchange Record Date pursuant to this Agreement.

6.2.3	No SPIL Material Adverse Effect Event shall have occurred by the Share Exchange Record Date.

6.2.4	Before the Share Exchange Record Date, no Force Majeure Events shall have occurred which, individually or in aggregate, result in a decrease of SPIL’s consolidated net book value by 30% or more as compared to the net book value in SPIL’s consolidated audited financial statements as of March 31, 2016.

6.3	SPIL’s obligation to complete this Transaction is subject to the satisfaction of (or SPIL’s consent to waive) all the conditions below:

6.3.1	All of ASE’s representations and warranties contained within this Agreement are true and accurate as of the Execution Date and as of the Share Exchange Record Date, except to the extent that no ASE Material Adverse Effect Event shall have occurred; all of HoldCo’s representations and warranties contained within this Agreement are true and accurate as of the Share Exchange Record Date, except to the extent that no HoldCo’s material adverse effect event shall have occurred.

6.3.2	ASE and/or HoldCo have fulfilled the undertakings and obligations that ASE and/or HoldCo are obliged to fulfill in all material respects prior to the Share Exchange Record Date pursuant to this Agreement.

6.3.3	No ASE Material Adverse Effect Event shall have occurred by the Share Exchange Record Date.

6.3.4	No Force Majeure Events shall have occurred by the Share Exchange Record Date which, individually or in aggregate, result in a decrease in ASE’s consolidated net book value by 30% or more as compared to the net book value in ASE’s consolidated audited financial statements as of March 31, 2016.

6.4	The completion of this Transaction is subject to satisfaction or waiver of all the conditions precedent as set forth in Article 6.1 through 6.3 on or before the Long Stop Date. ASE or SPIL shall not prevent the consummation of this Transaction for any other improper reason. If the closing of the Transaction cannot be completed due to the failure of the conditions precedent as set forth in Article 6.1 through 6.3 hereof to be satisfied on or before the Long Stop Date, this Agreement shall be terminated automatically at 0:00am on the day immediately following the Long Stop Date.

6.5	If all the conditions precedent as set forth in Article 6.1 through 6.3 hereof have been satisfied or waived, the Share Exchange shall be completed on the share exchange record date as agreed by HoldCo’s and both Parties’ boards of directors in accordance with the laws and regulations and Article 6.5 hereof (“Share Exchange Record Date”). Each Party’s and HoldCo’s (if applicable) boards of directors shall jointly agree upon and respectively resolve to approve the Share Exchange Record Date within 10 days following the date of approval of their respective general shareholders’ meeting to effect the Transaction under Article 5.1 hereof.

7.	Representations and Warranties

7.1	ASE represents and warrants to SPIL that the following terms shall be true and correct as of the Execution Date and as of the Share Exchange Record Date:

7.1.1	Valid establishment and existence of the company: ASE is a company limited by shares duly incorporated and validly existing under the ROC Company Act and has obtained all necessary licenses, approvals, permits and other relevant licenses in order to carry on its business operations, except to the extent that failure to obtain such licenses, approvals, permits and other relevant licenses would not give rise to an ASE Material Adverse Effect Event. All the shares issued by ASE have been legally authorized, issued and fully paid.

7.1.2	Validity and effectiveness of this Agreement: the execution and implementation of this Agreement, shall not violate (1) current laws or regulations of the ROC; (2) judgments, orders or dispositions by courts or relevant competent authorities; (3) the articles of incorporation, board resolutions or shareholders’ resolutions of ASE; or (4) contracts, agreements, representations, warranties, promises, guarantees, arrangements or other obligations with which ASE shall comply, except to the extent that, in case of (1), (2), (3) or (4), no ASE Material Adverse Effect Event shall have occurred or ASE’s ability to fulfill this Agreement is not affected.

As of the Execution Date, subject to (a) pre-merger notification requirements under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 (as amended) and regulations or rules promulgated thereunder (the “HSR Act”), (b) filing and/or notification under the Antitrust Laws of any jurisdiction outside the United States, (c) approval necessary to be obtained from the SEC for the proxy statement, (d) requirements for the purposes of compliance with state or other local securities, acquisitions and “blue sky” laws, and (e) in addition to other authorizations, consents, approvals, orders, permits, notices, reports, notifications, registrations, qualifications and waivers, ASE’s execution hereof, and fulfillment of obligations hereunder, and consummation of the Transaction and other transactions contemplated hereunder have been authorized by the valid and effective resolution of ASE, and this Agreement constitutes a valid and legally binding obligation of ASE, enforceable against ASE in accordance with its terms.

7.1.3	Resolution and authorization by board of directors and/ or shareholders’ meeting: ASE’s board of directors and/or (before the Share Exchange Record Date) shareholders’ meeting have passed resolution(s) approving this Agreement and the Share Exchange and authorized the chairman of ASE or his appointed representative to execute, amend or change this Agreement on behalf of ASE.

7.1.4	All of ASE’s representations in Article 2.1 hereof are true and correct as of the Execution Date.

7.2	ASE causes HoldCo to represent and warrant, and represents and warrants jointly and severally with HoldCo, that the following terms shall be true and correct as of the Share Exchange Record Date:

7.2.1	Valid establishment and existence of the company: HoldCo is a company limited by shares duly incorporated and validly existing under the ROC Company Act and has obtained all necessary licenses, approvals, permits and other relevant licenses in order to carry on its business operations, except to the extent that failure to obtain such licenses, approvals, permits and other relevant licenses would not give rise to an material adverse effect event. All the shares issued by HoldCo have been legally authorized, issued and fully paid.

7.2.2	Validity and effectiveness of this Agreement: the execution and implementation of this Agreement, shall not violate (1) current laws or regulations of the ROC; (2) judgments, orders or dispositions by courts or relevant competent authorities; (3) the articles of incorporation, board resolutions or shareholders’ resolutions of HoldCo; or (4) contracts, agreements, representations, warranties, promises, guarantees, arrangements or other obligations with which ASE shall comply, except to the extent that, in case of (1), (2), (3) or (4), HoldCo’s ability to fulfill this Agreement is not affected. The performance of this Agreement has been authorized by the valid and effective resolution of HoldCo, and this Agreement constitutes a valid and legally binding obligation of HoldCo, enforceable against HoldCo in accordance with its terms.

7.2.3	Resolution and authorization by board of directors and/or general shareholders’ meeting: HoldCo’s promoters meeting (if applicable) has passed a resolution approving this Agreement and the Share Exchange.

7.3	Except for (i) the information set forth in Appendix 3 (SPIL Disclosure Letter) and (ii) publicly available information disclosed in accordance with the regulations of the Relevant Securities Regulators, SPIL represents and warrants to ASE that the following terms shall be true and correct as of the Execution Date and as of Share Exchange Record Date (except to the extent that a representation or warranty is by its terms made as of a specified date, in which case such representation or warranty shall be true and correct only as of such date):

7.3.1	Valid establishment and existence of the company: SPIL is a company limited by shares duly incorporated and validly existing under the ROC Company Act and has obtained all necessary licenses, approvals, permits and other relevant licenses in order to carry on its business operations, except to the extent that the failure to obtain such licenses, approvals, permits and other relevant licenses would not cause a SPIL Material Adverse Effect Event to occur. All the shares issued by SPIL have been legally authorized, issued and fully paid.

7.3.2	Validity and effectiveness of this Agreement: the execution and implementation of this Agreement, shall not violate (1) current laws or regulations of the ROC; (2) judgments, orders or dispositions by courts or relevant competent authorities; (3) articles of incorporation, board resolutions or shareholders’ resolutions of SPIL; or (4) contracts, agreements, representations, warranties, promises, guarantees, arrangements or other obligations with which SPIL shall comply, except to the extent that, in case of (1), (2), (3) or (4), no SPIL Material Adverse Effect Event shall have occurred or SPIL’s ability to fulfill this Agreement is not affected.

As of the Execution Date, subject to (a) pre-merger notification requirements under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 (as amended) and regulations or rules promulgated thereunder (the “HSR Act”), (b) filing and/or notification under the Antitrust Laws of any jurisdiction outside the United States, (c) approval necessary to be obtained from the SEC for the proxy statement, (d) requirements for the purposes of compliance with state or other local securities, acquisitions and “blue sky” laws, and (e) in addition to other authorizations, consents, approvals, orders, permits, notices, reports, notifications, registrations, qualifications and waivers, SPIL’s execution hereof, and fulfillment of obligations hereunder, and consummation of the Transaction and other transactions contemplated hereunder have been authorized by the valid and effective resolution of SPIL, and this Agreement constitutes a valid and legally binding obligation of SPIL, enforceable against SPIL in accordance with its terms.

7.3.3	Resolution and authorization by board of directors and/ or shareholders’ meeting: SPIL’s board of directors and/or (before the Share Exchange Record Date) shareholders’ meeting have passed resolution(s) approving this Agreement and the Share Exchange and authorized the chairman of SPIL or his appointed representative to execute, amend or change this Agreement on behalf of SPIL.

7.3.4	All of SPIL’s representations in Article 2.2 hereof are true and correct as of the Execution Date.

7.3.5	Financial statements and information: the audited and publicly available financial statements and any other financial statements provided to ASE were prepared in accordance with the applicable international financial reporting standards (Taiwan-IFRSs), and all material issues relating to SPIL and SPIL Subsidiaries were fairly presented, and do not have any fabrications, mistakes or concealments in their content that would cause a SPIL Material Adverse Effect Event to occur. Except as disclosed to ASE in writing, SPIL does not have any debts or other contingent liabilities that would cause a SPIL Material Adverse Effect Event to occur.

7.3.6	Declaration and payment of taxes and charges: except as publicly disclosed in accordance with applicable laws or disclosed in SPIL’s audited financial statements as of December 31, 2015, all taxes and charges to be lawfully declared (except for those legally subject to litigation or relief proceedings) have been declared and paid in full within the legally allotted time period without any delays, omissions, fabrications, tax evasions or other violations of relevant tax laws and regulations, orders or explanatory letters that would cause a SPIL Material Adverse Effect Event to occur.

7.3.7	Litigation or contentious matters: except as publicly disclosed in accordance with applicable laws or disclosed in SPIL’s audited financial statements as of December 31, 2015, there are no on-going or potential litigation or contentious matters, which is likely to cause a SPIL Material Adverse Effect Event to occur.

7.3.8	Assets and liabilities: SPIL’s assets and liabilities of operation have been listed in the financial statements provided to ASE. SPIL has lawful and valid rights over the assets it uses and except as publicly disclosed in accordance with applicable laws or disclosed in SPIL’s audited financial statements as of December 31, 2015, its utilization, benefits and disposition are not restrained or limited that would cause a SPIL Material Adverse Effect Event to occur.

7.3.9	No new material debts: except as publicly disclosed in accordance with applicable laws or disclosed in SPIL’s audited financial statements as of December 31, 2015 or incurred in the ordinary course of operations, from December 31, 2015 to the Execution Date and the Share Exchange Record Date, no new indebtedness, obligations, burdens or contingent liabilities have been incurred that would cause a SPIL Material Adverse Effect Event to occur.

7.3.10	Intellectual property rights: except to the extent that a SPIL Material Adverse Effect Event would be caused to occur, the information contained in SPIL’s public filings regarding Intellectual Property Rights is true, accurate and complete, does not contain any concealments or omissions and such Intellectual Property Rights are not subject to mortgages, pledges or other liens or burdens. Except as publicly disclosed in accordance with applicable laws or disclosed in SPIL’s audited financial statements as of December 31, 2015, SPIL and SPIL Subsidiaries own valid Intellectual Property Rights for use in their daily major operations and have valid ownership or use right over the Intellectual Property Rights required for their operations. To SPIL’s knowledge, SPIL and SPIL Subsidiaries have not infringed upon, and have not been notified in writing or accused of infringing, upon the intellectual property rights of others, and the validity and/or feasibility of the major Intellectual Property Rights owned by SPIL or SPIL Subsidiaries have not been questioned or objected to by others that would cause a SPIL Material Adverse Effect Event to occur.

7.3.11	Labor relations: except as publicly disclosed in accordance with applicable laws or disclosed in SPIL’s audited financial statements as of December 31, 2015, there are no material labor disputes or any matters as of the Share Exchange Record Date which are in material violation of relevant labor laws subject to dispositions imposed by labor authorities, which would cause a SPIL Material Adverse Effect Event to occur.

7.3.12	Environmental events: If in accordance with the relevant rules and regulations, SPIL and SPIL Subsidiaries shall apply for relevant pollution treatment facility permits and pollution discharge permits, pay pollution prevention fees or set up professional staff to manage pollution, SPIL and SPIL Subsidiaries have complied with such requirements, and SPIL and SPIL Subsidiaries are not involved in any material environment pollution disputes or subject to dispositions imposed by environmental authorities for material violation of relevant environmental laws that would cause a SPIL Material Adverse Effect Event to occur.

7.3.13	Material contracts: All Material Contracts have been provided in writing or orally disclosed to ASE and are without any fabrications, concealments or mistakes, and, except as otherwise disclosed, such Material Contracts will not be invalid, terminated, dismissed, or claimed to be in breach as a result of the Transaction that would cause a SPIL Material Adverse Effect Event to occur.

7.3.14	No breach of contract: except as publicly disclosed in accordance with applicable laws or disclosed in SPIL’s audited financial statements as of December 31, 2015, SPIL and SPIL Subsidiaries are not in breach of any material entrustment agreement, mortgage, trust, loan or other contracts to which they are parties, which are binding on them, or under which their properties are subject matters; except that any such breach does not cause a SPIL Material Adverse Effect Event to occur or affect the fulfillment of this Agreement by SPIL and SPIL Subsidiaries.

7.3.15	Materials of this Agreement: All or any part of information required in order to prepare and file the Registration Statement (as defined in Appendix 2) and documents provided by SPIL to ASE are true and correct in all material respects and do not contain any fabrications, mistakes or concealments that would cause a SPIL Material Adverse Effect Event to occur.

7.3.16	Compliance with Laws. SPIL and SPIL Subsidiaries are in compliance with all applicable laws in all material respects without violations that would cause a SPIL Material Adverse Effect Event to occur.

8.	Covenants

8.1	ASE and/or HoldCo (if applicable) covenant to SPIL that, from the Execution Date until Share Exchange Record Date:

8.1.1	Except to the extent that SPIL has materially breached any of its obligations, undertakings or representations and warranties under this Agreement, or SPIL has any circumstances that would unreasonably prevent the completion of the Share Exchange or where SPIL’s directors have breached their duty of care or duty of royalty in respect of the Transaction, the ASE covenants to SPIL that:

(1)	ASE shall support the candidates nominated by SPIL’s board of directors to be elected to serve on SPIL’s 13th board of directors when SPIL re-elects its board of directors (including independent directors) in June 2017.

(2)	ASE shall not intervene SPIL’s operation. It shall support the motions put forward by SPIL’s board of directors at SPIL’s general shareholders’ meeting (ASE shall abstain from so acting if ASE has an interest in the motion to SPIL’s general shareholders’ meeting that threatens SPIL’s interest), and shall not solicit proxy forms or replace SPIL’s directors in any way including, but not limited to, acting on its own or causing any other party to convene an extraordinary general shareholders’ meeting; and unless with SPIL’s consent and in compliance with non-compete rules, ASE, ASE’s subsidiaries and their current or former directors, supervisors, managers, and/or the spouses and second-degree relatives and other related parties of such directors, supervisors, managers shall not serve as a director of SPIL.

(3)	ASE and SPIL will maintain their competition and respective independence without poaching SPIL’s employees.

(4)	ASE shall not purchase or acquire SPIL’s shares or increase its shares held in SPIL in any manner violating the laws or regulations of relevant countries or regions; for the shares legally increased by ASE in SPIL from the Execution Date to the Share Exchange Record Date, ASE may dispose of them freely for financial purposes, provided that the shares subject to disposal shall be in aggregate less than 10% of the total issued and outstanding SPIL shares; ASE may transfer shares held in SPIL to designated persons who shall not in the integrated circuit packaging industry; if ASE transfers shares held in SPIL in the amount that is in aggregate more than 10% of the total issued and outstanding SPIL shares, ASE shall have firstly obtained SPIL’s consent or transfer the shares to SPIL’s designated persons.

8.1.2	Provided it is permissible by laws and regulations, ASE and HoldCo shall use its commercially reasonable efforts to assist in obtaining all approvals relating to the Transaction from competent authorities.

8.1.3	ASE and HoldCo shall comply with the Taiwan Fair Trade Act and all relevant laws to the extent they are applicable to the Transaction.

8.1.4	In its SEC Filings (as defined in Appendix 2 hereto), it will recommend ASE’s shareholders to vote in favor of this Agreement and the Share Exchange.

8.1.5	If an Antitrust Law Enforcement Authority of Relevant Country or Region puts forward or proposes during its review of the Transaction to impose any addition conditions and/or burdens on ASE, SPIL and/or HoldCo in its clearance/approval of the Transaction, ASE shall, without breaching the principles of SPIL’s independent operations set forth hereunder, act in good faith and goodwill.to jointly decide with SPIL on whether or not to accept such conditions and/or burdens, or consult with such Antitrust Law Enforcement Authority of Relevant Country or Region on such conditions and/or burdens.

8.1.6	ASE and HoldCo shall nominate and elect HoldCo’s directors and supervisors (future independent directors) pursuant to Article 9 hereof.

8.2	SPIL covenants to ASE that, from the Execution Date until the Share Exchange Record Date:

8.2.1	To the extent permissible under laws and regulations, SPIL shall use its reasonable efforts to assist in obtaining all approvals relating to the Transaction from competent authorities.

8.2.2	Based on the consensus and premises that the laws and regulations will not be violated and ASE and HoldCo will maintain SPIL’s independent operations pursuant to this Agreement, SPIL shall use its commercially reasonable efforts, to the extent that the law and regulations of relevant countries or regions are not violated, to provide assistance and support to ASE in filing explanations, information and/or notifications to competent authorities (including, but not limited to, filing on a several or joint basis of the relevant documentation to the Taiwan Fair Trade Commission or the Ministry of Commerce of the People’s Republic of China, and filing of the relevant documentation on a several basis to the United States Federal Trade Commission), in order for HoldCo and both Parties to receive approval or consent from all relevant competent authorities required to complete the Share Exchange as soon as possible.

8.2.3	SPIL shall comply with the Taiwan Fair Trade Act and all relevant laws to the extent they are applicable to the Transaction.

8.2.4	After ASE issues to SPIL, in connection with the payment of entire amount of Cash Consideration hereunder, the financing plan and a highly confident letter in respect of the financing of the Transaction issued by banks conforming to the market practice , SPIL shall in its SEC Filings (as defined in Appendix 2) recommend to SPIL’s shareholders to vote in favor of approving this Agreement and the Share Exchange.

8.2.5	Without the prior written consent of ASE, SPIL shall not nor procure SPIL Subsidiaries to:

(1)	Issue any equity-linked securities (except for any share(s) newly issued as a result of the exercise of conversion rights by holders of SPIL Foreign Convertible Bonds).

(2)	Except for the repurchase of shares from the shareholders exercising appraisal rights in connection with this Transaction in accordance with laws and regulations and Article 13 hereof or redemption of SPIL Foreign Convertible Bonds as contractually agreed, directly or indirectly repurchase, individually or through any third party, its issued and outstanding shares or equity-linked securities, decrease capital, resolve for dissolution, or file for restructuring, settlement or bankruptcy.

(3)	Except subject to affirmative court judgments, arbitration awards or approvals, orders, administrative decisions or approved conditions/burdens or other requirements imposed by competent authorities (including, but not limited to, the Taiwan Stock Exchange, the Taiwan Fair Trade Commission, the United States Federal Trade Commission, the SEC, and the Antitrust Law Enforcement Authorities of Relevant Countries and Regions), none of SPIL or any of its directors, managers, employees, agents or representatives may offer, agree, enter into or sign with any third party any contract, agreement or other arrangements in respect of any following matter: (a) any transaction that may involve a spin-off, a purchase or a sale of shares of non-financial investment nature, or any other transaction of similar nature; (b) a lease of all businesses or an entrustment, a joint operation, or an assumption of the entire business or assets from others (except for an assumption of the entire business or assets from others in an aggregated transaction amount less than NT$500,000,000); or (c) any merger and acquisition without issuing HoldCo’s shares, any sale of all or material assets or businesses of 100% Subsidiaries, any disposal of interest in material assets or businesses of 100% Subsidiaries, or exclusive licensing of all or material patents or technologies of 100% Subsidiaries, provided, however, if SPIL receives a Superior Proposal from a third party the conditions of which, in the respective opinions of SPIL’s audit committee and board of directors, are more favorable than those of this Transaction, SPIL shall notify ASE in writing the entire content of such Superior Proposal, and from the fifth business day following the delivery of notice to ASE, negotiate with, propose to, inquire, deliberate with, contact, discuss, offer or consult with such third party. Both Parties agree that, if SPIL cannot complete the Share Exchange under this Agreement due to its acceptance of a Superior Proposal as set forth above, SPIL shall pay to ASE the amount of NT$17 billion as a termination fee for the Transaction.

8.2.6	If Antitrust Law Enforcement Authorities of Relevant Countries or Regions put forward or propose during their review of the Transaction to impose any conditions and/or burdens on ASE, SPIL and/or HoldCo in the clearance/approval of the Transaction, SPIL shall, without breaching the principles of SPIL’s independent operations set forth hereunder, act in good faith and goodwill to jointly decide with ASE on whether or not to accept such conditions and/or burdens, or consult with such Antitrust Law Enforcement Authority of Relevant Countries or Regions on such conditions and/or burdens.

8.3	Special Covenants Applicable Subsequent to the Share Exchange Record Date: ASE, HoldCo and SPIL shall accept, comply with and fulfill the conditions and burdens agreed by both Parties and imposed by Antitrust Law Enforcement Authorities of Relevant Countries.

9.	Directors of the HoldCo

9.1	HoldCo’s promoters’ meeting shall elect nine to thirteen seats of non-independent directors and three seats of supervisors (future independent directors).

9.2	Two seats of the non-independent directors of HoldCo shall include SPIL’s chairman and president, respectively (and their successors (if any)). Both Parties will jointly determine in writing, with the utmost good faith and sincerity, the nominee for one independent director of HoldCo’s board when HoldCo appoints independent directors.

10.	Guarantee of the Benefits and Rights of SPIL’s Employees

10.1	HoldCo shall retain all SPIL Employees as of the Share Exchange Record Date. SPIL Employees to be retained after the completion of the Share Exchange will continue to enjoy the existing employee benefits, working conditions and personnel regulations as of the Execution Date. SPIL Employees’ rights to employment shall be duly protected, save for where a SPIL Employee commits a material breach of laws or the personnel regulations of SPIL or SPIL Subsidiaries due to matters that are attributable to him/her and must be handled by SPIL in accordance with the relevant personnel regulation. HoldCo shall reserve a portion of its employee stock options for SPIL’s employees when HoldCo issues new employee stock options. SPIL’s board of directors may reasonably adjust SPIL’s employee compensation and benefits by reference to ASE’s employee compensation and benefits.

10.2	HoldCo shall set forth the methods to issue its employee stock options and the portion to be reserved for SPIL Employees based on the number of employees and employee’s contribution, performance results and profitability of HoldCo’s future subsidiaries; and SPIL will determine, in accordance with its personnel regulations, the proportion of such HoldCo’s employee stock options to be distributed to SPIL’s management and its other employees.

10.3	ASE and HoldCo agree that SPIL’s management team may, based on its own discretion and within three months after the completion of the Share Exchange, implement reasonable and appropriate one-off plans to: (1) retain certain management team members of SPIL and/or (2) handle resignation requests from SPIL Employees who choose to terminate employment after the Share Exchange Record Date, provided that the SPIL management team does not violate its duty of loyalty or duty of care.

10.4	HoldCo and both Parties agree to waive the legal liability of each Party’s staff (including, but not limited to, directors, managers and employees) in connection with the Transaction that may be incurred prior to the Share Exchange Date, and each Party agrees to mutually exempt, forego, waive all of its recourses in law against the other Party’s staff as set forth above in connection with the Transaction that may be incurred prior to the Share Exchange Record Date. HoldCo and both Parties agree to waive the liability of any intermediary, its owner or employee arising from its engagement in the Transaction or provision of advisory and other services to the Parties; provided, however, this Article does not extend to the criminal liability, or legal liability arising from willful misconduct or gross negligence, of any of legal or natural persons as set forth above.

11.	Independent Operation of SPIL

11.1	Before the completion of the Share Exchange, ASE and SPIL are companies independent from each other, operate independently and, through healthy competition, improve their individual operating efficiencies and economies of scale as well as research innovation achievements, thereby providing customers with more complete services and alleviate concerns of order transfers from customers due to concentration risk. As a result of such independent operation model, the competition restriction concerns or disadvantages to overall economic interests arising from the publicity and consummation of the Transaction can be avoided. Therefore, on the basis that SPIL’s independent operation and concurrence of competition and cooperation between both Parties shall be maintained, both Parties agree to file explanations on the arrangement of the Transaction to relevant Antitrust Law Enforcement Authorities of Relevant Countries or Regions, to enable them to approve the Transaction.

11.2	After the Share Exchange is completed, HoldCo will become a parent company holding one hundred percent SPIL shares and continue to maintain the independent operation of, and concurrence of competition and cooperation between, both Parties, and SPIL shall retain its legal entity name; provided that the relevant laws and regulations are not violated, and no duty of care or duty of royalty of SPIL’s directors to SPIL is breached, and without violating the interest of HoldCo, HoldCo agrees:

(1)	All of SPIL’s operations shall be resolved by SPIL’s board of directors. SPIL’s board of directors shall have independent decision power on SPIL’s organizational documents, personnel, payroll or welfare systems, financial budgets, audit, technology research and development, operations and marketing and other matters so as to maintain SPIL’s independent operation;

(2)	any matter regarding SPIL’s rights and obligations shall be completed by SPIL’s board of directors or under its authorization, and the operation of SPIL’s businesses shall also be conducted by SPIL’s board of directors or under its directions;

(3)	Based on the principle of reciprocity, HoldCo will, as long as allowed by its capability, provide guarantees, fundings or supports sufficient to cause other financing parties to provide fundings (including, but not limited to, repayment guarantee documentation acceptable to other financing parties) whenever SPIL has funding needs (including, but not limited to, the needs for capital expenditure and working capital in its annual budget/annual plans) in order to meet the financing needs of SPIL; and

(4)	HoldCo shall agree that SPIL retain the management team and employees of SPIL and maintain their current organizational structure, compensation and relevant benefits as of the Execution Date. During the existence of SPIL as a subsidiary of HoldCo, SPIL’s board of directors shall have full autonomy in deciding and nominating future candidates for directors and supervisors of SPIL (and HoldCo shall appoint such candidates thereupon) (who shall not be replaced or otherwise removed without consent of SPIL’s board of directors), and maintain the current compensation and relevant benefits of SPIL’s directors as of the Execution Date. In addition, HoldCo may in no way dispose of its shares in SPIL without SPIL’s consent (including, but not limited to, sale, pledge, or otherwise encumbrance), and SPIL’s board of directors may continue to operate independently and determine the organizational structure, compensation and relevant benefits of SPIL, in order to facilitate the maintenance of SPIL’s current and future independent business and operation model after the completion of the Share Exchange.

For the avoidance of doubt, upon resolution of each Party’s board of directors and general shareholders’ meeting (including HoldCo’s promoters’ meeting) approving this Agreement, the provisions of this Agreement regarding SPIL’s independent operation are deemed to comply with the laws and regulations set forth in Article 11.2 hereof without violating the interest of HoldCo.

11.3	Based on the principle of reciprocity, SPIL will, as long as allowed by its capability, provide guarantees, fundings or supports sufficient to cause other financing parties to provide fundings (including, but not limited to, repayment guarantee documentation acceptable to other financing parties) whenever HoldCo has the funding needs (including, but not limited to, the needs for capital expenditure and working capital in the annual budget/annual plan) in order to meet the financing needs of HoldCo.

11.4	The major organizational structure of HoldCo and major subsidiaries operated by HoldCo after completion of the Share Exchange is shown in Appendix 4 hereto.

11.5	After the completion of the Share Exchange, none of 100% Subsidiaries (including, but not limited to, ASE and SPIL) or any of their directors, managers or agents may, before discussion and consensus reached with HoldCo, offer, agree to, reach or enter into any agreement with any third party that is not a Party regarding an Alternate Transaction. Upon instruction, if any, of a competent authority regarding restrictions on 100% Subsidiaries entering into Alternate Transactions, Article 11.5 hereof shall be subject to adjustment as per such instruction.

11.6	HoldCo and its subsidiaries (other than SPIL) shall not provide to ASE with customers and competition information obtained from SPIL, including, but not limited to, production and sales costs, product price/quantity, suppliers and other information, unless otherwise agreed by SPIL and in compliance with Antitrust Law.

11.7	Except as set forth herein, in managing SPIL or handling SPIL matters, SPIL directors and/or managers shall not violate their duty of loyalty or duty of care to SPIL, and shall protect SPIL without violating the interest of HoldCo.

11.8	Where SPIL exercises its rights under Article 14.2, Article 14.3, Article 17.4 or other relevant provisions herein, it has the rights to initiate arbitration against HoldCo or its subsidiaries (other than SPIL) for dispute settlement.

12.	Principles in Dealing with Treasury Shares and Equity-Linked Securities

12.1	ASE has repurchased treasury shares before the Share Exchange Record Date for the purpose of Share Exchange in cooperation with ASE’s issuance of US$200,000,000 unsecured foreign convertible bonds on July 2, 2015. However, the shares that have not been converted will continue to be owned by ASE and will be converted to the shares of HoldCo as of the Share Exchange Record Date in accordance with the Exchange Ratio for processing afterwards under the original purpose for repurchase of treasury shares or in accordance with relevant laws and regulations. The terms and conditions for conversion shall remain the same as original terms and conditions, except that the conversion price of the unsecured foreign convertible bonds shall be adjusted in accordance with Exchange Ratio.

12.2	For the outstanding balance of US$400,000,000 unsecured foreign convertible bonds issued by ASE on September 5, 2013, except where the bonds have been redeemed or repurchased and cancelled or converted by the holders by exercising their conversion rights before Share Exchange Record Date, the holders of such unsecured foreign convertible bonds may, after ASE obtains approval from all relevant competent authorities and after Share Exchange Record Date, convert such outstanding balance into newly issued HoldCo common shares. The conversion shall be subject to applicable laws and the indenture of such unsecured foreign convertible bonds and the Exchange Ratio. The conversion of the unsecured foreign convertible bonds into HoldCo common shares does not require separate approval from ASE’s board meeting or shareholders’ meeting or HoldCo’s shareholders’ meeting.

12.3	For the stock options issued by ASE upon the approval from relevant competent authorities before the execution of this Agreement, HoldCo will assume ASE’s obligations under the stock options as of the Share Exchange Record Date. Except that the exercise price and amount shall be adjusted in accordance with Exchange Ratio herein and that the shares subject to exercise shall be converted into HoldCo’s newly issued common shares, all other terms and conditions for issuance will remain the same. The final execution arrangements shall be made by HoldCo in compliance with relevant laws and regulations and subject to the approval of relevant competent authorities.

12.4	ASE shall cause HoldCo to warrant, and warrants severally and jointly with HoldCo, to SPIL that, if any SPIL Foreign Convertible Bonds have not been redeemed or repurchased and cancelled or converted by the bond holders thereof by exercising their conversion rights as of the Share Exchange Record Date, HoldCo will pay the Cash Consideration (subject to adjustments in accordance with laws, regulations and/or applicable requirements under Article 4 hereof) to the bond holders thereof exercising their conversion rights after the Share Exchange Record Date. In addition, HoldCo and SPIL shall separately agree to execute a supplemental indenture with the trustee of SPIL Foreign Convertible Bonds whereby HoldCo and SPIL will become co-obligors in respect of the redemption of SPIL Foreign Convertible Bonds and HoldCo agrees to pay the Cash Consideration (subject to adjustment in accordance with laws, regulations and/or applicable requirements under Article 4 hereof) to the bond holders thereof exercising their conversion rights.

13.	Appraisal Rights

13.1	If a shareholder of either Party exercises its appraisal rights in relation to the Share Exchange under laws, such Party shall repurchase the shares of such dissenting shareholder in accordance with the procedures under the laws or regulations. Shares repurchased pursuant to this Article shall be dealt with under relevant laws and regulations.

14.	Events of Default

14.1	If a Party fails to perform or breaches any of its obligations, undertakings or representations and warranties under this Agreement (a default by either HoldCo or ASE hereunder shall be deemed to be a joint default by HoldCo and ASE to which HoldCo and ASE shall be jointly and severally liable), and if such failure or breach is by its nature remediable, and the non-defaulting Party requests the defaulting Party in writing to remedy such failure or breach within 15 days, the failure to remedy in such period of time after receiving such notice shall constitute an event of default under this Agreement, provided, however, except as otherwise specifically provided in Article 14.3 hereof, any of the representations and warranties made by either Party prior to the Share Exchange Record Date, even though there was failure to perform or breach of any of those representations and warranties, shall be regarded as invalidated as of the Share Exchange Record Date.

14.2	If an event of default occurs and such event of default leads to the failure to consummate the Transaction on or before the Long Stop Date, the non-defaulting Party is entitled to terminate or cancel this Agreement and claim from the defaulting Party necessary expenses incurred in entering into this Agreement and the performance of the Transaction hereunder. The foregoing shall be in addition to, not in lieu of, the rights, remedies and damages available under laws; provided that if the non-defaulting Party’s contributory negligence has contributed to the occurrence of such event of default, relevant costs shall be adjusted based on the proportion of contributory negligence, which may be determined by an expert appraiser appointed by both Parties without arbitration; the foregoing is also applicable, mutatis mutandis, to the offset between losses and gains, if any, of non-defaulting Party from such event of default.

14.3	If a material event of default (“material event of default” refers to an event of breach under Article 8.1.1, Article 8.1.3, Article 8.1.5, Article 8.1.6, Article 8.2.2, Article 8.2.6, Article 8.3, Article 9, Article 10, Article 11, or the occurrence of a circumstance under Article 14.2) occurs, the non-defaulting Party shall not only be entitled to claim rights pursuant to the relevant provisions herein, but also entitled to claim liquidated damages of NT$8.5 billion from the defaulting Party. In case of a contributory negligence as set forth in the second sentence of Article 14.2, the liquidated damages shall be adjusted accordingly.

15.	Termination of this Agreement

15.1	Prior to the Share Exchange Record Date, unless agreed by ASE and SPIL in writing, a Party can terminate this Agreement by written notice to the other Party in any of the following situations:

15.1.1	Laws, judgments or orders of courts or orders or administrative decisions are issued by relevant competent authorities restricting or prohibiting this Transaction, provided that such restriction or prohibition has been confirmed and cannot be remedied with the adjustment of the content of this Agreement, either Party may terminate this Agreement by a written notice to the other Party.

15.1.2	This Agreement and the Transaction are not approved by either Party’s shareholders at the applicable shareholder meeting convened for such purpose.

15.2	Prior to the Share Exchange Record Date, ASE or SPIL may terminate this Agreement as follows:

15.2.1	If SPIL fails to perform or breaches any of its obligations, undertakings or representations and warranties under this Agreement (1) which leads to the failure to satisfy the conditions set forth in Article 6.2, and (2) such breach is by its nature remediable and cannot be or is not remedied by SPIL within 30 business days after receiving from ASE a written notice on such breach or failure to perform, and (3) which is not waived in writing by ASE, ASE may terminate this Agreement in writing.

15.2.2	If ASE fails to perform or breaches any of its obligations, undertakings or representations and warranties under this Agreement (1) which leads to the failure to satisfy the conditions set forth in Article 6.3, and (2) such breach is by its nature remediable and cannot be or is not remedied by ASE within 30 business days after receiving from SPIL a written notice on such breach or failure to perform, and (3) which is not waived in writing by SPIL, SPIL may terminate this Agreement in writing.

15.3	If the Transaction is not consummated on or before the Long Stop Date, this Agreement shall be terminated automatically at 0:00am on the day immediately following the Long Stop Date.

15.4	After this Agreement is terminated or ceases to exist for any reason, except as otherwise provided by laws and regulations, either Party is entitled to request the other Party to return, within 7 business days after the termination of this Agreement, the documents, data, records, items, plans, trade secrets and any other tangible information that the other Party obtains pursuant to this Agreement. The Parties may retain the copies of such documents and information to the extent necessary to comply with relevant laws and regulations.

15.5	Unless terminated under Article 15.2.1, after this Agreement is terminated or ceases to exist for any reason, Article 8.1.1 and Article 8.2.5(3) hereof shall continue and remain the same effect within 6 months after the termination of this Agreement or its cessation to exist for any reason. ASE shall maintain its position as a financial investor without intervening SPIL’s independent operation within this six-month period. The Parties shall enter into future cooperation plans by good faith negotiations within this six-month period.

16.	Taxation and Expenses

16.1	Unless as otherwise agreed in this Agreement, any taxes and expenses incurred in relation to the negotiation, execution or performance of this Agreement (including, but not limited to, legal fees, accounting fees and other consultant fees and any taxes or other relevant fees that shall be paid by HoldCo, either Party or its shareholders in accordance with applicable law) shall be borne by HoldCo, ASE, SPIL and/or their shareholders, respectively.

17.	Other Agreements

17.1	After the Transaction has been approved by the boards of directors of ASE and SPIL, and relevant information has been made public, in case that ASE and SPIL agree to enter into statutory share exchange with a party other than the Parties, which will result in additional parties participating in the Transaction, the previously completed procedures or legal actions in connection with the Transaction shall be re-conducted by all then-participating parties.

17.2	The interpretations, effectiveness and performance of this Agreement shall be governed by ROC law. Any matter not covered herein shall be addressed in accordance with the relevant laws and regulations.

17.3	If any provision of this Agreement violates relevant laws and regulations and thereby becomes invalid, the part which is in violation of such laws and regulations shall be invalid while other provisions of this Agreement shall remain valid. If an amendment to any provision of this Agreement is required according to an approval of competent authorities, due to change of law or regulation or as required by a fact, such amendment shall be made jointly upon approval of competent authorities and resolutions of the boards of directors of HoldCo and/or both Parties, and consent of each Party’s general shareholders’ meeting shall not be required.

17.4	Disputes arising from this Agreement between ASE (and/or HoldCo) and SPIL shall be resolved by friendly negotiation as a first instance. In case that no agreement can be reached within 30 days after either Party requests in writing for negotiation, ASE (and/or HoldCo) and SPIL shall submit relevant disputes to the Chinese Arbitration Association in Taipei for arbitration in accordance with the Arbitration Law of the ROC. There shall be 3 arbitrators, one of whom shall be appointed by each of ASE (and/or HoldCo) and SPIL, and the presiding arbitrator shall be elected by the said 2 arbitrators. The arbitration shall be conducted in Chinese.

17.5	Except otherwise specifically agreed by both Parties in writing, ASE and SPIL agree that any oral or written discussions, agreements, contracts or undertakings entered into in relation to the Transaction (i.e. the Share Exchange) before this Agreement was executed shall be replaced by this Agreement and thereby be rendered invalid. In the event of any inconsistency in interpretation of meaning between the prior express agreement in writing and this Agreement, this Agreement shall prevail.

17.6	Amendments or alterations of this Agreement shall be made upon mutual written consent of both ASE (and HoldCo, if it has been established) and SPIL.

17.7	Either Party shall not transfer all or part of the rights under this Agreement to any third party or have any third party to assume all or part of the obligations under this Agreement without prior written consent of the other Party. As of the Execution Date, HoldCo has not yet been established; however, except to the extent applicable under law, as from the date that HoldCo’s promoters meeting passes a resolution approving this Agreement, this Agreement will become effective upon HoldCo pending future establishment. ASE and HoldCo shall be jointly and severally liable to SPIL for all of HoldCo’s obligations and duties to SPIL as agreed herein.

17.8	Before the Share Exchange Record Date, if either Party or HoldCo fails or delays its performance of the obligations under this Agreement due to a Force Majeure Event, it shall not be liable to the other Party. Upon occurrence of a Force Majeure Event, either Party shall notify the other Party within 5 days after it becomes aware of such events. Notwithstanding the foregoing, neither Party shall be exempted from continuing to perform its obligation under this Agreement as soon as possible when the Force Majeure Event shall have thereafter ceased.

17.9	Unless otherwise disclosed under relevant laws or regulations, this Agreement, orders or requirements of courts, competent authorities or stock exchanges or as necessary for the exercise, preservation or performance of the relevant rights and obligations by the Parties under this Agreement, the Parties and HoldCo agree to strictly keep the documents, data, records, items, plans, trade secrets, and other tangible and intangible information, which are of confidential nature and communicated or obtained from the other Party prior to the Share Exchange Record Date for the purposes of this Transaction, as confidential. The confidential obligations under this Article 17.9 shall survive the subsequent rescission, cancellation, termination or non-existence, for any reason, of this Agreement, except for any such information (1) which is generally known to the public due to reasons other than violation of this Agreement; (2) whose disclosure is required in order to avoid a violation of relevant laws and regulations; or (3) has been obtained by a Party from a third party who is legally entitled to obtain and disclose such information at the time when it obtains such document or information from the other Party.

17.10	Any notification in relation to this Agreement shall be delivered to the following address by registered letter or delivery in person. The notification shall become effective upon delivered to the following address. In case that the notification cannot be delivered, it shall be regarded as having been delivered when it is mailed at the first time.

Advanced Semiconductor Engineering, Inc.
Attention: Jason C.S. Chang, Chairman
Address: Room 1901, Floor 19, No. 333, Section 1, Keelung Road, Xinyi District, Taipei, Taiwan

Siliconware Precision Industries Co., Ltd.
Attention: Bough Lin, Chairman
Address: No. 123, Sec. 3, Da Fong Rd., Tantzu, Taichung , Taiwan

17.11	All of the appendices hereto constitute an integral part of this Agreement with the same effect.

17.12	This Agreement shall become effective after it is signed and delivered by both ASE and SPIL.

17.13	This Agreement is made in duplicate originals, one to be retained by each Party.

[Remainder of This Page Intentionally Left Blank, Signature Page Follows]

Parties

Advanced Semiconductor Engineering, Inc.	Siliconware Precision Industries Co., Ltd.

Representative: Jason C.S. Chang	Representative: Bough Lin

Appendix 1

ASE Industrial Holding Co., Ltd.

Articles of Incorporation

Chapter One: General Principals

Article 1.	The Company is called 日月光投資控股股份有限公司, and is registered as a company limited by shares according to the ROC Company Act. The English name of the Company is ASE Industrial Holdings Co., Ltd.
Article 2.	The Company is engaged in the following businesses: H201010 General Investment Business
Article 3.	The investment made by the Company in other companies as a limited liability shareholder thereof is not subject to the limitation that such investment shall not exceed a certain percentage of the paid-in capital as set forth in the ROC Company Act.
Article 4.	The Company may provide external guaranty.
Article 5.	The Company’s headquarter is located in the Nantze Export Processing Zone, Kaohsiung, Taiwan, R.O.C. and may set up domestic or foreign branches, offices or business establishments as resolved by the Board of Directors, if necessary.
Chapter Two: Shares
Article 6.	The Company’s total capital is NT$50 billion divided into 5 billion shares with a par value of NT$10 per share. Stock options worth of NT$4 billion are set aside for employee subscription. The Board of Directors is authorized to issue the unissued shares in installments if deemed necessary for business purposes.
Article 7.	The share certificates shall be in registered form and have the signatures or seals of at least three directors of the Company and shall be legally authenticated before issuance. In accordance with the provisions set forth in Article 162-2 of the ROC Company Act, the Company may choose to not provide share certificates in print form.
Article 8.	No registration of share transfer shall be made within sixty days before each ordinary general shareholders’ meeting, or within thirty days before each extraordinary general shareholders’ meeting or five days before the record date for dividends, bonuses or other distributions as determined by the Company.

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Article 9.	The rules governing stock affairs of the Company shall be made pursuant to the laws and the regulations of the relevant authorities.
Chapter Three: General Shareholders’ Meeting
Article 10.	General shareholders’ meetings include ordinary meetings and extraordinary meetings. Ordinary meetings shall be convened according to law by the Board of Directors once annually according to the law within 6 months after the end of each fiscal year. Extraordinary meetings will be held according to the law whenever necessary.
Article 11.	General shareholders’ meetings shall be convened by written notice stating the date, place and purpose dispatched to each shareholder at least 30 days, in the case of ordinary meetings, and 15 days, in the case of extraordinary meetings, prior to the date set for such meeting.
Article 12.	Unless otherwise required by the ROC Company Act, shareholders’ resolutions shall be adopted by at least half of the votes of the shareholders present at a general shareholders’ meeting who hold at least half of all issued and outstanding shares of the Company.
Article 13.	Each shareholder of the Company shall have one vote per share, unless otherwise provided by Article 179 of the ROC Company Act.
Article 14.	Any shareholder, who for any reason is unable to attend general shareholders’ meetings, may execute a proxy printed by the Company, in which the authorized matters shall be expressly stated, to authorize a proxy to attend the meeting for him/her. Such proxy shall be submitted to the Company at least 5 days prior to the general shareholders’ meeting.
Article 15.	The general shareholders’ meeting shall be convened by the Board of Directors unless otherwise stipulated in the ROC Company Act, and the person presiding over the meeting will be the Chairman of the Board of Directors (the “Chairman”). If the Chairman is on leave or for any reason cannot discharge his duty, Paragraph 3 of Article 208 of the ROC Company Act should apply. If the general shareholders’ meeting is convened by a person entitled to do so other than a member of the Board of Directors, that person shall act as the person presiding over the meeting . If two or more persons are entitled to call the general shareholders’ meeting, those persons shall elect one to act as the person presiding over the meeting.
Chapter Four: Director and Supervisor
Article 16.	The Company shall have nine to thirteen directors and also three supervisors to be elected by the general shareholders’ meeting from

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candidates with legal capacity. Each director or supervisor shall hold office for a term of three years, and may continue to serve in the office if re-elected.
The election of the directors and supervisors of the Company shall be conducted pursuant to Article 198 of the ROC Company Act and relevant regulations.
Article 16-1.	Since the second Board of Directors term, the Company shall have thirteen directors, of which there shall be three independent directors and ten non-independent directors, to be elected by the general shareholders’ meeting from candidates with legal capacity. Each director shall hold office for a term of three years, and may continue to serve in the office if re-elected.
The election of the directors and supervisors of the Company shall be conducted pursuant to Article 198 of the ROC Company Act and relevant regulations.
When handling the aforementioned election of directors, the election of independent directors and non-independent directors should be held together, provided, however, that the number of independent directors and non-independent directors elected shall be calculated separately; those that receive votes representing more voting rights will be elected as independent directors or non-independent directors.
Upon the expiry of the term of office of the first supervisors of the Company elected, the provisions regarding supervisors under these Articles of Incorporation of the Company shall cease to apply. The Company shall then establish an audit committee in lieu of supervisors in accordance with Article 14-4 of the ROC Securities and Exchange Act to exercise the powers and duties of supervisors stipulated in the ROC Company Act, the ROC Securities and Exchange Act, and other applicable laws and regulations. The audit committee shall comprise solely of the independent directors. The responsibilities, powers and other related matters of the audit committee shall be separately stipulated in rules adopted by the Board of Directors in accordance with applicable laws and regulations.
The election of the Company’s independent directors uses the candidate nomination system. Shareholders who hold 1% or more of the Company’s issued shares and the Board of Directors may nominate a list of candidates for independent directors. After the Board of Directors examines and confirms the qualifications of the candidate(s) for serving as an independent director, the name(s) is/are sent to the general shareholders’ meeting for election. If the general shareholders’ meeting is convened by a person entitled to do so other

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than a member of the Board of Directors, after such person examines and confirms the qualifications of the candidate(s) for serving as an independent director, the name(s) is/are sent to the general shareholders’ meeting for election. All matters regarding the acceptance method and announcement of the nomination of candidates for independent directors will be handled according to the ROC Company Act, the ROC Securities and Exchange Act, and other relevant laws and regulations.
Article 16-2.	The remuneration of the Company’s independent directors is set at NT$3 million per person annually. For those that do not serve a full year, the remuneration will be calculated in proportion to the number of days of the term that were actually served. The additional remuneration of the Company’s independent directors who are also the members of the Company’s Compensation Committee is set at NT$ 360,000 per person annually. For those that do not serve a full year, the additional remuneration will be calculated in proportion to the number of days of the term that were actually served.
Article 17.	The Board of Directors is constituted by directors. Their powers and duties are as follows:
(1). Preparing business plans;
(2). Preparing surplus distribution or loss make-up proposals;
(3). Preparing proposals to increase or decrease capital;
(4). Reviewing material internal rules and contracts;
(5). Hiring and discharging the general manager;
(6). Establishing and dissolving branch offices;
(7). Reviewing budgets and audited financial statements; and
(8). Other duties and powers granted by or in accordance with the ROC Company Act or shareholders’ resolutions.
Article 18.	The Board of Directors is constituted by directors, and the Chairman and Vice Chairman are elected by more than half of the directors at a board meeting at which two-thirds or more of the directors are present. If the Chairman is on leave or for any reason cannot discharge his duties, his/her acting proxy shall be elected in accordance with Article 208 of the ROC Company Act.

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Article 19.	Board of Directors meetings shall be convened according to the law by the Chairman according to the law, unless otherwise stipulated by the ROC Company Act. Board of Directors meetings can be held at the place that the Company is headquartered, or at any place that is convenient for the directors to attend and appropriate for the meeting to be convened, or via video conference.
Article 19-1.	Directors and supervisors shall be notified of Board of Director meetings no later than seven days prior to the meetings. However, in case of any emergency, a Board of Directors meeting may be convened at any time.
Notifications of Board of Directors meetings may be in writing or via email or fax.
Article 20.	A director may execute a proxy to appoint another director to attend the Board of Directors meeting and to exercise his/her voting right, but a director can accept only one proxy.
Chapter Five: Manager
Article 21.	This company has one general manager. The appointment, discharge and salary of the general manager shall be managed in accordance with Article 29 of ROC Company Act.
Chapter Six: Accounting
Article 22.	The fiscal year of the Company starts from January 1 and ends on December 31 every year. At the end of each fiscal year, the Board of Directors shall prepare financial and accounting books in accordance with the ROC Company Act and submit them according to law to the ordinary general shareholders’ meeting for approval.
Article 23.	If the Company is profitable, 0.1% (inclusive) to 1% (inclusive) of the profits shall be allocated as compensation to employees and 0.75% (inclusive) or less of the profits should be allocated as compensation to directors. While the Company has accumulated losses, the profit shall be set aside to compensate losses before distribution.
The compensation being distributed to employees in the form of stock or cash shall be approved by more than half of the directors at a board meeting at which two-thirds or more of the directors are present and report to the general shareholders’ meeting.
“Employees” referred to in paragraph 1 above includes employees of subsidiaries who meet certain qualifications. Such qualifications are to be determined by the Board of Directors.

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Article 24.	The annual net income (“Income”) shall be distributed in the order of Article 24.
sequences below:
(1) Making up for losses, if any.
(2) 10% being set aside as legal reserve.
(3) Allocation or reversal of a special surplus reserve in accordance with laws or regulations set forth by the authorities concerned.
(4) Addition or deduction of the portion of retained earnings that are equity investment gains or losses that have been realized and measured at fair value through other overall gains or losses.
The remainder plus the undistributed earnings shall be distributed in accordance with the proposal submitted by the Board of Directors and adopted by the general shareholders’ meeting.
Chapter Seven: Appendix
Article 26.	The bylaws and rules of procedure of the Company shall be stipulated separately.
Article 27.	Any matter not covered by these Articles of Incorporation shall be subject to the ROC Company Act.
Article 28.	These Articles of Incorporation were made on [ ], 2016 as approved by all the promoters.

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Appendix 2

1.	Proxy Statements. After the date for general shareholders’ meetings of both Parties has been jointly agreed upon by both Parties in good faith and goodwill in accordance with Article 5.1 of this Agreement, ASE and SPIL shall each prepare a proxy statement relating to their respective authorization and approval of this Agreement and the Transaction by their respective general shareholders’ meeting, including their respective notice convening an extraordinary shareholders’ meeting (each, the “ASE Proxy Statement” (in case of ASE) and the “SPIL Proxy Statement” (in case of SPIL), and collectively, the “Proxy Statements”).

2.	Registration Statement. ASE shall prepare the relevant documents, and file with SEC a registration statement on Form F-4 with respect to the HoldCo common shares (the “Registration Statement”) and shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 as promptly as practicable after the Execution Date and to maintain the Registration Statement effective for so long as is necessary to consummate the Transaction.

3.	Schedule 13E-3. Concurrently with the preparation and filing of the Registration Statement and the preparation of the Proxy Statements, SPIL and ASE shall each prepare and file with SEC a Rule 13E-3 Transaction Statement under Section 13(e) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to the Transaction. ASE and SPIL shall cooperate and communicate with each other in preparation of the their respective “Schedules 13E-3” filing (each a “Schedule 13E-3”, and collectively, the “Schedule 13E-3 Filings”), including, without limitation, furnishing to each other the information required by the Exchange Act to be set forth in a Schedule 13E-3 (the Schedules 13E-3 and the Registration Statement collectively, the “SEC Filings”).

4.	SEC Comments. ASE and SPIL shall respond as promptly as practicable and reasonable to any comments made by the SEC with respect to the SEC Filings and will provide each other with copies of all correspondence with respect to the SEC Filings as promptly as practicable and reasonable. Both SPIL and ASE agree to not to file or mail any SEC Filings, including any amendment or supplement thereto or any response to SEC’s comments, unless each Party has had a reasonable opportunity to review and comment on such SEC Filings and such comments have been reasonably incorporated into such SEC Filings. After the SEC confirms that it has no further comments to the SEC Filings, ASE and SPIL shall mail as promptly as practicable and reasonable the applicable SEC Filings and Proxy Statements, if necessary, to their respective ADR shareholders and thereafter promptly circulate amended, supplemental or supplemented proxy material.

5.	Information Supplied. SPIL and ASE shall each promptly furnish all information as may be reasonably requested in connection with the preparation, filing and

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mailing of SEC Filings or the Proxy Statements or any other documents filed or to be filed with SEC in connection with the Transaction.

6.	ASE’s and SPIL’s Extraordinary General Shareholders’ Meetings. From the working day immediately following the date on which SEC confirms that it has no further comments on the SEC Filings, (i) ASE shall (x) cause its board of directors pass a resolution to call an extraordinary general shareholders’ meeting (the “ASE Extraordinary Shareholders’ Meeting”) and set a record date and a date of meeting (the date of meeting must be in accordance with Article 5.1 thereof and within 70 calendar days after the next day after SEC confirms that it has no further comments on the SEC Filings) as promptly as practicable after the date on which the ASE Proxy Statement is mailed to the ASE shareholders for the purpose of obtaining shareholder approval of the Transaction, and circulate, in accordance with law, the notice and procedure manual of ASE Extraordinary Shareholders’ Meeting after ASE Proxy Statement is mailed to ASE’s shareholders and (y) mail or cause to be mailed notice of the ASE Extraordinary Shareholders’ Meeting and form of proxy accompanying the ASE Proxy Statement that will be provided to the ASE shareholders in connection with the solicitation of proxies for use at the ASE Extraordinary Shareholders’ Meeting and (ii) SPIL shall (x) cause its board of directors pass a resolution to call an extraordinary general shareholders’ meeting (the “SPIL Extraordinary Shareholders’ Meeting”) and set a record date and a date of meeting (the date of meeting must be in accordance with Article 5.1 thereof and within 70 calendar days after the next day when SEC confirms after it has no further comments on the SEC Filings) as promptly as practicable after the date on which the SPIL Proxy Statement is mailed to the SPIL’s shareholders for the purpose of obtaining shareholder approval of the Transaction, and circulate, in accordance with law, the notice and procedure manual of SPIL Extraordinary Shareholders’ Meeting after SPIL Proxy Statement is mailed to SPIL’s shareholders and (y) mail or cause to be mailed notice of the SPIL Extraordinary Shareholders’ Meeting and form of proxy accompanying the SPIL Proxy Statement that will be provided to the SPIL shareholders in connection with the solicitation of proxies for use at the SPIL Extraordinary Shareholders’ Meeting. ASE Extraordinary Shareholders’ Meeting and SPIL Extraordinary Shareholders’ Meeting shall be held on the same date to approve this Agreement and the Transaction in a share exchange resolution based on the terms of this Agreement in accordance with the Republic of China Enterprise Mergers and Acquisitions Act.

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Appendix 3

SPIL Disclosure Letter

As of June 29, 2016, no events listed in Article 7.3 hereof causing any SPIL Material Adverse Effect Event which shall be disclosed occurred, provided that the Parties agree that SPIL may update this Appendix 3 to this Agreement (i.e. the SPIL Disclosure Letter), to disclose the necessary events that occur from the Execution Date until the Share Exchange Record Date.

Appendix 4

ASE Industrial Holding Co., Ltd.

Annex B-1

Independent Expert Opinion
on the Fairness of the Consideration for Joint Share Exchange in the Joint Share Exchange Memorandum of Understanding between Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd.

I.	Introduction

Both Advanced Semiconductor Engineering Inc. (“ASE”) and Siliconware Precision Industries Co., Ltd. (“SPIL”) are the world’s leading companies in semiconductor packaging and testing sector. ASE and SPIL intend to enter into the Joint Share Exchange Memorandum of Understanding (“MOU”) to newly establish an investment holding company (“HoldCo”) by joint share exchange whereby both ASE and SPIL will become wholly-owned subsidiaries of HoldCo, in order to pursue their operating scale and improve their overall operating performance while taking into account of the flexibility and efficiency of their individual independent operations (“Share Exchange”). The Share Exchange will result in the exchange of all of ASE common shares in consideration for newly issued common shares of HoldCo, at an exchange ratio of each ASE common share for 0.5 HoldCo common share. Furthermore, the Share Exchange will result in the exchange of each of SPIL’s issued and outstanding shares for NT$55 in cash payable by HoldCo. The fairness of the consideration for Share Exchange under MOU is described and evaluated as below.

II.	Financial Position

Financial position of ASE and SPIL for the last two years and the first quarter of 2016 are summarized as below:

(1)	ASE

	Year
Item	2014	2015	First quarter of 2016
	NT$(in thousands)
Total assets	333,984,767	365,287,557	356,490,231
Total liabilities	175,546,763	196,867,675	187,752,829
Total equity attributable to owners of parent	150,218,907	156,916,004	158,016,614
Share capital	78,715,179	79,185,660	79,279,129
Operating income	256,591,447	283,302,536	62,371,082
Net profit - attributable to owners	23,636,522	19,478,873	4,163,477

Sources: Audited financial statements of ASE for the years of 2014 and 2015 and reviewed financial statements for the first quarter of 2016.

(2)	SPIL

	Year
Item	2014	2015	First quarter of 2016
	NT$(in thousands)
Total assets	129,756,075	123,245,230	122,855,285
Total liabilities	57,649,456	52,644,588	50,446,781
Total equity attributable to owners of parent	72,106,619	70,600,642	72,408,504
Share capital	31,163,611	31,163,611	31,163,611
Operating income	83,071,441	82,839,922	19,299,310
Net profit - attributable to owners of parent	11,744,414	8,762,257	1,604,028

Sources: Audited financial statements of SPIL for the years of 2014 and 2015 and reviewed financial statements for the first quarter of 2016.

III.	Sources of Information

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(1)	Audited financial statements of ASE and SPIL for the years of 2014 and 2015 and reviewed financial statements for the first quarter of 2016.

(2)	Business overviews, financial statements and other important information for evaluation purposes regarding ASE, SPIL and their peers obtained from Market Observation Post System.

(3)	Information from website of the Taiwan Stock Exchange, website of the Taipei Exchange (GreTai Securities Market), Taiwan Economic Journal (TEJ) Database and Bloomberg’s complied comparison, analysis and historical stock price data of ASE, SPIL and their peers.

(4)	Information on the industry and peers of ASE and SPIL.

IV.	Consideration for Share Exchange and Fairness thereof

The consideration for Share Exchange will be at an exchange ratio of each ASE common share for 0.5 HoldCo common share and each of SPIL’s issued and outstanding shares for NT$55 in cash payable by HoldCo. After the completion of the Share Exchange, both ASE and SPIL will become wholly-owned subsidiaries of HoldCo. The fairness of consideration for Share Exchange in respect of each of ASE and SPIL is described and evaluated as below:

(A)	ASE

1.	ASE shareholders will contribute all the common shares held by them in ASE as of the share exchange record date in consideration of issue of their subscribed common shares required for the establishment of HoldCo. Following consummation of the Share Exchange, ASE will become a wholly-owned subsidiary of HoldCo, and previous ASE shareholders will become HoldCo shareholders. As such, similar to SPIL’s cash consideration of NT$55, ASE will become a wholly-owned subsidiary of HoldCo by exchange of the shares of one single company; theoretically, the rights of previous ASE shareholders will not be affected by the exact Share Exchange ratio.

2.	According to ASE’s reviewed consolidated financial statements as of March 31, 2016, its equity attributable to owners of parent amounted to NT$158,016,614,000; based on the latest update from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs, ASE had a total of 7,918,272,896 issued and outstanding common shares as of April 26, 2016. Therefore, its net book value per common share was NT$19.956. Each ASE common share will be exchanged for 0.5 HoldCo common share resulting in 3,959,136,448 HoldCo common shares as of the share exchange record date. In addition, the net book value per common share as calculated based on ASE’s equity attributable to owners of parent to be assumed by HoldCo will be increased in the ratio of 1:0.5. Based on ASE’s equity attributable to owners of parent as of March 31, 2016, HoldCo’s net book value per common share would be NT$39.912 per share. For HoldCo common shareholders after the Share Exchange, the shareholders’ equity will not be impaired in any way by the Share Exchange ratio.

3.	Net value of ASE’s equity attributable to owners of parent as of the share exchange record date may vary from that as of March 31, 2016. However, ASE shareholders will contribute all the common shares held by them in ASE as of the share exchange record date in consideration of and exchange for the common shares required for the establishment of HoldCo. As such, for HoldCo common shareholders after the Share Exchange, the shareholders’ equity will not be affected as a result of the Share Exchange.

In summary, it shall be fair and reasonable for all of ASE’s issued and outstanding shares to be exchanged for and in consideration of newly issued common shares of HoldCo at an exchange ratio of each ASE common share for 0.5 HoldCo common share resulting in ASE to become a wholly-owned subsidiary of HoldCo.

(B)	SPIL

1.	Methodologies Used

There are many methods for evaluating stock value. In practice, common methods include: market approach, such as market price approach (focusing on listed target companies; the fair value can be estimated by market price on the stock exchange) and market comparison approach (based on financial

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information of target companies and their peers in the market, using market multiplier such as price-earnings ratio, price-book ratio for analysis and evaluation); income approach; and cost approach.

Among these methods, income approach requires the Company’s estimates of future cash flow, involving multiple assumptions and having a higher uncertainty. Given its less objective nature compared to other methods, this method is not used. Cost approach examines and weighs SPIL’s business model and capital structure. Therefore, it is not appropriate for valuation and also not used. As such, we intend to use the market approach as primary evaluation method while taking into account of other non-quantitative factors, to evaluate the reasonable consideration of the Share Exchange for SPIL.

2.	Selection of Peers

Based on customer attributes, business activities and business model, ChipMOS Technologies (Bermuda) Ltd. (“ChipMOS”), Chipbond Technology Corporation (“Chipbond”) and Powertech Technology Inc. (“Powertech”) are selected as peers. The following table lists the financial conditions of these 3 peers for the first quarter of 2016:

	Peers
Items	ChipMOS (8150)	Chipbond (6147)	Powertech (6239)
	NT$(in thousands)
Total assets	32,404,046	36,230,116	70,446,410
Total liabilities	13,385,676	11,852,343	27,389,980
Total equity attributable to owners of parent	19,018,370	23,575,971	34,653,945
Share capital	8,957,836	6,492,620	7,791,466
Net value per share- attributable to owners of parent (NT$) (Note 1)	21.20	36.31	44.48
Operating income	4,724,139	3,733,921	10,618,124
Net profit - attributable to owners of parent	348,423	201,453	940,031
Earnings per share - attributable to owners of parent (NT$) (Note 2)	2.09	2.64	5.37

Source: Audited or reviewed consolidated financial statements of three peers for the first quarter of 2016

Note 1:	Net value per share is calculated based on the number of common shares of the respective peer obtained from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs.

Note 2:	Earnings per share are estimated for the four quarters ended the first quarter of 2016 based on the net profit attributable to owners of parent in the respective peer’s consolidated financial statements for the year 2015 and the first quarter of 2016, number of common shares obtained from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs and other financial data.

3.	Valuation

(1)	Market Price Approach

As SPIL is a listed company with its open market trading prices available for objective reference, this opinion sampled its recent publicly traded prices to evaluate the average closing prices for 60, 90 and 180 business days up to and including the valuation date of May 25, 2016 as follows:

Item	Average closing price	Theoretical price range
	NT$
Latest 60 business days	49.18	47.13 ~ 50.04
Latest 90 business days	50.04
Latest 180 business days	47.13
Note:	Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (8/28/2015~5/25/2016); all average prices are calculated by simple arithmetic averaging of ex-rights/ex-dividend adjusted closing prices.

(2)	Price-book Ratio Approach

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The reasonable value per share of SPIL is estimated by calculating the net book value per share based on the financial information of SPIL and sampling the average price-book ratios of publicly traded peers - ChipMOS, Chipbond and Powertech for comparison purposes. The price-book ratios of publicly traded peers are calculated using their closing prices for 180 business days up to and including the valuation date of May 25, 2016 for sampling purposes and based on the total equity attributable to owners of parent in the respective peer’s consolidated financial statements for the first quarter of 2016, the number of common shares for respective peer obtained from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs and other financial data. The reasonable reference price of SPIL is imputed as follows:

Comparable peers	Average closing price for latest 180 business days	Net value per share for the first quarter of 2016	Price-book ratio
	NT$
ChipMOS	32.53	21.20	1.53
Chipbond	47.86	36.31	1.32
Powertech	66.98	44.48	1.51

Note:	Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (8/28/2015~5/25/2016); all average prices are calculated by simple arithmetic averaging of ex-rights/ex-dividend adjusted closing prices.

Item	Description
NT$
Range of multipliers	1.32 ~ 1.53
Net value per share of SPIL for the first quarter of 2016	23.23
Theoretical price range	30.66 ~ 35.54

(3)	Price-earnings Ratio Approach

The reasonable value per share of SPIL is estimated by calculating the earnings per share based on the financial information of SPIL and sampling the average price-book ratios of publicly traded peers - ChipMOS, Chipbond and Powertech for comparison purposes. Earnings per share for the four quarters ended the first quarter of 2016 are estimated, and thereby the average price-earnings ratios of publicly traded peers are calculated, using their closing prices for 180 business days up to and including the valuation date of May 25, 2016 for sampling purposes and based on the net profits attributable to owners of parent in the respective peer’s consolidated financial statements for 2015 and the first quarter of 2016, the number of common shares for respective peer obtained from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs and other financial data. The reasonable reference price of SPIL is imputed as follows:

Comparable peers	Average closing price for latest 180 business days	Earnings per share in last four quarters	Price-earnings ratio
	NT$
ChipMOS	32.53	2.09	15.56
Chipbond	47.86	2.64	18.13
Powertech	66.98	5.37	12.47
Note:	Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (8/28/2015~5/25/2016); all average prices are calculated by simple arithmetic averaging of ex-rights/ex-dividend adjusted closing prices.

Item	Description
NT$
Range of multipliers	12.47 ~ 18.13
Consolidated earnings per share of SPIL	2.49

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Item	Description
NT$
Theoretical price range	31.05 ~ 45.14

(4)	Conclusion

Calculation results of value of common shares under the foregoing evaluation methods are summarized as below. The above three methods have their theoretical and practical basis. Therefore, for avoidance of biases in the evaluation process, the imputation used 33.3% for purposes of weighted averaging by taking into account of other non-quantitative key factors with reference to the statistics of Bloomberg and the average premium rate of 33.24% of the global merger and acquisition cases in semiconductor industry since the third quarter of 2015. On these basis, the reasonable price range per share of SPIL shall be from NT$48.34 to NT$58.05. As such, we are of opinion that it shall be fair and reasonable for each SPIL common share in exchange of NT$55 in cash.

Evaluation method	Reference price range per share	Weight	Theoretical price range per share	Reference price range after adjustment
	NT$
Market Price Approach	47.13~50.04	33.3%	36.28~43.57	48.34~58.05
Price-book Ratio Approach	30.66~35.54	33.3%
Price-earnings Ratio Approach	31.05~45.14	33.3%

V.	Conclusion

In summary, ASE and SPIL are proposed to become wholly-owned subsidiaries of HoldCo by the joint share exchange. In relation to the Share Exchange, I, as the accountant, am of the opinion that it shall be fair and reasonable for each ASE common share in exchange for 0.5 HoldCo common share and each SPIL common share in exchange of NT$55 in cash.

By:	/s/ Ji-Sheng Chiu
Name: Ji-Sheng Chiu
Title: Certified Public Account

May 25, 2016

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Statement of Independence

I am engaged to provide opinion of evaluation on the fairness of the joint share exchange, through which ASE and SPIL are proposed to become wholly-owned subsidiaries of HoldCo.

In order to perform the above task, I hereby state that:

1.	Neither I nor my spouse is currently employed by ASE, SPIL or the underwriter to undertake any work on regular basis and be compensated at a fixed amount;

2.	Neither I nor my spouse has ever served at ASE, SPIL or the underwriter in preceding two years;

3.	Neither I nor my spouse serve at an affiliate of ASE, SPIL or the underwriter;

4.	I am not the spouse or two or less-degree relative of any responsible officer or manager of ASE, SPIL or the underwriter;

5.	Neither I nor my spouse have any investment in or share any interest with ASE, SPIL or the underwriter;

6.	I am not an accountant of ASE, SPIL or the underwriter.

7.	I am not the current director, supervisor or their spouse or two or less-degree relatives of Taiwan Stock Exchange Corporation; and

8.	Neither I nor my spouse serve at a company that conducts business with ASE or SPIL.

I have been upholding the principles of impartiality, objectiveness and independence in issuing the expert evaluation opinion on the fairness of the joint share exchange through which ASE and SPIL are proposed to become wholly-owned subsidiaries of HoldCo.

By:	/s/ Ji-Sheng Chiu
Name: Ji-Sheng Chiu
Title: Account

(Seal)

May 25, 2016

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Resume of Independent Expert

Name: Ji-Sheng Chiu

Qualification:

Certified Public Accountant, Republic of China (Taiwan)

Education:

Statistics Department, National Cheng Kung University

Accounting School, Soochow University

Credit course, Law Institute, National Taipei University

Work Experience:

Crowe Horwath (TW) CPAs Manager/Assistant Manager
(previously known as First United CPA Office)
Diwan & Company	Senior Manager
Crowe Horwath (TW) CPAs	Accountant

Current Offices:

Crowe Horwath (TW) CPAs	Partner
Taipei Accountants’ Association	Director, Regular Lecture

B-1-7

Annex B-2

Independent Expert Opinion
on the Fairness of the Consideration for Joint Share Exchange in the Joint Share Exchange Agreement between Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd.

VI.	Introduction

Both Advanced Semiconductor Engineering Inc. (“ASE”) and Siliconware Precision Industries Co., Ltd. (“SPIL”) are the world’s leading companies in semiconductor packaging and testing sector. ASE and SPIL intend to enter into the Joint Share Exchange Agreement to newly establish ASE Industrial Holding Co., Ltd. (“HoldCo”) by joint share exchange whereby both ASE and SPIL will become wholly-owned subsidiaries of HoldCo, in order to pursue their operating scale and improve their overall operating performance while taking into account of the flexibility and efficiency of their individual independent operations (“Share Exchange”). The Share Exchange will result in the exchange of all of ASE common shares in consideration for newly issued common shares of HoldCo, at an exchange ratio of each ASE common share for 0.5 HoldCo common share. Furthermore, the Share Exchange will result in the exchange of each of SPIL’s issued and outstanding shares for NT$55 in cash payable by HoldCo (“Cash Consideration”). The Cash Consideration is adjusted to NT$51.2 after deduction of cash dividends distribution of NT$2.8 per share and capital reserve cash distribution of NT$1 per share as resolved at SPIL’s annual general shareholder’s meeting for 2016. The fairness of the consideration for the Share Exchange under the Share Exchange Agreement is described and evaluated as below.

VII.	Financial Position

Financial position of ASE and SPIL for the last two years and the first quarter of 2016 are summarized as below:

(3)	ASE

	Year
Item	2014	2015	First quarter of 2016
	NT$(in thousands)
Total assets	333,984,767	365,287,557	356,490,231
Total liabilities	175,546,763	196,867,675	187,752,829
Total equity attributable to owners of parent	150,218,907	156,916,004	158,016,614
Share capital	78,715,179	79,185,660	79,279,129
Operating income	256,591,447	283,302,536	62,371,082
Net profit - attributable to owners	23,636,522	19,478,873	4,163,477
Sources:	Audited financial statements of ASE for the years of 2014 and 2015 and reviewed financial statements for the first quarter of 2016.

(4)	SPIL

	Year
Item	2014	2015	First quarter of 2016
	NT$(in thousands)
Total assets	129,756,075	123,245,230	122,855,285
Total liabilities	57,649,456	52,644,588	50,446,781
Total equity attributable to owners of parent	72,106,619	70,600,642	72,408,504
Share capital	31,163,611	31,163,611	31,163,611
Operating income	83,071,441	82,839,922	19,299,310
Net profit - attributable to owners of parent	11,744,414	8,762,257	1,604,028
Sources:	Audited financial statements of SPIL for the years of 2014 and 2015 and reviewed financial statements for the first quarter of 2016.

VIII.	Sources of Information

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(5)	Audited financial statements of ASE and SPIL for the years of 2014 and 2015 and reviewed financial statements for the first quarter of 2016.

(6)	Business overviews, financial statements and other important information for evaluation purposes regarding ASE, SPIL and their peers obtained from Market Observation Post System.

(7)	Information from website of the Taiwan Stock Exchange, website of the Taipei Exchange (GreTai Securities Market), Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs, Taiwan Economic Journal (TEJ) Database and Bloomberg’s complied comparison, analysis and historical stock price data of ASE, SPIL and their peers.

(8)	Information on the industry and peers of ASE and SPIL.

IX.	Consideration for Share Exchange and Fairness thereof

The consideration for Share Exchange will be at an exchange ratio of each ASE common share for 0.5 HoldCo common share and each of SPIL’s issued and outstanding shares for Cash Consideration of NT$55 payable by HoldCo. The Cash Consideration is adjusted to NT$51.2 after deduction of cash dividends distribution of NT$2.8 per share and capital reserve cash distribution of NT$1 per share as resolved at SPIL’s annual general shareholder’s meeting for 2016. After the completion of the Share Exchange, both ASE and SPIL will become wholly-owned subsidiaries of HoldCo. The fairness of consideration for Share Exchange in respect of each of ASE and SPIL is described and evaluated as below:

(C)	ASE

4.	ASE shareholders will contribute all the common shares held by them in ASE as of the share exchange record date in consideration of issue of their subscribed common shares required for the establishment of HoldCo. Following consummation of the Share Exchange, ASE will become a wholly-owned subsidiary of HoldCo, and previous ASE shareholders will become HoldCo shareholders. As such, similar to SPIL’s Cash Consideration, ASE will become a wholly-owned subsidiary of HoldCo by exchange of the shares of one single company; theoretically, the rights of previous ASE shareholders will not be affected by the exact Share Exchange ratio.

5.	According to ASE’s reviewed consolidated financial statements as of March 31, 2016, its equity attributable to owners of parent amounted to NT$158,016,614,000; based on the latest update from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs, ASE had a total of 7,918,272,896 issued and outstanding common shares as of April 26, 2016. Therefore, its net book value per common share was NT$19.956. Each ASE common share will be exchanged for 0.5 HoldCo common share resulting in 3,959,136,448 HoldCo common shares as of the share exchange record date. In addition, the net book value per common share as calculated based on ASE’s equity attributable to owners of parent to be assumed by HoldCo will be increased in the ratio of 1:0.5. Based on ASE’s equity attributable to owners of parent as of March 31, 2016, HoldCo’s net book value per common share would be NT$39.912 per share. For HoldCo common shareholders after the Share Exchange, the shareholders’ equity will not be impaired in any way by the Share Exchange ratio.

6.	Net value of ASE’s equity attributable to owners of parent as of the share exchange record date may vary from that as of March 31, 2016. However, ASE shareholders will contribute all the common shares held by them in ASE as of the share exchange record date in consideration of and exchange for the common shares required for the establishment of HoldCo. As such, for HoldCo common shareholders after the Share Exchange, the shareholders’ equity will not be affected as a result of the Share Exchange.

In summary, it shall be fair and reasonable for all of ASE’s issued and outstanding shares to be exchanged for and in consideration of newly issued common shares of HoldCo at an exchange ratio of each ASE common share for 0.5 HoldCo common share resulting in ASE to become a wholly-owned subsidiary of HoldCo.

(D)	SPIL

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4.	Methodologies Used

There are many methods for evaluating stock value. In practice, common methods include: market approach, such as market price approach (focusing on listed target companies; the fair value can be estimated by market price on the stock exchange) and market comparison approach (based on financial information of target companies and their peers in the market, using market multiplier such as price-earnings ratio, price-book ratio for analysis and evaluation); income approach; and cost approach.

Among these methods, income approach requires the Company’s estimates of future cash flow, involving multiple assumptions and having a higher uncertainty. Given its less objective nature compared to other methods, this method is not used. Cost approach examines and weighs SPIL’s business model and capital structure. Therefore, it is not appropriate for valuation and also not used. As such, we intend to use the market approach as primary evaluation method while taking into account of other non-quantitative factors, to evaluate the reasonable consideration of the Share Exchange for SPIL.

5.	Selection of Peers

Based on customer attributes, business activities and business model, ChipMOS Technologies (Bermuda) Ltd. (“ChipMOS”), Chipbond Technology Corporation (“Chipbond”) and Powertech Technology Inc. (“Powertech”) are selected as peers. The following table lists the financial conditions of these 3 peers for the first quarter of 2016:

Unit:

	Peers
Items	ChipMOS (8150)	Chipbond (6147)	Powertech (6239)
	NT$(in thousands)
Total assets	32,404,046	36,230,116	70,446,410
Total liabilities	13,385,676	11,852,343	27,389,980
Total equity attributable to owners of parent	19,018,370	23,575,971	34,653,945
Share capital	8,957,836	6,492,620	7,791,466
Net value per share- attributable to owners of parent (NT$) (Note 1)	21.20	36.31	44.48
Operating income	4,724,139	3,733,921	10,618,124
Net profit - attributable to owners of parent	348,423	201,453	940,031
Earnings per share - attributable to owners of parent (NT$) (Note 2)	2.09	2.64	5.37
Source:	Audited or reviewed consolidated financial statements of three peers for the first quarter of 2016

Note 1:	Net value per share is calculated based on the number of common shares of the respective peer obtained from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs.

Note 2:	Earnings per share are estimated for the four quarters ended the first quarter of 2016 based on the net profit attributable to owners of parent in the respective peer’s consolidated financial statements for the year 2015 and the first quarter of 2016, number of common shares obtained from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs and other financial data.

6.	Valuation

(5)	Market Price Approach

As SPIL is a listed company with its open market trading prices available for objective reference, this opinion sampled its recent publicly traded prices to evaluate the average closing prices for 60, 90 and 180 business days up to and including the valuation date of June 29, 2016 as follows:

B-2-3

Item	Average closing price	Theoretical price range
	NT$
Latest 60 business days	46.25	45.05 ~ 46.45
Latest 90 business days	46.45
Latest 180 business days	45.05
Note:	Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (10/5/2015~6/29/2016); all average prices are calculated by simple arithmetic averaging of ex-rights/ex-dividend adjusted closing prices.

(6)	Price-book Ratio Approach

The reasonable value per share of SPIL is estimated by calculating the net book value per share based on the financial information of SPIL and sampling the average price-book ratios of publicly traded peers - ChipMOS, Chipbond and Powertech for comparison purposes. The price-book ratios of publicly traded peers are calculated using their closing prices for 180 business days up to and including the valuation date of June 29, 2016 for sampling purposes and based on the total equity attributable to owners of parent in the respective peer’s consolidated financial statements for the first quarter of 2016, the number of common shares for respective peer obtained from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs and other financial data. The reasonable reference price of SPIL is imputed as follows:

Comparable peers	Average closing price for latest 180 business days	Net value per share for the first quarter of 2016	Price-book ratio
	NT$
ChipMOS	32.53	21.20	1.53
Chipbond	46.86	36.31	1.29
Powertech	65.31	44.48	1.47
Note:	Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (10/5/2015~6/29/2016); all average prices are calculated by simple arithmetic averaging of ex-rights/ex-dividend adjusted closing prices.

Item	Description
NT$
Range of multipliers	1.29 ~ 1.53
Net value per share of SPIL for the first quarter of 2016	23.23
Theoretical price range	29.97 ~ 35.54

(7)	Price-earnings Ratio Approach

The reasonable value per share of SPIL is estimated by calculating the earnings per share based on the financial information of SPIL and sampling the average price-book ratios of publicly traded peers - ChipMOS, Chipbond and Powertech for comparison purposes. Earnings per share for the four quarters ended the first quarter of 2016 are estimated, and thereby the average price-earnings ratios of publicly traded peers are calculated, using their closing prices for 180 business days up to and including the valuation date of June 29, 2016 for sampling purposes and based on the net profits attributable to owners of parent in the respective peer’s consolidated financial statements for 2015 and the first quarter of 2016, the number of common shares for respective peer obtained from the Commerce and Industry Registration Enquiry System of Department of Commerce, Ministry of Economic Affairs and other financial data. The reasonable reference price of SPIL is imputed as follows:

Comparable peers	Average closing price for latest 180 business days	Earnings per share in last four quarters	Price-earnings ratio
	NT$
ChipMOS	32.53	2.09	15.56

B-2-4

Comparable peers	Average closing price for latest 180 business days	Earnings per share in last four quarters	Price-earnings ratio
	NT$
Chipbond	46.86	2.64	17.75
Powertech	65.31	5.37	12.16
Note:	Sources of ex-rights/ex-dividend adjusted closing prices are from compilations of Taiwan Economic Journal (10/5/2015~6/29/2016); all average prices are calculated by simple arithmetic averaging of ex-rights/ex-dividend adjusted closing prices.

Item	Description
NT$
Range of multipliers	12.16 ~ 17.75
Consolidated earnings per share of SPIL	2.49
Theoretical price range	30.28 ~ 44.20

(8)	Summary

Calculation results of value of common shares under the foregoing evaluation methods are summarized as below. The above three methods have their theoretical and practical basis. Therefore, for avoidance of biases in the evaluation process, the imputation used 33.3% for purposes of weighted averaging by taking into account of other non-quantitative key factors with reference to the statistics of Bloomberg and the average premium rate of 33.86% of the global merger and acquisition cases in semiconductor industry since the third quarter of 2015. On these basis, the reasonable price range per share of SPIL shall be from NT$46.98 to NT$56.30. As such, we are of opinion that it shall be fair and reasonable for each SPIL common share in exchange of Cash Consideration of NT$55 (the Cash Consideration is adjusted to NT$51.2 after deduction of cash dividends distribution of NT$2.8 per share and capital reserve cash distribution of NT$1 per share as resolved at SPIL’s annual general shareholder’s meeting for 2016).

Evaluation method	Reference price range per share	Weight	Theoretical price range per share	Reference price range after adjustment
	NT$
Market Price Approach	45.05~ 46.45	33.3%	35.10~ 42.06	46.98~ 56.30
Price-book Ratio Approach	29.97~35.54	33.3%
Price-earnings Ratio Approach	30.28~ 44.20	33.3%

X.	Conclusion

In summary, ASE and SPIL are proposed to become wholly-owned subsidiaries of HoldCo by the joint share exchange. In relation to the Share Exchange, I, as the accountant, am of the opinion that it shall be fair and reasonable for each ASE common share in exchange for 0.5 HoldCo common share and each SPIL common share in exchange of Cash Consideration of NT$55 (the Cash Consideration is adjusted to NT$51.2 after deduction of cash dividends distribution of NT$2.8 per share and capital reserve cash distribution of NT$1 per share as resolved at SPIL’s annual general shareholder’s meeting for 2016).

By:	/s/ Ji-Sheng Chiu
Name: Ji-Sheng Chiu
Title: Certified Public Account

June 29, 2016

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Statement of Independence

I am engaged to provide opinion of evaluation on the fairness of the joint share exchange, through which ASE and SPIL are proposed to become wholly-owned subsidiaries of HoldCo.

In order to perform the above task, I hereby state that:

9.	Neither I nor my spouse is currently employed by ASE, SPIL or the underwriter to undertake any work on regular basis and be compensated at a fixed amount;

10.	Neither I nor my spouse has ever served at ASE, SPIL or the underwriter in preceding two years;

11.	Neither I nor my spouse serve at an affiliate of ASE, SPIL or the underwriter;

12.	I am not the spouse or two or less-degree relative of any responsible officer or manager of ASE, SPIL or the underwriter;

13.	Neither I nor my spouse have any investment in or share any interest with ASE, SPIL or the underwriter;

14.	I am not an accountant of ASE, SPIL or the underwriter.

15.	I am not the current director, supervisor or their spouse or two or less-degree relatives of Taiwan Stock Exchange Corporation; and

16.	Neither I nor my spouse serve at a company that conducts business with ASE or SPIL.

I have been upholding the principles of impartiality, objectiveness and independence in issuing the expert evaluation opinion on the fairness of the joint share exchange through which ASE and SPIL are proposed to become wholly-owned subsidiaries of HoldCo.

By:	/s/ Ji-Sheng Chiu
Name: Ji-Sheng Chiu
Title: Account

(Seal)

June 29, 2016

B-2-6

Resume of Independent Expert

Name: Ji-Sheng Chiu

Qualification:

Certified Public Accountant, Republic of China (Taiwan)

Education:

Statistics Department, National Cheng Kung University

Accounting School, Soochow University

Credit course, Law Institute, National Taipei University

Work Experience:

Crowe Horwath (TW) CPAs Manager/Assistant Manager
(previously known as First United CPA Office)

Diwan & Company	Senior Manager

Crowe Horwath (TW) CPAs	Accountant

Current Offices:

Crowe Horwath (TW) CPAs	Partner

Taipei Accountants’ Association	Director, Regular Lecturer

B-2-7

Annex C

ROC MERGERS AND ACQUISITIONS ACT – ARTICLE 12

If the following event occurs when a company is undergoing a merger, consolidation, acquisition or division, a shareholder may request the company to repurchase his/her/its shares at the then fair price of such shares:

4.	In the event that the company is undergoing an acquisition as described in Article 27 of this Act, the shareholder delivers a written objection or an oral objection that has been put into the record and waives his/her/its voting rights before or during the shareholders’ meeting;

Any shareholder who has made the request as provided in the preceding paragraph shall submit a written request that specifies the requested repurchase price and deposit the certificates of his/her/its shares within 20 days immediately following the date at which the shareholder resolutions are passed.

The company shall appoint an institution that is permitted by law to provide corporate action services to handle the shares deposited by the dissenting shareholder. The shareholder shall deposit his/her/its shares to such institution and the institution shall issue a certificate that specifies the type and amount of deposited shares to the shareholder; any deposit by book-entry transfer shall be governed by the procedures set forth in the rules and regulations in relation to the centralized securities depositary enterprises.

The request of a shareholder as provided in Paragraph 1 shall lose its effect when the company abandons its corporate action as provided in the same paragraph.

If the company and the shareholder reach an agreement with respect to the repurchase price, the company shall pay such repurchase price to the shareholder within 90 days immediately following the date at which the shareholders’ resolutions are passed. If no agreement is reached, within 90 days immediately after the date at which the shareholders’ resolutions are passed, the company shall pay for the shares of the shareholder with whom it has not reached an agreement at a price determined by the company as the fair price for such shares; if the company fails to make such payment, the company shall be deemed as having agreed to the repurchase price requested by the shareholder pursuant to Paragraph 2.

If the company fails to reach an agreement with any shareholder with respect to the repurchase price within 60 days immediately following the date at which the shareholders’ resolutions are passed, the company shall, within 30 days after the expiry of the 60-day period, file a petition with a court for a ruling to determine the fair price of the shares against all the shareholders with whom it has not reached an agreement as the opposing parties. If the company fails to list any shareholder with whom it has not reached an agreement as an opposing party, or the petition is withdrawn by the company or dismissed by the court, the company shall be deemed as having agreed to the repurchase price requested by the shareholder pursuant to Paragraph 2. However, if the opposing party has already presented his/her/its position in the court or the court’s ruling has already been delivered to the opposing party, the company shall not withdraw the petition unless agreed to by the opposing party.

When the company files a petition with the court for a ruling to determine the repurchase price, the company shall attach to the petition the audited and attested financial statements of the company and the fair price assessment report by the certified public accountants, and written copies and photocopies thereof according to the number of opposing parties for the court to distribute to each opposing party.

Before making a ruling with respect to the repurchase price, the court shall allow the company and the opposing parties to have the chance to present their positions. If there are two or more opposing parties, the provisions set out in Articles 41 to 44, as well as Paragraph 2 of Article 401 of the ROC Civil Procedure Code shall apply mutatis mutandis.

If any party appeals against the ruling made pursuant to the preceding paragraph, the court shall allow the parties at dispute to have the chance to present their positions before making a decision on the appeal.

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When the ruling with respect to the repurchase price becomes final and binding, the company shall, within 30 days immediately after the ruling becomes final and binding, pay such final repurchase price to the dissenting shareholders, deducting any previous payment and interest accrued since the next day of the expiry of the 90-day period immediately following the date at which the shareholders’ resolutions are passed.

The provisions set forth in Article 171 and Paragraphs 1, 2 and 4 of Article 182 of the ROC Non-Contentious Matters Act shall apply mutatis mutandis.

The company shall bear the expenses of the petition and the appraiser’s compensation.

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